    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1997

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                               PKS HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------

          STATE OF DELAWARE                           91-1842817                               161,162
   (State Or Other Jurisdiction Of       (I.R.S. Employer Identification No.)        (Primary Standard Industrial
    Incorporation Or Organization)                                                   Classification Code Number)

                         ------------------------------

                            PETER KIEWIT SONS', INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          STATE OF DELAWARE                           47-0210602                   1221, 161, 162, 4813, 4911, 7374
   (State Or Other Jurisdiction Of       (I.R.S. Employer Identification No.)        (Primary Standard Industrial
    Incorporation Or Organization)                                                   Classification Code Number)

              PKS HOLDINGS, INC.                            PETER KIEWIT SONS', INC.
               1000 KIEWIT PLAZA                                1000 KIEWIT PLAZA
             OMAHA, NEBRASKA 68131                            OMAHA, NEBRASKA 68131
                (402) 342-2052                                   (402) 342-2052

              (Address, Including Zip Code, And Telephone Number,
     Including Area Code, Of Each Registrant's Principal Executive Offices)
                         ------------------------------

            THOMAS C. STORTZ, ESQ.                          MATTHEW J. JOHNSON, ESQ.
              PKS HOLDINGS, INC.                            PETER KIEWIT SONS', INC.
               1000 KIEWIT PLAZA                                1000 KIEWIT PLAZA
             OMAHA, NEBRASKA 68131                            OMAHA, NEBRASKA 68131
                (402) 342-2052                                   (402) 342-2052

 (Name, Address, Including Zip Code, And Telephone Number, Including Area Code,
                    Of Each Registrant's Agent For Service)

                                     COPIES TO:

                              JOHN S. D'ALIMONTE, ESQ.
                            WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 821-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the satisfaction or waiver of the conditions of the transaction referred to in this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [   ]

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                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
            TITLE OF EACH CLASS OF               AMOUNT TO BE  OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
          SECURITIES TO BE REGISTERED             REGISTERED        SECURITY             PRICE               FEE
PKS Holdings, Inc.
  Common Stock, par value $.01 per share.......   10,519,662       $40.00 (1)       $420,786,480 (1)      $ 127,512
Peter Kiewit Sons', Inc.
  Warrants to purchase Class D Diversified         8,415,730           --                  --                --
  Group Convertible Exchangeable Common Stock,
  par value $.0625 per share...................
Peter Kiewit Sons', Inc.
  Class D Diversified Group Convertible            8,415,730(2)     $54.25 (3)      $456,553,353 (3)      $ 138,350
  Exchangeable Common Stock, par value $.0625
  per share, issuable upon exercise of the
  Warrants.....................................

(1) Estimated pursuant to Rule 457 based on the formula value per share of Class C Stock of Peter Kiewit Sons', Inc. (calculated pursuant to its Certificate of Incorporation) to be received in exchange for each share of Common Stock of PKS Holdings, Inc.

(2) Together with such presently indeterminate number of shares of such stock as may be issued as a result of anti-dilution adjustments in accordance with the terms of the Warrants.

(3) Estimated pursuant to Rule 457 based on the formula value per share of Class D Stock (calculated pursuant to the Certificate of Incorporation of Peter Kiewit Sons', Inc.).

------------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

    The matters discussed below are referred to herein as the "Transaction."

    Acting pursuant to authority granted to it in the Restated Certificate of Incorporation (the "PKS Certificate") of Peter Kiewit Sons', Inc. ("PKS"), the Board of Directors of PKS (the "PKS Board") has determined to require, subject to the satisfaction of certain conditions, all holders of its Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share ("Class C Stock"), to exchange (the "Share Exchange") such shares for shares of Common Stock, par value $.01 per share (the "Exchanged Shares") of PKS Holdings, Inc. ("PKS Holdings"), a newly formed, direct, wholly owned subsidiary of PKS which will hold all of the assets and liabilities of the construction business of PKS. This Registration Statement constitutes a registration statement of PKS Holdings with respect to the Exchanged Shares.

    Prior to the Share Exchange, PKS will declare a dividend of eight-tenths of one warrant (the "Warrants") to purchase one share of Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share ("Class D Stock"), of PKS with respect to each then-outstanding share of Class C Stock. The eight-tenths of one Warrant will attach to the Exchanged Share which will be exchanged for such share of Class C Stock in the Share Exchange. This Registration Statement also constitutes a registration statement of PKS with respect to such Warrants and the shares of Class D Stock issuable upon exercise of the Warrants.

    Although stockholder action with respect to the Transaction is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and PKS stockholders. In addition, certain post-Transaction changes to the PKS Certificate are being proposed which require approval of the holders of Class C Stock, the holders of Class D Stock and all holders of PKS stock as a group. The Proxy Statement/Joint Prospectus included in this Registration Statement constitutes a proxy statement of PKS with respect to the PKS Board's solicitation of such ratification and approval.

                            PETER KIEWIT SONS', INC.

                               1000 KIEWIT PLAZA

                             OMAHA, NEBRASKA 68131

                                                                          , 1997

Dear Kiewit Shareholder:

    After careful consideration, the Peter Kiewit Sons', Inc. Board of Directors has decided to separate the Construction Group and the Diversified Group into two independent companies. The Board of Directors believes that this separation will enable the Diversified Group to pursue aggressively its business plan while allowing the Construction Group to focus on its core construction and mining businesses.

    The enclosed Proxy Statement/Joint Prospectus describes certain transactions and certain amendments to the PKS Certificate of Incorporation that are intended to accomplish the separation and to recognize the elimination of the Class C stockholders' right to convert Class C Stock into Class D Stock. Because these transactions and the certificate amendments are important to PKS and its stockholders, we are submitting them to stockholder votes. The Board of Directors believes that these transactions and the certificate amendments are in the best interest of PKS and its stockholders, and unanimously recommends that you vote for the transactions and the certificate amendments. We urge you to read the Proxy Statement/Joint Prospectus carefully and to return your signed proxy as soon as possible.

                                          Sincerely yours,

                                          Walter Scott, Jr.

                                          CHAIRMAN OF THE BOARD

                                            AND PRESIDENT

                            PETER KIEWIT SONS', INC.

                               1000 KIEWIT PLAZA

                             OMAHA, NEBRASKA 68131

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD             , 1997

    A special meeting (the "Special Meeting") of stockholders ("PKS
Stockholders") of Peter Kiewit Sons', Inc. ("PKS") will be held on             ,
1997, at 10:00 a.m. local time, at the Cloud Room, Kiewit Plaza, Omaha, Nebraska 68131, to consider and vote on two separate proposals that, as described more fully in the attached Proxy Statement/Joint Prospectus, provide for:

    1. Ratification of the decision of the Board of Directors of PKS (the "PKS Board") to separate the construction business of PKS and the diversified business of PKS into two independent companies. The PKS Board would effect this separation by (i) declaring a dividend of eight-tenths of one warrant (a "Warrant") to purchase one share of Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share ("Class D Stock"), of PKS with respect to each outstanding share of Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share ("Class C Stock"), of PKS, and (ii) causing each outstanding share of Class C Stock to be mandatorily exchanged by resolution of the PKS Board pursuant to existing provisions of the PKS Restated Certificate of Incorporation (the "PKS Certificate") for one share of Common Stock, par value $.01 per share, of PKS Holdings, Inc., a newly formed, direct, wholly owned subsidiary of PKS, to which the eight-tenths of one Warrant would attach (collectively, the "Transaction").

    2. Approval of amendments to the PKS Certificate (the "Certificate Amendments"), to be implemented only if the Transaction is consummated, to change the name of PKS to "Diversified Holdings, Inc.", redesignate Class D Stock as "Common Stock, par value $.01 per share", modify the repurchase rights to which the holders of Class D Stock are entitled, delete the provisions regarding Class C Stock, add certain corporate governance provisions and make certain other changes described in the attached Proxy Statement/Joint Prospectus.

    Holders of record of PKS stock at the close of business on             ,
1997 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. No business other than the Transaction and the Certificate Amendments is expected to be considered at the Special Meeting or at any adjournment or postponement thereof. This Notice, the Proxy Statement/Joint Prospectus and the accompanying form of proxy are first being
mailed to PKS Stockholders on or about             , 1997.

    Although stockholder action with respect to the Transaction is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and PKS Stockholders. Ratification of the Transaction requires the affirmative vote of (i) a majority of the shares of Class C Stock present and voting at the Special Meeting, voting separately as a class, and
(ii) a majority of the shares of Class D Stock present and voting at the Special Meeting, voting separately as a class. Approval of the Certificate Amendments under Delaware law and the PKS Certificate requires the affirmative vote of (x) at least 80% of the outstanding shares of Class C Stock, voting separately as a class, (y) a majority of the outstanding shares of Class D Stock, voting separately as a class, and (z) a majority of the outstanding shares of Class C Stock and Class D Stock, voting together.

    The PKS Board has unanimously approved the Transaction and the Certificate Amendments and recommends that PKS Stockholders ratify the Transaction and approve the Certificate Amendments. Each member of the PKS Board has indicated to PKS that he intends to vote all of his shares of Class C Stock and Class D Stock to ratify the Transaction and to approve the Certificate Amendments.

    Consummation of the Transaction is subject to ratification of the Transaction by PKS Stockholders and the receipt of certain rulings from the Internal Revenue Service or a favorable opinion of counsel as to certain U.S. federal income tax consequences of the Transaction. The PKS Board will retain discretion, even if stockholder ratification of the Transaction is obtained and such rulings or opinion are received, to abandon, defer or modify the Transaction if the PKS Board believes that to do so would be in the best interests of all PKS Stockholders. Unless the PKS Board determines to extend the date, the PKS Board intends to abandon the Transaction if it is not consummated by October 15, 1998. The PKS Board also has determined that if the Transaction is not ratified, the PKS Board will not proceed with the Transaction. The Certificate Amendments will be effected only if the Transaction is consummated. Stockholder approval of the Certificate Amendments is not a condition to consummation of the Transaction. In the event the Certificate Amendments are not approved by PKS Stockholders but the Transaction is ratified and consummated, the Certificate Amendments will be reproposed at a subsequent meeting of stockholders of PKS.

    TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

By order of the Board of Directors,

Secretary

              , 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROXY STATEMENT/JOINT PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

       PRELIMINARY PROXY STATEMENT/JOINT PROSPECTUS DATED AUGUST 29, 1997

PETER KIEWIT SONS', INC.        PKS HOLDINGS, INC.
1000 KIEWIT PLAZA               1000 KIEWIT PLAZA
OMAHA, NEBRASKA 68131           OMAHA, NEBRASKA 68131

                            ------------------------

                 PROXY STATEMENT FOR SPECIAL MEETING/PROSPECTUS
                                       OF
                            PETER KIEWIT SONS', INC.
                            ------------------------

                        PROSPECTUS OF PKS HOLDINGS, INC.
                            ------------------------

                                  INTRODUCTION

    This Proxy Statement/Joint Prospectus is being furnished to stockholders of Peter Kiewit Sons', Inc., a Delaware corporation ("PKS"), who hold either shares of its Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share ("Class C Stock"), or shares of its Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share ("Class D Stock"), in connection with the solicitation of proxies by the Board of Directors of PKS (the "PKS Board") for use at a special meeting of stockholders of PKS (the "Special Meeting") to be
held on             , 1997, at 10:00 a.m. local time, at the Cloud Room, Kiewit
Plaza, Omaha, Nebraska 68131, and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Special Meeting. At the Special Meeting, holders of Class C Stock and holders of Class D Stock (together, "PKS Stockholders") will be asked to ratify a proposed transaction (the "Transaction") to effect separation of PKS' construction business (the "Construction Group") and its diversified business (the "Diversified Group" and, together with the Construction Group, the "Business Groups"). The Transaction consists of the Share Exchange and the Warrant Distribution (each, as defined below).

    As a result of the Transaction: (i) PKS Holdings, Inc. ("PKS Holdings"), a newly formed, direct, wholly owned subsidiary of PKS, will become an independent company conducting the business of the Construction Group, and each share of Class C Stock outstanding at the time of the consummation of the Transaction (the "Effective Time") will be mandatorily exchanged (the "Share Exchange") for one share of Common Stock, par value $.01 per share ("PKS Holdings Stock"), of PKS Holdings; and (ii) PKS will become an independent company conducting the business of the Diversified Group, and the shares of Class D Stock outstanding at the Effective Time will constitute the only outstanding shares of capital stock of PKS. Immediately following the Transaction, PKS Holdings will be renamed "Peter Kiewit Sons', Inc." and PKS will be renamed "Diversified Holdings, Inc." PKS, following the Transaction, is referred to in this Proxy Statement/Joint Prospectus as "Diversified Holdings."

    Prior to the Effective Time, PKS will declare a dividend (the "Warrant Distribution") of eight-tenths of one warrant to purchase one share of Class D Stock (the "Warrants") with respect to each then-outstanding share of Class C Stock. Each Warrant will entitle the registered holder thereof to purchase one share of Class D Stock (or, after the Certificate Amendments referred to below have been effected, one share of Diversified Holdings Stock (as defined below)) at a fixed dollar discount, varying from $15.00 to $25.00 per share, to the appraised value or average trading price per share of Diversified Holdings Stock. Exercise and transfer of the Warrants will be subject to significant restrictions and conditions. At the Effective Time, the eight-tenths of one Warrant will attach to the share of PKS Holdings Stock which will be exchanged for such share of Class C Stock in the Share Exchange. Certificates representing the Warrants will not be distributed until after the Share Exchange is consummated. The Warrants will expire if the Transaction is abandoned. Persons issued shares of either Class C Stock or PKS Holdings Stock following the record date for the Warrant Distribution will not be entitled to receive Warrants with respect to such shares. The Transaction will be consummated on a date to be determined by the PKS Board after the satisfaction of the conditions of the Transaction. See "The Transaction."

    PKS Stockholders are also being asked to approve the amendments to the Restated Certificate of Incorporation of PKS (the "PKS Certificate") to change the name of PKS to "Diversified Holdings, Inc.", redesignate Class D Stock as "Common Stock, par value $.01 per share", modify the repurchase rights to which the holders of Class D Stock are entitled, delete the provisions regarding Class C Stock, add certain corporate governance provisions and make certain other changes described herein (collectively, the "Certificate Amendments"). If approved, the Certificate Amendments will be effected immediately following the consummation of the Transaction. See "The Certificate Amendments." Class D Stock as so redesignated and modified by the Certificate Amendments is referred to in this Proxy Statement/Joint Prospectus as "Diversified Holdings Stock."

    This Proxy Statement/Joint Prospectus constitutes a prospectus under the Securities Act of 1933, as amended (the "Securities Act"), (i) of PKS Holdings with respect to the shares of PKS Holdings Stock to be exchanged for Class C Stock in the Transaction and (ii) of PKS with respect to (a) the Warrants to be distributed to holders of Class C Stock pursuant to the Transaction and (b) the shares of Class D Stock issuable upon exercise of the Warrants.

    FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE TRANSACTION, SEE "RISK FACTORS REGARDING PKS HOLDINGS AFTER THE TRANSACTION AND OWNERSHIP OF THE WARRANTS" ON PAGE 20 AND "RISK FACTORS REGARDING DIVERSIFIED HOLDINGS AFTER THE TRANSACTION" ON PAGE 23.

    This Proxy Statement/Joint Prospectus and the accompanying form of proxy are
first being mailed to PKS Stockholders on or about             , 1997. This
Proxy Statement/Joint Prospectus is dated             , 1997.

    NEITHER THE TRANSACTION NOR THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/JOINT PROSPECTUS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR THE CERTIFICATE AMENDMENTS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/JOINT PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             AVAILABLE INFORMATION

    PKS is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by PKS with the Commission can be inspected, and copies may be obtained, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:// www.sec.gov.

    PKS and PKS Holdings have jointly filed a Registration Statement on Form S-4 (as amended and including exhibits, the "Registration Statement") with the Commission under the Securities Act (i) of PKS Holdings with respect to the shares of PKS Holdings Stock to be exchanged for Class C Stock in the Transaction, and (ii) of PKS with respect to (x) the Warrants to be distributed to holders of Class C Stock pursuant to the Transaction and (y) the shares of Class D Stock issuable upon exercise of the Warrants. Such information can be inspected at and obtained from the Commission in the manner set forth above. For further information pertaining to PKS, PKS Holdings, the Construction Group, the Diversified Group, Class C Stock, Class D Stock, PKS Holdings Stock and the Warrants, reference is made to the Registration Statement. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

    PKS' publicly available information, including information filed with the Commission, includes separate financial statements, financial data and business descriptions for each of the Construction Group and the Diversified Group. The business of PKS Holdings after the Transaction will consist entirely of the business of the Construction Group. Accordingly, information herein with respect to the business of PKS Holdings is information regarding the Construction Group.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed by PKS with the Commission, are incorporated herein by reference:

    1. Annual Report of PKS on Form 10-K for the fiscal year ended December 28, 1996;

    2. Quarterly Report of PKS on Form 10-Q for the quarter ended March 31, 1997; and

    3. Quarterly Report of PKS on Form 10-Q for the quarter ended June 30, 1997.

    All documents filed by PKS with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Joint Prospectus and prior to the consummation of the Transaction shall be deemed to be incorporated by reference in this Proxy Statement/Joint Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Joint Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Joint Prospectus.

    THIS PROXY STATEMENT/JOINT PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS, OTHER THAN THE EXHIBITS THERETO, ARE AVAILABLE WITHOUT CHARGE FROM PKS TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT/JOINT PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON TO PETER KIEWIT SONS', INC., 1000 KIEWIT PLAZA, OMAHA, NEBRASKA 68131, ATTENTION: STOCK REGISTRAR (TELEPHONE NUMBER (402) 271-2977). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE WITHIN 15 BUSINESS DAYS OF THE DATE OF MAILING OF THIS PROXY STATEMENT/JOINT PROSPECTUS.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------
INTRODUCTION..............................................................................................           i
AVAILABLE INFORMATION.....................................................................................          ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................          ii
SUMMARY...................................................................................................           1
    Introduction..........................................................................................           1
    The Special Meeting...................................................................................           1
    PKS Holdings..........................................................................................           2
    Diversified Holdings..................................................................................           2
    The Transaction.......................................................................................           4
    The Certificate Amendments............................................................................           6
    Risk Factors Regarding PKS Holdings After the Transaction.............................................           6
    Risk Factors Regarding Diversified Holdings After the Transaction.....................................           7
    Summary Comparison of Class C Stock and PKS Holdings Stock............................................           8
    Summary Comparison of Class D Stock and Diversified Holdings Stock....................................          12
    Installment Note Program..............................................................................          16
    Summary Historical and Pro Forma Financial Data of Peter Kiewit Sons', Inc............................          17
    Summary Historical and Pro Forma Financial Data of the Construction Group.............................          19
RISK FACTORS REGARDING PKS HOLDINGS AFTER THE TRANSACTION AND OWNERSHIP OF THE WARRANTS...................          20
    Loss of Conversion Right..............................................................................          20
    Future Sales of PKS Holdings Stock by PKS Holdings....................................................          20
    Limitation of Value of Warrants.......................................................................          20
    Limitations on Exercise and Transfer of the Warrants..................................................          21
    Transfers from the Construction Group.................................................................          21
    Effect of Separation of the Business Groups...........................................................          21
    No Assurance of Achievement of Business Objective.....................................................          22
    Current Registration Statement and State Registration Required to Exercise Warrants...................          22
    Forward-Looking Information May Prove Inaccurate......................................................          22
RISK FACTORS REGARDING DIVERSIFIED HOLDINGS AFTER THE TRANSACTION.........................................          23
    No Assurance of Achievement of Business Objectives....................................................          23
    No Assurance of Transaction Completion................................................................          23
    Potential Consequences of a Failure to Consummate the Transaction.....................................          23
    Expansion Plan Risks..................................................................................          24
    Limited Public Market for Diversified Holdings Stock; No Assurance as to Listing......................          25
    Modification of Repurchase Obligation.................................................................          25
    Dividend Policy.......................................................................................          25
    Effect of Separation of the Business Groups...........................................................          26
    Certain Limitations on Changes in Control of Diversified Holdings.....................................          26
    Dilution Resulting From Exercise of Warrants..........................................................          26
    Forward-Looking Information May Prove Inaccurate......................................................          26
THE SPECIAL MEETING.......................................................................................          27
    Date, Time and Place of the Special Meeting...........................................................          27
    Purpose of the Special Meeting........................................................................          27
    Recommendation of the PKS Board.......................................................................          27
    Special Meeting Record Date...........................................................................          27
    Appraisal Rights......................................................................................          27
    Voting................................................................................................          27
    Proxies...............................................................................................          28
    Solicitation Costs....................................................................................          28

                                                                                                               PAGE
                                                                                                            -----------
THE TRANSACTION...........................................................................................          29
    General...............................................................................................          29
    Background and Purposes of the Transaction............................................................          29
    Opinion of Financial Advisor..........................................................................          32
    Recommendation of the PKS Board.......................................................................          34
    Effects of the Transaction............................................................................          34
    The Warrant Distribution..............................................................................          35
    Exchange of Class C Stock; Delivery of Certificates for PKS Holdings Stock and Warrants...............          36
    Conditions of the Transaction.........................................................................          36
    Conversion of Class C Stock Prior to the Transaction..................................................          37
    Installment Note Program..............................................................................          38
    Arrangements for Canadian Class C Holders.............................................................          38
    Conversion of the Debentures..........................................................................          39
    Trading of PKS Holdings Common Stock..................................................................          39
    Trading of Diversified Holdings Stock.................................................................          39
    Required Vote for the Transaction.....................................................................          39
    Certain U.S. Federal Income Tax Considerations........................................................          40
    Certain Canadian Federal Income Tax Considerations....................................................          42
    Nebraska Tax Ruling...................................................................................          44
    Regulatory Approvals..................................................................................          44
    Appraisal Rights......................................................................................          44
    Accounting Treatment..................................................................................          44
    Post-Transaction Arrangements Between PKS Holdings and Diversified Holdings...........................          44
    Existing Arrangements and Relationships...............................................................          45
THE CERTIFICATE AMENDMENTS................................................................................          47
    General...............................................................................................          47
    Capital Structure of Diversified Holdings.............................................................          47
    Board of Directors....................................................................................          48
    Stockholder Consent...................................................................................          49
    Stockholders' Meetings................................................................................          49
    Amendment of By-laws..................................................................................          50
    Repurchase Rights.....................................................................................          50
    Reasons for the Corporate Governance Provisions.......................................................          51
    Section 203 of the Delaware General Corporation Law...................................................          54
    Diversified Holdings Rights Plan......................................................................          54
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF PETER KIEWIT SONS', INC. AND THE CONSTRUCTION GROUP...          56
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE CONSTRUCTION
  GROUP...................................................................................................          60
PKS HOLDINGS DIRECTORS AND EXECUTIVE OFFICERS.............................................................          63
DIVERSIFIED HOLDINGS DIRECTORS AND EXECUTIVE OFFICERS.....................................................          65
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................................................          67
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............................................          68
COMPARISON OF CLASS C STOCK AND PKS HOLDINGS STOCK........................................................          69
    General...............................................................................................          69
    Dividend Policy.......................................................................................          69
    Voting Rights.........................................................................................          70
    Repurchase Rights.....................................................................................          71
    Liquidation Rights....................................................................................          71
    Conversion Rights.....................................................................................          71
    Formula Value.........................................................................................          72

                                                                                                               PAGE
                                                                                                            -----------
    Mandatory Exchange....................................................................................          72
    Ownership And Transferability Restrictions............................................................          72
    Listing...............................................................................................          73
    Preferred Stock.......................................................................................          73
    Limitation on Directors' Liability....................................................................          74
COMPARISON OF CLASS D STOCK AND DIVERSIFIED HOLDINGS STOCK................................................          75
    General...............................................................................................          75
    Dividend Policy.......................................................................................          75
    Voting Rights.........................................................................................          76
    Repurchase Rights.....................................................................................          76
    Liquidation Rights....................................................................................          77
    Conversion Rights.....................................................................................          77
    Formula Value.........................................................................................          77
    Mandatory Exchange....................................................................................          78
    Ownership and Transferability Restrictions............................................................          78
    Listing...............................................................................................          78
    Preferred Stock.......................................................................................          78
    Limitation on Directors' Liability....................................................................          79
CERTAIN PER SHARE INFORMATION.............................................................................          80
    Class C Dividends and Per Share Values................................................................          80
    Class D Dividends and Per Share Values................................................................          80
DESCRIPTION OF THE WARRANTS...............................................................................          81
    General...............................................................................................          81
    Expiration of the Warrants............................................................................          81
    Exercise Periods......................................................................................          81
    Exercise Conditions...................................................................................          81
    Exercise Price........................................................................................          82
    Restrictions on Transfer..............................................................................          83
    Form and Denominations................................................................................          83
    Office for Presentation...............................................................................          83
    Payment of Exercise Price.............................................................................          83
    Certain Adjustments...................................................................................          84
    Modification of Warrant Agreement.....................................................................          84
    Holder of Warrants Not Deemed a Stockholder...........................................................          84
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PKS, PKS HOLDINGS AND DIVERSIFIED
  HOLDINGS................................................................................................          85
    PKS (Before the Transaction)..........................................................................          85
    PKS Holdings..........................................................................................          86
    Diversified Holdings..................................................................................          87
LEGAL MATTERS.............................................................................................          88
EXPERTS...................................................................................................          88

Index to Financial Statements.............................................................................         F-1
Index to Pro Forma Financial Statements...................................................................        F-26

APPENDIX A -- BUSINESS OF PKS HOLDINGS

APPENDIX B -- BUSINESS OF DIVERSIFIED HOLDINGS

APPENDIX C -- FAIRNESS OPINION OF GLEACHER NATWEST

APPENDIX D -- FORM OF RESTATED CERTIFICATE OF INCORPORATION OF PKS HOLDINGS

APPENDIX E -- FORM OF SECOND RESTATED CERTIFICATE OF INCORPORATION OF
              DIVERSIFIED HOLDINGS

                                    SUMMARY

    The following summary is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Proxy Statement/Joint Prospectus and the Appendices hereto. PKS Stockholders are urged to read this Proxy Statement/Joint Prospectus and the Appendices hereto in their entirety.

INTRODUCTION

    This Proxy Statement/Joint Prospectus is being furnished to PKS Stockholders in connection with the solicitation of proxies by the PKS Board for use at the Special Meeting. At the Special Meeting, PKS Stockholders will be asked to ratify the Transaction and approve the Certificate Amendments. The Transaction will be consummated on a date to be determined by the PKS Board after the satisfaction of the conditions of the Transaction. See "The Transaction." The Certificate Amendments will be effected only if the Transaction is consummated. See "The Certificate Amendments."

THE SPECIAL MEETING

    DATE, TIME AND PLACE OF THE SPECIAL MEETING.  The Special Meeting will be
held on             , 1997, at 10:00 a.m. local time, at the Cloud Room, Kiewit
Plaza, Omaha, Nebraska 68131.

    PURPOSE OF THE SPECIAL MEETING. The Special Meeting is being held to consider and vote upon (i) ratification of the Transaction and (ii) approval of the Certificate Amendments.

    RECOMMENDATION OF THE PKS BOARD. The PKS Board has unanimously approved the Transaction and the Certificate Amendments and recommends that PKS Stockholders ratify the Transaction and approve the Certificate Amendments. For a description of the reasons for the Transaction, see "The Transaction-- Background and Purposes of the Transaction." For a description of the reasons for the Certificate Amendments, see "The Certificate Amendments." Each member of the PKS Board has indicated to PKS that he intends to vote all of his shares of Class C Stock and Class D Stock to ratify the Transaction and to approve the Certificate Amendments.

    SPECIAL MEETING RECORD DATE.  PKS Stockholders as of the close of business
on             , 1997 (the "Special Meeting Record Date") are entitled to notice of and to vote at the Special Meeting.

    APPRAISAL RIGHTS. PKS Stockholders will not be entitled to appraisal rights as a result of the Transaction.

    VOTING. Although stockholder action with respect to the Transaction is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and PKS Stockholders. Ratification of the Transaction requires the affirmative vote of (i) a majority of the shares of Class C Stock present and voting at the Special Meeting, voting separately as a class, and (ii) a majority of the shares of Class D Stock present and voting at the Special Meeting, voting separately as a class. Approval of the Certificate Amendments under Delaware law and the PKS Certificate requires the affirmative vote of (x) at least 80% of the outstanding shares of Class C Stock, voting separately as a class, (y) a majority of the outstanding shares of Class D Stock, voting separately as a class, and (z) a majority of the outstanding shares of Class C Stock and Class D Stock, voting together.

    Each share of Class C Stock and Class D Stock (together, the "PKS Stock") outstanding at the close of business on the Special Meeting Record Date is entitled to one vote at the Special Meeting. As of the Special Meeting Record
Date, there were       shares of Class C Stock and       shares of Class D Stock
outstanding and entitled to vote at the Special Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Special Meeting.

    SOLICITATION COSTS.  PKS will bear the costs of this solicitation.

PKS HOLDINGS

    The Construction Group's business is conducted by operating subsidiaries of Kiewit Construction Group Inc. ("KCG"), which is a direct, wholly owned subsidiary of PKS. Prior to the Share Exchange, PKS will contribute all of the capital stock of KCG to PKS Holdings, and KCG will become a wholly owned subsidiary of PKS Holdings. Immediately following the Transaction, PKS Holdings will be renamed "Peter Kiewit Sons', Inc."

    The Construction Group and its joint ventures perform a full range of engineering, procurement, construction, maintenance, management and related services for a broad range of public and private customers primarily in the United States and Canada. Contract awards of the Construction Group during 1996 were distributed among the following construction markets: transportation (including highways, bridges, airports, railroads and mass transit)--45%, dams and reservoirs--17%, commercial buildings-- 16%, sewage and waste disposal--12%, power, heat, cooling--4%, water supply--2%, and mining--2%.

    The Construction Group primarily performs its services as a general contractor. As a general contractor, the Construction Group is responsible for the overall direction and management of construction projects and for completion of each contract in accordance with terms, plans and specifications. The Construction Group plans and schedules the projects, procures materials, hires workers as needed and awards subcontracts. The Construction Group generally requires performance and payment bonds or other assurances of operational capability and financial capacity from its subcontractors. Several subsidiaries within the Construction Group, primarily in Arizona and Oregon, produce construction materials, including ready-mix concrete, asphalt, sand and gravel. The Construction Group also has quarrying operations in New Mexico and Wyoming, which produce landscaping materials and railroad ballast. Kiewit Mining Group, Inc., a subsidiary within the Construction Group, provides mine management services to Kiewit Coal Properties Inc., a subsidiary within the Diversified Group, and owns a 47% interest in a coal mine located in Shelby County, Alabama.

    PKS Holdings was incorporated in 1997 as a Delaware corporation. Its principal offices are located at 1000 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number is (402) 342-2052.

    For further information concerning the business of PKS Holdings, see Appendix A hereto.

DIVERSIFIED HOLDINGS

    CURRENT BUSINESS. The Diversified Group engages in the information services, telecommunications, coal mining and energy businesses, through ownership of operating subsidiaries, joint venture investments and ownership of substantial positions in public companies. The Diversified Group also holds smaller positions in a number of development stage or startup ventures.

    The Diversified Group engages in the information services business through its wholly owned subsidiary, PKS Information Services, Inc. ("PKSIS"), which provides computer outsourcing and systems integration services to customers in the United States and abroad. The Diversified Group currently engages in the telecommunications business through ownership of a 48.5% common stock interest in C-TEC Corporation ("C-TEC"), a public company with interests in the local telephone, video programming, long distance telephone, communication engineering and competitive telephone businesses. C-TEC expects to split into three separate public companies by October 1, 1997. In September 1995, PKS distributed to holders of Class D Stock all of the Diversified Group's interest in MFS Communications Company, Inc. ("MFS"). MFS provided a wide range of telecommunications services to business and government customers. In December 1996, WorldCom, Inc. acquired MFS in a stock-for-stock merger.

    The Diversified Group engages in the coal mining business through ownership of a 50% interest in three coal mines managed by the Construction Group. The Diversified Group engages in the energy business through ownership of: (i) approximately 30% of the outstanding stock of CalEnergy Company, Inc. ("CalEnergy"), a public company engaged in the generation, transmission and distribution of electric power in the United States and abroad; (ii) joint venture interests in several power plants developed, built and operated by CalEnergy in the Philippines and Indonesia; and (iii) ownership of a 30% equity interest in Northern Electric plc, one of the twelve regional electricity companies created by the privatization of the electricity industry in the United Kingdom in 1990.

    In connection with the Expansion Plan (described below), the Diversified Group expects to devote substantially more management time and capital resources to its information services business. The management of the Diversified Group intends to conduct a comprehensive review of the existing Diversified Group businesses to determine how those businesses will complement the Diversified Group focus on information services businesses as a result of the Expansion Plan. For example, the Construction Group and the Diversified Group are currently discussing a number of possible changes to their existing relationship with respect to the coal mining properties operated by the Construction Group. These possible changes include a restructuring of the current mine management arrangement between the two Business Groups, the formation of a partnership between the two Business Groups to hold all of their interests with respect to the mining properties, the transfer by the Diversified Group to the Construction Group of its interests in the mining joint ventures or another transaction.

    EXPANSION PLAN. The Diversified Group recently has determined to increase substantially the emphasis it places on and the resources devoted to its information services business, with a view to becoming a facilities-based provider of a broad range of integrated information services to business (the "Expansion Plan"). Pursuant to the Expansion Plan, the Diversified Group intends to expand substantially its current information services business, through both the expansion of the business of PKSIS and the creation, through a combination of construction, purchase and leasing of facilities and other assets, of a substantial facilities-based Internet communications network.

    Through PKSIS, the Diversified Group currently provides the following information services:

    - Consulting and implementation services to businesses wishing to convert existing software systems which operate on older computer systems to newer client server-based systems, with an emphasis on Internet connected networks;

    - Computer outsourcing services, including networking and computing services necessary both for older mainframe-based systems and newer client server-based systems; and

    - Reengineering services which allow companies to convert older legacy software systems to modern networked computing systems, with a focus on reengineering software to enable older software application and data repositories to be accessed by Hypertext Markup Language (HTML)-based browsers ("Web browsers") over the Internet or over private or limited access Transmission Control Protocol/Internet Protocol ("TCP/IP") networks.

    In order to grow and expand substantially the information services provided by the Diversified Group, the Diversified Group is developing a comprehensive plan to construct, purchase and lease local and backbone facilities necessary to provide a wide range of Internet-based communications services. These services include:

    - After construction, purchase and lease of local and backbone facilities, a range of Internet access services at varying capacity levels and, as technology development allows, at specified levels of quality of service and security; and

    - A number of business-oriented communications services using a combination of network facilities the Diversified Group would construct, purchase and lease from third parties, which may include fax services which are transmitted in part over TCP/IP networks and are offered at a lower price than public telephone network-based fax service and voice message storing and forwarding over the same TCP/IP-based networks.

    The Diversified Group believes that, over time, a substantial number of businesses will convert existing computer application systems (which run on standalone or networked computing platforms utilizing a wide variety of operating systems, applications and data repositories) to computer systems which communicate using TCP/IP and are accessed by users employing Web browsers. The Diversified Group further believes that businesses will prefer to contract for assistance in making this conversion with those vendors able to provide a full range of services from initial consulting to Internet access with requisite quality and security levels.

    Pursuant to the Expansion Plan, the Diversified Group's strategy will be to attempt to meet this customer need by: (i) growing and expanding its existing capabilities in computer network systems, consulting, outsourcing, and software reengineering, with particular emphasis on conversion of legacy software systems to systems which are compatible with TCP/IP networks and Web browsers access; and (ii) creating a national end-to-end TCP/IP-based network through a combination of construction, purchase and leasing of assets. The Diversified Group intends to optimize this national network to provide Internet-based services to businesses at low cost and high quality, and to design the network, to the extent possible, to more easily include future technological upgrades than older, less flexible networks owned by competitors.

    To direct its new emphasis on these businesses, the Diversified Group recruited James Q. Crowe and R. Douglas Bradbury, formerly chief executive officer and chief financial officer, respectively, of MFS, as chief executive officer and chief financial officer, respectively, of Kiewit Diversified Group Inc. ("KDG"), effective August 1, 1997. The decision to separate the Diversified Group and the Construction Group was an important factor in recruiting Mr. Crowe and Mr. Bradbury. See "The Transaction--Background and Purposes of the Transaction" and "Certain Relationships and Related Transactions."

    PKS, which is to be renamed "Diversified Holdings, Inc." if the Transaction is consummated, was incorporated in 1941 as a Delaware corporation. Its principal offices are located at 1000 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number is (402) 342-2052.

    For further information concerning the current business of the Diversified Group, see Appendix B hereto.

THE TRANSACTION

    PURPOSES OF THE TRANSACTION. The Transaction is intended to separate the Business Groups into two independent companies. The PKS Board believes that separation of the Business Groups will (i) permit the Diversified Group to attract and retain the senior management and employees needed to implement and develop the Diversified Group's Expansion Plan, including Mr. Crowe and Mr. Bradbury, (ii) enable the Diversified Group to access the capital markets in order to fund the Expansion Plan on more advantageous terms than would be available to the Diversified Group as part of PKS, (iii) enable the Diversified Group to pursue strategic investments and acquisitions, as part of the Expansion Plan, which could be foreclosed to the Diversified Group as part of PKS and (iv) allow the management of each Business Group to focus its attention and financial resources on that Business Group's business. Accordingly, the PKS Board believes that the separation of the Business Groups is in the best interests of PKS and the Business Groups and, therefore, all PKS Stockholders.

    The Warrant Distribution recognizes the potential value of the right of holders of Class C Stock to convert Class C Stock into Class D Stock pursuant to the PKS Certificate (the "Conversion Right"), which will be eliminated by a separation of the Business Groups. See "The Transaction--Background and Purposes of the Transaction."

    DESCRIPTION OF THE TRANSACTION. The Transaction consists of the Share Exchange and the Warrant Distribution. PKS Stockholders are being asked to ratify the decision of the PKS Board to effect the Transaction.

    THE SHARE EXCHANGE. The Share Exchange will be consummated at the Effective Time, which will be a date to be determined by the PKS Board after the satisfaction of the conditions of the Transaction. At the Effective Time, by resolution of the PKS Board pursuant to existing provisions of the PKS Certificate, the PKS Board will cause each outstanding share of Class C Stock to be mandatorily exchanged, pursuant to the Share Exchange, for one share of PKS Holdings Stock.

    As a result of the Share Exchange: (i) PKS Holdings, a newly formed, direct, wholly owned subsidiary of PKS, will become an independent company conducting the business of the Construction Group, and each outstanding share of Class C Stock at the Effective Time will be mandatorily exchanged for one share of PKS Holdings Stock; and (ii) PKS will become an independent company conducting the business of the Diversified Group, and the outstanding shares of Class D Stock at the Effective Time will constitute the only outstanding shares of capital stock of PKS. Immediately following the Share Exchange, PKS Holdings will be renamed "Peter Kiewit Sons', Inc." and PKS will be renamed "Diversified Holdings, Inc."

    THE WARRANT DISTRIBUTION. Prior to the Effective Time, PKS will effect the Warrant Distribution by declaring a dividend of eight-tenths of one Warrant with respect to each then-outstanding share of Class C Stock. Each Warrant will entitle the registered holder thereof to purchase one share of Class D Stock (or, after the Certificate Amendments have been effected, one share of Diversified Holdings Stock) at a fixed dollar discount, varying from $15.00 to $25.00 per share, to the appraised value or average trading price per share of Diversified Holdings Stock. Exercise and transfer of the Warrants are subject to significant restrictions and conditions. At the Effective Time, the eight-tenths of one Warrant will attach to the share of PKS Holdings Stock which will be exchanged for such share of Class C Stock in the Share Exchange. Certificates representing the Warrants will not be distributed until after the Share Exchange is consummated. The Warrants will expire if the Transaction is abandoned. Persons issued shares of either Class C Stock or PKS Holdings Stock following the record date for the Warrant Distribution will not be entitled to receive Warrants with respect to such shares. See "The Transaction--The Warrant Distribution" and "Description of the Warrants."

    CONVERSIONS OF CLASS C STOCK INTO CLASS D STOCK PRIOR TO THE
TRANSACTION. Holders of PKS Holdings Stock (I.E., the former holders of Class C Stock) will have no rights comparable to the Conversion Right, which permits holders of Class C Stock to convert shares of Class C Stock into Class D Stock. Consequently, should the Transaction be consummated, the conversion election period beginning on October 15, 1997 and ending on December 15, 1997 for conversions effective as of January 1, 1998 (the "1997 Conversion Period") would be the final opportunity to convert shares of Class C Stock into Class D Stock. Holders of Class C Stock who convert their shares during the 1997 Conversion Period will not receive Warrants with respect to such converted shares pursuant to the Warrant Distribution. See "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of the Warrants--Loss of Conversion Right" and "The Transaction--The Warrant Distribution."

    Pursuant to the PKS Certificate, the PKS Board has set a limit of 3,000,000 shares on the number of shares of Class C Stock that can be converted during the 1997 Conversion Period (the "Conversion Cap"). If shares of Class C Stock in excess of the Conversion Cap are tendered to PKS for conversion during the 1997 Conversion Period, PKS will elect to repurchase the excess shares of Class C Stock for either cash or a short-term promissory note of PKS, at the election of the tendering holder. Tendering holders of such excess stock who are eligible at that time to own Class C Stock may elect to withdraw such excess shares rather than having them purchased by PKS. See "The Transaction--Conversion of Class C Stock Prior to the Transaction."

    CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS. PKS will request rulings (the "IRS Rulings") from the Internal Revenue Service (the "IRS") to the effect that (i) the Share Exchange will be treated as a tax-free exchange under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the Warrant Distribution will be treated as a tax-free distribution pursuant to
Section 305(a) of the Code. Accordingly, for U.S. federal income tax purposes, no gain or loss will be recognized by the U.S.

holders of Class C Stock or, in general, PKS on the Warrant Distribution or on the Share Exchange. Consummation of the Transaction is conditioned upon receipt of the IRS Rulings. However, at any time before the IRS Rulings have been issued, PKS may elect to effect the Transaction in reliance on an opinion of counsel (the "Tax Opinion") generally to the effect that the tax consequences described above should result. The receipt of either the IRS Rulings or the Tax Opinion is referred to as the "Tax Condition." See "The Transaction--Certain U.S. Federal Income Tax Considerations."

    CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. A holder of Class C Stock who, for purposes of the Income Tax Act (Canada) (the "Canadian Act"), is a resident of Canada will (i) be required to include in computing the holder's income an amount equal to the fair market value of any Warrants received in the Warrant Distribution and (ii) generally realize a capital gain on the exchange of shares in the Share Exchange. See "The Transaction--Certain Canadian Federal Income Tax Considerations."

    CONVERSION OF THE DEBENTURES. If PKS Stockholders ratify the Transaction, PKS will permit holders of its Series 1993 through 1996 Class C Convertible Debentures (collectively, the "Debentures") to convert such Debentures into Class C Stock subsequent to the expiration of the Conversion Period and prior to the record date for the Warrant Distribution. Accordingly, holders of Debentures who convert their Debentures into shares of Class C Stock will receive Warrants with respect to such shares in the Warrant Distribution and have such shares exchanged in the Share Exchange. See "The Transaction--Conversion of the Debentures" and "Certain Relationships and Related Transactions."

    CONDITIONS OF THE TRANSACTION. Consummation of the Transaction is subject to ratification of the Transaction by PKS Stockholders and satisfaction of the Tax Condition. The PKS Board will retain discretion, even if stockholder ratification of the Transaction is obtained and the Tax Condition is satisfied, to abandon, defer or modify the Transaction if the PKS Board believes that to do so would be in the best interests of all PKS Stockholders. Unless the PKS Board determines to extend the date, the PKS Board intends to abandon the Transaction if it is not consummated by October 15, 1998. The PKS Board also has determined that if the Transaction is not ratified, the PKS Board will not proceed with the Transaction. The Certificate Amendments will be effected only if the Transaction is consummated. Stockholder approval of the Certificate Amendments is not a condition to consummation of the Transaction. In the event the Certificate Amendments are not approved by PKS Stockholders but the Transaction is ratified and consummated, the Certificate Amendments will be reproposed at a subsequent meeting of stockholders of Diversified Holdings.

THE CERTIFICATE AMENDMENTS

    PKS Stockholders are also being asked to approve the Certificate Amendments which would amend the PKS Certificate by changing the name of PKS to "Diversified Holdings, Inc.", redesignating Class D Stock as "Common Stock, par value $.01 per share", modifying the repurchase rights to which the holders of Class D Stock are entitled, deleting the provisions regarding Class C Stock, adding certain corporate governance provisions and making certain other changes described under "The Certificate Amendments." If approved, the Certificate Amendments will be effected immediately following the consummation of the Transaction. See "The Certificate Amendments."

RISK FACTORS REGARDING PKS HOLDINGS AFTER THE TRANSACTION AND OWNERSHIP OF THE
  WARRANTS

    Persons who will hold PKS Holdings Stock or Warrants if the Transaction is consummated should consider carefully risk factors regarding PKS Holdings and ownership of the Warrants, including (i) the loss of the right of holders of Class C Stock to convert shares of Class C Stock into Class D Stock, (ii) limitations on future sales of PKS Holdings Stock by PKS Holdings, (iii) limitations on the potential value of the Warrants, (iv) limitations on the exercise and transfer of the Warrants, (v) the potential effect of certain transfers of funds from the Construction Group to the Diversified Group upon conversion of Class C Stock into Class D Stock during the 1997 Conversion Period, (vi) possible adverse effects on the business of the Construction Group resulting from separation of the Business Groups, (vii) risks related to the Installment Note Program (as defined below),
(viii) the possibility that business objectives of the Transaction may not be achieved, (ix) the need for a current registration statement to permit exercise of the Warrants and (x) the risk that forward-looking information included herein may prove inaccurate. See "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of the Warrants" and "Risk Factors Regarding Diversified Holdings After the Transaction."

RISK FACTORS REGARDING DIVERSIFIED HOLDINGS AFTER THE TRANSACTION

    If the Transaction is consummated, holders of Class D Stock will continue to hold the shares of Class D Stock which they held immediately prior to the Effective Time and holders of Class C Stock will receive Warrants. Upon the filing of the Certificate Amendments, Class D Stock will be redesignated and modified as Diversified Holdings Stock and the Warrants will entitle the holders thereof to purchase Diversified Holdings Stock. Holders of Class D Stock and Class C Stock should consider carefully risk factors regarding Diversified Holdings after the Transaction, including (i) the possibility that the business objectives of the Transaction will not be achieved, (ii) the possibility that the Transaction may not be completed and the potential consequences of such a failure to complete the Transaction, (iii) certain risks relating to the Expansion Plan, (iv) the anticipated policy of the Board of Directors of Diversified Holdings (the "Diversified Holdings Board") that dividends will not be paid on Diversified Holdings Stock in the foreseeable future, (v) the limited market for Diversified Holdings Stock and uncertainties as to its being listed for trading in the future, (vi) possible effects of modifications of the stock repurchase obligations of Diversified Holdings, (vii) possible adverse effects on the business of Diversified Holdings resulting from the separation of the Business Groups, (viii) certain limitations on changes in control of Diversified Holdings, (ix) dilution to holders of Diversified Holdings Stock resulting from exercise of the Warrants and (x) the risk that forward-looking information included herein may prove inaccurate. See "Risk Factors Regarding Diversified Holdings After the Transaction" and "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of the Warrants."

SUMMARY COMPARISON OF CLASS C STOCK AND PKS HOLDINGS STOCK

    The following is a summary comparison of the terms of Class C Stock and PKS Holdings Stock for which Class C Stock will be exchanged in the Transaction. The rights of and restrictions on PKS Holdings Stock under the Restated Certificate of Incorporation of PKS Holdings, to be in effect after the Transaction is consummated (the "PKS Holdings Certificate"), will be substantially similar to those of Class C Stock under the PKS Certificate, except that there will be no rights or restrictions relating to the Class D Stock. Appendix D sets forth the proposed form of the PKS Holdings Certificate. For more detailed information regarding the terms of Class C Stock and PKS Holding Stock, see "Comparison of Class C Stock and PKS Holdings Stock."

                                               CLASS C STOCK                         PKS HOLDINGS STOCK
                                   --------------------------------------  --------------------------------------
GENERAL..........................  Holders of Class C Stock are            Holders of PKS Holdings Stock will be
                                   stockholders of PKS, not of the         stockholders of PKS Holdings, which
                                   Construction Group, and have an         will not be a subsidiary of PKS and
                                   interest in the equity and assets of    which will own only assets of the
                                   PKS, including the assets of the        Construction Group. PKS Holdings is a
                                   Construction Group, plus one-half of    Delaware corporation.
                                   the unconsolidated stockholders'
                                   equity (whether positive or negative)
                                   of PKS itself. PKS is a Delaware
                                   corporation.
DIVIDEND POLICY..................  Under Delaware law and the PKS          Under Delaware law and the PKS
                                   Certificate, after dividends have been  Holdings Certificate, after dividends
                                   declared and set aside for payment or   have been declared and set aside for
                                   paid on PKS preferred stock (if any)    payment or paid on PKS Holdings
                                   having a preference over Class C        preferred stock (if any) having a
                                   Stock, dividends on Class C Stock may   preference over PKS Holdings Stock,
                                   be declared and paid out of the         dividends on PKS Holdings Stock may be
                                   excess, if any, of the amount legally   declared and paid out of PKS Holdings
                                   available therefor over the amount      funds legally available therefor. PKS
                                   (the "Available Class D Dividend        Holdings intends to continue the
                                   Amount") equal to the lesser of (i)     current policy of paying in each year
                                   the amount legally available for        15% to 20% of the prior year's
                                   payment of dividends on common stock    earnings of the Construction Group as
                                   of PKS and (ii) an amount equal to (x)  a cash dividend.
                                   a certain value (the "Class D Formula
                                   Value") derived from a formula in the
                                   PKS Certificate, less (y) dividends on
                                   Class D Stock declared during the
                                   current year. The current policy is to
                                   pay in each year 15% to 20% of the
                                   prior year's earnings of the
                                   Construction Group as a cash dividend.
VOTING RIGHTS....................  Holders of Class C Stock are entitled   Holders of PKS Holdings Stock will be
                                   to one vote per share on all matters    entitled to one vote per share on all
                                   submitted to a vote of the common       matters submitted to a vote of the
                                   stockholders of PKS. Holders of Class   common stockholders of PKS Holdings.
                                   C Stock are entitled, as a separate     Holders of PKS Holdings Stock will be
                                   class, to elect two-thirds of the PKS   entitled to elect the entire Board of
                                   Board by cumulative voting. In          Directors of PKS Holdings (the "PKS
                                   addition, the affirmative vote of both  Holdings Board") by cumulative

                                               CLASS C STOCK                         PKS HOLDINGS STOCK
                                   --------------------------------------  --------------------------------------
                                   holders of (i) 80% of the outstanding   voting. In addition, the supermajority
                                   Class C Stock and (ii) the majority of  voting requirements included in the
                                   the outstanding voting power of PKS,    PKS Certificate with respect to Class
                                   is required to approve certain          C Stock will be included in the PKS
                                   fundamental corporate changes, such as  Holdings Certificate with respect to
                                   changes in the capital structure of     PKS Holdings Stock.
                                   PKS.
REPURCHASE RIGHTS................  During the first 15 days of any         During the first 15 days of any
                                   calendar month, PKS must repurchase     calendar month, PKS Holdings will be
                                   shares of Class C Stock upon the        required to repurchase shares of PKS
                                   demand of a holder of such stock at a   Holdings Stock upon demand of a holder
                                   price (the "Class C Per Share Price")   of such stock at the PKS Holdings Per
                                   determined using the Class C Formula    Share Price (as defined in "--Formula
                                   Value (as defined in "--Formula Value"  Value" below) determined using the PKS
                                   below). The PKS Board may, under        Holdings Formula Value (as defined in
                                   certain circumstances, suspend its      "--Formula Value" below). The PKS
                                   repurchase obligation for up to one     Holdings Board may, under certain
                                   year.                                   circumstances, suspend its repurchase
                                                                           obligation for up to one year.
LIQUIDATION RIGHTS...............  Upon the liquidation, dissolution or    Upon the liquidation, dissolution or
                                   winding up of PKS, after the creditors  winding up of PKS Holdings, after the
                                   of PKS and the holders of PKS           creditors of PKS Holdings and the
                                   preferred stock (if any) receive the    holders of PKS Holdings preferred
                                   full preferential amounts to which      stock (if any) receive the full
                                   they are entitled, holders of Class C   preferential amounts to which they are
                                   Stock will be entitled to receive       entitled, holders of PKS Holdings
                                   assets of PKS based on an account (the  Stock will be entitled to receive any
                                   "C Liquidation Account"), the balance   assets available for distribution to
                                   of which is equal to the value of the   PKS Holdings stockholders.
                                   assets of PKS in excess of an amount
                                   (the "D Liquidation Account") equal to
                                   the value of the assets of the
                                   Diversified Group, plus an amount
                                   equal to one-half of the
                                   unconsolidated stockholders' equity of
                                   PKS itself. Holders of Class C Stock
                                   will receive an amount equal to $1.00
                                   per share out of the C Liquidation
                                   Account. After a payment of $2.00 per
                                   share to the holders of Class D Stock
                                   out of the D Liquidation Account (and
                                   the C Liquidation Account, if the D
                                   Liquidation Account is insufficient to
                                   make such payment), any assets
                                   remaining thereafter in the C
                                   Liquidation Account will be
                                   distributed to the holders of Class C
                                   Stock.

                                               CLASS C STOCK                         PKS HOLDINGS STOCK
                                   --------------------------------------  --------------------------------------
CONVERSION RIGHTS................  As of January 1 of each year, a holder  Holders of PKS Holdings Stock will not of Class C Stock may convert shares of  have the right to convert their PKS
                                   Class C Stock into Class D Stock        Holdings Stock into any security of
                                   pursuant to the Conversion Right by     PKS Holdings or Diversified Holdings.
                                   providing written notice to PKS during  PKS Holdings intends to implement a
                                   the period from and including October   program to allow holders of PKS
                                   15 through and including December 15    Holdings Stock to elect to receive
                                   of the immediately preceding year.      installment promissory notes as an
                                   Shares of Class C Stock are             alternative to cash upon repurchase of
                                   convertible into a number of shares of  PKS Holdings Stock in accordance with
                                   Class D Stock that bears the same       the terms of the PKS Holdings
                                   ratio to the number of shares           Certificate. See "The
                                   surrendered for conversion as the       Transaction--Installment Note
                                   Class C Per Share Price at the          Program."
                                   conversion date bears to either (i) if
                                   Class D Stock is not publicly traded,
                                   the Class D Per Share Price (as
                                   defined below) or (ii) if Class D
                                   Stock is publicly traded, the average
                                   closing price of Class D Stock for
                                   twenty trading days prior to such
                                   date. No conversions of Class C Stock
                                   into Class D Stock will become
                                   effective if PKS' duty to repurchase
                                   Class C or Class D Stock is at the
                                   time suspended, as provided in the PKS
                                   Certificate.
FORMULA VALUE....................  The Class C Per Share Price at which    The "PKS Holdings Per Share Price" at
                                   Class C Stock is bought and sold is     which PKS Holdings Stock will be
                                   based on the Class C Formula Value.     bought and sold is based on a certain
                                   The Class C Formula Value is equal to   formula value (the "PKS Holdings
                                   the stockholders' equity of PKS less    Formula Value"). The PKS Holdings
                                   (i) the book value of certain           Formula Value is equal to the
                                   property, plant and equipment, (ii)     stockholders' equity of PKS Holdings
                                   the stockholders' equity attributable   less (i) the book value of certain
                                   to outstanding PKS preferred stock (if  property, plant and equipment, and
                                   any), and (iii) the Class D Formula     (ii) the stockholders' equity
                                   Value.                                  attributable to outstanding PKS
                                                                           Holdings preferred stock (if any).
MANDATORY
  EXCHANGE.......................  If all the assets and liabilities of    Holders of PKS Holdings Stock will not
                                   the Construction Group are held by a    be subject to mandatory exchange
                                   wholly owned subsidiary of PKS (such    provisions comparable to those to
                                   as PKS Holdings), the PKS Board may,    which Class C stockholders are
                                   by a two-thirds vote, require the       subject.
                                   exchange of all the outstanding Class
                                   C Stock for the common stock of such
                                   subsidiary on a pro rata basis. It is
                                   pursuant to this provision that the
                                   Share Exchange will be effected by the
                                   PKS Board.

                                               CLASS C STOCK                         PKS HOLDINGS STOCK
                                   --------------------------------------  --------------------------------------
OWNERSHIP AND TRANSFERABILITY
  RESTRICTIONS...................  Class C Stock may be owned (with        PKS Holdings Stock will be owned (with
                                   certain limited exceptions) only by     certain limited exceptions comparable
                                   employees of PKS and its subsidiaries.  to those applicable to Class C Stock)
                                   Shares of Class C Stock must be resold  only by employees of PKS Holdings and
                                   to PKS upon death or termination of     its subsidiaries. Shares of PKS
                                   employment of an employee, except that  Holdings Stock must be resold to PKS
                                   Class C Stock may, in certain           Holdings upon death or termination of
                                   circumstances, be converted into Class  employment of an employee. Pursuant to
                                   D Stock. Pursuant to the PKS            the PKS Holdings Certificate and
                                   Certificate and repurchase agreements   repurchase agreements between PKS
                                   between PKS and holders of Class C      Holdings and holders of PKS Holdings
                                   Stock, the holders may only buy Class   Stock, the holders will only be
                                   C Stock from PKS and, except for        entitled to buy PKS Holdings Stock
                                   transfers for the benefit of certain    from PKS Holdings and, except for
                                   family members of the holders and       transfers for the benefit of certain
                                   charitable organizations, may only      family members of the holders and
                                   sell Class C Stock to PKS.              charitable organizations, may only
                                                                           sell PKS Holdings Stock to PKS
                                                                           Holdings.
LISTING..........................  The Class C Stock is not listed for     PKS Holdings Stock will not be listed
                                   trading on any stock exchange or        for trading on any stock exchange or
                                   market.                                 market at the Effective Time or
                                                                           thereafter.

SUMMARY COMPARISON OF CLASS D STOCK AND DIVERSIFIED HOLDINGS STOCK

    The Certificate Amendments will change the name of PKS to "Diversified Holdings, Inc.", redesignate Class D Stock as "Common Stock, par value $.01 per share", modify the repurchase rights to which the holders of Class D Stock are entitled, delete the provisions regarding Class C Stock, add certain corporate governance provisions and make certain other changes described herein. See "The Certificate Amendments." Appendix E sets forth a form of the restatement of the PKS Certificate after giving effect to the Certificate Amendments (the PKS Certificate as so amended and restated is referred to herein as the "Diversified Holdings Certificate"). The following is a summary comparison of the terms of Class D Stock before such redesignation and Diversified Holdings Stock after such redesignation and other modifications. For more detailed information regarding the terms of Class D Stock and Diversified Holdings Stock, see "Comparison of Class D Stock and Diversified Holdings Stock."

                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------

GENERAL.......................  Holders of Class D Stock are              Holders of Diversified Holdings Stock
                                stockholders of PKS, not of the           will be stockholders of Diversified
                                Diversified Group, and have an interest   Holdings, which will own the assets of
                                in the equity and assets of PKS           the Diversified Group. Diversified
                                including the assets of Diversified       Holdings is a Delaware corporation.
                                Group plus one-half of the
                                unconsolidated stockholders' equity
                                (whether positive or negative) of PKS.
                                PKS is a Delaware corporation.

DIVIDEND POLICY...............  Under Delaware law and the PKS            Under Delaware law and the Diversified
                                Certificate, after dividends have been    Holdings Certificate, after dividends
                                declared and set aside for payment or     have been declared and set aside for
                                paid on PKS preferred stock (if any)      payment or paid on Diversified Holdings
                                having a preference over Class D Stock,   preferred stock (if any) having a
                                dividends on Class D Stock may be         preference over Diversified Holdings
                                declared and paid out of the Available    Stock, dividends on Diversified Holdings
                                Class D Dividend Amount. Dividends of     Stock may be declared and paid out of
                                $.50 per share were paid on Class D       Diversified Holdings funds legally
                                Stock in each of 1996 and 1997. Prior to  available therefor. It is currently
                                the time the Transaction is consummated   anticipated that dividends will not be
                                or abandoned, PKS does not intend to      paid on Diversified Holdings Stock in
                                declare or pay any additional dividends   the foreseeable future.
                                on Class D Stock.

VOTING RIGHTS.................  In general, holders of Class D Stock are  Holders of Diversified Holdings Stock
                                entitled to one vote per share on all     will be entitled to one vote per share
                                matters submitted to a vote of the        on all matters submitted to a vote of
                                common stockholders of PKS. Holders of    the common stockholders of Diversified
                                Class D Stock are entitled, as a          Holdings, and will elect the entire
                                separate class, to elect one-third of     Diversified Holdings Board. The
                                the PKS Board. Holders of Class D Stock   Diversified Holdings Board will be
                                have no right to cumulative voting. In    classified. Holders of Diversified
                                addition, the affirmative vote of         Holdings Stock will have no right to
                                holders of 80% of the outstanding Class   cumulative voting. Amendment of the
                                D Stock is                                By-laws of

                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------
                                required to change the formula for        Diversified Holdings by the Diversified
                                determining the Class D Per Share Price   Holdings stockholders will require the
                                or the Class D Formula Value.             affirmative vote of the holders of
                                                                          two-thirds of the outstanding
                                                                          Diversified Holdings Stock. The
                                                                          affirmative vote of holders of 80% of
                                                                          Diversified Holdings Stock will be
                                                                          required to amend the formula for
                                                                          determining the Diversified Holdings Per
                                                                          Share Price or Diversified Holdings
                                                                          Formula Value (each as defined below).
                                                                          Provisions of the Diversified Holdings
                                                                          Certificate which provide for
                                                                          supermajority voting rights will require
                                                                          the same supermajority to be amended.
                                                                          Holders of Diversified Holdings Stock
                                                                          will not be entitled to act by written
                                                                          consent.

REPURCHASE
RIGHTS........................  Unless and until Class D Stock is         Unless and until the Diversified
                                publicly traded, PKS must repurchase      Holdings Stock is publicly traded,
                                shares of Class D Stock upon the demand   Diversified Holdings will be required to
                                of a holder of such stock, during the     repurchase shares of Diversified
                                first 15 days of any calendar month, at   Holdings Stock upon the demand of a
                                a price (the "Class D Per Share Price")   holder of such stock, during the first
                                determined using the Class D Formula      15 days of any calendar month, at a
                                Value. The PKS Board may, under certain   price (the "Diversified Holdings Per
                                circumstances, suspend its repurchase     Share Price") determined using the
                                obligation for up to one year. In         formula value described below (the
                                addition, if more than 10% of the shares  "Diversified Holdings Formula Value").
                                of Class D Stock are tendered for         The Diversified Holdings Board may,
                                repurchase in any fiscal year, the PKS    under certain circumstances, suspend its
                                Board may elect to repurchase Class D     repurchase obligation for up to one
                                Stock by delivering two-year promissory   year. In addition, if more than 10% of
                                notes instead of cash.                    the shares of Diversified Holdings Stock
                                                                          are tendered for repurchase in any
                                                                          fiscal year, the Diversified Holdings
                                                                          Board may elect to repurchase
                                                                          Diversified Holdings Stock by delivering
                                                                          interest-bearing promissory notes
                                                                          instead of cash. Such promissory notes
                                                                          will have such term to maturity, up to
                                                                          ten years, as the Diversified Holdings
                                                                          Board may determine.

                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------
LIQUIDATION
RIGHTS........................  Upon the liquidation, dissolution or      Upon the liquidation, dissolution or
                                winding up of PKS, after the creditors    winding up of Diversified Holdings,
                                of PKS and the holders of PKS preferred   after the creditors of Diversified
                                stock (if any) receive the full           Holdings and the holders of Diversified
                                preferential amounts to which they are    Holdings preferred stock (if any)
                                entitled, holders of Class D Stock will   receive the full preferential amounts to
                                be entitled to an amount equal to the D   which they are entitled, holders of
                                Liquidation Account. Holders of Class D   Diversified Holdings Stock will be
                                Stock will receive an amount equal to     entitled to receive any assets available
                                $2.00 per share out of the D Liquidation  for distribution to holders of
                                Account (and the C Liquidation Account,   Diversified Holdings Stock.
                                after the payment of $1.00 to holders of
                                Class C Stock, if the D Liquidation
                                Account does not contain sufficient
                                funds to make such payment). Any assets
                                remaining thereafter in the D
                                Liquidation Account will be distributed
                                to the holders of Class D Stock.

CONVERSION
RIGHTS........................  A holder of Class D Stock who is offered  Holders of Diversified Holdings Stock
                                Class C Stock in connection with PKS'     will not have the right to convert their
                                annual offering of stock to employees     Diversified Holdings Stock into any
                                may, in lieu of purchasing such shares    security of PKS Holdings or Diversified
                                of Class C Stock, convert shares of       Holdings.
                                Class D Stock into the number of shares
                                of Class C Stock (up to the number of
                                shares of Class C Stock offered) that
                                bears the same ratio to the number of
                                shares surrendered for conversion as the
                                Class D Per Share Price on the date PKS
                                receives notice of the conversion bears
                                to the Class C Per Share Price. No
                                conversions of Class D Stock into Class
                                C Stock are allowed after Class D Stock
                                has become publicly traded or if PKS'
                                duty to repurchase Class D Stock is at
                                the time suspended, as provided in the
                                PKS Certificate.

FORMULA VALUE.................  The Class D Formula Value is the basis    Unless and until the Diversified
                                for the determination of the amount paid  Holdings Stock is publicly traded, the
                                as dividends on Class D Stock and,        Diversified Holdings Formula Value will
                                unless and until Class D Stock is         be the basis for the determination of
                                publicly traded, the Class D              the Diversified

                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------
                                Per Share Price at which Class D Stock    Holdings Per Share Price at which
                                must be repurchased by PKS upon the       Diversified Holdings Stock must be
                                demand of a holder of Class D Stock.      repurchased by Diversified Holdings upon
                                                                          demand of a holder of Diversified
                                                                          Holdings Stock. The formula for
                                                                          determining the Diversified Holdings
                                                                          Formula Value will be substantially
                                                                          similar to the formula for determining
                                                                          the Class D Formula Value. The
                                                                          Diversified Holdings Formula Value will
                                                                          not be used to determine the amounts
                                                                          available for dividends on Diversified
                                                                          Holdings Stock. See "--Dividend Policy"
                                                                          above.

MANDATORY EXCHANGE............  The PKS Certificate provides that unless  Holders of Diversified Holdings Stock and until Class D Stock becomes publicly  will not be subject to mandatory
                                traded, the PKS Board may, by a           exchange provisions comparable to those
                                two-thirds vote, require an exchange of   to which holders of Class D Stock are
                                the outstanding shares of Class D Stock   subject.
                                for shares of Class C Stock. If a holder
                                of Class D Stock is not then eligible to
                                own Class C Stock, PKS must purchase
                                such holder's shares of Class D Stock
                                for cash at the Class D Per Share Price.

OWNERSHIP AND TRANSFERABILITY
RESTRICTIONS..................  Under the PKS Certificate, there are no   Under the Diversified Holdings
                                restrictions on the transfer or           Certificate, there will be no
                                ownership of Class D Stock.               restrictions on the transfer or
                                                                          ownership of Diversified Holdings Stock.

LISTING.......................  Class D Stock is not listed for trading   Diversified Holdings does not expect to
                                on any stock exchange or market.          list Diversified Holdings Stock for
                                                                          trading on a stock exchange or market at
                                                                          the Effective Time. Diversified Holdings
                                                                          expects that it will not seek such a
                                                                          listing until it raises capital through
                                                                          a public equity offering or desires to
                                                                          have a listed equity security available
                                                                          for acquisitions. Any determination to
                                                                          raise public equity capital will depend
                                                                          on a number of factors including,
                                                                          without limitation,

                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------
                                                                          Diversified Holdings' capital needs, the
                                                                          availability and attractiveness of
                                                                          alternative sources of capital, the
                                                                          performance of Diversified Holdings and
                                                                          conditions in the public equity markets.
                                                                          Accordingly, no assurance can be given
                                                                          that Diversified Holdings Stock will be
                                                                          listed for trading in the future, or, if
                                                                          it is, when such listing will be
                                                                          accomplished or whether an active
                                                                          trading market will develop or be
                                                                          sustained.

INSTALLMENT NOTE PROGRAM

    If the Transaction is consummated, PKS Holdings intends to implement a program (the "Installment Note Program") to allow holders of PKS Holdings Stock to elect to receive installment promissory notes of PKS Holdings ("Installment Notes") as an alternative to cash upon repurchase of PKS Holdings Stock in accordance with the terms of the PKS Holdings Certificate. See "The Transaction--Installment Note Program."

               SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA OF

                            PETER KIEWIT SONS', INC.

  (To be renamed Diversified Holdings, Inc. following the consummation of the
                                  Transaction)

                                                                    HISTORICAL                    PRO FORMA (1)(2)(3)
                                                    ------------------------------------------  ------------------------
                                                                            SIX MONTHS ENDED
                                                        FISCAL YEAR                                FISCAL YEAR ENDED
                                                           ENDED                JUNE 30,           DECEMBER 28, 1996
                                                    --------------------  --------------------  ------------------------

                                                                                                 SCENARIO     SCENARIO
                                                      1995       1996       1996       1997          1            2
                                                    ---------  ---------  ---------  ---------  -----------  -----------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Revenue.........................................  $   2,867  $   2,904  $   1,363  $   1,381   $     285    $     285
  Net earnings....................................        244        221         71         91         114          116
FINANCIAL POSITION:
  Total assets....................................  $   3,451  $   3,548             $   3,805
  Current portion of long-term debt...............         42         57                    14
  Long-term debt, less current portion............        370        332                   393
  Stockholders' equity(4).........................      1,607      1,819                 1,926
PER COMMON SHARE:
  Net Earnings:
    Class C Stock:
      Primary.....................................  $    7.78  $   10.13  $    3.46  $    5.34
      Fully diluted...............................       7.62       9.82       3.36       5.13

    Class D Stock:
      Primary.....................................       6.45       4.85       1.54       1.67   $    4.07    $    4.04
      Fully diluted...............................       6.44       4.85       1.54       1.67        4.06         4.03

  Dividends(5):
    Class C Stock.................................       1.05       1.30       0.60       0.70
    Class D Stock.................................       0.50       0.50     --         --

  Stock Price (6):
    Class C Stock.................................      32.40      40.70      31.80      40.00
    Class D Stock.................................      49.50      54.25      49.50      54.25

  Book Value:
    Class C Stock.................................      42.90      51.02      45.34      55.38
    Class D Stock.................................      49.49      54.23      54.22      55.62



                                                        SIX MONTHS ENDED
                                                         JUNE 30, 1997
                                                    ------------------------
                                                     SCENARIO     SCENARIO
                                                         1            2
                                                    -----------  -----------

RESULTS OF OPERATIONS:
  Revenue.........................................   $     161    $     161
  Net earnings....................................          42           43
FINANCIAL POSITION:
  Total assets....................................   $   2,115    $   2,175
  Current portion of long-term debt...............           1            1
  Long-term debt, less current portion............         133          133
  Stockholders' equity(4).........................       1,480        1,540
PER COMMON SHARE:
  Net Earnings:
    Class C Stock:
      Primary.....................................
      Fully diluted...............................
    Class D Stock:
      Primary.....................................   $    1.43    $    1.43
      Fully diluted...............................        1.43         1.43
  Dividends(5):
    Class C Stock.................................
    Class D Stock.................................
  Stock Price (6):
    Class C Stock.................................
    Class D Stock.................................       54.90        54.90
  Book Value:
    Class C Stock.................................
    Class D Stock.................................       54.92        54.89

------------------------

(1) The pro forma results of operations data are computed assuming that the Transaction was consummated on December 31, 1995 and December 29, 1996 for the fiscal year ended December 28, 1996 and six months ended June 30, 1997, respectively. The pro forma financial position data as of June 30, 1997 assume that the Transaction was consummated as of such date. The pro forma financial data of PKS should be read in conjunction with PKS' historical consolidated financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere herein or incorporated by reference.

(2) The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and that 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period.

(3) The PKS Board approved the Transaction at a special meeting on August 14, 1997. The pro forma results of operations, financial position and per common share data assume the earnings statement and balance sheet accounts of the Construction Group have been removed as a result of the Transaction. In addition, the operating results and financial position of C-TEC have been reflected as an equity method investment in the pro forma data due to C-TEC's pending reorganization which will reduce PKS' voting interest below fifty percent.

(4) The aggregate redemption value of Class C Stock and Class D Stock at June 30, 1997 was $404 million and $1,333 million, respectively.

               SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA OF

                            PETER KIEWIT SONS', INC.

  (To be renamed Diversified Holdings, Inc. following the consummation of the
                                  Transaction)

(5) The 1995 and 1996 Class C Stock dividends include $.60 and $.70 per share dividends declared in 1995 and 1996, but paid in January of the subsequent year. The 1995 and 1996 Class D Stock dividends include $.50 per share dividends declared in 1995 and 1996, but paid in January of the subsequent year. Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the Transaction had occurred as of the beginning of the respective periods cannot be determined.

(6) Pursuant to the PKS Certificate, the stock price calculation of a share of Class C Stock and Class D Stock is computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

    See "Selected Historical and Pro Forma Financial Data of Peter Kiewit Sons', Inc." for further information.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                           OF THE CONSTRUCTION GROUP

(To be operated by PKS Holdings, Inc. which will be renamed "Peter Kiewit Sons',
                                     Inc."
                 following the consummation of the Transaction)

                                                                    HISTORICAL                      PRO FORMA (1)(2)
                                                    ------------------------------------------  ------------------------
                                                                            SIX MONTHS ENDED
                                                        FISCAL YEAR                                FISCAL YEAR ENDED
                                                           ENDED                JUNE 30,           DECEMBER 28, 1996
                                                    --------------------  --------------------  ------------------------

                                                                                                 SCENARIO     SCENARIO
                                                      1995       1996       1996       1997          1            2
                                                    ---------  ---------  ---------  ---------  -----------  -----------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
    Revenue.......................................  $   2,330  $   2,286  $   1,072  $   1,047   $   2,286    $   2,286
    Net earnings..................................        104        108         36         50         107          105
FINANCIAL POSITION:
    Total assets..................................  $     977  $   1,036             $   1,117
    Current portion of long-term debt.............          2         --                     2
    Long-term debt, less current portion..........          9         12                    16
    Stockholders' equity(3).......................        467        562                   559
PER COMMON SHARE:
    Net earnings:
      Primary.....................................  $    7.78  $   10.13  $    3.46  $    5.34   $   11.21    $   13.12
      Fully diluted...............................       7.62       9.82       3.36       5.13       11.21        13.12
    Dividends(4)..................................       1.05       1.30       0.60       0.70
    Stock price(5)................................      32.40      40.70      31.80      40.00
    Book value....................................      42.90      51.02      45.34      55.38



                                                        SIX MONTHS ENDED
                                                         JUNE 30, 1997
                                                    ------------------------
                                                     SCENARIO     SCENARIO
                                                         1            2
                                                    -----------  -----------

RESULTS OF OPERATIONS:
    Revenue.......................................   $   1,047    $   1,047
    Net earnings..................................          49           48
FINANCIAL POSITION:
    Total assets..................................   $   1,056    $     996
    Current portion of long-term debt.............           2            2
    Long-term debt, less current portion..........           6            6
    Stockholders' equity(3).......................         505          445
PER COMMON SHARE:
    Net earnings:
      Primary.....................................   $    5.92    $    7.10
      Fully diluted...............................        5.92         7.10
    Dividends(4)..................................
    Stock price(5)................................       42.50        43.00
    Book value....................................       55.92        59.09

------------------------

(1) The pro forma results of operations data are computed assuming the Transaction was consummated on December 31, 1995 and December 29, 1996 for the fiscal year ended December 28, 1996 and six months ended June 30, 1997, respectively. The pro forma financial position data as of June 30, 1997 assume that the Transaction was consummated as of such date. The pro forma financial data of the Construction Group should be read in conjunction with the Construction Group's historical financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere herein.

(2) The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and that 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period.

(3) Ownership of Class C Stock is restricted to certain employees and conditioned upon the execution of repurchase agreements which restrict the employees from transferring the stock. PKS generally must repurchase shares of Class C Stock upon demand of the holder of such stock at the then-applicable Class C Per Share Price, pursuant to the PKS Certificate. The aggregate redemption value of the Class C Stock at June 30, 1997 was $404 million.

(4) The 1995 and 1996 Class C Stock dividends include $.60 and $.70 per share dividends declared in 1995 and 1996, respectively, but paid in January of the subsequent year. Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the Transaction had occurred as of the beginning of the respective periods cannot be determined.

(5) Pursuant to the PKS Certificate, the stock price calculation of a share of Class C Stock is computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

    See "Selected Historical and Pro Forma Financial Data of the Construction Group" for further information.

         RISK FACTORS REGARDING PKS HOLDINGS AFTER THE TRANSACTION AND
                           OWNERSHIP OF THE WARRANTS

    If the Transaction is consummated, holders of Class C Stock will receive shares of PKS Holdings Stock in the Share Exchange and receive Warrants in the Warrant Distribution. Holders of Class C Stock should consider carefully, in addition to the other information set forth in this Proxy Statement/Joint Prospectus, the factors set forth below.

LOSS OF CONVERSION RIGHT

    Holders of PKS Holdings Stock (I.E., the former holders of Class C Stock) will have no rights comparable to the Conversion Right, which permits holders of Class C Stock to convert shares of Class C Stock into Class D Stock. Consequently, should the Transaction be consummated, the 1997 Conversion Period would be the final opportunity to convert shares of Class C Stock into Class D Stock. Since there can be no assurance that the Transaction will be consummated, holders of Class C Stock who convert their shares of Class C Stock during the 1997 Conversion Period should consider the potential consequences of a failure to consummate the Transaction. See "Risk Factors Regarding Diversified Holdings After the Transaction--No Assurance of Transaction Completion" and "--Potential Consequences of a Failure to Consummate the Transaction."

FUTURE SALES OF PKS HOLDINGS STOCK BY PKS HOLDINGS

    PKS offers Class C Stock for sale to employees annually. The PKS Board and management select the employees to whom Class C Stock is to be offered and determine the number of shares to be offered to each such employee based upon consideration of a wide range of factors, including the employee's effort and relative contribution to PKS' economic performance, the employee's level of responsibility, the potential displayed by the employee, the employee's length of service, and the amount of Class C Stock presently owned by the employee. The PKS Board and management also consider any sales or conversions of Class C Stock by an employee permitted under the PKS Certificate in determining whether to offer Class C Stock to the employee in the following year and have generally declined to sell Class C Stock to the employee in the year following such sale or conversion.

    The PKS Holdings Board and management expect to use similar criteria in determining the PKS Holdings employees to whom PKS Holdings Stock will be offered, and the number of shares of PKS Holdings Stock to be offered to each such employee, in 1998. Accordingly, PKS Holdings expects that the PKS Holdings Board and management will not offer PKS Holdings Stock for sale in 1998 to a holder of Class C Stock who has converted Class C Stock during the 1997 Conversion Period. Furthermore, PKS Holdings does not intend to modify any criteria utilized to determine participation in its employee stock ownership program for purposes of enabling persons who converted Class C Stock during the 1997 Conversion Period to restore a comparable level of holdings of PKS Holdings Stock to such persons through future sales.

LIMITATION OF VALUE OF WARRANTS

    The exercise price (the "Exercise Price") of the Warrants is not fixed, but is equal to the Trading Price (as defined) of the Diversified Holdings Stock minus the Fixed Dollar Discount (as defined). As a result, the value of the Warrants is limited to the amount by which the Trading Price exceeds the Exercise Price, or the Fixed Dollar Discount. The Fixed Dollar Discount can vary from a minimum of $15.00 per share to a maximum of $25.00 per share, based on the Trading Price and subject to certain adjustments. Although the Warrant is being issued in recognition of the potential value of the Conversion Right, the rights of a holder of a Warrant are not the same as the rights of a holder of Class C Stock with respect to the Conversion Right. See "Description of the Warrants."

LIMITATIONS ON EXERCISE AND TRANSFER OF THE WARRANTS

    The Warrants may not be exercised prior to the earlier to occur of (x) the exercise period following the December 31, 1999 valuation used to determine the Exercise Price of the Warrants if Diversified Holdings Stock is not yet publicly traded and (y) 90 days (subject to extension up to 180 days under certain circumstances) after Diversified Holdings Stock becomes publicly traded. Furthermore, a Warrant may only be exercised upon the earliest of (i) the repurchase or redemption by PKS Holdings of the share of PKS Holdings Stock to which such Warrant is attached, (ii) the exchange of the share of PKS Holdings Stock to which such Warrant is attached into another class of securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings and (iii) April 15, 2006. Notwithstanding the limitations described in the preceding two sentences, the Warrants will be exercisable after the occurrence of a change of control of Diversified Holdings. If Diversified Holdings Stock is not publicly traded, exercisable Warrants may be exercised during a twenty-day period each year following the notification to the registered holders of Warrants of the Exercise Price for such year; if Diversified Holdings Stock is publicly traded, exercisable Warrants may be exercised during a seven-day period each month. See "Description of the Warrants."

    No Warrant may be transferred prior to the Share Exchange. Following the Share Exchange and prior to the first day on which a given Warrant becomes exercisable, such Warrant may only be transferred (i) to Diversified Holdings or
(ii) in a simultaneous transfer to the same transferee with the share of PKS Holdings Stock to which such Warrant is attached provided that such transfer of such share of PKS Holdings Stock is permitted by the PKS Holdings Certificate. See "Description of the Warrants."

TRANSFERS FROM THE CONSTRUCTION GROUP

    Whenever Class C Stock is converted into Class D Stock, it has been PKS' practice (although the terms of the PKS Certificate do not require that it do so) to transfer funds from the Construction Group to the Diversified Group, in an amount equal to the aggregate Class C Per Share Price of the Class C Stock so converted, in order that the conversion will not have the effect of diluting the Class D Formula Value. PKS will take the same action with respect to Class C Stock converted into Class D Stock during the 1997 Conversion Period. Thus, the more Class C Stock that is converted during the 1997 Conversion Period, the greater the funds that will be transferred from the Construction Group to the Diversified Group. For example, if 1,500,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $72,000,000 from the Construction Group to the Diversified Group; if 3,000,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $144,000,000 from the Construction Group to the Diversified Group (calculated in each case assuming a year end 1997 Class C Per Share Price of $48.00). Pursuant to the PKS Certificate, the PKS Board has set the Conversion Cap, which limits to 3,000,000 shares the number of shares of Class C Stock that can be converted during the 1997 Conversion Period. The Construction Group will be required to borrow funds to make the appropriate transfer. The degree to which PKS Holdings is required to become leveraged could, under certain circumstances, limit its financial and operating flexibility. See "The Transaction--Conversion of Class C Stock Prior to the Transaction."

EFFECT OF SEPARATION OF THE BUSINESS GROUPS

    The Construction Group from time to time has performed construction services for Diversified Group companies. After the Transaction is consummated and the Business Groups are no longer affiliated, opportunities might not be available to the Construction Group to the same extent as before the Transaction.

NO ASSURANCE OF ACHIEVEMENT OF BUSINESS OBJECTIVE

    The PKS Board believes that separation of the Business Groups will allow the management of the Construction Group to focus its attention and financial resources on its business. Although PKS believes that the Transaction will enable PKS Holdings to achieve this objective, there can be no assurance as to whether and to what extent this business objective of the Transaction will be achieved if the Transaction is consummated. See "The Transaction--Background and Purposes of the Transaction."

CURRENT REGISTRATION STATEMENT AND STATE REGISTRATION REQUIRED TO EXERCISE
  WARRANTS

    Diversified Holdings will be able to issue shares of Diversified Holdings Stock upon exercise of the Warrants only if there is a current registration statement then in effect with respect to such Diversified Holdings Stock, and only if such Diversified Holdings Stock is qualified for sale or exempt from qualification under applicable state securities laws. PKS has undertaken to keep current a registration statement which will permit the issuance of Diversified Holdings Stock upon exercise of the Warrants, but there can be no assurance that it will be able to do so. Although PKS has undertaken to qualify for sale the shares of Diversified Holdings Stock issuable upon exercise of the Warrants, or seek an exemption for such sale, under applicable state securities laws, no assurance can be given that such qualification will occur or that such exemptions will be available. The Warrants may be deprived of any value and any market for the Warrants may be limited if a current prospectus covering Diversified Holdings Stock upon the exercise of the Warrants is not kept effective or if such Diversified Holdings Stock is not qualified or is not exempt from qualification in the jurisdiction in which the holders of the Warrants reside. See "Description of the Warrants."

FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

    This Proxy Statement/Joint Prospectus contains certain forward-looking statements and information relating to PKS Holdings that are based on the beliefs of PKS or management of PKS or the Construction Group as well as assumptions made by and information currently available to PKS or such managements. When used in this document, the words "anticipate", "believe", "estimate" and "expect" and similar expressions, as they relate to PKS or PKS Holdings or the management of PKS or the Construction Group, are intended to identify forward-looking statements. Such statements reflect the current views of PKS or the Construction Group with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Proxy Statement/Joint Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Neither PKS nor PKS Holdings intends to update these forward-looking statements.

       RISK FACTORS REGARDING DIVERSIFIED HOLDINGS AFTER THE TRANSACTION

    If the Transaction is consummated, holders of Class D Stock will continue to hold the shares of Class D Stock which they held immediately prior to the Effective Time and holders of Class C Stock will receive Warrants. Upon filing of the Certificate Amendments, Class D Stock will be redesignated and modified as Diversified Holdings Stock and the Warrants will entitle the holders thereof to purchase Diversified Holdings Stock. Holders of Class C Stock and Class D Stock should consider carefully, in addition to the other information set forth in this Proxy Statement/Joint Prospectus, the factors set forth below.

NO ASSURANCE OF ACHIEVEMENT OF BUSINESS OBJECTIVES

    The Transaction is intended, among other things, to (i) permit the Diversified Group to attract and retain the senior management and employees needed to implement and develop the Diversified Group's Expansion Plan, including James Q. Crowe and R. Douglas Bradbury, (ii) enable the Diversified Group to access the capital markets in order to fund the Expansion Plan on more advantageous terms than would be available to the Diversified Group as part of PKS, (iii) enable the Diversified Group to pursue strategic investments and acquisitions, as part of the Expansion Plan, which could be foreclosed to the Diversified Group as part of PKS and (iv) allow the management of the Diversified Group to focus its attention and financial resources on its business. There can be no assurance as to whether and to what extent any of the business objectives of the Transaction will be achieved if the Transaction is consummated. See "The Transaction--Background and Purposes of the Transaction."

NO ASSURANCE OF TRANSACTION COMPLETION

    If the Transaction is consummated, the 1997 Conversion Period will be the last opportunity for holders of Class C Stock to convert Class C Stock into Class D Stock. In deciding whether to convert their Class C Stock, such holders of Class C Stock should recognize that consummation of the Transaction is subject to stockholder ratification of the Transaction, satisfaction of the Tax Condition and the decision of the PKS Board to proceed with the Transaction. Although it is likely that a holder of Class C Stock will know whether PKS Stockholders have ratified the Transaction before the holder must make a conversion decision for the 1997 Conversion Period, it is unlikely that a holder of Class C Stock will know whether the Tax Condition will be satisfied when the holder makes that decision. Furthermore, the PKS Board could determine to abandon, defer or modify the Transaction if it were to determine that such action were in the best interests of all PKS Stockholders. Accordingly, holders of Class C Stock electing to convert Class C Stock into Class D Stock during the 1997 Conversion Period will have no assurance that the Transaction will be consummated.

POTENTIAL CONSEQUENCES OF A FAILURE TO CONSUMMATE THE TRANSACTION

    Pursuant to the executive retention agreement among PKS, KDG and James Q. Crowe (the "Retention Agreement"), if the Transaction is abandoned and if, as currently anticipated, Mr. Crowe resigns as Chief Executive Officer of KDG, Mr. Crowe is entitled to acquire substantially all of the Diversified Group's assets relating to the Expansion Plan, at the Diversified Group's book value for those assets, and to pursue the business contemplated by the Expansion Plan outside of the Diversified Group. It is anticipated that such book value will be substantially lower than the amount of the Diversified Group's aggregate investment in such assets. See "Certain Relationships and Related Transactions." If Mr. Crowe chooses to exercise this purchase right, it is likely that substantially all of the employees retained to pursue the Expansion Plan would follow Mr. Crowe. As a result, if the Transaction is abandoned for any reason, it is possible that Mr. Crowe will leave the Diversified Group, that the Diversified Group will have to retain new senior management, that the Diversified Group will not be able to pursue the Expansion Plan and that the Diversified Group would have to redirect significantly its business strategy.

EXPANSION PLAN RISKS

    The decision of the Diversified Group to pursue the Expansion Plan entails significant and substantial risks not presented by the other Diversified Group businesses or current ownership of Class D Stock. These risks include:

    INCREASE IN EMPHASIS ON INFORMATION SERVICES BUSINESS. The Expansion Plan represents a major increase in emphasis by the Diversified Group on its information services business. In addition, the Expansion Plan provides for the creation of a new facilities-based Internet communications network. The Expansion Plan is in an early stage of development, thus making an evaluation of its risks and rewards extremely difficult and speculative. Furthermore, the Expansion Plan's focus on the information services business and the creation of an information services network ultimately will reduce the overall diversification of the Diversified Group's businesses, thus increasing the risk that a downturn in a single area of business could adversely affect overall Diversified Group performance.

    OPERATING LOSSES. The Diversified Group has recorded net profits in each year since it was established. The development of the Expansion Plan, however, will require significant capital expenditures, a substantial portion of which will be incurred before any related revenues from the Expansion Plan are realized. These expenditures, together with the associated early operating expenses, will result in negative cash flow until an increased customer base is established, and could result in substantial net losses for the Diversified Group in the developmental years of the Expansion Plan. There can be no assurance that Diversified Holdings will be able to achieve or sustain profitability in the future. In addition, net losses by the Diversified Group would reduce the formula price at which Diversified Holdings is required to repurchase Diversified Holdings Stock.

    SIGNIFICANT CAPITAL REQUIREMENTS. Diversified Holdings expects to fund the Expansion Plan through existing resources, internally generated funds and additional debt or equity financing as appropriate. In addition, Diversified Holdings could sell or dispose of existing businesses or investments to fund the Expansion Plan. There can be no assurance, however, that Diversified Holdings will be successful in producing sufficient cash flow or raising sufficient debt or equity capital on terms that it will consider acceptable, and proceeds of dispositions of Diversified Group assets might not reflect their intrinsic value. Failure to generate sufficient funds may require Diversified Holdings to delay or abandon some of its future expansion or expenditures, which could have a material adverse effect on its growth.

    COMPETITION. All the businesses encompassed by the Expansion Plan are subject to significant competition from a wide variety of competitors in the information services and telecommunications industries. Many of these existing and potential competitors have more experience than the Diversified Group and financial, personnel and other resources significantly greater than those of the Diversified Group.

    IMPLEMENTATION RISKS. Implementation of the Expansion Plan will require a rapid expansion of information services offerings and accelerated development of a facilities-based Internet network. This expansion and development will depend on, among other things, Diversified Holdings' ability to assess markets, design fiber optic network backbone routes, install facilities and obtain rights-of-way, building access and any required government authorizations and/or permits. As a result, there can be no assurance that Diversified Holdings will be able to accomplish all of the tasks necessary to implement the Expansion Plan. If Diversified Holdings is not able to accomplish those tasks efficiently and effectively, there will be a material adverse effect on its growth.

    RAPID TECHNOLOGICAL CHANGES. The businesses encompassed by the Expansion Plan are subject to rapid and significant changes in technology. While Diversified Holdings believes that, for the foreseeable future, these changes will not hinder the Expansion Plan, the effect of technological changes on the Expansion Plan cannot be predicted.

    DEPENDENCE ON KEY PERSONNEL. Diversified Holdings' businesses will be managed by a small number of key executive officers, particularly James Q. Crowe, Chief Executive Officer, and R. Douglas Bradbury, Chief Financial Officer, the loss of certain of whom could have a material adverse effect on Diversified Holdings. Diversified Holdings believes that its future success will depend in large part on its ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified personnel.

    OPERATIONAL ISSUES ARISING FROM RAPID GROWTH. Management of the business of the Diversified Group has required and will continue to require, among other things, continued development of financial and management controls, further controls of operating expenses as well as other costs, and the training of new personnel. There can be no assurance that Diversified Holdings will be able to manage successfully this growth and development. As Diversified Holdings continues this strategy of growth through investment and acquisitions, there can be no assurance that Diversified Holdings will be able to identify other suitable candidates for strategic investment and acquisition on acceptable terms or that it will be able to obtain the requisite financing for any such future investments or acquisitions. Additionally, there can be no assurance that any future investments or acquisitions will not have a material adverse effect on Diversified Holdings' operating results or on the value of Diversified Holdings Stock, particularly during the period immediately following such acquisitions.

LIMITED PUBLIC MARKET FOR DIVERSIFIED HOLDINGS STOCK; NO ASSURANCE AS TO LISTING

    There has been an extremely limited market for Class D Stock since its initial issuance in 1992. Class D Stock is not currently listed for trading on any stock exchange or market. Diversified Holdings does not expect to list Diversified Holdings Stock for trading on a stock exchange or market at the Effective Time. Diversified Holdings expects that it will not seek such a listing until it raises capital through a public equity offering or desires to have a listed equity security available for acquisitions. Any determination to raise public equity capital will depend on a number of factors including, without limitation, Diversified Holdings' capital needs, the availability and attractiveness of alternative sources of capital, the performance of Diversified Holdings and conditions in the public equity markets. Accordingly, no assurance can be given that Diversified Holdings Stock will be listed for trading in the future, or, if it is, when such listing will be accomplished or whether an active trading market will develop or be sustained.

MODIFICATION OF REPURCHASE OBLIGATION

    Under the PKS Certificate, PKS has an obligation to repurchase Class D Stock on the terms described under "Comparison of Class D Stock and Diversified Holdings Stock." The PKS Certificate provides that PKS may deliver promissory notes with a two-year term to satisfy its repurchase obligation if more than 10% of the shares of Class D Stock are tendered for repurchase in any calendar year. Diversified Holdings' obligation to repurchase Diversified Holdings Stock will be modified by the Certificate Amendments to provide that such promissory notes will have such term to maturity, up to ten years, as the Diversified Holdings Board may determine. Thus, holders of Diversified Holdings Stock may, under certain circumstances, have stock repurchased on less favorable terms than would holders of Class D Stock.

    The modification of the repurchase obligation with respect to Class D Stock may cause lenders that have extended credit secured by Class D Stock to conclude that the value of their collateral has been adversely affected and, as a result, these lenders may require borrowers to provide additional collateral. Furthermore, lenders may be less willing to extend credit secured by Diversified Holdings Stock.

DIVIDEND POLICY

    Diversified Holdings' dividend policy following the Transaction will be determined by the Diversified Holdings Board. Under Delaware law and the Diversified Holdings Certificate, the Diversified Holdings Board will not be required to declare dividends on any class of Diversified Holdings capital stock and will be free to adopt such dividend policy as it deems appropriate and to change its dividend policies and practices from time to time. It is not anticipated that Diversified Holdings will pay dividends to the holders of Diversified Holdings Stock in the foreseeable future. See "Comparison of Class D Stock and Diversified Holdings Stock."

EFFECT OF SEPARATION OF THE BUSINESS GROUPS

    The Diversified Group from time to time has been introduced to business relationships or investment opportunities as a result of its affiliation with the Construction Group. After the Transaction is consummated, those relationships and opportunities might not be available to Diversified Holdings. In addition, the Construction Group has performed and is currently performing services for businesses of the Diversified Group. Although those service arrangements are negotiated at arms length, the use of an affiliated contractor can have many benefits, including ease of contract administration and efficient resolution of disputes. After the Transaction is consummated, Diversified Holdings will no longer enjoy the benefits of using an affiliated contractor.

CERTAIN LIMITATIONS ON CHANGES IN CONTROL OF DIVERSIFIED HOLDINGS

    The Diversified Holdings Certificate and the By-laws of Diversified Holdings as proposed to be in effect at the Effective Time (the "Diversified Holdings By-laws") will contain certain provisions which could have the effect of delaying, deferring or preventing a change in control of Diversified Holdings, even if such a change would be favorable to the interests of the stockholders of Diversified Holdings, and of limiting any opportunity to realize premiums over prevailing market prices for Diversified Holdings Stock in connection therewith. These provisions include, but are not limited to, provisions providing for the classification of the Diversified Holdings Board, authorizing the issuance of preferred stock without stockholder approval and upon such terms as the Diversified Holdings Board may determine, prohibiting stockholder action by written consent, and eliminating the ability of stockholders to call special stockholder meetings and requiring stockholders to comply with certain procedures in order to nominate persons for election as directors or to introduce business to be considered at an annual or special meeting of stockholders. Furthermore, it is anticipated that the Diversified Holdings Board will adopt a stockholder rights plan (the "Diversified Holdings Rights Plan"), which could have the effect of delaying, deferring or preventing a change in control and of limiting any opportunity to realize premiums over prevailing market prices. See "The Certificate Amendments" and "Comparison of Class D Stock and Diversified Holdings Stock."

DILUTION RESULTING FROM EXERCISE OF WARRANTS

    The Warrants are structured so that the Exercise Price will always be at a discount to the Trading Price (as defined) of Diversified Holdings Stock throughout the term of the Warrants. Accordingly, substantially all Warrants are likely to be exercised and the exercise of the Warrants will in all cases cause dilution to the other holders of Diversified Holdings Stock. Further, the terms on which Diversified Holdings obtains financing may be affected by the existence of the Warrants. In addition, the possibility of approximately simultaneous exercise of significant numbers of Warrants may adversely affect the market price of the shares of Diversified Holdings Stock. See "Description of the Warrants."

FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

    This Proxy Statement/Joint Prospectus contains certain forward-looking statements and information relating to Diversified Holdings that are based on the beliefs of the management of PKS or of the Diversified Group as well as assumptions made by and information currently available to PKS or such managements. When used in this document, the words "anticipate", "believe", "estimate" and "expect" and similar expressions, as they relate to PKS or Diversified Holdings or the management of PKS or the Diversified Group, are intended to identify forward-looking statements. Such statements reflect the current views of the management of PKS or the Diversified Group with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Proxy Statement/Joint Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Neither PKS nor Diversified Holdings intends to update these forward-looking statements.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The Special Meeting will be held on           , 1997, at 10:00 a.m. local
time, at the Cloud Room, Kiewit Plaza, Omaha, Nebraska 68131.

PURPOSE OF THE SPECIAL MEETING

    The Special Meeting is being held to consider and vote upon (i) ratification of the Transaction and (ii) approval of the Certificate Amendments.

RECOMMENDATION OF THE PKS BOARD

    The PKS Board has unanimously approved the Transaction and the Certificate Amendments and recommends that PKS Stockholders vote to ratify the Transaction and approve the Certificate Amendments. For a description of the reasons for the Transaction, see "The Transaction--Background and Purposes of the Transaction." For a description of the reasons for the Certificate Amendments, see "The Certificate Amendments." Each member of the PKS Board has indicated to PKS that he intends to vote all of his shares of Class C Stock and Class D Stock to ratify the Transaction and to approve the Certificate Amendments.

SPECIAL MEETING RECORD DATE

    PKS Stockholders at the close of business on           , 1997, the Special
Meeting Record Date, are entitled to notice of and to vote at the Special
Meeting.

APPRAISAL RIGHTS

    PKS Stockholders will not be entitled to appraisal rights as a result of the Transaction.

VOTING

    Although stockholder action with respect to the Transaction is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and the PKS Stockholders. Ratification of the Transaction requires the affirmative vote of (i) a majority of the shares of Class C Stock present and voting at the Special Meeting, voting separately as a class, and
(ii) a majority of the shares of Class D Stock present and voting at the Special Meeting, voting separately as a class. Approval of the Certificate Amendments under Delaware law and the PKS Certificate requires the affirmative vote of (x) at least 80% of the outstanding shares of Class C Stock, voting separately as a class, (y) a majority of the outstanding shares of Class D Stock, voting separately as a class, and (z) a majority of the outstanding shares of Class C Stock and Class D Stock, voting together.

    Each share of PKS Stock outstanding at the close of business on the Special Meeting Record Date is entitled to one vote at the Special Meeting. As of the
Special Meeting Record Date there were       shares of Class C Stock and
      shares of Class D Stock outstanding and entitled to vote at the Special Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Special Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal. Abstentions and "non-votes" will have the effect of votes against the Certificate Amendments.

PROXIES

    All shares of PKS Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Special Meeting in accordance with the directions on the proxies. If no direction is indicated on a properly executed proxy, the shares will be voted in favor of the proposals. If any other matters are properly presented at the Special Meeting for action, which is not anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. Any PKS Stockholder returning a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Stock Registrar of PKS or by executing and delivering a later-dated proxy. In addition, any person who has executed a proxy and is present at the Special Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given. Any written notice revoking a proxy should be sent to Peter Kiewit Sons', Inc., 1000 Kiewit Plaza, Omaha, Nebraska 68131, Attention: Stock Registrar.

    If a quorum is not present at the time the Special Meeting is convened, or if PKS believes that additional time should be allowed for the solicitation of proxies or for any other reason, PKS may adjourn the Special Meeting from time to time upon a vote of a majority of PKS Stockholders present at the Special Meeting in person or by proxy. If PKS proposes any adjournment of the Special Meeting by a vote of PKS Stockholders, the persons named in the enclosed form of proxy will vote all shares of PKS Stock for which they have voting authority in favor of such adjournment.

SOLICITATION COSTS

    PKS will bear the costs of this solicitation. In addition to solicitation by mail, banks, brokers, and other custodians, nominees and fiduciaries will be requested to supply proxy material to the beneficial owners of Class C Stock and Class D Stock of whom they have knowledge, and will be reimbursed for their expenses in so doing. Certain directors, officers and other employees of PKS, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telefax.

                                THE TRANSACTION

GENERAL

    PKS Stockholders are being asked to ratify the decision of the PKS Board to effect the Transaction, which would separate the Construction Group and the Diversified Group into two independent companies. The Transaction will be consummated at the Effective Time, which will be a date to be determined by the PKS Board after the satisfaction of the conditions of the Transaction. See "--Conditions of the Transaction." The Transaction consists of the Share Exchange and the Warrant Distribution. It is currently anticipated that the Effective Time would occur during the second quarter of 1998. At the Effective Time, by resolution of the PKS Board pursuant to existing provisions of the PKS Certificate, the PKS Board will cause each outstanding share of Class C Stock to be mandatorily exchanged, pursuant to the Share Exchange, for one share of PKS Holdings Stock.

    As a result of the Share Exchange: (i) PKS Holdings, a newly formed, direct, wholly owned subsidiary of PKS, will become an independent company conducting the business of the Construction Group, and each share of Class C Stock outstanding at the Effective Time will be mandatorily exchanged for one share of PKS Holdings Stock; and (ii) PKS will become an independent company conducting the business of the Diversified Group, and the shares of Class D Stock outstanding at the Effective Time will constitute the only outstanding shares of capital stock of PKS. Immediately following the Share Exchange, PKS Holdings will be renamed "Peter Kiewit Sons', Inc." and PKS will be renamed "Diversified Holdings, Inc." Prior to the Effective Time, PKS will effect the Warrant Distribution by declaring a dividend of eight-tenths of one Warrant with respect to each then-outstanding share of Class C Stock. At the Effective Time, the eight-tenths of one Warrant will attach to the share of PKS Holdings Stock which will be exchanged for such share of Class C Stock in the Share Exchange. Certificates representing the Warrants will not be distributed until after the Share Exchange is consummated. See "--The Warrant Distribution." For an explanation of certain factors to be considered with respect to the Transaction, see "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of the Warrants" and "Risk Factors Regarding Diversified Holdings After the Transaction."

BACKGROUND AND PURPOSES OF THE TRANSACTION

    THE 1992 AMENDMENT. In January 1992, PKS Stockholders approved an amendment to the PKS Certificate (the "1992 Amendment") pursuant to which each share of PKS' then existing Class C stock was automatically exchanged for one share of Class C Stock and one share of Class D Stock. The 1992 Amendment also provided holders of Class C Stock with the right to convert Class C Stock into Class D Stock, exercisable during the period from October 15 through December 15 of each year and effective January 1 of the following year, on the basis of the ratio of the Class C Per Share Price to the Class D Per Share Price in effect on such January 1. The 1992 Amendment was intended to provide PKS Stockholders with separate interests in the Business Groups without diminishing the benefits of remaining a single corporation or restricting PKS future restructuring options, and to remove potential demands on PKS' equity base presented by the repurchase obligation as then set forth in the PKS Certificate. The conversion provision achieved the latter goal by permitting holders of Class C Stock who were leaving the employment of PKS to convert their Class C Stock, tax-free, into another PKS equity security instead of selling Class C Stock back to PKS for cash on a taxable basis.

    The Consent Statement and Prospectus of PKS dated November 5, 1991 (the "Consent Statement") distributed to the holders of the then existing Class C Stock in connection with the 1992 Amendment acknowledged the possibility of future public trading of Class D Stock, or of a permanent separation of the Construction Group and the Diversified Group. In the Consent Statement, PKS acknowledged that, in the future, it might facilitate the public trading of Class D Stock depending upon a number of factors, including the desirability of reducing the Class D Stock repurchase obligation, the need to raise capital by issuing Class D Stock in the public and private capital markets and the maturation of the Diversified

Group businesses. The Consent Statement also noted that under the 1992 Amendment, PKS could, upon a two-thirds vote of the PKS Board, require a mandatory exchange of Class D Stock or Class C Stock for the stock of the related Diversified Group or Construction Group subsidiary in order to "spin-off" the subsidiary.

    DIVERSIFIED GROUP DEVELOPMENT. At the time of the 1992 Amendment, the Diversified Group assets included substantial cash resources, coal mining properties and several smaller investments in start-up or early growth stage companies, such as PKSIS, MFS and CalEnergy. At the time, the Diversified Group's cash resources had been derived primarily from the sale of the packaging and other businesses that had comprised The Continental Group, Inc. Since the 1992 Amendment, the Diversified Group has invested substantial additional sums in PKSIS, MFS and CalEnergy, and has made significant investments in new businesses, such as the 1993 acquisition of C-TEC, a series of international power generation projects with CalEnergy and the joint acquisition with CalEnergy in 1996 of Northern Electric plc.

    As the Diversified Group business has grown, the PKS Board has from time to time considered proposals intended to address issues created by that growth, including proposals for the listing of Class D Stock and proposals for the separation of the Construction Group and the Diversified Group. In 1995, the PKS Board considered proposals for the listing of Class D Stock and for the separation of the Business Groups before approving a tax-free spin-off of the Diversified Group's ownership interest in MFS as a way to provide MFS with the maximum flexibility possible to raise capital in the public capital markets and to grow through acquisitions and as a way to address the substantial disparity at that time between the value of the Diversified Group business, on one hand, and the Class D Formula Value and Class D Per Share Price, on the other.

    MANAGEMENT STUDY OF ALTERNATIVES. Although the MFS spin-off dealt with some of the issues facing PKS in 1995, PKS continued to be confronted by issues created by the growth of the Diversified Group business and the operation of two very different businesses under a single corporate umbrella. In October 1996, the PKS Board directed PKS management to pursue a listing of Class D Stock as a way to deal with certain of those issues and certain other issues created by PKS' two-class capital stock structure, and shortly thereafter PKS management began to examine the consequences of a listing of Class D Stock for PKS and the Business Groups. During the course of its examination of the consequences of a listing of Class D Stock, PKS management concluded that a listing of Class D Stock would not adequately address those issues, particularly in light of the Expansion Plan and the need to attract and retain senior management and employees, and instead began to study a separation of the Construction Group and the Diversified Group as a way to address those issues. At the regular meeting of the PKS Board on July 23, 1997, PKS management submitted for consideration by the PKS Board a proposal for separation of the Construction Group and the Diversified Group on substantially the terms eventually approved by the PKS Board. The PKS Board considered management's proposal at that meeting and at a special meeting of the PKS Board on August 14, and approved the proposal at its August 14 meeting.

    PKS BOARD CONCLUSIONS. The PKS Board has concluded that, at some time in the future, the Diversified Group will be required to access the public equity capital markets in order to accommodate its growth and development, and in particular to implement the Expansion Plan. Because Class D Stock is a "targeted" or "tracking" stock (I.E., stock of a company the economic attributes of which target or track the financial performance of a subsidiary of the company), and because the PKS Certificate provides for substantial control by the holders of Class C Stock over PKS in general and the Diversified Group in particular, the PKS Board believes that public equity capital markets would assess a substantial discount to the intrinsic value of Diversified Group's businesses in determining a public trading price for Class D Stock. Accordingly, the PKS Board believes that the price of Class D Stock, if publicly traded, would not reflect the intrinsic value of the Diversified Group businesses and assets, and that the price might substantially understate that intrinsic value. The PKS Board has also concluded that substantial tracking stock and control discounts would not be applied to common stock issued by the Diversified Group as a stand-alone company and that the trading price of the common stock of a stand-alone Diversified Group would more closely reflect the intrinsic value of the Diversified Group's businesses and assets.

    The PKS Board has determined that providing the Diversified Group with the most cost-effective and efficient equity capital instrument will be a key element in enabling the Diversified Group to continue to grow and develop its businesses and in particular to design, implement and refine the Expansion Plan for the following three reasons.

    First, in order to continue the growth of the Diversified Group and to implement the Expansion Plan, PKS will need to attract an experienced and sophisticated senior management team, and a large group of technologically sophisticated employees. The PKS Board believes that stock purchase and stock option plans will be an important component of any compensation program designed for the Diversified Group's management and employees, and that an efficient and effective equity currency will be the cornerstone of any such plans. The decision to separate the Diversified Group and the Construction Group, thus creating a stand-alone equity currency, was an important factor in recruiting James Q. Crowe and R. Douglas Bradbury to lead the Diversified Group's management team. For the reasons described above, the PKS Board believes that Diversified Holdings Stock will better suit the needs of such equity plans than would Class D Stock.

    Second, the PKS Board believes that the Diversified Group will be required to spend substantial sums of money over the next few years to continue the growth of the Diversified Group businesses and implement the Expansion Plan. The PKS Board has concluded that currently available cash and anticipated cash flow from conversions of Class C Stock and from existing Diversified Group businesses will not meet those cash needs. As a result, the PKS Board believes that the Diversified Group will have to raise significant amounts of capital in the public and private capital markets, and that the Diversified Group will be able to raise capital on more cost-effective terms if the Transaction is consummated and the Diversified Group becomes an independent public company.

    Third, the PKS Board believes that strategic investments and acquisitions might be a key element in permitting the Diversified Group to acquire the assets and human resources necessary to implement the Expansion Plan. In many circumstances, publicly traded equity capital is a key to successful and cost-effective completion of such transactions. The PKS Board, therefore, believes that a separation of the Business Groups, which will enable the Diversified Group to issue a stand-alone equity security, will facilitate accomplishment of such transactions by the Diversified Group.

    In addition to the benefits of the Transaction derived from the issuance by the Diversified Group of a stand-alone equity security, the PKS Board has determined that a separation of the Diversified Group and the Construction Group will allow the management of each Business Group to focus its attention and financial resources on its respective business. Under PKS' current capital structure, the management of each Business Group devotes considerable time and attention to the affairs of the other Business Group, thus detracting from its ability to focus on the operations of its Business Group. These distractions are exacerbated by significant differences in the types of businesses conducted by each Business Group, which require each management team to spend substantially more time understanding the underlying businesses of the other group than it would spend if the Business Groups were more similar. The PKS Board believes that the separation of the Business Groups will permit the management of each Business Group to focus its efforts on its own Business Group.

    Based on the foregoing considerations and the advice of Gleacher NatWest, Inc. ("Gleacher NatWest"), financial advisor to PKS, the PKS Board concluded that a separation of the Construction Group and the Diversified Group would address the problems presented by Diversified Group growth and the implementation of the Expansion Plan better than would a listing of Class D Stock. A separation of the Business Groups, however, will eliminate the Conversion Right. Under the PKS Certificate, Class C Stock is converted into Class D Stock based upon the ratio of the Class C Per Share Price to the Class D Per

Share Price. The PKS Board believes that the Conversion Right currently has potential value. A separation of the Construction Group and the Diversified Group and the resulting loss of the Conversion Right would eliminate that potential value. In formulating the proposal submitted to the PKS Board, therefore, PKS management, in consultation with Gleacher NatWest, devised the Warrants to recognize the potential value. The terms of the Warrants were developed through negotiations between the management of the Construction Group and the management of the Diversified Group.

    The PKS Board has concluded that the Warrants recognize the potential value of the Conversion Right, without burdening or diluting holders of Class D Stock. In reaching this conclusion, the PKS Board considered a number of factors, including: the terms of the Warrants; the PKS Board's assessment of the potential value of the Conversion Right; estimates of the likely timing of the exercise of conversion rights by current holders of Class C Stock; the nominal and actual values of the Warrants to holders of Class C Stock; estimates of the present value cost of, and resulting dilution from, the Warrants to holders of Class D Stock; and estimates of the present value cost of, and the dilution resulting to, holders of Class D Stock from estimated exercises of the Conversion Right. The PKS Board also considered the advice and analyses presented by Gleacher NatWest at meetings of the PKS Board on July 23 and August 14, as reflected in the fairness opinion attached as Appendix C hereto.

OPINION OF FINANCIAL ADVISOR

    In reaching a decision to recommend the Transaction, the PKS Board considered the advice of PKS' financial advisor, Gleacher NatWest. Gleacher NatWest was selected to act as financial advisor to PKS based on its qualifications, expertise and reputation, as well as its investment banking relationships and familiarity with PKS and its subsidiaries. At the August 14, 1997 meeting of the PKS Board, Gleacher NatWest delivered an oral opinion to the PKS Board, which was confirmed in writing as of the date of this Proxy Statement/Joint Prospectus, that based upon the matters set forth in such opinion, the Transaction is fair from a financial point of view to the holders of Class C Stock and the holders of Class D Stock. As noted in "--Background and Purposes of the Transaction", the opinion of Gleacher NatWest was among many factors considered by the PKS Board in determining to unanimously approve the Transaction.

    A summary of the opinion rendered by Gleacher NatWest with respect to the Transaction is set forth below. The full text of such opinion, dated as of the date hereof, which sets forth certain assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C hereto and is incorporated herein by reference. PKS Stockholders are urged to read such opinion carefully and in its entirety. The summary of the opinion of Gleacher NatWest set forth herein is qualified by reference to the full text of such opinion. Gleacher NatWest's opinion is addressed to the PKS Board and does not constitute a recommendation to any holder of Class C Stock or any holder of Class D Stock as to how such holder should vote at the Special Meeting.

    In arriving at its opinion, Gleacher NatWest, among other things: (i) reviewed the financial terms of the Transaction as described in this Proxy Statement/Joint Prospectus and the various agreements relating to the Transaction referred to in this Proxy Statement/Joint Prospectus; (ii) conducted discussions with members of management of PKS, the Construction Group and the Diversified Group with respect to the historical and current businesses and the future prospects of the Construction Group and the Diversified Group, the anticipated effects of the Transaction on the capital structures, cash flows and operations of the Construction Group and the Diversified Group; (iii) analyzed certain historical and financial information relating to the Construction Group and the Diversified Group; (iv) reviewed public information as filed with the Commission relating to PKS, the Construction Group and the Diversified Group, including audited financial statements; (v) reviewed the terms of the Consent Statement, relating to the 1992 Amendment; and (vi) conducted such other financial studies, analyses and investigations as it deemed appropriate.

    In rendering its opinion, Gleacher NatWest assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the information reviewed by it. Gleacher NatWest also assumed, based upon the information which had been provided to it and without assuming responsibility for independent verification thereof, that no material undisclosed or contingent liability existed with respect to PKS, the Construction Group or the Diversified Group. Gleacher NatWest did not make any independent evaluation or appraisal of the assets or liabilities of the Construction Group or the Diversified Group. Gleacher NatWest's opinion was based necessarily on the economic, market and other conditions existing on the date of its opinion and the information made available to it. Gleacher NatWest does not make a market in any of the securities of PKS.

    No limitations were imposed by PKS or the PKS Board upon Gleacher NatWest with respect to the investigations made or the procedures followed by Gleacher NatWest.

    The following is a summary of the discussion and analyses presented by Gleacher NatWest to the PKS Board on August 14, 1997 in connection with rendering its opinion.

    Gleacher NatWest first reviewed the principal terms of the Transaction and discussed the potential benefits to be derived from the Transaction. In particular, Gleacher NatWest reviewed the terms of the Warrant Distribution, the Share Exchange, the Conversion Cap and the Installment Note Program. Gleacher NatWest also reviewed in detail the terms of the Warrants, including the number of Warrants to be distributed per share of Class C Stock, the Fixed Dollar Discount and the adjustments thereto and the exercise and transfer conditions to the Warrants. In addition, Gleacher NatWest reviewed the Conversion Right.

    Gleacher NatWest then provided an analysis of the assets owned by the Diversified Group and a range of the potential fully diluted trading value of Class D Stock if such shares were to be listed on a public exchange and if no tracking stock or control discounts were to be applied to Class D Stock. Gleacher NatWest noted specifically that such range did not represent an estimate of the actual trading prices of Class D Stock, and that such actual trading prices of Class D Stock, in its current form, could be substantially lower than such range due to the lack of an established trading market for Class D Stock and the likely application of such discounts to Class D Stock. This range was determined by taking into account a variety of relevant factors, including historical and current market values for CalEnergy and C-TEC, internal valuations for PKS and other illiquid assets, anticipated cash flows (at various discount rates) for energy projects, the potential dilution represented by the Conversion Right and estimates of embedded taxes.

    Based on an assumed Fixed Dollar Discount of $25.00 per share, Gleacher NatWest then determined a range of aggregate nominal values for the Warrants and a range of aggregate present values for the Warrants, depending upon various estimates of the number of shares of Class C Stock to be converted into Class D shares during the 1997 Conversion Period. Gleacher NatWest noted that the present value of the Warrants will depend upon the timing of exercise of the Warrants and assumptions regarding an appropriate discount rate.

    Gleacher NatWest then estimated the potential dilution to holders of Class D Stock due to the issuance of the Warrants. Gleacher NatWest made estimations regarding the timing of future Warrant exercises and assumptions regarding the future growth in the value of Class D Stock and provided a table indicating the economic dilution under a range of these assumptions.

    Based upon the foregoing analyses and considerations, Gleacher NatWest indicated to the PKS Board that it was Gleacher NatWest's opinion that the Transaction is fair to both the holders of Class C Stock and the holders of Class D Stock.

    Gleacher NatWest believes that its analyses must be considered as a whole and that selecting portions of such analyses or any of the factors considered, without considering all such analyses and factors, could create an incomplete view of the process underlying its analyses and opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Gleacher NatWest has not indicated that any of the analyses which it performed had a greater significance than any other. In performing its analyses, Gleacher NatWest made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PKS. Such analyses were prepared solely as a part of Gleacher NatWest's analyses of the fairness of the Transaction to holders of Class C Stock and the holders of Class D Stock and were provided to the PKS Board in connection with the delivery of Gleacher NatWest's opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty.

    Gleacher NatWest is an internationally recognized investment banking and advisory firm that regularly engages in the valuation of businesses and their securities in connection with mergers, acquisitions and corporate restructurings.

    PKS retained Gleacher NatWest to provide a wide range of financial advisory services to PKS and its subsidiaries during a one-year period beginning June 1, 1997 for an aggregate fee of $1.8 million. PKS has also agreed, among other things, to reimburse Gleacher NatWest for all reasonable out-of-pocket expenses incurred in connection with the services provided by Gleacher NatWest, and to indemnify and hold harmless Gleacher NatWest and certain related parties from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, in connection with its engagement.

    Gleacher NatWest has acted from time to time as a financial advisor to PKS and affiliates of PKS. During the past several years, Gleacher NatWest has provided a wide range of financial advisory services and has received customary fees in connection with such services. In the past, Gleacher NatWest has also acted as a financial advisor to affiliates of PKS, including MFS. In September 1995, PKS distributed to holders of Class D Stock all of its interest in MFS. Certain professionals of Gleacher NatWest hold an aggregate of 30,000 shares of Class D Stock.

RECOMMENDATION OF THE PKS BOARD

    Based on the foregoing, the PKS Board has determined that the Transaction and the Certificate Amendments are in the best interests of, and fair to, PKS and each of the Business Groups, and, therefore, all PKS Stockholders. The PKS Board has unanimously approved the Transaction and the Certificate Amendments and recommends that PKS Stockholders ratify the Transaction and approve the Certificate Amendments by executing and returning the enclosed proxy.

EFFECTS OF THE TRANSACTION

    CLASS C STOCK. Upon consummation of the Transaction, each outstanding share of Class C Stock will be mandatorily exchanged for one fully paid and nonassessable share of PKS Holdings Stock. Holders of Class C Stock will become stockholders of PKS Holdings rather than of PKS. PKS Holdings Stock will not have any preemptive or subscription rights. As stockholders of PKS Holdings, such holders' rights will continue to be governed by Delaware law and will be governed by the PKS Holdings Certificate and the By-laws of PKS Holdings as proposed to be in effect at the Effective Time (the "PKS Holdings By-laws"). The rights of, and restrictions upon, PKS Holdings Stock under the PKS Holdings Certificate will be substantially similar to those of Class C Stock under the PKS Certificate, except that there will be no rights or restrictions comparable to those in the PKS Certificate relating to Class D Stock. See "Comparison of Class C Stock and PKS Holdings Stock."

    CLASS D STOCK. Upon consummation of the Transaction and the filing of the Certificate Amendments, each outstanding share of Class D Stock will remain outstanding and be subject to the PKS Certificate, as amended by the Certificate Amendments. The Certificate Amendments will change the name of PKS to "Diversified Holdings, Inc.", redesignate Class D Stock as "Common Stock, par value $.01 per share", modify the repurchase rights to which the holders of Class D Stock are entitled, delete the provisions regarding Class C Stock, add certain corporate governance provisions and make certain other changes described herein. See "The Certificate Amendments." Upon consummation of the Transaction, holders of Class D Stock will hold Diversified Holdings Stock. As stockholders of Diversified Holdings, such holders' rights will continue to be governed by Delaware law and will be governed by the Diversified Holdings Certificate and the Diversified Holdings By-laws. See "Comparison of Class D Stock and Diversified Holdings Stock."

THE WARRANT DISTRIBUTION

    Prior to the Effective Time, PKS will effect the Warrant Distribution by declaring a dividend of eight-tenths of one Warrant with respect to each then-outstanding share of Class C Stock. At the Effective Time, the eight-tenths of one Warrant will attach to the share of PKS Holdings Stock which will be exchanged for such share of Class C Stock in the Share Exchange, except as described in "--Conversion of Class C Stock Prior to the Transaction" below. Certificates representing the Warrants will not be distributed until after the Share Exchange is consummated. The Warrants will expire if the Transaction is abandoned. Persons issued shares of either Class C Stock or PKS Holdings Stock following the record date for the Warrant Distribution (which will be a date subsequent to January 1, 1998 to be determined by the PKS Board) will not be entitled to receive Warrants with respect to such shares.

    Each Warrant will entitle the registered holder thereof to purchase, until April 15, 2010, one share of Class D Stock (or, after the Certificate Amendments have been effected, one share of Diversified Holdings Stock) at the Exercise Price which equals the Trading Price minus the Fixed Dollar Discount. The Trading Price, if the Diversified Holdings Stock is not publicly traded, is a per share price of Diversified Holdings Stock based on an appraisal as of December 31 of each year beginning December 31, 1999 by an investment bank of the value of Diversified Holdings Stock as if Diversified Holdings were a publicly traded company. The Trading Price, if the Diversified Holdings Stock is publicly traded, is based on a monthly calculation of the average trading price during a certain period in the prior month. The Fixed Dollar Discount varies from $15.00 to $25.00, based on the Trading Price and subject to certain adjustments. The Exercise Price, the terms used to calculate the Exercise Price and the number of shares of Diversified Holdings Stock received upon the exercise of each Warrant are subject to adjustment under certain circumstances. Since the Exercise Price varies with the Trading Price, the value of the Warrants is limited to the amount by which the Trading Price exceeds the Exercise Price of the Warrants, or the Fixed Dollar Discount.

    The Warrants may not be exercised prior to the earlier to occur of (x) the exercise period following the December 31, 1999 valuation if Diversified Holdings Stock is not yet publicly traded and (y) 90 days (subject to extension to up to 180 days in certain circumstances) after Diversified Holdings Stock becomes publicly traded. Furthermore, a Warrant may only be exercised upon the earliest of (i) the repurchase or redemption by PKS Holdings of the share of PKS Holdings Stock to which such Warrant is attached, (ii) the exchange of the share of PKS Holdings Stock to which such Warrant is attached into another class of securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings and (iii) April 15, 2006. Notwithstanding the limitations described in the preceding two sentences, the Warrants will be exercisable after the occurrence of a change of control of Diversified Holdings. If Diversified Holdings Stock is not publicly traded, exercisable Warrants may be exercised during a twenty-day period each year following the notification to the registered holders of Warrants of the Exercise Price for such year; if Diversified Holdings Stock is publicly traded, exercisable Warrants may be exercised during a seven-day period each month.

    No Warrant may be transferred prior to the Share Exchange. Following the Share Exchange and prior to the first day on which a given Warrant becomes exercisable such Warrant may only be transferred (i) if such transfer is being made to Diversified Holdings or (ii) in a simultaneous transfer to the same transferee with the share of PKS Holdings Stock to which such Warrant is attached provided that such transfer of such share of PKS Holdings Stock is permitted by the PKS Holdings Certificate.

    Upon exercising Warrants, a holder will pay to the Warrant Agent (as defined below) the Exercise Price for the number of shares with respect to which the Warrants are exercised. The payment will, at the option of the holder, be made
(i) in cash or by certified check or wire transfer of immediately available funds, (ii) by delivering a number of shares of Diversified Holdings Stock determined in accordance with a specified formula (a "Share Exercise") or (iii) by reducing the number of shares of Diversified Holdings Stock that would otherwise be issuable upon exercise of the Warrants in accordance with a specified formula (a "Cashless Exercise"). For a discussion of certain U.S. federal income tax considerations concerning the manner in which a holder elects to pay the Exercise Price, see "--Certain U.S. Federal Income Tax Considerations."

    See "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of the Warrants-- Limitations on Exercise and Transfer of the Warrants" and "Description of the Warrants."

EXCHANGE OF CLASS C STOCK; DELIVERY OF CERTIFICATES FOR PKS HOLDINGS STOCK AND
  WARRANTS

    By resolution of the PKS Board pursuant to its existing powers under the PKS Certificate, at the Effective Time each issued and outstanding share of Class C Stock will be mandatorily exchanged for one share of PKS Holdings Stock. Accordingly, immediately after the Effective Time, (i) for all purposes of determining the record holders of PKS Holdings Stock, the holders of Class C Stock immediately prior to the Effective Time shall be deemed to be holders of PKS Holdings Stock and (ii) subject to any permitted transfer of such stock, such holders shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, PKS Holdings Stock. PKS will mail, as promptly as practicable, to each record holder of Class C Stock as of the Effective Time, appropriate documentation for such holder to use in surrendering the certificates which represented such holder's Class C Stock in exchange for (x) a certificate representing the number of shares of PKS Holdings Stock to which such holder is entitled and (y) certificates representing the Warrants attached to those shares of PKS Holdings Stock. Holders of shares of Class C Stock will be instructed to mail the certificates representing such shares to PKS accompanied by such documentation. HOLDERS OF CLASS C STOCK SHOULD NOT RETURN SUCH CERTIFICATES WITH THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT/JOINT PROSPECTUS. Diversified Holdings will mail, as promptly as practicable after the Effective Time to each record holder of Warrants who is not at that time a record holder of Class C Stock, certificates representing such holder's Warrants.

CONDITIONS OF THE TRANSACTION

    Consummation of the Transaction is subject to ratification of the Transaction by the PKS Stockholders and satisfaction of the Tax Condition. The PKS Board will retain discretion, even if stockholder ratification of the Transaction is obtained and the Tax Condition is satisfied, to abandon, defer or modify the Transaction if the PKS Board believes that to do so would be in the best interests of all PKS Stockholders. Unless the PKS Board determines to extend the date, the PKS Board intends to abandon the Transaction if it is not consummated by October 15, 1998. The PKS Board also has determined that if the Transaction is not ratified, the PKS Board will not proceed with the Transaction. The Certificate Amendments will be effected only if the Transaction is consummated. Stockholder approval of the Certificate Amendments is not a condition to consummation of the Transaction. In the event the Certificate Amendments are not approved by PKS Stockholders but the Transaction is ratified and consummated, the Certificate Amendments will be reproposed at a subsequent meeting of stockholders of Diversified Holdings.

CONVERSION OF CLASS C STOCK PRIOR TO THE TRANSACTION

    Holders of PKS Holdings Stock (I.E., the former holders of Class C Stock) will have no rights comparable to the Conversion Right, which permits holders of Class C Stock to convert shares of Class C Stock into Class D Stock. Consequently, should the Transaction be consummated, the 1997 Conversion Period would be the final opportunity to convert shares of Class C Stock into shares of Class D Stock. Holders of Class C Stock who convert such shares during the 1997 Conversion Period will not receive Warrants with respect to such converted shares pursuant to the Warrant Distribution.

    Under the PKS Certificate, PKS may elect to repurchase any shares of Class C Stock tendered for conversion into Class D Stock during the 1997 Conversion Period at the applicable Class C Per Share Price. A tendering holder of Class C Stock who is an employee of PKS or a 20%-owned subsidiary of PKS may withdraw the tender of any shares which PKS has elected to repurchase. Pursuant to this grant of authority, the PKS Board has set the Conversion Cap, which limits to 3,000,000 shares the number of shares of Class C Stock that can be converted during the 1997 Conversion Period. The PKS Board has imposed the Conversion Cap in order to limit the potential dilution to holders of Class D Stock resulting from conversions during the 1997 Conversion Period.

    Holders of Class C Stock tendering shares of Class C Stock for conversion during the 1997 Conversion Period will be required to indicate whether, if the Conversion Cap applies: (i) such holder desires to receive cash in exchange for any shares of Class C Stock such holder is unable to convert as a result of the Conversion Cap; (ii) such holder desires to receive a short-term promissory note (as described below) for such unconverted stock; or (iii) such holder desires to have such unconverted stock returned to the holder.

    PKS expects that holders of Class C Stock who intend to leave the employment of PKS at year end 1997 or shortly thereafter will elect to receive cash or a short-term promissory note for such unconverted stock and that all other holders of Class C Stock will elect to have such unconverted stock returned to them. PKS expects to pay cash and deliver promissory notes for unconverted Class C Stock on or about March 1, 1998. Any such promissory note will be unsecured, will be payable on January 15, 1999 and will bear interest at an annual rate of 6% from the date of issuance, payable at maturity. The record date for the Warrant Distribution will be subsequent to January 1, 1998 and prior to the payment of cash or delivery of promissory notes for such unconverted stock. All tendering holders of Class C Stock who are unable to convert shares of Class C Stock into Class D Stock during the 1997 Conversion Period as a result of the Conversion Cap will receive Warrants in the Warrant Distribution with respect to such unconverted shares of Class C Stock. If a holder of Class C Stock elects to receive cash or a short-term promissory note for any such unconverted Class C Stock, the related Warrants will be delivered to such holder following consummation of the Transaction, and will not be attached to any Class C Stock or PKS Holdings Stock.

    If the Transaction is not consummated, PKS intends to offer to sell Class D Stock to tendering holders of Class C Stock who were unable to convert Class C Stock as a result of the Conversion Cap and received cash or a short-term promissory note for such unconverted Class C Stock. PKS intends to offer to each such Class C holder a number of shares of Class D Stock equal to the number of shares of Class D Stock into which such unconverted shares of Class C Stock would have been convertible but for the application of the Conversion Cap, at a price per share of Class D Stock equal to the Class D Per Share Price as of January 1, 1998.

    Whenever Class C Stock is converted into Class D Stock, it has been PKS' practice (although the terms of the PKS Certificate do not require that it do so) to transfer funds from the Construction Group to the Diversified Group, in an amount equal to the aggregate Class C Per Share Price of the Class C Stock so converted, in order that the conversion will not have the effect of diluting the Class D Formula Value. PKS will take the same action with respect to Class C Stock converted into Class D Stock during the 1997 Conversion Period. Thus, the more Class C Stock that is converted during the 1997 Conversion Period, the greater the funds that will be transferred from the Construction Group to the Diversified Group. For example, if 1,500,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $72,000,000 from the Construction Group to the Diversified Group; if 3,000,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $144,000,000 from the Construction Group to the Diversified Group (calculated in each case assuming a year end 1997 Class C Per Share Price of $48.00). See "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of the Warrants--Transfers from the Construction Group."

INSTALLMENT NOTE PROGRAM

    If the Transaction is consummated, PKS Holdings intends to institute the Installment Note Program, to allow holders of PKS Holdings Stock to elect to receive Installment Notes as an alternative to cash upon repurchase of PKS Holdings Stock in accordance with the PKS Holdings Certificate. Under the PKS Certificate and the PKS Holdings Certificate, holders of Class C Stock have, and holders of PKS Holdings Stock will have, the right to sell Class C Stock or PKS Holdings Stock to the issuer, at the Class C Per Share Price or PKS Holdings Per Share Price, as applicable. Any such sales are for cash, which is required to be paid to the selling holder, without interest, within 60 days of the tender of the stock to the issuer.

    Under the Installment Note Program, PKS Holdings intends to offer to holders of PKS Holdings Stock who tender stock for sale to PKS Holdings, the option to receive any or all of the purchase price for the PKS Holdings Stock in an Installment Note. Installment Notes will have provisions, such as term to maturity, interest rate, and interest and principal payment terms, as determined by the PKS Holdings Board from time to time.

    PKS Holdings expects that selling holders of PKS Holdings Stock who receive Installment Notes will be required to recognize gain for U.S. federal income tax purposes on the sale of the related stock only as principal payments are received on the Installment Notes. As a result, the Installment Note Program would permit holders of PKS Holdings Stock to defer taxes that would otherwise be payable upon a cash sale of such stock to PKS Holdings, although such holders would be also required to defer receipt of the related portion of the sales price of such stock. To the extent that the Installment Notes received in any year by a selling holder of PKS Holdings Stock exceed $5,000,000, such selling holder will be required to pay interest each year, as additional tax, on part of the deferred tax liability with respect to the sale of the PKS Holdings Stock giving rise to the Installment Notes.

    PKS intends to implement the Installment Note Program, in part, because the Conversion Right will be eliminated as a result of the consummation of the Transaction. The Installment Note Program is merely a tax deferral mechanism, and is not intended to provide holders of Class C Stock with an investment comparable to, or having the potential risks and rewards of, a conversion of Class C Stock into Class D Stock as a result of the exercise of the Conversion Right. PKS may modify or discontinue the Installation Note Program at any time without notice to holders of PKS Holdings Stock.

ARRANGEMENTS FOR CANADIAN CLASS C HOLDERS

    A holder of Class C Stock who is a resident of Canada for Canadian federal income tax purposes will be subject to tax on receipt of Warrants in the Warrant Distribution and will realize a capital gain on receipt of PKS Holdings Stock in the Share Exchange. See "--Certain Canadian Federal Income Tax Considerations." Consequently, such holders may decide to sell such Class C Stock to PKS, pursuant to the PKS Certificate, after the Warrant Distribution but prior to the Share Exchange. PKS Holdings currently intends to provide such selling holders of Class C Stock with interest-free loans in connection with purchases of PKS Holdings Stock subsequent to the Share Exchange. The costs of the interest-free loan arrangements, which are not expected to exceed $6 million, will be allocated between PKS and PKS Holdings in accordance with the general cost allocation provisions of the separation agreement between PKS and PKS Holdings (the "Separation Agreement").

CONVERSION OF THE DEBENTURES

    Under the terms of the Debentures, which have been offered by PKS in the past to certain of its senior management employees, holders may convert the Debentures into Class C Stock during 1998 through 2001. If PKS Stockholders ratify the Transaction, PKS will permit holders of the Debentures to convert such Debentures into Class C Stock during a ten-day period subsequent to the expiration of the 1997 Conversion Period and prior to the Warrant Distribution. Accordingly, holders of Debentures who convert their Debentures into shares of Class C Stock will receive Warrants with respect to such shares in the Warrant Distribution and have such shares exchanged in the Share Exchange. As of August 23, 1997, approximately $9.6 million in principal amount of Debentures was outstanding. A total of 388,237 shares of Class C Stock would be issuable if all Debentures were so converted.

    PKS is aware that holders of Debentures generally incur indebtedness to fund the purchase of the Debentures and the Class C Stock into which such Debentures are convertible. An early conversion of Debentures will cause a holder of Debentures to pay interest to such holder's borrowings without the offsetting benefit of interest income from the Debentures. PKS will make available arrangements to ameliorate the effect of early conversion on holders of Debentures. The costs of such arrangements, which are not expected to exceed $2 million, will be allocated between PKS and PKS Holdings in accordance with the general cost allocation provisions of the Separation Agreement. See "Certain Relationships and Related Transactions."

TRADING OF PKS HOLDINGS COMMON STOCK

    Shares of Class C Stock are not currently listed for trading on any stock exchange or market. PKS Holdings Stock will not be listed for trading at the Effective Time or thereafter.

TRADING OF DIVERSIFIED HOLDINGS STOCK

    Shares of Class D Stock are not currently listed for trading on any stock exchange or market. Diversified Holdings does not expect to list Diversified Holdings Stock for trading on a stock exchange or market at the Effective Time. Diversified Holdings expects that it will not seek such a listing until it raises capital through a public equity offering or desires to have a listed equity security available for acquisitions. Any determination to raise public equity capital will depend on a number of factors including, without limitation, Diversified Holdings' capital needs, the availability and attractiveness of alternative sources of capital, the performance of Diversified Holdings and conditions in the public equity markets. Accordingly, no assurance can be given that Diversified Holdings Stock will be listed for trading in the future, or, if it is, when such listing will be accomplished or whether an active trading market will develop or be sustained.

REQUIRED VOTE FOR THE TRANSACTION

    Although stockholder action with respect to the Transaction is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and the PKS Stockholders. Ratification of the Transaction requires the affirmative vote of (i) a majority of the shares of Class C Stock present and voting at the Special Meeting, voting separately as a class, and
(ii) a majority of the shares of Class D Stock present and voting at the Special Meeting, voting separately as a class. Approval of the Certificate Amendments under Delaware law and the PKS Certificate requires the affirmative vote of (x) at least 80% of the outstanding shares of Class C Stock, voting separately as a class, (y) a majority of the outstanding shares of Class D Stock, voting separately as a class, and (z) a majority of the outstanding shares of Class C Stock and Class D Stock, voting together.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following is a discussion of certain U.S. Federal income tax consequences of the Transaction. The discussion which follows is based on the Code, Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof, and is subject to any changes in these or other laws occurring after such date, possibly with retroactive effect. The discussion below is for general information only and does not address the effects of any state, local or foreign tax laws on the Transaction. A holder of Class D Stock will not receive Warrants or shares of PKS Holdings Stock in the Transaction and, as a result, will recognize no income, gain or loss pursuant to the Transaction. The tax treatment of a holder of Class C Stock may vary depending on his or her particular situation, and certain stockholders (including "non-U.S. persons" (as defined in the Code)) may be subject to special rules not discussed below.

    EACH HOLDER OF CLASS C STOCK IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

    Consummation of the Transaction is conditioned upon the receipt of the IRS Rulings to the effect that (i) the exchange of Class C Stock for PKS Holdings Stock in the Share Exchange will qualify as a transaction described in Section 355(a) of the Code and (ii) the distribution of Warrants pursuant to the Warrant Distribution will qualify as a distribution described in Section 305(a) of the Code. However, at any time before the IRS Rulings have been issued, PKS may elect to effect the Transaction in reliance on the Tax Opinion generally to the effect that the tax consequences described below should result.

    The IRS Rulings and the Tax Opinion (if any) will be based on current law and on certain representations as to factual matters made by, among others, PKS and PKS Holdings. Such representations, if incorrect in material respects, could jeopardize the conclusions reached in the IRS Rulings or the Tax Opinion. Neither PKS nor PKS Holdings is currently aware of any facts or circumstances which would cause any such representations required to be made to the IRS or to counsel to be untrue or incorrect in any material respect. Further, the Tax Opinion of counsel is not binding on the IRS or any court.

    Based on the IRS Rulings and Tax Opinion (if any) discussed above, the material U.S. federal income tax consequences expected to result from the Transaction are as follows:

        (i) Except as described below, no income, gain or loss will be recognized by PKS or PKS Holdings upon the distribution of the Warrants or the exchange of Class C Stock for PKS Holding Stock pursuant to the Transaction.

        (ii) A holder of Class C Stock will not recognize any income, gain or loss as a result of (a) the receipt of the Warrants pursuant to the Warrant Distribution or (b) the exchange of Class C Stock for PKS Holdings Stock pursuant to the Share Exchange.

        (iii) A holder of Class C Stock will have, immediately after the Transaction, a tax basis for the Warrants and shares of PKS Holdings Stock received in the Transaction that is equal to such holder's tax basis in the Class C Stock immediately before the Transaction, allocated in proportion to the relative fair market values of the Warrants and Class C Stock at the time of the Warrant Distribution. (However, if the fair market value of the Warrants is less than 15% of the fair market value of the Class C Stock at the time of the Transaction, no portion of such tax basis shall be allocated to the Warrants unless the holder elects to make such an allocation.)

        (iv) The holding period to a holder of Class C Stock for the Warrants and shares of PKS Holdings Stock received in the Transaction will include the period during which the holder held the Class C Stock with respect to which such Warrants and shares of PKS Holdings Stock were distributed, provided that such Class C Stock was held as a capital asset.

    Notwithstanding the foregoing, PKS will recognize gain on the exchange of Class C Stock for PKS Holdings Stock pursuant to the Share Exchange to the extent that shares of PKS Holdings Stock are received by holders of Class C Stock who are not United States persons ("non-U.S. persons"), as defined in the Code. The shares of PKS Holdings Stock expected to be distributed to non-U.S. persons are estimated to represent not more than 6.1% of the total number of shares of PKS Holdings Stock distributed in the Transaction. Moreover, PKS may recognize additional gain on account of or with respect to certain aspects of the Transaction, including certain restructuring transactions expected to be consummated in connection with the Transaction. The aggregate amount of gain recognized by PKS in connection with the Transaction is not expected to result in a material amount of current tax liability.

    If the exchange of Class C Stock for PKS Holdings Stock in the Share Exchange does not qualify as a tax-free exchange under Section 355 of the Code, then, among other consequences, (i) PKS would recognize gain equal to the amount by which the fair market value of PKS Holdings Stock distributed to holders of Class C Stock exceeds PKS' adjusted tax basis therein and (ii) each holder of Class C Stock who receives shares of PKS Holdings Stock in exchange for such holder's Class C Stock in the Share Exchange would be treated as having received a taxable distribution, taxed, depending on such holder's particular circumstances, either as a dividend to the extent of PKS' available current and accumulated earnings and profits, or as a sale or exchange giving rise to capital gain or loss. If the distribution of the Warrants pursuant to the Warrant Distribution does not qualify as a tax-free distribution under Section 305(a) of the Code, then, among other consequences, each holder of Class C Stock who receives Warrants pursuant to the Warrant Distribution will be treated as having received a taxable distribution, taxed to such holder generally as described in the preceding sentence. The incurrence of significant tax liabilities by PKS, in the event that the exchange of Class C Stock for PKS Holdings Stock is not treated as a tax-free exchange under Section 355, may have a material adverse effect on PKS' business and financial condition.

    Treasury regulations governing Section 355 of the Code require that each stockholder of PKS who receives shares of PKS Holdings Stock pursuant to the Share Exchange attach a statement to such holder's federal income tax return for the taxable year in which such holder receives such stock, which statement indicates the applicability of Section 355 of the Code to the Share Exchange. PKS will provide each stockholder with the information necessary to comply with this requirement.

    TAX TREATMENT OF WARRANTS. The following discussion assumes that a holder will hold the Warrants (and the Diversified Holdings Stock issuable upon the exercise of the Warrants, if acquired) as capital assets. A holder generally will not recognize gain or loss upon the exercise of a Warrant where the holder
(i) pays cash to exercise the Warrant or (ii) surrenders shares of Diversified Holdings Stock to exercise the Warrant pursuant to the Share Exercise, except with respect to the receipt of cash in lieu of a fractional share of Diversified Holdings Stock. A holder who receives cash in lieu of a fractional share of Diversified Holdings Stock will be treated as if such fractional share had been issued and then immediately redeemed for cash. As a result, the holder will recognize short-term gain or loss equal to the difference between the amount of such cash and the holder's tax basis in such fractional share.

    Under proposed Treasury regulations governing the treatment of certain exchanges of stock rights for stock (the "Regulations"), a holder who exercises a Warrant pursuant to a Cashless Exercise should not recognize gain or loss (except with respect to the receipt of cash in lieu of a fractional share of Diversified Holdings Stock), provided that the Regulations are finalized in their current form without additional elaboration at least 60 days prior to such exercise. No authority directly addresses the treatment of a Cashless Exercise under current law. PKS believes that the better view is that, under current law, a holder who exercises a Warrant pursuant to a Cashless Exercise should not recognize gain or loss (except with respect to the receipt of cash in lieu of fractional share of Diversified Holdings Stock) under the theory that exchanges of stock rights for stock of the same corporation should be treated as an "open transaction" for federal income tax purposes. Under several alternative theories, however, it is possible that a holder who exercises a Warrant pursuant to a Cashless Exercise might be treated as disposing of the Warrant or a portion thereof in a taxable transaction. In such event, a holder could recognize gain or loss up to an amount equal to the difference between the value of the Diversified Holdings Stock received (plus any cash in lieu of a fractional share) and the holder's tax basis in the Warrants surrendered therefor. Holders should consult their own tax advisors regarding the consequences of a Cashless Exercise.

    A holder's tax basis in the shares of Diversified Holdings Stock received upon the exercise of Warrants (including any fractional share interest therein) generally will equal the sum of the holder's tax basis in the Warrants immediately prior to exercise plus (i) the amount of cash paid upon exercise,
(ii) the holder's tax basis in any shares of Diversified Holdings Stock surrendered pursuant to a Share Exercise and (iii) the amount of the gain or other income, if any, recognized as a result of a Cashless Exercise.

    If a holder exercises Warrants by paying cash, such holder's holding period for the shares of Diversified Holdings Stock (including any fractional share interest therein) acquired pursuant to the exercise of Warrants generally will begin on the day after the date of exercise. If a holder exercises Warrants pursuant to a Share Exercise, such holder's holding period for a number of shares of Diversified Holdings Stock acquired equal to the number of shares of Diversified Holdings Stock surrendered will include the period during which the holder held such Diversified Holdings Stock surrendered, and such holder's holding period for the remainder of the shares of Diversified Holdings Stock acquired will begin on the day after the date of exercise. If a holder exercises Warrants pursuant to a Cashless Exercise and no gain or loss is recognized upon such exercise (except with respect to cash in lieu of a fractional share) under the Regulations or an "open transaction" analysis, such holder's holding period for shares of Diversified Holdings Stock acquired will include the period during which the holder held the Warrants surrendered. If a holder recognizes gain or loss upon a Cashless Exercise (other than solely with respect to cash in lieu of a fractional share), such holder's holding period for shares of Diversified Holdings Stock acquired will begin on the date after the date of exercise.

    Upon the expiration of unexercised Warrants, a holder generally will recognize a long-term capital loss equal to the tax basis of such Warrants. Upon a sale or other taxable transfer of Warrants to persons other than Diversified Holdings, a holder generally will recognize a capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received in exchange therefor and the holder's tax basis in the Warrants, which would be a long-term capital gain or loss if the holder has held the Warrants for more than one year. Long-term capital gains recognized by individual taxpayers are taxed at a maximum rate of 28%. Recently-enacted legislation generally reduces the maximum capital gains rate to 20% for capital assets held for more than eighteen months.

    An adjustment in the exercise price or the number of shares to be received upon exercise of the Warrants may, in certain circumstances, result in constructive distributions to holders of Warrants which could be taxable as dividends. A holder's tax basis in a Warrant generally would be increased by the amount of any such dividend.

    BECAUSE OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH HOLDER OF CLASS C STOCK IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTION, INCLUDING THE EFFECT OF U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN AND OTHER TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN SUCH TAX LAWS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the principal Canadian federal income tax considerations generally applicable under the Canadian Act to a holder of Class C Stock who receives Warrants in the Warrant Distribution and shares of PKS Holdings Stock in the Share Exchange and who, for purposes of the Canadian Act, is a resident of Canada, holds Class C Stock, and will hold the Warrants and Class D Stock acquired upon exercise of the Warrants, as capital property and deals at arm's length with PKS (a "Canadian C Holder").

    This summary is based on the current provisions of the Canadian Act and the regulations thereunder (the "Canadian Regulations") in force on the date hereof, specific proposals (the "Tax Proposals") to amend the Canadian Act or the Canadian Regulations publicly announced by the Minister of Finance prior to the date hereof and an understanding of the current administrative and assessing practices of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada"). Except for the Tax Proposals, this summary does not take into account or anticipate any proposed changes to the law or to Revenue Canada's administrative and assessing practices, whether by legislative, governmental or judicial actions.

    THE FOLLOWING DISCUSSION IS INTENDED TO BE A GENERAL DESCRIPTION OF THE CANADIAN FEDERAL INCOME TAX CONSIDERATIONS GENERALLY APPLICABLE TO A CANADIAN C HOLDER BY REASON OF THE TRANSACTION AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. EACH CANADIAN C HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY PROVINCIAL, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

    TREATMENT OF THE WARRANT DISTRIBUTION. A Canadian C Holder will be required to include in computing such holder's income an amount equal to the fair market value of any Warrants received by way of dividend in the Warrant Distribution. The Warrant Distribution will not be eligible for the gross-up and dividend tax credit generally applicable to dividends received in respect of shares of taxable Canadian corporations nor will any Canadian C Holder which is a corporation be entitled to a deduction in computing taxable income in respect of such dividend. A Canadian C Holder will generally be entitled to a deduction equal to any U.S. tax required to be deducted or withheld in respect of such dividend in computing his or her tax otherwise payable in respect of such dividend. The cost to a Canadian C Holder of the Warrants received in the Warrant Distribution will be an amount equal to the fair market value of such Warrants.

    The exercise of Warrants will not constitute a disposition of property for purposes of the Canadian Act. A share of Class D Stock acquired by a Canadian C Holder upon the exercise of a Warrant will have a cost equal to the aggregate of the exercise price under such Warrant and the adjusted cost base to such Canadian C Holder of the Warrant so exercised. A Canadian C Holder who disposes of a Warrant will realize a capital gain (or a capital loss) to the extent that the proceeds of disposition thereof, net of any reasonable costs of disposition exceed (or are exceeded by) the Canadian C Holder's adjusted cost base of the Warrant. Upon the expiration of an unexercised Warrant, the Canadian C Holder will realize a capital loss equal to the adjusted cost base of the Warrant to such Canadian C Holder.

    EXCHANGE OF CLASS C STOCK IN THE SHARE EXCHANGE. A Canadian C Holder who receives shares of PKS Holdings Stock in the Share Exchange will generally realize a capital gain (or a capital loss) to the extent that the fair market value of the PKS Holdings Stock received in the Share Exchange exceeds (or is exceeded by) the Canadian C Holder's adjusted cost for the Class C Stock.

    The cost to a Canadian C Holder of the shares of PKS Holdings Stock received in the Share Exchange should be equal to the fair market value of such PKS Holdings Stock, determined at the time of such exchange.

    FOREIGN CURRENCY TRANSLATION ISSUES. Generally speaking, all amounts relevant to the computation of income under the Canadian Act which are paid, received or expressed in foreign currency must be translated into Canadian dollars using an appropriate exchange rate. A Canadian C Holder's cost of Class C Stock and Class D Stock will be translated into Canadian dollars at the date of the acquisition thereof. The fair market value of the Warrants and the fair market value of the PKS Holdings Stock received in the Share Exchange must be translated into Canadian dollars at the date of acquisition thereof.

NEBRASKA TAX RULING

    PKS has applied to the State of Nebraska Department of Revenue for a ruling to the effect that even though PKS and PKS Holdings will become independent companies if the Transaction is consummated, PKS and PKS Holdings would continue to be considered the same corporation for purposes of the Nebraska capital gain exclusion provisions (the "Nebraska Ruling"). Accordingly, provided certain requirements are met and an appropriate election is made, such capital gain exclusion would be available for the sale of PKS Holdings Stock. If PKS does not receive the Nebraska Ruling or an opinion of tax counsel generally to the same effect as the requested Nebraska Ruling, by the date upon which the Tax Condition is satisfied, the PKS Board may review the benefits of the Transaction in light of the failure to receive the Nebraska Ruling or such opinion, and could determine to abandon, defer or modify the Transaction if it determined that such action would be in the best interests of all PKS Stockholders.

REGULATORY APPROVALS

    PKS does not believe that any material federal or state regulatory approvals will be necessary in connection with the Transaction.

APPRAISAL RIGHTS

    PKS Stockholders will not be entitled to appraisal rights as a result of the Transaction.

ACCOUNTING TREATMENT

    Upon consummation of the Transaction, the historical consolidated financial statements of PKS will be retroactively restated, where appropriate, to disaggregate the historical basis financial information of the Construction Group, and present the business of the Construction Group as discontinued operations. PKS, which will be renamed "Diversified Holdings, Inc." following the consummation of the Transaction, will account for the Share Exchange using the historical cost basis of the Construction Group and following the Transaction will continue to account for its results on an historical cost basis. After the Transaction the business of the Construction Group will be operated by PKS Holdings and will continue to be reflected in the separate financial statements of PKS Holdings on an historical cost basis.

POST-TRANSACTION ARRANGEMENTS BETWEEN PKS HOLDINGS AND DIVERSIFIED HOLDINGS

    PKS and PKS Holdings have entered into various agreements intended to implement the Transaction, including the agreements described below. The agreements described below are included as exhibits to the Registration Statement of which this Proxy Statement/Joint Prospectus is a part, and the descriptions below are qualified by reference to those agreements.

    SEPARATION AGREEMENT. The Separation Agreement provides for the principal corporate transactions necessary to consummate the Transaction, the relationship between PKS Holdings and Diversified Holdings after the Transaction, the allocation of certain risks and responsibilities between PKS Holdings and Diversified Holdings after the Transaction and certain other matters.

    The Separation Agreement provides for the Share Exchange, the Warrant Distribution and certain internal corporate transactions necessary to consummate the Transaction. The Separation Agreement provides that each of Diversified Holdings and PKS Holdings will indemnify the other with respect to breaches of the Separation Agreement and with respect to the activities of its subsidiary business groups, except as specifically provided under the Tax Allocation Agreement (as defined below). The cross-indemnities are intended to allocate financial responsibility for liabilities arising out of the historical and future business of the Construction Group to PKS Holdings, and financial responsibility for liabilities arising out of the historical and future business of the Diversified Group to Diversified Holdings. The Separation Agreement also allocates between Diversified Holdings and PKS Holdings certain corporate-level risk exposures not readily allocable to one or the other. The Separation Agreement also provides for the allocation between Diversified Holdings and PKS Holdings of costs and benefits under existing insurance policies and arrangements.

    The Separation Agreement provides for the division between the Construction Group and the Diversified Group of any assets (other than corporate subsidiaries) held directly by PKS immediately prior to the Share Exchange.

    The Separation Agreement provides that PKS will change its name to Diversified Holdings, Inc. not later than the date of the filing of the Certificate Amendments in the State of Delaware, and that PKS and all of its subsidiaries will assign to PKS Holdings any and all right, title and interest in and to any corporate name, tradename or trademark using the initials "PKS" or the names "Peter Kiewit Sons', Inc." or "Kiewit," and any other proprietary right with respect to those names or related symbols, and will refrain from using any such property right in connection with the future conduct of its businesses. PKSIS, however, will be entitled to continue to use its current corporate name for a period of two years after the Effective Time.

    The Separation Agreement also sets forth certain covenants of Diversified Holdings and PKS Holdings intended to ensure that certain transactions, such as material asset acquisitions, material asset dispositions and repurchases of capital stock do not occur after consummation of the Transaction unless adequate assurance has been received that such transactions will not adversely affect the intended tax consequences of the Transaction. Diversified Holdings and PKS Holdings do not anticipate that these restrictions will have a material adverse effect on their respective business, operations or growth opportunities.

    The Separation Agreement provides that each of Diversified Holdings and PKS Holdings will be granted access to certain records and information in the possession of the other company, and requires that each of Diversified Holdings and PKS Holdings retain all such information in its possession for a period of ten years following the Transaction. Under the Separation Agreement, each company is required to give the other company prior notice of any intention to dispose of any such information.

    The Separation Agreement provides that, except as otherwise set forth therein or in any related agreement, all costs and expenses in connection with the Transaction will be paid 82.5% by Diversified Holdings and 17.5% by PKS Holdings.

    TAX ALLOCATION AGREEMENT. PKS and PKS Holdings have entered into a tax allocation agreement (the "Tax Allocation Agreement") that defines each company's rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the Business Groups' operations for tax years (or portions thereof) ending prior to the Transaction and with respect to certain tax attributes of Diversified Holdings and PKS Holdings after the Transaction. In general, with respect to periods (or portions thereof) ending on or before the Effective Time, PKS Holdings will be responsible for preparing both consolidated federal tax returns for the consolidated group, and state tax returns for the combined and any subsidiary group. In general, under the Tax Allocation Agreement, Diversified Holdings and PKS Holdings will be responsible for paying the taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities) that are allocable to the Diversified Group business and the Construction Group business, respectively. Diversified Holdings and PKS Holdings will cooperate with each other and share information in preparing such tax returns and in dealing with other tax matters.

EXISTING ARRANGEMENTS AND RELATIONSHIPS

    Although PKS and PKS Holdings will become two independent companies if the Transaction is consummated, it is anticipated that PKS and PKS Holdings will continue certain existing business arrangements and relationships, as described below.

    MINE MANAGEMENT AGREEMENT. The Construction Group and the Diversified Group are currently discussing a number of possible changes to their existing relationship with respect to the coal mining properties operated by the Construction Group. These possible changes could include a restructuring of the current mine management arrangement between the two Business Groups, the formation of a partnership between the two Business Groups to hold all of their interests with respect to the mining properties, the transfer by the Diversified Group to the Construction Group of its interests in the mining joint ventures or other transaction.

    KIEWIT INVESTMENT MANAGEMENT. The Diversified Group owns 60% of, and the Construction Group owns 40% of, the capital stock of Kiewit Investment Management Corp., a registered investment adviser that manages the Kiewit Mutual Fund. See "Appendix B--Business of Diversified Holdings--Kiewit Mutual Fund."

    OTHER SERVICES. PKSIS currently provides certain information services to the Construction Group, and the Construction Group currently provides certain aircraft flight and maintenance services to the Diversified Group. The Business Groups believe that such services are provided on an arms length basis, and expect that such services will continue to be provided after the Transaction is consummated.

                           THE CERTIFICATE AMENDMENTS

GENERAL

    The PKS Board has approved, and recommends that PKS Stockholders approve, the Certificate Amendments to become effective only upon the consummation of the Transaction. The Diversified Holdings Certificate, which is a restatement of the PKS Certificate after giving effect to the Certificate Amendments, is attached as Appendix E hereto.

    The Diversified Holdings Certificate incorporates into a single document the amendments to the PKS Certificate to account for the single-class capital structure of Diversified Holdings following the Transaction, and, in addition, reflects the deletion or modification of certain provisions of the PKS Certificate which will be made unnecessary or ineffective by the consummation of the Transaction. In particular, the Certificate Amendments: (i) change the name of PKS from "Peter Kiewit Sons', Inc." to "Diversified Holdings, Inc."; (ii) redesignate Class D Stock as "Common Stock, par value $.01 per share"; (iii) increase the number of shares of Diversified Holdings Stock which Diversified Holdings is authorized to issue from 50,000,000 to 500,000,000 shares; (iv) authorize the issuance of series of preferred stock, the terms of which are to be determined by the Diversified Holdings Board; (v) modify the repurchase rights to which the holders of Class D Stock are entitled; (vi) delete the provisions regarding Class C Stock; (vii) classify the Diversified Holdings Board; (viii) prohibit stockholder action by written consent; (ix) empower the Diversified Holdings Board, exclusively, to call special meetings of the stockholders; (x) require a super-majority vote of stockholders to amend the Diversified Holdings By-laws; and (xi) modify certain other provisions of the PKS Certificate. Certain other provisions of the Diversified Holdings Certificate, such as those with respect to indemnification and limitation of liability of directors, while amended by the Certificate Amendments, will be substantially the same as the corresponding provisions in the PKS Certificate.

CAPITAL STRUCTURE OF DIVERSIFIED HOLDINGS

    As a result of the Transaction, Diversified Holdings will be an independent company holding the assets of the Diversified Group, and holders of Class D Stock will hold all of the outstanding shares of the single class of Common Stock, par value $.01 per share, of Diversified Holdings as a result of the redesignation of Class D Stock. The following amendments to the PKS Certificate are proposed in connection with the new capital structure of Diversified Holdings following the Transaction and certain corporate governance matters.

    REDESIGNATION OF CLASS D STOCK. Holders of Class D Stock will hold the only outstanding class of capital stock of Diversified Holdings. The Class D Stock will be redesignated as "Common Stock, par value $.01 per share." For a comparison of Class D Stock and Diversified Holdings Stock, see "Comparison of Class D Stock and Diversified Holdings Stock."

    DELETION OF CERTAIN PROVISIONS AND REFERENCES. Following the Share Exchange, Class C Stock will have been mandatorily exchanged for PKS Holdings Stock, and Diversified Holdings will no longer own the Construction Group. In addition, as of January 1997 all outstanding shares of PKS Class B Construction & Mining Group Nonvoting Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share ("Class B Stock"), were converted into shares of Class D Stock. For these reasons, it will not be necessary for the Diversified Holdings Certificate to provide the terms of, or otherwise make reference to, either of Class C Stock or Class B Stock. Upon adoption of the Certificate Amendments, all such provisions and references to Class C Stock or Class B Stock, including provisions related to the conversion, voting and repurchase and other rights, will be deleted in their entirety from the Diversified Holdings Certificate.

    AUTHORIZATION OF PREFERRED STOCK. The Certificate Amendments include a provision authorizing 10,000,000 shares of preferred stock and authorize the Diversified Holdings Board to issue such shares of preferred stock in one or more series. Each such series may have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges, as may be determined by the Diversified Holdings Board. Under the PKS Certificate, the PKS Board is authorized to establish the terms and issue one or more series of preferred stock; however, the terms of such preferred stock may not include voting rights and may not provide for conversion of such preferred stock into voting stock. Currently, there are no shares of PKS preferred stock issued and outstanding. See "Risk Factors Regarding Diversified Holdings After the Transaction--Certain Limitations on Changes in Control of Diversified Holdings."

    REMOVAL OF CERTAIN OTHER PROVISIONS. Certain provisions of the PKS Certificate will be made unnecessary or otherwise ineffective by the consummation of the Transaction, or are already provided as a matter of Delaware law. Such provisions include, but are not limited to: (i) provisions for the mandatory exchange of Class D Stock; (ii) provisions for the general duties of officers; (iii) provisions allowing for the ratification of any contract, transaction or act by a majority of a quorum of stockholders; and (iv) the provision allowing for the holding of stockholder and board meetings and the keeping of offices outside of the State of Delaware. The Diversified Holdings Certificate will not contain such provisions. For a more detailed description of the mandatory exchange provisions related to Class D Stock, see "Comparison of Class D Stock and Diversified Holdings Stock."

BOARD OF DIRECTORS

    As a result of the Certificate Amendments, the Diversified Holdings Board will be divided into three classes, designated Class I, Class II and Class III, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the Diversified Holdings Board. The term of the initial Class I directors will terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II directors will terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors will terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting will be elected for three-year terms. Accordingly, approximately one-third of the Diversified Holdings Board will be elected each year. See "Diversified Holdings Directors and Executive Officers."

    Notwithstanding any limitation in the Diversified Holdings Certificate on the maximum number of directors, if holders of Diversified Holdings preferred stock have the right to elect a specified number of directors, the election, term of office, filling of vacancies and other features of such directorships will be governed by the terms of such preferred stock.

    If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class appointed to fill a vacancy resulting from an increase in the number of such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. In accordance with the Diversified Holdings Certificate and Delaware law, directors may be removed only for cause because the Diversified Holdings Board is classified. In addition, a director will hold office until the annual meeting for the year in which his term expires and until his successor will be elected, subject, however, to prior death, resignation, retirement or removal from office. Any vacancy occurring in the Diversified Holdings Board may be filled only by a vote of the majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

    Board classification provision is advantageous to Diversified Holdings and its stockholders because, by providing that directors will serve three-year terms rather than one-year terms, it will enhance the likelihood of continuity and stability in the composition of the Diversified Holdings Board and in the policies formulated by it. This will in turn permit the Diversified Holdings Board to represent more effectively the interests of all stockholders, including the taking of action in response to demands or actions by a minority stockholder or group. In addition, this provision ensures that a majority of the directors at any given time will have had prior experience as directors of Diversified Holdings.

    NUMBER OF DIRECTORS. The PKS Certificate provides for between nine and 15 directors, as determined by the By-laws of PKS (the "PKS By-laws"). Such authorized number of directors may be increased no more than twice during any twelve-month period. The Diversified Holdings Certificate will provide that the number of directors will be fixed between six and 15, and vacancies on the Diversified Holdings Board may only be filled by the Board. The effect of the Diversified Holdings Certificate and By-laws is that the Diversified Holdings Board could prevent any stockholder from obtaining majority representation on the Diversified Holdings Board by expanding the size of the Diversified Holdings Board, and filling the new directorships with its own nominees.

    POWERS OF THE BOARD. The PKS Certificate specifically enumerates a number of powers and limitations on powers of the PKS Board. The limitations typically require approval of two-thirds of the directors and/ or a supermajority vote of the stockholders (in most cases the holders of 80% of the Class C Stock outstanding) in order for the PKS Board or PKS to take certain actions; these limitations are primarily related, directly or indirectly, to the unique nature of the PKS capital and management structure. As Diversified Holdings will possess a more standard capital and management structure, such limitations are not appropriate for Diversified Holdings. Therefore, such limitations are not included in the Diversified Holdings Certificate, although all supermajority voting rights will be maintained in the Diversified Holdings Certificate in respect to the Diversified Holdings Stock. Under the Diversified Holdings Certificate, although the powers of the Diversified Holdings Board will not be specifically enumerated, the Diversified Holdings Board will have complete power to manage the business and affairs of Diversified Holdings, as provided under the Delaware General Corporation Law (the "DGCL").

    See "--Reasons for the Corporate Governance Provisions" for additional background discussion relating to these provisions.

STOCKHOLDER CONSENT

    The Diversified Holdings Certificate will provide that stockholders of Diversified Holdings may only take action at an annual or special meeting and may not act by written consent. The PKS Certificate does not contain such a general prohibition. Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action which is required or permitted to be taken at an annual or special meeting of stockholders may instead be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voting.

    By prohibiting stockholders from acting by written consent, the Diversified Holdings Certificate will limit the ability of any stockholder to take action immediately and without prior notice to the Diversified Holdings Board, and would allow stockholders to act only at an annual or special meeting. As a result, the Diversified Holdings Certificate ensures that all stockholders will have the opportunity to consider any matter that could affect their rights. However, such a limitation on a majority stockholder's ability to act might impact upon such person's or entity's decision to purchase voting securities of Diversified Holdings.

    See "--Reasons for the Corporate Governance Provisions" for additional background discussion relating to this provision.

STOCKHOLDERS' MEETINGS

    Under the DGCL, special meetings of stockholders of a corporation may be called by the corporation's board of directors or by such persons as may be authorized by a corporation's certificate of incorporation or by-laws.

    The Diversified Holdings Certificate will provide that special meetings of the stockholders may be called only by the Diversified Holdings Board, the Chairman of the Board or the Chief Executive Officer and may not be called by any other person or persons. Accordingly, stockholders of Diversified Holdings may not call a special meeting of stockholders. The PKS Certificate is silent on this matter. The PKS By-laws provide that special meetings of stockholders may be called by the Chairman of the Board or at the request of a majority of the PKS Board or a majority of the outstanding voting stock of PKS.

    This provision of the Diversified Holdings Certificate is intended to ensure that the election of directors and other matters for stockholder consideration will be voted on only at Diversified Holdings' annual meeting and that Diversified Holdings will not be forced to incur the expense and distraction of a special meeting unless the Diversified Holdings Board, the Chairman of the Board or the Chief Executive Officer considers such a meeting to be in the best interests of the stockholders and calls such a meeting. The PKS Board believes that the Diversified Holdings Board is in the best position to determine those issues which are properly the subject of a special meeting of stockholders. Although this provision has the effect of precluding stockholder consideration of a proposal over the opposition of the Diversified Holdings Board, the Chairman of the Board or the Chief Executive Officer, the PKS Board believes that stockholders are provided a full opportunity to make proper proposals at duly convened stockholder meetings and to request that any such proposal be presented for consideration to other stockholders in the Diversified Holdings' annual proxy statement.

    See "--Reasons for the Corporate Governance Provisions" for additional background discussion relating to this provision.

AMENDMENT OF BY-LAWS

    The Diversified Holdings Certificate will provide that the stockholders of Diversified Holdings may not adopt, repeal, alter, amend or rescind the Diversified Holdings By-laws except upon the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of stock of Diversified Holdings. The DGCL vests such power solely in the stockholders of a corporation unless such power is conferred upon the board of directors in the certificate of incorporation. The PKS Certificate currently provides that the PKS By-laws may be amended by the affirmative vote of two-thirds of the PKS Board, or both (i) two-thirds of the outstanding Class C Stock and (ii) a majority of the outstanding voting stock of PKS.

    The PKS Board believes that this provision will help to assure continuity with respect to the management of the day-to-day operations of Diversified Holdings. In addition, the provision will prevent a purchaser who acquires a majority of the Diversified Holdings Stock from adopting by-laws which are not in the best interest of all the stockholders or repealing by-laws which are in such stockholders' interests.

    See "--Reasons for the Corporate Governance Provisions" for additional background discussion relating to this provision.

REPURCHASE RIGHTS

    Currently, holders of Class D Stock may require PKS to purchase any or all of the Class D Stock held by them by delivering the certificate or certificates for such Class D Stock to PKS together with a written notice requesting repurchase. PKS must pay for any repurchased Class D Stock within 60 days after receipt of the certificates and written notice.

    The PKS Board may limit the obligation of PKS to repurchase Class D Stock for cash after PKS has in any fiscal year purchased shares of Class D Stock tendered to PKS in an amount equal to 10% of the number of shares of Class D Stock outstanding at the end of the prior fiscal year (the "10% Threshold"). During a given fiscal year, until the 10% Threshold is reached PKS must repurchase all shares of Class D Stock tendered. If the 10% Threshold is reached, the PKS Board may elect to repurchase Class D Stock by delivering a promissory note instead of cash. In setting the proportion of shares to be purchased for cash, the PKS Board may set the proportion so that the cumulative shares sold during the fiscal year is equal to the 10% Threshold or the PKS Board may set some higher proportion. Under the PKS Certificate, the promissory notes have a term to maturity not to exceed two years.

    The Diversified Holdings Certificate will provide repurchase rights similar to those provided with respect to Class D Stock under the PKS Certificate. Under the Diversified Holdings Certificate, however, promissory notes issued after the 10% Threshold is reached in a given fiscal year may have such term to maturity, up to ten years, as the Diversified Holdings Board may determine. This extension of the potential terms of repurchase promissory notes is intended to provide the Diversified Holdings Board with greater flexibility in responding to a substantial call on its capital by stockholders seeking redemption. See "Risk Factors Regarding Diversified Holdings After the Transaction--Modification of Repurchase Obligation."

REASONS FOR THE CORPORATE GOVERNANCE PROVISIONS

    GENERAL. Although it is not anticipated that Class D Stock will be listed for trading on a stock exchange or market at the Effective Time, it is anticipated that such a listing will be sought at such time that Diversified Holdings determines to raise capital through a public equity offering or denies to have a listed equity security available for acquisitions. See "Risk Factors Regarding Diversified Holdings After the Transaction--Certain Limitations on Changes in Control of Diversified Holdings" and "Comparison of Class D Stock and Diversified Holdings Stock--Listing." If the Diversified Holdings Stock becomes publicly traded, the Diversified Holdings Certificate provisions described under "--Board of Directors", "--Stockholder Consent", "--Stockholders' Meetings" and "--Amendment of By-laws" above (together, the "Corporate Governance Provisions") would reduce the vulnerability of Diversified Holdings to an unsolicited takeover proposal not deemed by the Diversified Holdings Board to be in the best interests of the stockholders. As a result of the Transaction, Diversified Holdings will not have Class C Stock. Accordingly, Diversified Holdings would no longer have a class of capital stock which could be held only by certain persons, and, if Diversified Holdings Stock was sold by its current holders, Diversified Holdings could be subject to coercive takeover tactics which might impede its long-term business prospects. The Corporate Governance Provisions are proposed with a view toward better enabling Diversified Holdings to (i) develop its business through long-range planning and to foster its long-term growth,
(ii) attempt to avoid the necessity of sacrificing these plans for the sake of short-term gains and the disruptions caused by any threat of a takeover not deemed by the Diversified Holdings Board to be in the best interests of Diversified Holdings and its stockholders and (iii) allow the Diversified Holdings Board to make a reasoned and unpressured evaluation in the event of an unsolicited takeover proposal.

    In addition, these measures would discourage certain types of transactions, which may involve an actual or threatened change of control of Diversified Holdings. The measures are designed to make it more difficult and time-consuming to change, among other things, majority control of the Diversified Holdings Board and thus reduce the vulnerability of Diversified Holdings to an unsolicited proposal for a takeover, particularly one that is made at an inadequate price or does not contemplate the acquisition of all of the Diversified Holdings capital stock, or an unsolicited proposal for the restructuring or sale of all or part of Diversified Holdings. The PKS Board believes that, as a general rule, such proposals would not be in the best interest of Diversified Holdings and its stockholders. The Diversified Holdings Board will always be bound by its fiduciary duties to act in the best interest of Diversified Holdings and its stockholders.

    Historically, the accumulation of substantial stock positions in public companies by third parties is sometimes a prelude to proposing a takeover or a restructuring or sale of all or part of such companies or other similar extraordinary corporate action or simply as a means to put such companies "in play." Such actions are often undertaken by the third party without advance notice to, or consultation with, the management of such companies. In many cases, the purchaser seeks representation on the particular company's board of directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the particular company's board, the purchaser may commence a proxy contest to have its nominee elected to the board in place of certain directors or the entire board. In a number of cases, the purchaser may not truly be interested in taking over the company, but uses the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase the purchaser's equity position at a substantial premium over the existing market price or as a means to put the company into "play" solely to reap short-term gains from his recent accumulation of stock.

    The PKS Board believes that the imminent threat of removal of management in such situations would severely curtail management's ability to negotiate effectively with such purchasers. In addition, the PKS Board believes that the ability of a third party to put Diversified Holdings "in play" would severely curtail management's ability to negotiate effectively with any other third party interested in acquiring Diversified Holdings. Diversified Holdings' management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving Diversified Holdings which may ultimately be undertaken. If the real purpose of a takeover bid were to force Diversified Holdings to repurchase an accumulated stock interest at a premium price, management would face the risk that, if it did not repurchase the purchaser's stock interest, the Company's business and management would be disrupted, perhaps irreparably.

    Given the unique capital structure of PKS and the closely held nature of Class C Stock, the PKS Certificate does not contain provisions similar in purpose and effect to the Corporate Governance Provisions. In the view of the PKS Board, the relevant provisions of the Diversified Holdings Certificate which PKS Stockholders are being asked to approve will help ensure that the Diversified Holdings Board, if confronted by a proposal from a third party which has acquired a block of Diversified Holdings' capital stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of its stockholders.

    AMENDMENTS TO THE PKS BY-LAWS. In addition to the Corporate Governance Provisions, the PKS Board believes that certain amendments to the PKS By-laws will further protect Diversified Holdings from an actual or threatened change of control. In furtherance thereof, the PKS Board intends to approve the Diversified Holdings By-laws, which will become effective upon the filing of the Diversified Holdings Certificate with the Secretary of State of the State of Delaware. The PKS By-laws can be amended by the PKS Board. As such, no action need be taken by PKS Stockholders with respect to such amendments; the following description of the amendments to the Diversified Holdings By-laws is being furnished only to notify PKS Stockholders of the proposed adoption of such amendments by the PKS Board.

    Diversified Holdings By-Laws will provide that any stockholder of record may nominate one or more persons for election as director or directors at an annual meeting or at any special meeting of stockholders called for the purpose of electing directors only if written notice of such stockholder's intent to make such nomination contains certain specified information and has been given to the Secretary of Diversified Holdings within a specified time prior to the meeting. In the case of an annual meeting of stockholders, the notice must be given not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be given not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

    Such stockholder's notice will be required to set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of Diversified Holdings which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. In addition, such stockholder's notice must set forth, as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of Diversified Holdings which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person (including his name and address) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

    The chairman of a meeting of the Diversified Holdings stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Although the nomination provision does not give the Diversified Holdings Board any power to approve or disapprove of stockholder nominations for the election of directors, this provision may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Diversified Holdings, even if such attempt might be beneficial to Diversified Holdings and its stockholders.

    The Diversified Holdings By-Laws also will provide that certain requirements must be satisfied for business to be properly introduced by a stockholder of record of Diversified Holdings at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the direction of the Board of Directors. In addition to any other applicable requirements, such business may be introduced by such stockholder at such meeting only if written notice thereof is given by such stockholder to the Secretary of Diversified Holdings not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    Such stockholder's notice will be required to set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of Diversified Holdings which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person (including his name and address) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

    The stockholder proposal provision of the Diversified Holdings By-laws will not preclude discussion by any stockholder of any business properly brought before any meeting of stockholders. Under this provision, the chairman of the annual meeting may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted. Although this provision does not give the Diversified Holdings Board or the chairman of the annual meeting any powers to approve or disapprove such matters, the stockholder proposal provision may have the effect of precluding the consideration of matters at a particular annual meeting if the proper procedures are not followed, even if approval of such matters may be deemed by some stockholders to be beneficial to Diversified Holdings and its stockholders.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Diversified Holdings is a Delaware corporation and subject to Section 203 of the DGCL. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time such stockholder becomes an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes (a) any merger or consolidation of the corporation with the interested stockholder, (b) any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, (c) certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder, (d) certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder or (e) certain transactions in which the interested stockholder receives financial benefits provided by the corporation. An "interested stockholder" generally is (i) any person that owns 15% or more of the outstanding voting stock of the corporation, (ii) any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder and (iii) the affiliates or associates of any such person.

DIVERSIFIED HOLDINGS RIGHTS PLAN

    It is anticipated that the Diversified Holdings Board will adopt the Diversified Holdings Rights Plan and in connection therewith enter into the Diversified Holdings Rights Agreement. The following description of the Diversified Holdings Rights Plan is being furnished only to notify PKS Stockholders of the anticipated adoption of such plan by the Diversified Holdings Board. The Diversified Holdings Rights Plan will have certain anti-takeover effects. To implement the Diversified Holdings Rights Plan, the Diversified Holdings Board will authorize the issuance of one right (a "Diversified Holdings Right") for each share of Diversified Holdings Stock outstanding as of a certain date and issued thereafter until the Distribution Date (as defined in the Diversified Holdings Rights Agreement). Each Diversified Holdings Right will entitle the holder to purchase from Diversified Holdings one one-thousandth of a share of a series of preferred stock to be designated by the Diversified Holdings Board (the "Rights Plan Preferred Stock") at a specified initial purchase price that will be subject to adjustment. The Diversified Holdings Rights expire on the tenth anniversary of its adoption, unless extended or earlier redeemed by Diversified Holdings. The Diversified Holdings Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, Diversified Holdings without conditioning the offer on the Diversified Holdings Rights being rendered inapplicable.

    The Diversified Holdings Rights will separate from the Diversified Holdings Stock and a Distribution Date will occur upon the earlier of ten days following public disclosure that certain persons or groups of persons have become a beneficial owner of 15% or more of the outstanding Diversified Holdings Stock (an "Acquiring Person") or ten business days following the commencement of a tender offer or exchange offer that would result in certain persons or groups becoming an Acquiring Person. Upon the occurrence of a Distribution Date, each holder of a Diversified Holdings Right will have the right to receive, upon exercise of the right, Diversified Holdings Stock having a value equal to two times the exercise price of the

Diversified Holdings Right, except that all Diversified Holdings Rights held by an Acquiring Person become null and void.

    In the event that a person becomes an Acquiring Person and Diversified Holdings is acquired in a merger or other business combination in which Diversified Holdings is not the surviving corporation, or more than 50% of the assets or earning power of Diversified Holdings' assets are sold or transferred, each holder, except for Acquiring Persons, of a Diversified Holdings Right will have the right to receive, upon exercise, common stock of the acquiring company which has a value equal to two times the exercise price of a Diversified Holdings Right.

    The Rights Plan Preferred Stock will be nonredeemable, and subordinate to all other series of Diversified Holdings preferred stock. The liquidation preference of each share of Rights Plan Preferred Stock will be an amount equal to (i) 1,000 times the aggregate amount to be distributed per share to holders of Diversified Holdings Stock and (ii) after the payments set forth in (i), a ratable and proportionate share with the holders of Diversified Holdings Stock of the remaining assets to be distributed. Each share of Rights Plan Preferred Stock will be entitled to receive, when, as and if declared, a quarterly dividend at the rate equal to 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions (payable in kind) (other than a dividend payable in Diversified Holdings equity securities). Each share of Rights Plan Preferred Stock will have 1,000 votes, subject to adjustment, voting together with the Diversified Holdings Stock and not as a separate class. If Diversified Holdings enters into any consolidation, merger, combination or other transaction in which the shares of Diversified Holdings Stock are exchanged, each share of Rights Plan Preferred Stock will be entitled to receive 1,000 times the amount received per share of Diversified Holdings Stock. The right of the Rights Plan Preferred Stock as to dividends, voting right and liquidation are protected by antidilution provisions.

    Diversified Holdings may redeem the Diversified Holdings Rights in whole, but not in part, at any time until ten days following the date on which there has been public disclosure that, or facts indicating that, a person has become an Acquiring Person at a price (the "Redemption Price") of $.01 per Diversified Holdings Right (or such other consideration deemed appropriate by the Diversified Holdings Board) by resolution of the Diversified Holdings Board, subject to certain exceptions. The redemption of the Diversified Holdings Rights may be made effective at such time on such basis with such conditions as the Diversified Holdings Board in its sole discretion may establish. The Diversified Holdings Rights will terminate immediately upon the action of the Diversified Holdings Board ordering redemption of the Diversified Holdings Rights and thereafter the holders of Diversified Holdings Rights will only be able to receive the Redemption Price.

    Other than provisions relating to the principal economic terms of the Diversified Holdings Rights, the Diversified Holdings Rights Agreement may be amended by resolution of the Diversified Holdings Board, subject to certain exceptions, prior to the Distribution Date. After the Distribution Date, the Diversified Holdings Rights Agreement may be amended by resolution of the Diversified Holdings Board, subject to certain exceptions, in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Diversified Holdings Rights (excluding the interests of any Acquiring Person or its affiliates or associates), or to shorten or lengthen any time period under the Diversified Holdings Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the Diversified Holdings Rights are not redeemable.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
              PETER KIEWIT SONS', INC. AND THE CONSTRUCTION GROUP

    The following selected historical and pro forma financial data of PKS and the Construction Group should be read in conjunction with the PKS and the Construction Group historical financial statements and the notes thereto and the pro forma financial information and the notes thereto included elsewhere herein or incorporated herein by reference.

    The selected historical financial data for each of the years in the period 1992 to 1996 and as of the end of each such year have been derived from audited financial statements. The selected historical financial data for the six months ended June 30, 1996 and 1997, and as of June 30, 1997, have been derived from unaudited financial statements. In the opinion of management, such unaudited financial statements reflect all adjustments consisting only of normal recurring accruals, necessary to present fairly the financial position of PKS and the Construction Group at June 30, 1997 and the results of operations for the six months ended June 30, 1996 and 1997. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire 1997 fiscal year.

    The pro forma results of operations data for the six months ended June 30, 1997 of PKS and the Construction Group, respectively, assume that the Transaction is consummated on December 29, 1996. The pro forma results of operations data for the year ended December 28, 1996 of PKS and the Construction Group, respectively, assume that the Transaction is consummated on December 31, 1995. The pro forma financial position data of PKS and the Construction Group as of June 30, 1997 assume that such transactions were consummated as of such date. The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period.

    The pro forma financial information is not intended to reflect the results of operations or the financial position of PKS and the Construction Group which actually would have resulted had the Transaction been effective on the dates indicated. Moreover, the pro forma information is not intended to be indicative of future results of operations or financial position of PKS or the Construction Group.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            PETER KIEWIT SONS', INC.

  (To be renamed Diversified Holdings, Inc. following the consummation of the
                                  Transaction)

                                                                                                                      PRO
                                                                     HISTORICAL                                   FORMA(1)(2)(3)
                                     ---------------------------------------------------------------------------  -----------
                                                                                                                  FISCAL YEAR
                                                                                                 SIX MONTHS          ENDED
                                                                                                   ENDED           DECEMBER
                                                       FISCAL YEAR ENDED                          JUNE 30,         28, 1996
                                     -----------------------------------------------------  --------------------  -----------

                                                                                                                   SCENARIO
                                       1992       1993       1994       1995       1996       1996       1997          1
-----------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Revenue (4)(5)...................  $   1,918  $   2,050  $   2,700  $   2,867  $   2,904  $   1,363  $   1,381   $     285
  Earnings before cumulative effect
    of change in accounting
    principle(6)...................        162        261        110        244        221         71         91         114
  Net earnings(6)..................        181        261        110        244        221         71         91         114
FINANCIAL POSITION:
Total assets(4)(5).................  $   2,549  $   3,634  $   4,504  $   3,451  $   3,548             $   3,805
  Current portion of long-term
    debt(4)(5)(7)..................          3         15         33         42         57                    14
  Long-term debt, less current
    portion(4)(5)(7)...............         30        462        908        370        332                   393
  Stockholders' equity(8)..........      1,458      1,671      1,736      1,607      1,819                 1,926
PER COMMON SHARE:
  Net Earnings:
    Class C Stock:
      Primary......................  $    4.48  $    4.63  $    4.92  $    7.78  $   10.13  $    3.46  $    5.34
      Fully diluted................       4.46       4.59       4.86       7.62       9.82       3.36       5.13
    Class D Stock:
      Primary......................       3.95       9.08       1.63       6.45       4.85       1.54       1.67   $    4.07
      Fully diluted................       3.94       9.06       1.63       6.44       4.85       1.54       1.67        4.06
  Dividends(9):
    Class C Stock..................       0.70       0.70       0.90       1.05       1.30       0.60       0.70
    Class D Stock..................       1.95       0.50     --           0.50       0.50     --         --
  Stock Price (4)(10):
    Class C Stock..................      18.70      22.35      25.55      32.40      40.70      31.80      40.00
    Class D Stock..................      50.65      59.40      60.25      49.50      54.25      49.50      54.25
  Book Value:
    Class C Stock..................      23.31      27.43      31.39      42.90      51.02      45.34      55.38
    Class D Stock..................      50.75      59.52      60.36      49.49      54.23      54.22      55.62



                                                      SIX MONTHS ENDED

                                                       JUNE 30, 1997
                                                  ------------------------
                                      SCENARIO     SCENARIO     SCENARIO
                                          2            1            2
-----------------------------------  -----------  -----------  -----------

RESULTS OF OPERATIONS:
  Revenue (4)(5)...................   $     285    $     161    $     161
  Earnings before cumulative effect
    of change in accounting
    principle(6)...................         116           42           43
  Net earnings(6)..................         116           42           43
FINANCIAL POSITION:
Total assets(4)(5).................                $   2,115    $   2,175
  Current portion of long-term
    debt(4)(5)(7)..................                        1            1
  Long-term debt, less current
    portion(4)(5)(7)...............                      133          133
  Stockholders' equity(8)..........                    1,480        1,540
PER COMMON SHARE:
  Net Earnings:
    Class C Stock:
      Primary......................
      Fully diluted................
    Class D Stock:
      Primary......................   $    4.04    $    1.43    $    1.43
      Fully diluted................        4.03         1.43         1.43
  Dividends(9):
    Class C Stock..................
    Class D Stock..................
  Stock Price (4)(10):
    Class C Stock..................
    Class D Stock..................                    54.90        54.90
  Book Value:
    Class C Stock..................
    Class D Stock..................                    54.92        54.89

------------------------

(1) The pro forma results of operations data are computed assuming that the Transaction is consummated on December 31, 1995 and December 29, 1996 for the fiscal year ended December 28, 1996 and six months ended June 30, 1997, respectively. The pro forma financial position data as of June 30, 1997 assumes that the Transaction was consummated as of such date. The pro forma financial data of PKS should be read in conjunction with PKS' historical consolidated financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere herein or incorporated by reference.

(2) The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and that 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period.

(3) The PKS Board approved the Transaction at a special meeting held on August 14, 1997. The pro forma results of operations, financial position and per common share data assume the earnings statement and balance sheet accounts of the Construction Group have been removed as a result of the Transaction. In addition, the operating results and financial position of C-TEC have been reflected as an equity method investment in the pro forma data due to C-TEC's pending reorganization which will reduce PKS' voting interest below fifty percent.

(4) In September 1995, PKS dividended its investment in MFS to Class D Stockholders. MFS' results of operations have been classified as a single line item on the statements of earnings through 1995. MFS is consolidated in the 1992-1994 balance sheets.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            PETER KIEWIT SONS', INC.

  (To be renamed Diversified Holdings, Inc. following the consummation of the
                                  Transaction)

(5) In October 1993, PKS acquired 35% of the outstanding shares of C-TEC that had 57% of the available voting rights. At June 30, 1997, PKS owned 48.5% of the outstanding shares and 63.6% of the voting rights.

(6) In 1993, through two public offerings, PKS sold 29% of MFS, resulting in a $137 million after-tax gain. In 1994 and 1995, additional MFS stock transactions resulted in $35 million and $2 million after-tax gains to PKS and reduced its ownership in MFS to 67% and 66%.

(7) In January 1994, MFS issued $500 million of 9.375% Senior Discount Notes.

(8) The aggregate redemption value of the Class C Stock and Class D Stock at June 30, 1997 was $404 million and $1,333 million, respectively.

(9) The 1992, 1993, 1994, 1995 and 1996 Class C Stock dividends include $.30, $.40, $.45, $.60 and $.70 per share dividends declared in 1992, 1993, 1994,
    1995 and 1996, respectively, but paid in January of the subsequent year. The 1992, 1995 and 1996 Class D Stock dividends include $.50 per share dividends declared in 1992, 1995 and 1996 but paid in January of the subsequent year. Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the Transaction had occurred as of the beginning of the respective periods cannot be determined.

(10) Pursuant to the PKS Certificate, the stock price calculation of a share of Class C Stock and Class D Stock is computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                             THE CONSTRUCTION GROUP
(To be operated by PKS Holdings, Inc. which will be renamed "Peter Kiewit Sons',
                                     Inc."
                 following the consummation of the Transaction)

                                                           HISTORICAL                                       PRO FORMA(1)(2)
                           ---------------------------------------------------------------------------  ------------------------
                                                                                       SIX MONTHS
                                                                                         ENDED             FISCAL YEAR ENDED
                                             FISCAL YEAR ENDED                          JUNE 30,           DECEMBER 28, 1996
                           -----------------------------------------------------  --------------------  ------------------------

                                                                                                         SCENARIO     SCENARIO
                             1992       1993       1994       1995       1996       1996       1997          1            2
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Revenue................  $   1,675  $   1,783  $   2,175  $   2,330  $   2,286  $   1,072  $   1,047   $   2,286    $   2,286
  Earnings before
    cumulative effect of
    change in accounting
    principle............         69         80         77        104        108         36         50         107          105
  Net earnings...........         82         80         77        104        108         36         50         107          105
FINANCIAL POSITION:
  Total assets...........  $     862  $     889  $     963  $     977  $   1,036             $   1,117
  Current portion of
    long-term debt.......          2          4          3          2     --                         2
  Long-term debt, less
    current portion......         12         10          9          9         12                    16
  Stockholders'
  equity(3)..............        437        480        505        467        562                   559
PER COMMON SHARE:
  Net Earnings:
    Primary..............  $    4.48  $    4.63  $    4.92  $    7.78  $   10.13  $    3.46  $    5.34   $   11.21    $   13.12
    Fully diluted........       4.46       4.59       4.86       7.62       9.82       3.36       5.13       11.21        13.12
  Dividends(4)...........       0.70       0.70       0.90       1.05       1.30       0.60       0.70
  Stock price(5).........      18.70      22.35      25.55      32.40      40.70      31.80      40.00
  Book value.............      23.31      27.43      31.39      42.90      51.02      45.34      55.38



                               SIX MONTHS ENDED
                                JUNE 30, 1997
                           ------------------------
                            SCENARIO     SCENARIO
                                1            2
                           -----------  -----------

RESULTS OF OPERATIONS:
  Revenue................   $   1,047    $   1,047
  Earnings before
    cumulative effect of
    change in accounting
    principle............          49           48
  Net earnings...........          49           48
FINANCIAL POSITION:
  Total assets...........   $   1,056    $     996
  Current portion of
    long-term debt.......           2            2
  Long-term debt, less
    current portion......           6            6
  Stockholders'
  equity(3)..............         505          445
PER COMMON SHARE:
  Net Earnings:
    Primary..............   $    5.92    $    7.10
    Fully diluted........        5.92         7.10
  Dividends(4)...........
  Stock price(5).........       42.50        43.00
  Book value.............       55.92        59.09

------------------------------

(1) The pro forma results of operations data are computed assuming that the Transaction was consummated on December 31, 1995 and December 29, 1996 for the fiscal year ended December 28, 1996 and six months ended June 30, 1997 respectively. The pro forma financial position data as of June 30, 1997 assume that the Transaction was consummated as of such date. The pro forma financial data of the Construction Group should be read in conjunction with the Construction Group's historical financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere herein.

(2) The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period.

(3) Ownership of the Class C Stock is restricted to certain employees conditioned upon the execution of repurchase agreements which restrict the employees from transferring the stock. PKS is generally committed to purchase all Class C Stock at the price determined, when put to PKS by a stockholder, pursuant to the PKS Certificate. The aggregate redemption value of the Class C Stock at June 30, 1997 was $404 million.

(4) The 1992, 1993, 1994, 1995 and 1996 Class C Stock dividends include $.30, $.40, $.45, $.60 and $.70 per share dividends declared in 1992, 1993, 1994,
    1995 and 1996, respectively, but paid in January of the subsequent year. Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the Transaction occurred as of the beginning of the respective periods cannot be determined.

(5) Pursuant to the PKS Certificate, the stock price calculation of a share of Class C Stock is computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                RESULTS OF OPERATIONS OF THE CONSTRUCTION GROUP

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROXY STATEMENT/JOINT PROSPECTUS.

RESULTS OF OPERATIONS

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO SIX MONTHS ENDED JUNE 30, 1996

    CONSTRUCTION. The Construction Group's operations can be separated into two components: construction and materials. The Construction Group's total revenue for the six months ended June 30, 1997 decreased $25 million or 2% compared to the same period in 1996. Revenue for the construction business decreased 4% to $918 million compared to $961 million in 1996. This decrease was due to several large projects being in the start-up phase and the substantial completion of the San Joaquin toll road project at the end of 1996. Although construction revenue was down, materials revenue increased 14% due to the strong demand for aggregates in the Arizona market.

    Contract backlog at June 30, 1997 was $3.5 billion of which 4% is attributable to foreign operations located in Canada and Indonesia. Domestic projects are spread geographically throughout the United States. Included in backlog is $755 million for the "I-15" project awarded in late March 1997. Kiewit is the sponsoring partner on the design-build joint venture reconstructing 16 miles of Interstate 15 through the Salt Lake City area. The project is expected to be completed in 2001.

    Margins on construction projects for the first six months of 1997 increased to 10% compared to 8% for the same period in 1996. Claim settlements received in the first quarter of 1997 and the recognition of additional revenue from the San Joaquin toll road were the primary factors contributing to the increase. Materials margins in the first six months of 1997, as a percentage of revenue, were unchanged from the same period in 1996.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased 8% in the first six months of 1997 compared to the same period of 1996. The increase was attributable to higher compensation, travel and professional services expenses.

    INTEREST EXPENSE, NET. The repayment of short term borrowings in the first and second quarter of 1996 was responsible for the reduction of interest expense in the first six months of 1997 compared to the same period of 1996.

    OTHER, NET. The 21% increase in other income in the first six months of 1997 compared to the same period of 1996 was attributable to higher mine management fee income and increased gains on the disposition of construction equipment.

    PROVISION FOR INCOME TAXES. The effective income tax rates for the first six months of 1997 and 1996 differed from the expected statutory rate of 35% primarily due to state income taxes.

COMPARISON OF FISCAL YEAR ENDED DECEMBER 28, 1996 TO FISCAL YEAR ENDED DECEMBER
  30, 1995

    CONSTRUCTION. The Construction Group's operations can be separated into two components; construction and materials. Revenue from construction decreased 2% to $2,060 million in 1996. This resulted from the completion of several major projects during the year, while many new contracts were still in the start-up phase. The Construction Group's share of joint venture revenue remained at 30% of total revenues in 1996. Contract backlog at December 28, 1996 was $2.3 billion, of which 4% is attributable to foreign operations, principally in Canada and the Philippines. Projects on the west coast of the United States account for 42% of the total backlog. Revenue from materials increased by less than 1% in 1996.

Increased demand for aggregates in the Arizona market was offset by a decline in precious metal sales. The Construction Group sold its gold and silver operations in Nevada to Kinross Gold Corporation ("Kinross") and essentially liquidated its metals inventory in 1995.

    Opportunities in the construction and materials industry continued to expand along with the economy during 1996. Because of the increased opportunities, the Construction Group was able to be selective in the construction projects it pursued. Gross margins for construction increased from 8% in 1995 to 10% in 1996. This resulted from the completion of several large projects and increased efficiencies in all aspects of the construction process. Gross margins for materials declined from 13% in 1995 to 10% in 1996. The lack of higher margin precious metals sales in 1996 combined with slightly lower construction materials margins produced the reduction in operating margin.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased 1% for 1996 compared to 1995. Increases in compensation and travel expenses were partially offset by lower insurance, computer operations and other administrative expenses.

    INVESTMENT INCOME. Investment income increased 24% in 1996 compared to 1995. The increase was primarily due to ME Holding Inc.'s equity earnings increasing from $2 million in 1995 to $4 million in 1996 and due to $2 million of investment income from other equity investments. Partially offsetting this increase was a slight decline in interest income, due to a decrease in the average cash balance during the year.

    INTEREST EXPENSE. The increase in interest expense of $2 million in 1996 compared with 1995 was primarily attributable to the short-term borrowings outstanding during the year.

    OTHER, NET. In 1995, the exchange of the Construction Group's gold and silver operations in Nevada for 4,000,000 shares of common stock of Kinross led to a $21 million gain for the Construction Group. The gain was the difference between the Construction Group's book value in the gold and silver operations and the market value of the Kinross shares at the time of the exchange. Other income was also primarily comprised of mine management fees, of $37 million and $30 million in 1996 and 1995, respectively, and gains on the disposition of property, plant and equipment and other assets of $17 million and $12 million in 1996 and 1995, respectively.

    PROVISION FOR INCOME TAXES. The effective income tax rate for 1996 differed from the statutory rate of 35% primarily because of adjustments to prior year tax provisions and state taxes. In 1995, the rate was higher than 35% due primarily to state income taxes.

COMPARISON OF FISCAL YEAR ENDED DECEMBER 30, 1995 TO FISCAL YEAR ENDED DECEMBER
  31, 1994

    CONSTRUCTION. Revenue for the Construction Group increased $155 million, or 7%, to $2,330 million in 1995 compared to 1994. Revenue for the construction and materials components increased 6% and 21%, respectively, in 1995 compared to 1994. The improvement in the Construction Group's construction revenue was attributable to a 32% increase in joint venture revenue, which comprised 30% of the total revenue in 1995 compared to 24% in 1994. The San Joaquin Toll Road Joint Venture ("San Joaquin") in southern California contributed $225 million and $111 to revenue in 1995 and 1994. Contract backlog at December 30, 1995 was $2 billion, of which 10% was attributable to foreign operations, principally in Canada and the Philippines. Projects on the west coast of the United States accounted for 36% of the total backlog, including San Joaquin backlog of $133 million. The inclusion of two additional months of materials revenue generated by APAC-Arizona ("APAC") companies, which were acquired on February 28, 1994, was the primary factor resulting in the increased materials revenue.

    Gross margins for the Construction Group increased 13% in 1995. The construction and materials components each produced similar results. Construction's increased revenue, primarily from joint ventures, increased operational efficiencies and substantial claim settlements all contributed to improved results. The materials segment benefited from the robust demand for construction materials in Arizona and also from the operational efficiencies generated by the merger of APAC with the Construction Group's existing materials business in Arizona. Also contributing to the higher margins was the liquidation of the Construction Group's precious metal inventory in 1995.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased 4% in 1995 compared to 1994. Declines in payroll, computer operations and depreciation expense were partially offset by higher insurance and professional service fees.

    INVESTMENT INCOME. Slight improvements in interest income, earnings from equity investments and reduced losses on the sale of securities contributed to the increase in investment income in 1995 compared to 1994.

    OTHER, NET. In 1995, the exchange of the Construction Group's gold and silver operations for Kinross common stock led to a $21 million gain for the Construction Group. Other income was also primarily comprised of mine management fees, $30 million and $29 million in 1995 and 1994, respectively, and gains on the disposition of property, plant and equipment and other assets of $12 million and $13 million in 1995 and 1994, respectively.

    PROVISION FOR INCOME TAXES. The effective income tax rate for 1995 differed from the statutory rate of 35% due primarily to state income taxes. In 1994, the rate approximated the federal statutory rate.

LIQUIDITY AND CAPITAL RESOURCES

    The Construction Group's working capital decreased $43 million or 12% during the first six months of 1997. The decrease was primarily due to capital expenditures of $62 million, investments and acquisitions of $18 million, the exchange and repurchase of Class B Stock and Class C Stock totaling $73 million, dividend payments of $13 million and $37 million of cash used in operating activities. Partially offsetting these uses were the issuance of Class C Stock totaling $34 million, net proceeds from the sale of marketable securities of $22 million, proceeds from the sale of property, plant and equipment and other assets of $25 million and $2 million of debt borrowings.

    The Construction Group typically anticipates investing between $40 and $75 million annually in its construction business, including opportunities to acquire additional businesses. On July 1, 1997, the Construction Group paid $4 million to increase its ownership in ME Holding Inc. to 80%. Other long term liquidity uses include the payment of income taxes, repurchases and conversions of common stock and the payment of dividends. The Construction Group's current financial condition and borrowing capacity together with anticipated cash flows from operations should be sufficient for immediate cash requirements and future investing activities.

    The Construction Group will transfer funds to the Diversified Group in an amount equal to the aggregate Class C Per Share Price of the Class C Stock converted into Class D Stock during the 1997 Conversion Period. For example, if 1,500,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $72,000,000 from the Construction Group to the Diversified Group; if 3,000,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $144,000,000 from the Construction Group to the Diversified Group (calculated in each case assuming a year end 1997 Class C Per Share Price of $48.00). The Construction Group will be required to borrow all or a portion of the funds necessary to fund this transfer. The degree to which the Construction Group is required to borrow such funds could, under certain circumstances, limit its financial and operating flexibility.

                 PKS HOLDINGS DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the persons currently anticipated to be executive officers and directors of PKS Holdings after consummation of the Transaction.

NAME                                                  BUSINESS EXPERIENCE                                  AGE
------------------------  ---------------------------------------------------------------------------     -----
Walter Scott, Jr.         Chairman of the Board and President, PKS; also a director of Berkshire               66
                          Hathaway Inc., Burlington Resources Inc., CalEnergy, ConAgra, Inc., C-TEC,
                          U.S. Bancorp and Valmont Industries, Inc.

Kenneth E. Stinson*       Executive Vice President, PKS; Chairman (since 1993) and CEO (since 1992),           55
                          KCG; also a director of ConAgra, Inc. and Valmont Industries, Inc.

Richard Geary*            Executive Vice President, KCG; President of Kiewit Pacific Co.                       62

Bruce E. Grewcock*        Executive Vice President, KCG (since 1996); Chairman (since 1996),                   43
                          President (1992-1996) and Sr. Vice President of Kiewit Mining Group, Inc.
                          (1992); also a director of Kinross Gold Corporation

George B. Toll, Jr.*      Executive Vice President, KCG (since 1994); Vice President, Kiewit Pacific           61
                          Co. (1992-1994)

Richard W. Colf*          Vice President, Kiewit Pacific Co.                                                   54

Tait P. Johnson*          President Gilbert Industrial Corporation, a PKS subsidiary; President                48
                          (1992-1996), Gilbert Southern Corp., a PKS subsidiary

Allan K. Kirkwood*        Vice President, Kiewit Pacific Co.                                                   54

Thomas C. Stortz*         Vice President and General Counsel, KCG                                              46

William L. Grewcock       Vice Chairman, PKS                                                                   72

James Q. Crowe            President and Chief Executive Officer, KDG (since August 1, 1997); Chairman          48
                          of the Board, WorldCom, Inc. (January 1997-July 1997); Chairman of the
                          Board, MFS (1992-1996) (MFS was a PKS subsidiary until 1995); also a director of CalEnergy, C-TEC, Qwest Communications International, Inc. and
                          InaCom Corp.

Peter Kiewit, Jr.         Attorney, of counsel to the law firm of Gallagher & Kennedy of Phoenix,              71
                          Arizona

    Identified by asterisks are the eight persons expected to be executive officers of PKS Holdings after the consummation of the Transaction. Each such person is expected to serve as an executive officer of PKS Holdings in a capacity similar to that in which he currently serves at KCG or a KCG subsidiary. Executive officers are those directors who will be employed by PKS Holdings or its subsidiaries. Bruce E. Grewcock is the son of William L. Grewcock.

    The PKS Holdings Board will have an Audit Committee, a Compensation Committee and an Executive Committee.

    The Audit Committee members are expected to be Messrs. Johnson (Chairman), Kirkwood and Kiewit. The functions of the Audit Committee will be to recommend the selection of the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial matters; and report and make recommendations to the full PKS Holdings Board.

    The Compensation Committee members are expected to be Messrs. Crowe and Kiewit, neither of whom is an employee of PKS Holdings. This committee will review the compensation of PKS Holdings executive officers as well as the compensation, securities ownership and benefits of PKS Holdings employees.

    The Executive Committee members are expected to be Messrs. Stinson (Chairman), Geary, Bruce Grewcock and Toll. The committee will exercise the powers of the PKS Holdings Board between board meetings, except powers assigned to other committees.

             DIVERSIFIED HOLDINGS DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the persons currently anticipated to be executive officers and directors of Diversified Holdings after consummation of the Transaction:

NAME                                                          BUSINESS EXPERIENCE                                AGE
-----------------------------------  ----------------------------------------------------------------------     -----
Walter Scott, Jr.*                   Chairman of the Board and President, PKS; also a director of Berkshire          66
                                     Hathaway Inc., Burlington Resources Inc., CalEnergy, ConAgra, Inc.,
                                     C-TEC, U.S. Bancorp and Valmont Industries, Inc.
James Q. Crowe*                      President and Chief Executive Officer, KDG (since August 1, 1997);              48
                                     Chairman of the Board, WorldCom, Inc. (January 1997-July 1997);
                                     Chairman of the Board, MFS (1992-1996) (MFS was a PKS subsidiary until
                                     1995); also a director of CalEnergy, C-TEC, Qwest Communications
                                     International, Inc. and InaCom Corp.
R. Douglas Bradbury*                 Executive Vice President, KDG (since August 1, 1997); Chief Financial           46
                                     Officer (1992-1996), Executive Vice President (1995-1996), and Senior
                                     Vice President (1992-1995) of MFS.
William L. Grewcock                  Vice Chairman, PKS                                                              72
Richard R. Jaros                     Executive Vice President (1993-1997), PKS; Chief Financial Officer              45
                                     (1995-1997); President of KDG (1996-1997); President and COO of
                                     CalEnergy (1992-1993); also a director of CalEnergy, C-TEC and
                                     WorldCom, Inc.
Robert E. Julian                     Chairman of the Board, PKSIS (since 1995); Executive Vice President             58
                                     and Chief Financial Officer, PKS (through 1995)
Kenneth E. Stinson                   Executive Vice President, PKS; Chairman (since 1993) and CEO (since             55
                                     1992) of KCG; also a director of ConAgra, Inc. and Valmont Industries,
                                     Inc.
Robert B. Daugherty                  Director (and formerly Chairman of the Board and Chief Executive                75
                                     Officer) of Valmont Industries, Inc.
Charles M. Harper                    Former Chairman of the Board and Chief Executive Officer of RJR                 69
                                     Nabisco Holdings Corp. Currently a director (and formerly Chairman of
                                     Board and Chief Executive Officer) of ConAgra, Inc. and also a director of E.I DuPont de Nemours and Company, Norwest Corporation and
                                     Valmont Industries, Inc.
David C. McCourt                     Chairman of the Board and Chief Executive Officer, C-TEC (since 1993);          40
                                     also a director of Mercom, Inc. and WorldCom, Inc.
Michael B. Yanney                    Chairman of the Board, President and Chief Executive Officer, America           63
                                     First Companies L.L.C.; also a director of Burlington Northern Santa
                                     Fe Corporation, C-TEC, Forest Oil Corporation and Mid-America
                                     Apartment Communities, Inc.

    Identified by asterisks are the three persons expected to be executive officers of Diversified Holdings after consummation of the Transaction. Walter Scott, Jr. is expected to be Chairman of the Board of Diversified Holdings and receive an annual salary of $200,000. Effective August 1, 1997, James Q. Crowe became President and Chief Executive Officer of KDG, with an annual salary of $350,000. Effective August 1, 1997, R. Douglas Bradbury became Executive Vice President of KDG, with an annual salary of

$215,000. Mr. Crowe and Mr. Bradbury are expected to hold similar positions with Diversified Holdings. See "Certain Relationships and Related Transactions."

    As a result of the Certificate Amendments, the Diversified Holdings Board will be divided into three classes, designated Class I, Class II and Class III, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the Diversified Holdings Board. The initial Class I Directors will consist of Walter Scott, Jr., James Q. Crowe, Robert B. Daugherty and Charles M. Harper; the initial Class II Directors will consist of William L. Grewcock, Richard R. Jaros, Robert E. Julian and David C. McCourt; and the initial Class III Directors will consist of R. Douglas Bradbury, Kenneth
E. Stinson and Michael B. Yanney. The term of the initial Class I Directors will terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II Directors will terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III Directors will terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting will be elected for three-year terms. See "The Certificate Amendments--Board of Directors."

    The Diversified Holdings Board will have an Audit Committee, a Compensation Committee and an Executive Committee.

    The Audit Committee members are expected to be Messrs. Julian (Chairman), Grewcock and McCourt. The functions of the Audit Committee will be to recommend the selection of the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial matters; and report and make recommendations to the full Diversified Holdings Board.

    The Compensation Committee members are expected to be Messrs. Yanney (Chairman), Jaros and McCourt, none of whom are employees of Diversified Holdings. This committee will review the compensation of Diversified Holdings executive officers as well as the compensation, securities ownership and benefits of Diversified Holdings employees.

    The Executive Committee members are expected to be Messrs. Scott (Chairman), Crowe, Bradbury, Stinson and Yanney. This committee will exercise the powers of the Diversified Holdings Board between board meetings, except powers assigned to other committees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with his retention as Chief Executive Officer of KDG, Mr. Crowe has entered into the Retention Agreement with PKS and KDG. Under the Retention Agreement, KDG has obtained an option to acquire, from Mr. Crowe, Mr. Bradbury and others, Broadband Capital Group, L.L.C., a company formed to develop investment opportunities, for a purchase price equal to the cash investment in that company, which is not expected to exceed $250,000. Pursuant to the Retention Agreement, PKS has sold 1,000,000 shares of Class D Stock to Mr. Crowe and 250,000 shares of Class D Stock to Mr. Bradbury, in each case at $54.25 per share, the current Class D Per Share Price. The Retention Agreement also provides that PKS will make available for sale, from time to time prior to the consummation of the Transaction to certain Diversified Group employees designated by Mr. Crowe in connection with the implementation of the Expansion Plan ("Expansion Plan Employees"), up to an aggregate of 750,000 shares of Class D Stock at a price per share equal to the then applicable Class D Per Share Price.

    The Retention Agreement also sets forth certain provisions that apply only if the Transaction is abandoned. If the Transaction is abandoned and if, as currently anticipated, Mr. Crowe resigns as Chief Executive Officer of KDG, (i) PKS will have the right to repurchase all Class D Stock issued to Mr. Crowe and Mr. Bradbury under the Retention Agreement at a price per share equal to the then-applicable Class D Per Share Price, and (ii) Mr. Crowe will have the right to purchase from the Diversified Group either the stock of subsidiaries formed to implement the Expansion Plan (but not including PKSIS or any other subsidiary of the Diversified Group in existence on August 1, 1997) ("Expansion Plan Subsidiaries") or certain assets acquired by the Diversified Group in connection with the implementation of the Expansion Plan, in each such case at the book value of such stock or assets as reflected in the books and records of the Diversified Group. It is anticipated that such book value will be substantially lower than the amount of the Diversified Group's aggregate investment in such subsidiaries or assets. PKS will enter into agreements with each Expansion Plan Employee that provide that PKS may repurchase any Class D Stock sold to the Expansion Plan Employee if the Expansion Plan Employee ceases to be an employee of the Diversified Group (whether through purchase by Mr. Crowe of the capital stock of any Expansion Plan Subsidiary or assets or otherwise), at any time within the 12-month period after Mr. Crowe delivers any such resignation notice, at a price per share equal to the then applicable Class D Per Share Price. See "Risk Factors Regarding Diversified Holdings After the Transaction--Potential Consequences of a Failure to Consummate the Transaction."

    The Diversified Group is currently in discussions with Mr. Crowe to purchase an airplane owned by Mr. Crowe. It is anticipated that the purchase price for the airplane will be its fair market value and that Diversified Holdings will enter into an arrangement with Mr. Crowe designed to permit Mr. Crowe to use such airplane other than on Diversified Holdings business.

    PKS is currently in discussions to transfer to the Construction Group an airplane owned by PKS. It is anticipated that PKS Holdings will enter into an arrangement with Mr. Scott designed to permit Mr. Scott to use such airplane other than on PKS Holdings business.

    PKS entered into a separation agreement with Mr. Jaros, a director of PKS, in connection with the resignation of Mr. Jaros as President of the Diversified Group effective July 31, 1997. Under the separation agreement, PKS paid Mr. Jaros $1.8 million on July 31, and agreed to pay Mr. Jaros the balance of his 1997 salary ($187,500) between August 1 and December 31, 1997 and a bonus payment of $262,350 when PKS makes its customary executive bonus payments in 1998. PKS also agreed to amend the option agreements with Mr. Jaros with respect to the options to purchase 150,000 shares of Class D Stock at $40.40 per share (the then-applicable Class D Per Share Price) granted to Mr. Jaros in 1995, and the options to purchase 50,000 shares of Class D Stock at $49.50 per share (the then-applicable Class D Per Share Price) granted to Mr. Jaros in 1996, to provide that those options would be fully vested on July 31, 1997, and would be exercisable at any time during the ten-year term of the original option agreements.

    In December 1996, PKS agreed to sell 10,000 shares of Class D Stock to Mr. Harper, 10,000 shares of Class D Stock to Mr. Daugherty and 8,000 shares of Class D Stock to Mr. Kiewit, in each case at $49.50 per share (the then-applicable Class D Per Share Price). Those stock purchase transactions were consummated in March 1997.

    In       , 1997, PKS sold 10,000 shares of Class D Stock to Mr. Yanney and
8,500 shares of Class D Stock to Mr. McCourt, in each case at $54.25 per share (the then-applicable Class D Per Share Price).

    Mr. Stinson has indicated that he will convert all his Debentures into Class C Stock prior to the record date for the Warrant Distribution as a result of PKS' permitting such early conversion of Debentures. Mr. Stinson will also be eligible for the arrangements that PKS intends to make available to ameliorate certain effects of such conversion on holders of Debentures. The cost of such arrangement is not expected to exceed $225,000. See "The Transaction--Conversion of the Debentures."

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of PKS consists of Messrs. Daugherty, Harper and Kiewit. Each of Messrs. Daugherty, Harper and Kiewit purchased Class D Stock from PKS in 1997. See "Certain Relationships and Related Transactions."

    The Compensation Committee of PKS Holdings is expected to consist of Messrs. Crowe and Kiewit. Mr. Crowe has purchased Class D Stock from PKS and has entered into the Retention Agreement with PKS and KDG. The Diversified Group is also currently in discussions with Mr. Crowe with respect to its acquisition of Mr. Crowe's plane. Mr. Kiewit purchased Class D Stock from PKS in 1997. See "Certain Relationships and Related Transactions."

    The Compensation Committee of Diversified Holdings is expected to consist of Messrs. Yanney, McCourt and Jaros. Each of Messrs. Yanney and McCourt has purchased Class D Stock from PKS. Mr. Jaros has entered into a separation agreement with PKS, pursuant to which, among other things, he has received certain severance payments. See "Certain Relationships and Related Transactions."

               COMPARISON OF CLASS C STOCK AND PKS HOLDINGS STOCK

GENERAL

    In the Share Exchange, each outstanding share of Class C Stock will be mandatorily exchanged for one fully paid and nonassessable share of PKS Holdings Stock. Thus, holders of Class C Stock will become stockholders of PKS Holdings rather than of PKS. See "The Transaction." PKS Holdings Stock will not have any preemptive or subscription rights. As stockholders of PKS Holdings, such holders' rights will continue to be governed by Delaware law and will be governed by the PKS Holdings Certificate and the PKS Holdings By-laws. The rights of, and restrictions upon, PKS Holdings Stock under the PKS Holdings Certificate and PKS Holdings By-laws will be substantially similar to those of Class C Stock under the PKS Certificate and PKS By-laws, except that there will be no rights or restrictions comparable to those in the PKS Certificate and PKS By-laws relating to the Class D Stock.

    Holders of Class C Stock are stockholders of PKS, not of the Construction Group, and have an interest in the equity and assets of PKS, including the assets of the Construction Group, plus one-half of the unconsolidated stockholders' equity (whether positive or negative) of PKS itself. PKS is a Delaware corporation. The PKS Certificate authorizes 183,250,000 shares of capital stock, of which 8,000,000 shares are Class B Stock, 125,000,000 shares are Class C Stock, 50,000,000 shares are Class D Stock, and 250,000 shares are
PKS preferred stock. As of       , 1997 there were no shares of Class B Stock,
      shares of Class C Stock,       shares of Class D Stock and no shares of
PKS preferred stock outstanding.

    Holders of PKS Holdings Stock will be stockholders of PKS Holdings, which will not be a subsidiary of PKS and which will have an interest only in the Construction Group. PKS Holdings is a Delaware corporation. The PKS Holdings Certificate authorizes 125,250,000 shares of capital stock of PKS Holdings, of which 125,000,000 shares are PKS Holdings Stock and 250,000 shares are PKS
Holdings preferred stock. As of       , 1997 there were 100 shares of PKS
Holdings Stock outstanding, all of which were held by PKS and no shares of PKS Holdings Preferred Stock outstanding. After the consummation of the Transaction,
there will be an estimated        shares of PKS Holdings Stock and no shares of
PKS Holdings preferred stock outstanding.

    Reference is made to the more detailed provisions of, and the following descriptions are qualified in their entirety by reference to, the PKS Certificate, the PKS By-laws and the PKS Holdings By-laws, copies of which are filed with the Commission as exhibits to the Registration Statement of which this Proxy Statement/Joint Prospectus is a part, and the PKS Holdings Certificate, a copy of which is attached as Appendix D.

    The following discussion relating to PKS Holdings Stock, the PKS Holdings Certificate and the PKS Holdings By-laws gives effect to the consummation of the Transaction.

DIVIDEND POLICY

    Under Delaware law and the PKS Certificate, after dividends have been declared and set aside for payment or paid on PKS preferred stock (if any) having a preference over Class C Stock, dividends on Class C Stock may be declared and paid out of the excess, if any, of the amount legally available therefor over the Available Class D Dividend Amount, which is equal to the lesser of (i) the amount legally available for payment of dividends on common stock of PKS and (ii) an amount equal to (a) the Class D Formula Value less (b) dividends on Class D Stock declared during the current year. The current policy is to pay in each year 15% to 20% of the prior year's earnings of the Construction Group as a cash dividend on Class C Stock.

    Under Delaware law and the PKS Holdings Certificate, after dividends have been declared and set aside for payment or paid on PKS Holdings preferred stock (if any) having a preference over PKS Holdings Stock, dividends on PKS Holdings Stock may be declared and paid out of PKS Holdings funds legally available therefor. PKS Holdings intends to continue the current PKS policy of paying in each year

15% to 20% of the prior year's earnings of the Construction Group as a cash dividend on PKS Holdings Stock.

VOTING RIGHTS

    Holders of Class C Stock are entitled to one vote per share on all matters submitted to a vote of the common stockholders of PKS. Moreover, the holders of Class C Stock are entitled, as a separate class, to elect two-thirds of the directors, by cumulative voting, while the remaining directors are elected by the holders of Class D Stock. The PKS Certificate provides that certain fundamental corporate changes, such as changes in the capital structure of PKS, are effective only upon the approval of at least 80% of the outstanding Class C Stock, voting as a separate class, as well as a majority of the outstanding voting power of PKS, while certain other actions require the approval of 66 2/3% of Class C Stock, voting as a separate class, as well as a majority of the voting power of PKS. The PKS Certificate further provides that, in the event that the number of issued and outstanding shares of Class C Stock should at any time be less than the number of issued and outstanding shares of Class D Stock, the PKS Board may declare stock dividends on Class C Stock without declaring a corresponding stock dividend on Class D Stock so that the number of outstanding shares of Class C Stock and Class D Stock will be approximately equal.

    Holders of PKS Holdings Stock will be entitled to one vote per share on all matters submitted to a vote of the common stockholders of PKS Holdings. Holders of PKS Holdings Stock are entitled to elect the entire PKS Holdings Board by cumulative voting. The PKS Holdings Certificate provides that certain fundamental corporate changes, such as changes in the capital structure of PKS Holdings, are effective only upon the approval of at least 80% of PKS Holdings Stock, while certain other actions require the approval of 66 2/3% of PKS Holdings Stock. All of the supermajority voting requirements included in the PKS Certificate with respect to Class C Stock are included in the PKS Holdings Certificate with respect to PKS Holdings Stock.

REPURCHASE RIGHTS

    During the first 15 days of any calendar month, PKS must repurchase shares of Class C Stock upon the demand of a holder of such stock at the Class C Per Share Price determined using the Class C Formula Value. The PKS Board may suspend PKS' duties to repurchase Class C Stock upon the PKS Board's determination that the Class C Formula Value to be determined at the end of the current fiscal year is likely to be less than the Class C Formula Value determined at the end of the prior year less dividends declared on Class C Stock since the prior fiscal year end. The suspension may not exceed one year. No voluntary tenders of stock of the affected class will be accepted during the suspension period. Different suspension periods may be applied to Class C Stock and Class D Stock. During a Class C Stock suspension period, required repurchases (E.G., upon employment termination) may continue, but the repurchase price will be determined as follows: if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the Class C Per Share Price determined as of the end of the prior fiscal year (less dividends per share declared on Class C Stock since the prior fiscal year end). However, if the suspension period ends during the second half of a fiscal year (after June 30), the repurchase price will be the Class C Per Share Price determined at the end of the suspension period.

    During the first 15 days of any calendar month, PKS Holdings will be required to repurchase shares of PKS Holdings Stock upon demand of a holder of such stock at the PKS Holdings Per Share Price determined using the PKS Holdings Formula Value. The PKS Holdings Board may suspend PKS Holdings' duties to repurchase PKS Holdings Stock upon the PKS Holdings Board's determination that the PKS Holdings Formula Value to be determined at the end of the current fiscal year is likely to be less than the PKS Holdings Formula Value determined at the end of the prior year less dividends declared on PKS Holdings Stock since the prior fiscal year end. The suspension may not exceed one year. No voluntary tenders of stock of the affected class will be accepted during the suspension period. During a PKS

Holdings Stock suspension period, required repurchases (E.G., upon employment termination) may continue, but the repurchase price will be determined as follows: if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the PKS Holdings Per Share Price determined as of the end of the prior fiscal year (less dividends per share declared on PKS Holdings Stock since the prior fiscal year end). However, if the suspension period ends during the second half of a fiscal year (after June 30), the repurchase price will be the PKS Holdings Per Share Price determined at the end of the suspension period.

LIQUIDATION RIGHTS

    Upon the liquidation, dissolution or winding up of PKS, after the creditors of PKS and the holders of PKS preferred stock (if any) receive the full preferential amounts to which they are entitled, the PKS Board will establish two accounts. The "D Liquidation Account" will be in an amount equal to the value of the Diversified Group's assets, plus an amount equal to one-half of the unconsolidated stockholders' equity of PKS itself. The "C Liquidation Account" will be the value of the remaining assets. These values will be determined at the time of liquidation. Holders of Class C Stock will receive an amount equal to $1.00 per share out of the C Liquidation Account. After a payment of $2.00 per share to the holders of D Stock out of the D Liquidation Account (and the C Liquidation Account, if the D Liquidation Account is insufficient to make such payment), any assets remaining thereafter in the C Liquidation Account will be distributed to the holders of Class C Stock.

    Upon the liquidation, dissolution or winding up of PKS Holdings, after the creditors of PKS Holdings and the holders of PKS Holdings preferred stock (if any), receive the full preferential amounts to which they are entitled, holders of PKS Holdings Stock will be entitled to receive any assets available for distribution to stockholders of PKS Holdings.

CONVERSION RIGHTS

    A holder of Class C Stock may convert shares of Class C Stock into Class D Stock pursuant to the Conversion Right by providing written notice to PKS during the period from and including October 15 through and including December 15 of each year. Such conversions generally become effective on January 1 (the "Conversion Date") of the following year. Shares of Class C Stock are convertible into a number of shares of Class D Stock that bears the same ratio to the number of shares surrendered for conversion as the Class C Per Share Price at the Conversion Date bears to either (i) if Class D Stock is not publicly traded, the Class D Per Share Price or (ii) if Class D Stock is publicly traded, the average closing price of Class D Stock for twenty trading days prior to such date. Instead of effecting the conversion described above, PKS may repurchase any shares of Class C Stock tendered for such conversion at the Class C Per Share Price at the Conversion Date by providing written notice to the tendering stockholder of such election not later than the Conversion Date. A holder of Class C Stock (but only if such holder is then an employee of PKS or an entity of which PKS owns at least a 20% equity interest) may withdraw the tender of shares at any time before, or within 10 days after, PKS provides written notice that it has elected to repurchase the shares. Partial payment for such tendered shares shall be made within 60 days after the Conversion Date, and the balance paid after PKS' financial statements are certified. No conversions of Class C Stock into Class D Stock will become effective if PKS' duty to repurchase Class C or Class D Stock is at the time suspended, as provided in the PKS Certificate.

    Holders of PKS Holdings Stock will not have the right to convert their shares into any security of PKS Holdings or Diversified Holdings. In the event that the Transaction is consummated, PKS Holdings intends to implement the Installment Note Program to allow holders of PKS Holdings Stock to sell such stock to PKS Holdings in exchange for Installment Notes on a tax-deferred installment basis, as an alternative to a repurchase for cash. See "The Transaction--Installment Note Program."

FORMULA VALUE

    The Class C Formula Value is an amount equal to the stockholders' equity of PKS less (i) the book value of certain property, plant and equipment, (ii) the stockholders' equity attributable to outstanding PKS preferred stock (if any) and (iii) the Class D Formula Value, based on the year-end audited financial statements. The Class C Formula Value is the basis for the determination of the amount paid as dividends on Class C Stock, the amount paid to holders of Class C Stock upon liquidation of PKS and the Class C Per Share Price at which shares of Class D Stock must be repurchased by PKS upon demand of the holder thereof, subject to certain exceptions. The Class C Per Share Price is determined by increasing the Class C Formula Value by the portion of the face amount of any outstanding debentures convertible into Class C Stock and dividing the result by the sum of (i) the number of outstanding shares of Class C Stock and (ii) the number of shares reserved for the conversion of such debentures into Class C Stock. This quotient is rounded to the nearest $.05 and reduced by the amount of any dividends per share declared on Class C Stock since the prior year end to arrive at the Class C Per Share Price.

    The PKS Holdings Formula Value will be an amount equal to the stockholders' equity of PKS Holdings less (i) the book value of certain property, plant and equipment and (ii) the stockholders' equity attributable to outstanding PKS Holdings preferred stock (if any), based on the year-end audited financial statements. The PKS Holdings Formula Value will be the basis for the determination of (i) the amount paid as dividends on PKS Holdings Stock and (ii) the PKS Holdings Per Share Price, at which shares of PKS Holdings Stock must be repurchased by PKS upon demand of the holder thereof, subject to certain exceptions. The PKS Holdings Per Share Price will be determined by increasing the PKS Holdings Formula Value by the portion of the face amount of any outstanding debentures convertible into PKS Holdings Stock and dividing the result by the sum of (i) the number of outstanding shares of PKS Holdings Stock and (ii) the number of shares reserved for the conversion of such debentures into PKS Holdings Stock. This quotient will be rounded to the nearest $.05 and reduced by the amount of any dividends per share declared on PKS Holdings Stock since the prior year end to arrive at the PKS Holdings Per Share Price.

MANDATORY EXCHANGE

    If all the assets and liabilities of the Construction Group are held by a wholly owned subsidiary of PKS (such as PKS Holdings), the PKS Board may, by a two-thirds vote, require the exchange of all the outstanding Class C Stock for the common stock of such subsidiary, on a pro rata basis; provided that such subsidiary has a certificate of incorporation substantially similar to the PKS Certificate. It is pursuant to this provision of the PKS Certificate that the Share Exchange will be effected by the PKS Board.

    Holders of PKS Holdings Stock will not be subject to mandatory exchange provisions comparable to those to which Class C stockholders are subject.

OWNERSHIP AND TRANSFERABILITY RESTRICTIONS

    Class C Stock may be owned only by employees of PKS and its subsidiaries and, with prior PKS Board approval, by certain authorized transferees of such employees (I.E., fiduciaries for the benefit of members of the immediate families of employees, corporations wholly owned by employees or employees and their spouses and/or children, fiduciaries for the benefit of such corporations, charities, and fiduciaries for charities designated by any such persons). Under the PKS Certificate, an employee of a subsidiary of which PKS owns at least a 20% equity interest (or any joint venture in which PKS and/or such subsidiary owns at least a 20% equity interest), is deemed to be an employee for purposes of Class C Stock ownership and the attendant transfer restrictions. A director who is a former employee may continue to own Class C Stock. No more than 10% of the total Class C Stock may be owned by any one employee and certain transferees at any time.

    PKS Holdings Stock may be owned only by employees of PKS Holdings and its subsidiaries and, with prior PKS Holdings Board approval, by certain authorized transferees of such employees (I.E., fiduciaries for the benefit of members of the immediate families of employees, corporations wholly owned by employees or employees and their spouses and/or children, fiduciaries for the benefit of such corporations, charities, and fiduciaries for charities designated by any such persons). Under the PKS Holdings Certificate, an employee of a subsidiary of which PKS Holdings owns at least a 20% equity interest (or any joint venture in which PKS Holdings and/or such subsidiary owns at least a 20% equity interest), is deemed to be an employee for purposes of PKS Holdings Stock ownership and the attendant transfer restrictions. A director who is a former employee may continue to own PKS Holdings Stock. No more than 10% of the total PKS Holdings Stock may be owned by any one employee and certain transferees at any time.

    Each holder of Class C Stock is required to execute a repurchase agreement which provides that a stockholder may offer to sell all or part of the Class C Stock owned by such stockholder to PKS at any time at the class price determined by formula and that PKS must accept any such offer, with payment to be made within 60 days after the receipt of notice of the offer and of the stock certificates offered by the holder. Upon the tender of a part of such holder's shares of Class C Stock, PKS may, at its option, require the holder to sell Class C Stock held by such holder back to PKS. Under the repurchase agreement, the employee may not transfer the shares of Class C Stock held by such employee except in a sale to PKS or a transfer to an authorized transferee (I.E., a charity, etc.). Upon the death, termination or retirement of such employee, all Class C Stock held by the employee and by such employee's authorized transferees must be sold back to PKS.

    Each holder of PKS Holdings Stock will be required to execute a repurchase agreement which will provide that a stockholder may offer to sell all or part of the PKS Holdings Stock owned by such stockholder to PKS Holdings at any time at the class price determined by formula and that PKS Holdings must accept any such offer, with payment to be made within 60 days after the receipt of notice of the offer and of the stock certificates offered by the holder. Upon the tender of a part of such holder's shares of PKS Holdings Stock, PKS Holdings will be entitled, at its option, to require the holder to sell PKS Holdings Stock held by such holder back to PKS Holdings. Under the repurchase agreement, the employee will not be entitled to transfer the shares of PKS Holdings Stock held by such employee except in a sale to PKS Holdings or a transfer to an authorized transferee (I.E., a charity, etc.). Upon the death, termination or retirement of such employee, all PKS Holdings Stock held by the employee and by such employee's authorized transferees will be required to be sold back to PKS Holdings. Each holder of PKS Holdings Stock will be required to execute a repurchase agreement with PKS Holdings prior to receiving a stock certificate for the PKS Holdings Stock received in the Share Exchange.

LISTING

    The Class C Stock is not listed for trading on any stock exchange or market. PKS Holdings Stock will not be listed for trading on a stock exchange or market at the Effective Time or thereafter.

    Class C Stock is currently registered as an equity security of PKS under the Exchange Act. Since no shares of Class C Stock will be outstanding after the consummation of the Transaction it is anticipated that Diversified Holdings will apply to the Commission for termination of such registration. Upon effectiveness of the Certificate Amendments, Class C Stock will be eliminated from the PKS Certificate and will no longer be authorized capital stock of Diversified Holdings.

    PKS Holdings Stock will be registered as an equity security under the Exchange Act.

PREFERRED STOCK

    The PKS Board is empowered, without approval of the stockholders, to cause shares of PKS preferred stock to be issued in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by it; except that no series of PKS preferred stock may have any voting rights or be convertible into shares of stock having voting rights.

    The PKS Holdings Board is empowered, without approval of the stockholders, to cause shares of PKS Holdings preferred stock to be issued in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by it. Among the specific matters that may be determined by the PKS Holdings Board are the rate of dividends, if any; rights and terms of conversion or exchange, if any; the terms of redemption, if any; the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of PKS Holdings; the terms of a sinking or purchase fund, if any. No series of PKS Holdings preferred stock may have any voting rights or be convertible into shares of stock having voting rights.

LIMITATION ON DIRECTORS' LIABILITY

    The PKS Certificate provides, as authorized by Section 102(b)(7) of the DGCL, that a director of PKS will not be personally liable to PKS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to PKS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    The PKS Holdings Certificate will contain identical provisions with respect to PKS Holdings and its directors.

           COMPARISON OF CLASS D STOCK AND DIVERSIFIED HOLDINGS STOCK

GENERAL

    The Certificate Amendments will change the name of PKS to "Diversified Holdings, Inc.", redesignate Class D Stock as "Common Stock, par value $.01 per share", of Diversified Holdings, modify the repurchase rights to which the holders of Class D Stock are entitled, delete the provisions regarding Class C Stock, add certain corporate governance provisions and make certain other changes described herein. Upon consummation of the Transaction, holders of Class D Stock will become holders of Diversified Holdings Stock. As stockholders of Diversified Holdings, such holders' rights will continue to be governed by Delaware law and will be governed by the Diversified Holdings Certificate and the Diversified Holdings By-laws.

    Holders of Class D Stock are stockholders of PKS, not of the Diversified Group, and have an interest in the equity and assets of PKS, including the assets of the Diversified Group plus one-half of the unconsolidated stockholders' equity (whether positive or negative) of PKS itself. PKS is a Delaware corporation. The PKS Certificate authorizes 183,250,000 shares of capital stock, of which 8,000,000 shares are Class B Stock, 125,000,000 shares are Class C Stock, 50,000,000 shares are Class D Stock, and 250,000 shares are
PKS preferred stock. As of       , 1997 there were no shares of Class B Stock,
      shares of Class C Stock,       shares of Class D Stock and no shares of
PKS preferred stock outstanding.

    Holders of Diversified Holdings Stock will continue to be stockholders of the same Delaware corporation, renamed Diversified Holdings, Inc., which will have an interest only in the Diversified Group. The Diversified Holdings Certificate will authorize 510,000,000 shares of capital stock of Diversified Holdings, of which 500,000,000 shares are Diversified Holdings Stock and 10,000,000 shares are Diversified Holdings preferred stock. After the
consummation of the Transaction, there will be an estimated     shares of
Diversified Holdings Stock and no shares of Diversified Holdings preferred stock outstanding.

    Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, the PKS Certificate, the PKS By-laws and the Diversified Holdings By-laws, copies of which are filed with the Commission as exhibits to the Registration Statement of which this Proxy Statement/Joint Prospectus is a part, and the Diversified Holdings Certificate, a copy of which is attached as Appendix E.

    The following discussion relating to Diversified Holdings Stock, the Diversified Holdings Certificate and the Diversified Holdings By-laws gives effect to the consummation of the Transaction.

DIVIDEND POLICY

    Under Delaware law and the PKS Certificate, after dividends have been declared and set aside for payment or paid on PKS preferred stock (if any) having a preference over Class D Stock, dividends on Class D Stock may be declared and paid out of the Available Class D Dividend Amount. Dividends of $.50 per share were paid on Class D Stock in each of 1996 and 1997. Prior to the time the Transaction is consummated or abandoned, PKS does not intend to declare or pay any additional dividends on Class D Stock.

    Under Delaware law and the Diversified Holdings Certificate, after dividends have been declared and set aside for payment or paid on Diversified Holdings preferred stock (if any) having a preference over Diversified Holdings Stock, dividends on Diversified Holdings Stock may be declared and paid out of Diversified Holdings funds legally available therefor. It is currently anticipated that dividends will not be paid on Diversified Holdings Stock in the foreseeable future.

VOTING RIGHTS

    In general, holders of Class D Stock are entitled to one vote per share on all matters submitted to a vote of the common stockholders of PKS. Holders of Class D Stock are entitled, as a separate class, to elect one-third of the PKS Board. Class D Stock has no right to cumulative voting. In addition, the affirmative vote of holders of 80% of the outstanding Class D Stock is required to change the formula for determining the Class D Per Share Price or the Class D Formula Value. The PKS Certificate further provides that in the event that the number of issued and outstanding shares of Class C Stock is at any time less than the number of issued and outstanding shares of Class D Stock, the PKS Board may declare stock dividends on Class C Stock without declaring a corresponding stock dividend on Class D Stock so that the number of outstanding shares of Class C Stock and Class D Stock will be approximately equal.

    Holders of Diversified Holdings Stock will be entitled to one vote per share on all matters submitted to a vote of the common stockholders of Diversified Holdings, and will elect the entire Diversified Holdings Board. The board of directors of Diversified Holdings will be classified. Diversified Holdings Stock will have no right to cumulative voting. Amendment of the Diversified Holdings By-laws by the Diversified Holdings stockholders will require the affirmative vote of the holders of two-thirds of the outstanding Diversified Holdings Stock. The affirmative vote of holders of 80% of Diversified Holdings Stock will be required to amend the definitions of the Diversified Holdings Per Share Price or Diversified Holdings Formula Value. Provisions of the Diversified Holdings Certificate which provide for supermajority voting rights will require the same supermajority to be amended. Holders of Diversified Holdings Stock will not be entitled to act by written consent.

REPURCHASE RIGHTS

    Holders of Class D Stock may, during the first 15 days of any calendar month, offer to sell Class D Stock to PKS at the Class D Per Share Price. Except as described below, PKS must accept such offers and purchase Class D Stock for cash. PKS' duty to repurchase Class D Stock ends if Class D Stock becomes publicly traded. The PKS Board may suspend PKS' duties to repurchase Class D Stock upon the PKS Board's determination that the stock formula value for Class D Stock to be determined at the end of the current fiscal year is likely to be less than the formula value determined at the end of the prior year less dividends declared on Class D Stock since the prior fiscal year end. The suspension period may not exceed one year. No voluntary tenders of Class D Stock will be accepted during the suspension period. Different suspension periods may be applied to Class C Stock and Class D Stock. The PKS Board may decide to conserve PKS' cash by temporarily halting PKS' duty to repurchase Class D Stock for cash. In such event, payment will be in the form of an interest-bearing two-year promissory note. However, holders may withdraw tenders of shares that would be paid for with notes. The PKS Board may choose to invoke this cash repurchase limitation only after more than 10% of the outstanding shares of Class D Stock have been tendered in any fiscal year.

    Holders of Diversified Holdings Stock will have the right, during the first 15 days of any calendar month, to offer to sell Diversified Holdings Stock to Diversified Holdings at the Diversified Holdings Per Share Price. Except as described below, Diversified Holdings will be required to accept such offers and purchase Diversified Holdings Stock for cash. Diversified Holdings' duty to repurchase Diversified Holdings Stock will end if Diversified Holdings Stock becomes publicly traded. The Diversified Holdings Board will have the right to suspend Diversified Holdings' duties to repurchase Diversified Holdings Stock upon the Diversified Holdings Board's determination that the stock formula value for Diversified Holdings Stock to be determined at the end of the current fiscal year is likely to be less than the formula value determined at the end of the prior year less dividends declared on Diversified Holdings Stock since the prior fiscal year end. The suspension period may not exceed one year. No voluntary tenders of Diversified Holdings Stock will be accepted during the suspension period. The Diversified Holdings Board will have the right to decide to conserve Diversified Holdings' cash by temporarily halting Diversified Holdings' duty to repurchase Diversified Holdings Stock for cash. In such event, payment will be in the form of interest-bearing promissory notes instead of cash. Such promissory notes will have such term to maturity, up to ten years, as the Diversified Holdings Board may determine. Holders may withdraw tenders of shares that would be paid for with notes. The Diversified Holdings Board will have the right to invoke this cash repurchase limitation only after more than 10% of the outstanding shares of Diversified Holdings Stock have been tendered in any fiscal year.

LIQUIDATION RIGHTS

    Upon the liquidation, dissolution or winding up of PKS, after the creditors of PKS and the holders of PKS preferred stock (if any) receive the full preferential amounts to which they are entitled, the PKS Board will establish two accounts. The "D Liquidation Account" will be in an amount equal to the value of the Diversified Group's assets, plus an amount equal to one-half of the unconsolidated stockholders' equity of PKS itself. The "C Liquidation Account" will be the value of the remaining assets. These values will be determined at the time of liquidation. Holders of Class D Stock will receive an amount equal to $2.00 per share out of the D Liquidation Account (and the C Liquidation Account, after the payment of $1.00 to holders of Class C Stock, if the D Liquidation Account does not contain sufficient funds to make such payment). Any assets remaining thereafter in the D Liquidation Account will be distributed to the holders of Class D Stock.

    Upon the liquidation, dissolution or winding up of Diversified Holdings, after the creditors of Diversified Holdings and the holders of Diversified Holdings preferred stock (if any) receive the full preferential amounts to which they are entitled, holders of Diversified Holdings Stock will be entitled to receive any assets available for distribution to holders of Diversified Holdings Stock.

CONVERSION RIGHTS

    A holder of Class D Stock who is offered Class C Stock in connection with PKS' annual offering of stock to employees may, in lieu of purchasing such shares of Class C Stock, convert shares of Class D Stock into the number of shares of Class C Stock (up to the number of shares of Class C Stock offered) that bears the same ratio to the number of shares surrendered for conversion as the Class D Per Share Price on the date PKS receives notice of the conversion bears to the Class C Per Share Price. No conversions of Class D Stock into Class C Stock are allowed after Class D Stock has become publicly traded or if PKS' duty to repurchase Class D Stock is at the time suspended, as provided in the PKS Certificate.

    Holders of Diversified Holdings Stock will not have the right to convert their Diversified Holdings Stock into any security of PKS Holdings or Diversified Holdings.

FORMULA VALUE

    The Class D Formula Value is an amount equal to (i) the stockholders' equity of the entities comprising the Diversified Group plus (ii) one-half of the stockholders' equity of PKS itself on an unconsolidated basis and without considering PKS' investment in any subsidiaries. The Class D Formula Value is the basis for the determination of the amount paid as dividends on Class D Stock and, unless and until Class D Stock is publicly traded, the Class D Per Share Price at which shares of Class D Stock must be repurchased by PKS upon the demand of the holders thereof. The Class D Per Share Price is determined by increasing the Class D Formula Value by the portion of the face amount of any outstanding debentures convertible into Class D Stock and dividing the result by the sum of (i) the number of outstanding shares of Class D Stock and (ii) the number of shares reserved for the conversion of such debentures. This quotient is rounded to the nearest $.05 and reduced by the amount of any dividends per share declared on Class D Stock since the prior year end to arrive at the Class D Per Share Price.

    The Diversified Holdings Formula Value is an amount equal to the stockholders' equity of Diversified Holdings, less the stockholders' equity attributable to outstanding Diversified Holdings preferred stock (if any). The Diversified Holdings Formula Value is the basis for the determination of the Diversified

Holdings Per Share Price, the price at which, unless and until Diversified Holdings Stock is publicly traded, shares of Diversified Holdings Stock must be repurchased by Diversified Holdings upon the demand of the holders thereof. The Diversified Holdings Per Share Price is determined by dividing (i) the sum of
(a) the Diversified Holdings Formula Value plus (b) the portion of the face amount of any outstanding securities convertible into Diversified Holdings Stock by (ii) the sum of (a) the number of outstanding shares of Diversified Holdings Stock plus (b) the total number of shares reserved for issuance upon the conversion of outstanding securities convertible into Diversified Holdings Stock. This quotient is rounded to the nearest $.05 and reduced by the amount of any dividends per share declared on the Diversified Holdings Stock since the prior year end to arrive at the Diversified Holdings Per Share Price. See "--Repurchase Rights." Neither the Diversified Holdings Formula Value nor the Diversified Holdings Per Share Price will be used to determine the amounts available for dividends on Diversified Holdings Stock. See "--Dividend Policy."

MANDATORY EXCHANGE

    Unless and until Class D Stock has become publicly traded, under the PKS Certificate the PKS Board may, by a two-thirds vote, require an exchange of the outstanding shares of Class D Stock for shares of Class C Stock. The number of shares of Class C Stock to be issued in such exchange will be determined by the ratio of the Class D Per Share Price to the Class C Per Share Price. The two prices will be those two prices as of the date of the exchange. If the holder of Class D Stock is not eligible to own Class C Stock, such holder will be paid cash for his or her Class D Stock, at the Class D Per Share Price.

    Holders of Diversified Holdings Stock will not be subject to mandatory exchange provisions comparable to those to which holders of Class D Stock are subject.

OWNERSHIP AND TRANSFERABILITY RESTRICTIONS

    Under the PKS Certificate, there are no restrictions on the transfer or ownership of Class D Stock. Under the Diversified Holdings Certificate, there will be no restrictions on the transfer or ownership of Diversified Holdings Stock.

LISTING

    Class D Stock is not listed for trading on any stock exchange or market, and Diversified Holdings does not expect to list Diversified Holdings Stock for trading on a stock exchange or market at the Effective Time. Diversified Holdings expects that it will not seek such a listing until it raises capital through a public equity offering or desires to have a listed equity security available for acquisitions. Any determination to raise public equity capital will depend on a number of factors including, without limitation, Diversified Holdings' capital needs, the availability and attractiveness of alternative sources of capital, the performance of Diversified Holdings and conditions in the public equity markets. Accordingly, no assurance can be given, that Diversified Holdings Stock will be listed for trading in the future, or, if it is, when such listing will be accomplished or whether an active trading market will develop or be sustained.

PREFERRED STOCK

    The PKS Board is empowered, without approval of the stockholders, to cause shares of PKS preferred stock to be issued in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by it. Among the specific matters that may be determined by the PKS Board are the rate of dividends, if any; rights and terms of conversion or exchange, if any; the terms of redemption, if any; the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of PKS; the terms of a sinking or purchase fund, if any. No series of PKS preferred stock may have any voting rights or be convertible into shares of stock having voting rights.

    The Diversified Holdings Board is empowered, without approval of the stockholders, to cause shares of Diversified Holdings preferred stock to be issued in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by it. Among the specific matters that may be determined by the Diversified Holdings Board are the rate of dividends, if any; rights and terms of conversion or exchange, if any; the terms of redemption, if any; the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Diversified Holdings; the terms of a sinking or purchase fund, if any. PKS Holdings preferred stock may have any voting rights or be convertible into shares of stock having voting rights.

    It is anticipated that Diversified Holdings will adopt the Diversified Holdings Rights Plan. Prior thereto, the Diversified Holdings Board will establish the Rights Plan Preferred Stock, with such rights and privileges as described in "The Certificate Amendments--Diversified Holdings Rights Plan."

LIMITATION ON DIRECTORS' LIABILITY

    The PKS Certificate provides, as authorized by Section 102(b)(7) of the DGCL, that a director of PKS will not be personally liable to PKS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to PKS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    The Diversified Holdings Certificate will contain identical provisions with respect to Diversified Holdings and its directors.

                         CERTAIN PER SHARE INFORMATION

CLASS C DIVIDENDS AND PER SHARE VALUES

    The following table sets forth dividends paid on Class C Stock during 1995, 1996 and 1997 and the Class C Per Share Price after each dividend payment.

                                                                                                           CLASS C
                                                                          DIVIDEND PER                      STOCK
DATE PAID                                                                     SHARE      PRICE ADJUSTED     PRICE
------------------------------------------------------------------------  -------------  ---------------  ---------
Jan. 5, 1995............................................................    $    0.45    Dec. 31, 1994    $   25.55
May 1, 1995.............................................................         0.45    May 1, 1995          25.10
Jan. 5, 1996............................................................         0.60    Dec. 30, 1995        32.40
May 1, 1996.............................................................         0.60    May 1, 1996          31.80
Jan. 4, 1997............................................................         0.70    Dec. 28, 1996        40.70
May 1, 1997.............................................................         0.70    May 1, 1997          40.00

CLASS D DIVIDENDS AND PER SHARE VALUES

    The following table sets forth dividends paid on Class D Stock during 1995, 1996 and 1997 and the Class D Per Share Price after each dividend payment.

                                                                                                            CLASS D
                                                                          DIVIDEND PER                       STOCK
DATE PAID                                                                     SHARE      PRICE ADJUSTED      PRICE
------------------------------------------------------------------------  -------------  ---------------  -----------
Sep. 30, 1995*..........................................................    $   19.85    Sep. 30, 1995     $   40.40
Jan. 5, 1996............................................................         0.50    Dec. 30, 1995         49.50
Jan. 4, 1997............................................................         0.50    Dec. 28, 1996         54.25

------------------------

*   Spin-off of investment in MFS.

                          DESCRIPTION OF THE WARRANTS

    The Warrants are to be issued under a Warrant Agreement (the "Warrant Agreement") between PKS and a warrant agent to be selected by PKS (which may be
PKS) prior to the Warrant Distribution (the "Warrant Agent"). The statements herein relating to the Warrants and the Warrant Agreement are summaries and are subject to the detailed provisions of the Warrant Agreement, to which reference is hereby made for a complete statement of those provisions. Whenever particular provisions of the Warrant Agreement or terms defined therein are referred to herein, those provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by that reference. A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Joint Prospectus is a part. See "Available Information."

GENERAL

    Prior to the Effective Time, PKS will effect the Warrant Distribution by declaring a dividend of eight-tenths of one Warrant with respect to each then-outstanding share of Class C Stock, at which time each eight-tenths of one Warrant will attach to each share of Class C Stock. Each Warrant will entitle the registered holder thereof to purchase one share of Class D Stock (or, after the Certificate Amendments have been effected, one share of Diversified Holdings Stock) at the Exercise Price. At the Effective Time, the eight-tenths of one Warrant will attach to the share of PKS Holdings Stock which will be exchanged for such share of Class C Stock, except as described in "The Transaction--Conversion of Class C Stock Prior to the Transaction" above. Certificates representing the Warrants will not be distributed until after the Share Exchange is consummated. Diversified Holdings will not be required to issue any fractional shares of Diversified Holdings Stock upon the exercise of any Warrant, and instead will pay cash in lieu of any such fractional shares. Fractional Warrants may be issued.

EXPIRATION OF THE WARRANTS

    The Warrants will expire at 5:00 p.m. New York City time (the "Close of Business") on (i) October 15, 1998 (or such later date as may be determined by the PKS Board), if the Share Exchange has not occurred on or prior to such date or (ii) April 15, 2010, if the Share Exchange occurred on or prior to October 15, 1998 (or such date later than October 15, 1998 as may be determined by the PKS Board) (such date of expiration being referred to as the "Expiration Date"). After the Close of Business on the Expiration Date, no Warrant may be exercised and the Warrants will be void and of no value.

EXERCISE PERIODS

    If Diversified Holdings Stock is not publicly traded, each Warrant for which the Exercise Conditions have been met may be exercised after December 31, 1999 on any business day during the 20-day period each year (the "Private Exercise Period") following the delivery to registered holders of Warrants of an Exercise Price Certificate (as defined below) for such year. If Diversified Holdings Stock is publicly traded, each Warrant for which the Exercise Conditions have been met may be exercised on any business day during each period from the first business day of each calendar month through and including the sixth day thereafter (the "Public Exercise Period") following such period of at least 90 but less than 180 days after the date on which Diversified Holdings Stock first becomes publicly traded, as Diversified Holdings may determine if so requested by an underwriter of Diversified Holdings Stock in connection with an initial underwritten public offering thereof. For purposes of the Warrants, Diversified Holdings Stock is deemed to be "publicly traded" if it is listed on a national securities exchange or is traded on the Nasdaq National Market or the Nasdaq SmallCap Market, and has been so listed or traded for at least 15 business days.

EXERCISE CONDITIONS

    No Warrant may be exercised if the Exercise Conditions with respect to such Warrant have not yet been met. The Exercise Conditions with respect to a given Warrant (or fraction thereof) will be deemed to have been met upon both (i) the delivery to the Warrant Agent of the related documentation required by the Warrant Agreement and (ii) the occurrence of the earliest of: (a) the repurchase or redemption by PKS Holdings of the share of PKS Holdings Stock to which such Warrant is attached; (b) the exchange of the share of PKS Holdings Stock to which such Warrant is attached into another class of securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings; and (c) April 15, 2006. Notwithstanding the limitations described in the preceding two sentences, the Warrants will be exercisable after a Change of Control (as defined in the Warrant Agreement) of Diversified Holdings has occurred.

EXERCISE PRICE

    The Exercise Price, Trading Price and Fixed Dollar Discount used for any purpose, including with respect to the exercise of a Warrant, are as set forth in the most recent certificate ("Exercise Price Certificate") provided to the Warrant Agent by Diversified Holdings or prepared by the Warrant Agent.

    The "Exercise Price" set forth in each Exercise Price Certificate will be equal to (i) the Trading Price set forth in such Exercise Price Certificate minus (ii) the Fixed Dollar Discount with respect to such Trading Price, subject to certain adjustments; provided, however, that in no event shall such Exercise Price be less than $.01.

    The Fixed Dollar Discount used to calculate any Exercise Price will be equal to (i) if the Trading Price is greater than or equal to the $82.00, $25.00 or
(ii) if the Trading Price is less than the $82.00, $25.00 minus the amount by which $82.00 exceeds the Trading Price; provided, however, that in no event shall the Fixed Dollar Discount be less than $15.00.

    The Exercise Price, the terms used to calculate the Exercise Price and the number of shares of Diversified Holdings Stock received upon the exercise of each Warrant are subject to adjustment under certain circumstances. See "--Certain Adjustments."

    EXERCISE PRICE IF NOT PUBLICLY TRADED. If, at the end of any fiscal year of Diversified Holdings beginning with the fiscal year ended December 31, 1999, the Diversified Holdings Stock is not publicly traded, Diversified Holdings is required, at any time before February 28 immediately following the end of such fiscal year, to deliver to the Warrant Agent an Exercise Price Certificate. The "Trading Price" set forth in such an Exercise Price Certificate will be the Appraised Value (as defined below) set forth in the most recent Appraisal (as defined below) delivered to Diversified Holdings.

    Prior to the delivery of each such Exercise Price Certificate, Diversified Holdings will cause to be conducted an appraisal (an "Appraisal") of the per share value of the Diversified Holdings Stock as of the last day of the fiscal year to which such Exercise Price Certificate relates by an investment bank selected by the Diversified Holdings Board from a list set forth in the Warrant Agreement. This investment bank will determine the per share value of the Diversified Holdings Stock as if the Diversified Holdings Stock was publicly traded and then submit the per share value to the Diversified Holdings Board for its approval. The value per share of the Diversified Holdings Stock set forth in the Appraisal as approved by the Diversified Holdings Board will be the "Appraised Value."

    Promptly after its receipt of any such Exercise Price Certificate, the Warrant Agent will mail to the registered holders of Warrants a copy of such Exercise Price Certificate.

    EXERCISE PRICE IF PUBLICLY TRADED. During any period in which the Diversified Holdings Stock is publicly traded, the Warrant Agent or Diversified Holdings, as determined by Diversified Holdings, will, on the last business day of each calendar month, prepare an Exercise Price Certificate, setting forth the Exercise Price, Trading Price and Fixed Dollar Discount as of the Close of Business of the last business day of such month.

    The "Trading Price" for any such period will be the arithmetic mean of the daily Mean Reported Prices (as defined) of Diversified Holdings Stock for the last 15 business days of the calendar month prior to the date of such Exercise Price Certificate. The "Mean Reported Price" of Diversified Holdings Stock is the arithmetic mean between the highest reported asked price and the lowest reported bid price for

Diversified Holdings Stock, as reported on the Composite Quotation System, on the principal national securities exchange on which it is listed or admitted to trading, or as reported by the Nasdaq National Market or Nasdaq SmallCap Market, as appropriate. Adjustments will be made in such calculation if, during any period being used to calculate such Trading Price, any of the terms used in such calculation are required to be adjusted pursuant to the anti-dilution provisions of the Warrant Agreement.

RESTRICTIONS ON TRANSFER

    No Warrants may be transferred prior to the Share Exchange. Following the Share Exchange and prior to the first day on which a given Warrant becomes exercisable (the "Restricted Period Termination Date"), such Warrant may only be transferred (i) to Diversified Holdings or its designee (a "Permitted Transfer") or (ii) in a simultaneous transfer to the same transferee with the share of PKS Holdings Stock to which such Warrant is attached (an "Attached Transfer") provided that such transfer of such share of PKS Holdings Stock is permitted by the PKS Holdings Certificate. On and after the Share Exchange and the Restricted Period Termination Date with respect to a given Warrant, such Warrant will be freely transferable, subject to the terms of the Warrant Agreement.

FORM AND DENOMINATIONS

    The certificates representing the Warrants (the "Warrant Certificates") will be in registered form. Diversified Holdings will only deliver Warrant Certificates representing the Warrants after the occurrence of the Share Exchange. See "The Transaction--Exchange of Class C Stock; Delivery of Certificates for PKS Holdings Stock and Warrants." Certificates may be exchanged for other certificates in different denominations representing Warrants to purchase the same aggregate number of shares at any time; provided, however, that following the Share Exchange and prior to the Restricted Period Termination Date with respect to a given Warrant (or fraction thereof), the Warrant Certificate representing such Warrant may only be exchanged if both (i) such exchange is simultaneous with the exchange of the share certificate representing the share of Class C Stock to which such Warrant (or fraction thereof) is attached and (ii) such Warrant Certificate is accompanied by a duly completed and executed certificate of the Stock Registrar of PKS Holdings.

OFFICE FOR PRESENTATION

    Warrants may be presented upon exercise, or for registration of transfer or exchange, at the offices of the Warrant Agent maintained for such purposes. No charge will be made in connection with the transfer or exchange of any Warrant.

PAYMENT OF EXERCISE PRICE

    Upon exercising Warrants, a holder will pay to the Warrant Agent the Exercise Price for the number of shares with respect to which the Warrants are exercised. The payment will, at the option of the holder, be made (i) in cash or by certified check or wire transfer of immediately available funds, (ii) pursuant to a Share Exercise, by delivering share certificates, duly endorsed for transfer, representing a number of shares of Diversified Holdings Stock determined in accordance with a specified formula described below or (iii) pursuant to a Cashless Exercise, by reducing the number of shares of Diversified Holdings Stock that would otherwise be issuable upon exercise of the Warrants in accordance with a specified formula described below. In a Share Exercise, the number of shares of Diversified Holdings Stock to be delivered by the holder of the Warrants to the Warrant Agent will equal (a) the Exercise Price for the number of shares with respect to which the Warrants are exercised divided by (b) the Trading Price used in calculating the Exercise Price in effect on the date of exercise of the Warrants. In a Cashless Exercise, the number of shares of Diversified Holdings Stock that otherwise would be obtainable upon the exercise of the Warrants and the payment in cash of the Exercise Price therefor will be reduced so as to yield a number of shares upon the exercise of such Warrants as equals the product of (x) the number of shares of Diversified Holdings Stock issuable as of the date of exercise upon the exercise of such Warrants (if payment of the

Exercise Price were being made in cash) and (y) the "Cashless Exercise Ratio." The "Cashless Exercise Ratio" is a fraction, the numerator of which is the Fixed Dollar Discount used in calculating the Exercise Price in effect on the date of exercise of such Warrants, and the denominator of which is the Trading Price used in calculating the Exercise Price in effect on such date. For a discussion of certain U.S. federal income tax considerations concerning the manner in which a holder elects to pay the Exercise Price, see "The Transaction--Certain U.S. Federal Income Tax Considerations."

CERTAIN ADJUSTMENTS

    The number of shares of Diversified Holdings Stock or other securities purchasable upon the exercise of each Warrant, the Exercise Price and certain terms used to calculate the Exercise Price are subject to adjustment upon (i) the issuance by Diversified Holdings of any dividend or distribution to holders of its capital stock (including Diversified Holdings Stock) in shares of Diversified Holdings Stock, or any subdivision, combination or reclassification of the Diversified Holdings Stock, (ii) any distribution by Diversified Holdings generally to the holders of its Diversified Holdings Stock of certain rights, options or warrants to subscribe for or purchase shares of Diversified Holdings Stock at a price per share lower than the then current Trading Price or (iii) any distribution by Diversified Holdings generally to the holders of its Diversified Holdings Stock of evidences of indebtedness or assets (including cash dividends), or other rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Diversified Holdings Stock. No adjustment in the Exercise Price or the number of shares purchasable upon the exercise of the Warrants will be required until cumulative adjustments reach a specified minimum. In lieu of adjusting the number of shares of Diversified Holdings Stock issuable upon exercise of each Warrant, Diversified Holdings may elect to adjust the number of outstanding Warrants.

    Notwithstanding the foregoing, in case of consolidation, merger, sale or conveyance of the property of Diversified Holdings as an entirety or substantially as an entirety, the holder of each outstanding Warrant will continue to have the right to exercise the Warrant for the kind and amount of shares and other securities and property receivable by a holder of the number of shares of Diversified Holdings Stock for which such Warrants were exercisable immediately prior thereto.

MODIFICATION OF WARRANT AGREEMENT

    The Warrant Agreement may be amended or supplemented without the consent of the registered holders of Warrants to effect changes that do not adversely affect, alter or change the interests of the Warrant holders. Diversified Holdings and the Warrant Agent may otherwise amend or supplement the Warrant Agreement with the consent of the holders of at least 66 2/3% of the Warrants then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Warrants); provided, however, that without the consent of the holder of each Warrant then outstanding, such amendments or supplements may not (i) reduce the number of Warrants whose holders must consent to an amendment or supplement, (ii) reduce the number of shares to which a holder is entitled upon exercise of a Warrant, (iii) increase the Exercise Price or (iv) change the amendment provisions of the Warrant Agreement.

HOLDER OF WARRANTS NOT DEEMED A STOCKHOLDER

    No holder of Warrants will be entitled to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of PKS or Diversified Holdings or any other matter, or any rights whatsoever as stockholders of PKS or Diversified Holdings.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
                   PKS, PKS HOLDINGS AND DIVERSIFIED HOLDINGS

PKS (BEFORE THE TRANSACTION)

    The following table sets forth certain information with respect to the ownership of Class C Stock and Class D Stock as of August 15, 1997 by PKS' directors and executive officers (individually and as a group), and each person known by PKS to beneficially own more than 5% of the outstanding Class C Stock or Class D Stock.

                                         NUMBER OF SHARES   PERCENT OF CLASS C   NUMBER OF SHARES OF     PERCENT OF
NAME                                     OF CLASS C STOCK          STOCK            CLASS D STOCK       CLASS D STOCK
---------------------------------------  -----------------  -------------------  -------------------  -----------------
Walter Scott, Jr.(1)...................         250,000                2.5%            3,393,374               13.8%
William L. Grewcock(2).................           2,048                  *             1,117,291                4.5
Kenneth E. Stinson(3)..................         636,416                6.3                32,216                  *
Richard Geary(4).......................         533,768                5.3                36,360                  *
George B. Toll, Jr.....................         401,883                4.0                87,711                  *
Richard W. Colf........................         398,217                3.9                72,282                  *
Tait P. Johnson........................         188,934                1.9                38,616                  *
Bruce E. Grewcock(5)...................         192,775                1.9                52,787                  *
Richard R. Jaros(6)....................          25,772                  *               121,128                  *
James Q. Crowe.........................         --                  --                   134,369                  *
Robert B. Daugherty....................         --                  --                    19,000                  *
Charles M. Harper......................         --                  --                    19,000                  *
Peter Kiewit, Jr.......................         --                  --                    10,000                  *
Allan K. Kirkwood......................         272,959                2.7                61,991                  *

Directors and Executive Officers as a
  Group................................       2,902,772               28.8             5,196,125               21.1

Donald L. Sturm(7).....................         --                  --                 1,822,375                7.4

------------------------

*   Less than 1%

(1) Table does not include 2,040,156 shares of Class D Stock held in irrevocable trusts for children. Does not include 16,275 shares of Class D Stock owned by the Suzanne and Walter Scott Foundation. Does not include 9,970 shares of Class D Stock held by Suzanne Scott Irrevocable Trust.

(2) Does not include 35,123 shares of Class D Stock held by the Bill and Berniece Grewcock Foundation, nor 1,884 shares of Class D Stock owned by Mrs. Grewcock.

(3) Does not include 24,200 shares of Class D Stock held in trusts for children.

(4) Does not include 40,000 shares of Class D Stock owned by Mrs. Geary or 20,892 shares of Class D Stock held in children's trust for which Mr. Geary is the trustee.

(5) Does not include 25,200 shares of Class D Stock held in irrevocable trusts for which Mr. Grewcock is a trustee.

(6) Does not include 2,000 shares of Class D Stock held by Mr. Jaros' children.

(7) Mr. Sturm's business address is 3033 East First Avenue, Denver, Colorado 80206. Includes 30,000 shares of Class D Stock held in the Donald L. Sturm Trust and 30,159 shares of Class D Stock held in Sturm Family Ltd.

PKS HOLDINGS

    The following table sets forth certain information with respect to the expected beneficial ownership of PKS Holdings Stock immediately after consummation of the Transaction, by the persons currently anticipated to be executive officers or directors of PKS Holdings or beneficial owners of more than 5% of the outstanding PKS Holdings Stock immediately after consummation of the Transaction.

                                                                                                     PERCENT OF
                                                                         NUMBER OF SHARES      PKS HOLDINGS STOCK(2)
                                                                           PKS HOLDINGS     ----------------------------
NAME                                                                         STOCK(1)        SCENARIO 1     SCENARIO 2
-----------------------------------------------------------------------  -----------------  -------------  -------------
Walter Scott, Jr.......................................................         250,000             2.8%           3.3%
Kenneth E. Stinson.....................................................         692,742             7.7            9.2
Richard Geary..........................................................         538,335             6.0            7.2
Bruce E. Grewcock......................................................         205,334             2.3            2.7
George B. Toll, Jr.....................................................         407,809             4.5            5.4
Richard W. Colf........................................................         408,990             4.5            6.4
Tait P. Johnson........................................................         195,772             2.2            2.6
Allan K. Kirkwood......................................................         281,916             3.1            3.7
Thomas C. Stortz.......................................................         146,153             1.6            1.9
William L. Grewcock....................................................           2,048               *              *
James Q. Crowe.........................................................         --               --             --
Peter Kiewit, Jr.......................................................         --               --             --

Directors and Executive Officers
  as a Group...........................................................       3,129,099            34.7           41.6

------------------------

*   Less than 1%.

(1) Based on the beneficial ownership of PKS securities by such persons as of August 15, 1997. Assumes that (i) none of the shares of Class C Stock held by any of the persons listed in the table is converted into Class D Stock during the 1997 Conversion Period and (ii) any outstanding Debentures and PKS Series 1992 Class C Convertible Debentures held by any of such persons are converted into shares of Class C Stock prior to the record date for the Warrant Distribution.

(2) Calculated assuming that 1,500,000 shares (Scenario 1) and 3,000,000 shares (Scenario 2) of Class C Stock are converted into Class D Stock during the 1997 Conversion Period.

DIVERSIFIED HOLDINGS

    The following table sets forth certain information with respect to the expected beneficial ownership of Diversified Holdings Stock immediately after consummation of the Transaction by the persons currently anticipated to be executive officers or directors of Diversified Holdings or beneficial owners of more than 5% of the outstanding Diversified Holdings Stock immediately after consummation of the Transaction.

                                                                                                 PERCENT OF SHARES
                                                                                              OF DIVERSIFIED HOLDINGS
                                                                         NUMBER OF SHARES             STOCK(2)
                                                                          OF DIVERSIFIED    ----------------------------
NAME                                                                     HOLDINGS STOCK(1)   SCENARIO 1     SCENARIO 2
-----------------------------------------------------------------------  -----------------  -------------  -------------
Walter Scott, Jr.(3)...................................................       3,393,374            12.6%          12.1%
James Q. Crowe.........................................................       1,134,369             4.2            4.0
R. Douglas Bradbury....................................................         255,519               *              *
William L. Grewcock(4).................................................       1,117,291             4.2            4.0
Richard R. Jaros(5)....................................................         121,128               *              *
Robert E. Julian(6)....................................................         403,908             1.5            1.4
Kenneth E. Stinson(7)..................................................          32,216               *              *
Robert B. Daugherty....................................................          19,000               *              *
Charles M. Harper......................................................          19,000               *              *
David C. McCourt.......................................................          10,000               *              *
Michael B. Yanney......................................................          10,000               *              *
Directors and Executive Officers as a Group............................       6,515,805            24.2           23.2
Donald L. Sturm(8).....................................................       1,822,375             6.8            6.5

------------------------

*   Less than 1%.

(1) Based on the beneficial ownership of PKS securities by such persons as of
               , 1997. Assumes that none of the shares of Class C Stock held by any of the persons listed in the table is converted into Class D Stock during the 1997 Conversion Period.

(2) Calculated assuming that 1,500,000 shares (Scenario 1) and 3,000,000 shares (Scenario 2) of Class C Stock are converted into Class D Stock during the 1997 Conversion Period.

(3) Table does not include 2,040,156 shares of Class D Stock held in irrevocable trusts for children. Does not include 16,275 shares of Class D Stock owned by the Suzanne and Walter Scott Foundation. Does not include 9,970 shares of Class D Stock held by Suzanne Scott Irrevocable Trust.

(4) Does not include 35,123 shares of Class D Stock held by the Bill and Berniece Grewcock Foundation, nor 1,884 shares of Class D Stock owned by Mrs. Grewcock.

(5) Does not include 2,000 shares of Class D Stock held by Mr. Jaros' children.

(6) Does not include 82,198 shares of Class D Stock held in trusts nor 20,000 shares of Class D Stock held by Mr. Julian's children.

(7) Does not include 24,200 shares of Class D Stock held in trusts for children.

(8) Mr. Sturm's business address is 3033 East First Avenue, Denver, Colorado 80206. Includes 30,000 shares of Class D Stock held in the Donald L. Sturm Trust and 30,159 shares of Class D Stock held in Sturm Family Ltd.

                                 LEGAL MATTERS

    The validity of the shares of PKS Holdings Stock to be distributed in the Share Exchange and of the Warrants will be passed upon for PKS Holdings and PKS by Willkie Farr & Gallagher. Certain matters relating to U.S. federal income tax considerations will be passed upon for PKS by Skadden, Arps, Slate, Meagher & Flom, L.L.P.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of PKS included in PKS' Annual Report on Form 10-K for the fiscal year ended December 28, 1996 and incorporated by reference herein and the financial statements and financial statement schedule of the Construction Group, a business group of PKS as defined in Note 1 to those financial statements, included in Exhibit 99.A to PKS' Annual Report on Form 10-K for the fiscal year ended December 28, 1996 and included herein, have been incorporated and included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             THE CONSTRUCTION GROUP
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                PAGES
                                                                                                                -----
Report of Independent Accountants..........................................................................         F-2

Financial Statements as of December 28, 1996 and December 30, 1995 and for the three years ended December
  30, 1996:

  Statements of Earnings...................................................................................         F-3
  Balance Sheets...........................................................................................         F-4
  Statements of Cash Flows.................................................................................         F-5
  Statements of Changes in Stockholders' Equity............................................................         F-6
  Notes to Financial Statements............................................................................         F-7

Financial Statement Schedule for the three years ended December 28, 1996...................................        F-19

Condensed Financial Statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996:

  Condensed Statements of Earnings.........................................................................        F-20
  Condensed Balance Sheet..................................................................................        F-21
  Condensed Statements of Cash Flows.......................................................................        F-22
  Notes to Condensed Financial Statements..................................................................        F-23

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
  Peter Kiewit Sons', Inc.

    We have audited the financial statements and the financial statement schedule of Kiewit Construction & Mining Group, a business group of Peter Kiewit Sons', Inc. (as defined in Note 1 to these financial statements) as listed in the index on the preceding page. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above, when read in conjunction with the consolidated financial statements of Peter Kiewit Sons', Inc. and Subsidiaries, present fairly, in all material respects, the financial position of Kiewit Construction & Mining Group as of December 28, 1996 and December 30, 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 28, 1996 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
March 14, 1997, except for Note 15, as to which the date is March 26, 1997.

                       KIEWIT CONSTRUCTION & MINING GROUP

                             STATEMENTS OF EARNINGS

                  FOR THE THREE YEARS ENDED DECEMBER 28, 1996

                                                                                  1996       1995       1994
                                                                                ---------  ---------  ---------
                                                                                     (DOLLARS IN MILLIONS,
                                                                                    EXCEPT PER SHARE DATA)
Revenue.......................................................................  $   2,286  $   2,330  $   2,175
Cost of Revenue...............................................................     (2,064)    (2,127)    (1,995)
                                                                                ---------  ---------  ---------
                                                                                      222        203        180
General and Administrative Expenses...........................................       (117)      (116)      (121)
                                                                                ---------  ---------  ---------
Operating Earnings............................................................        105         87         59
Other Income (Expense):
  Investment Income...........................................................         21         17         13
  Interest Expense............................................................         (4)        (2)        (2)
  Other, net..................................................................         58         62         46
                                                                                ---------  ---------  ---------
                                                                                       75         77         57
                                                                                ---------  ---------  ---------
Earnings Before Income Taxes..................................................        180        164        116
Provision for Income Taxes....................................................        (72)       (60)       (39)
                                                                                ---------  ---------  ---------
Net Earnings..................................................................  $     108  $     104  $      77
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------
Net Earnings Per Common and Common Equivalent Share...........................  $   10.13  $    7.78  $    4.92
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------

                See accompanying notes to financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                                 BALANCE SHEETS

                    DECEMBER 28, 1996 AND DECEMBER 30, 1995

                                                                                                 1996       1995
                                                                                               ---------  ---------
                                                                                                   (DOLLARS IN
                                                                                                    MILLIONS)
                                                      ASSETS
Current Assets:
  Cash and cash equivalents..................................................................  $     173  $      94
  Marketable securities......................................................................         54         59
  Receivables, less allowance of $17 and $10.................................................        289        319
  Costs and earnings in excess of billings on uncompleted construction contracts.............         80         78
  Investment in construction joint ventures..................................................         91         73
  Deferred income taxes......................................................................         64         61
  Other......................................................................................         13         13
                                                                                               ---------  ---------
Total Current Assets.........................................................................        764        697
Property, Plant and Equipment, at cost:
  Land.......................................................................................         15         16
  Buildings..................................................................................         37         38
  Equipment..................................................................................        542        528
                                                                                               ---------  ---------
                                                                                                     594        582
  Less accumulated depreciation and amortization.............................................       (429)      (421)
                                                                                               ---------  ---------
Net Property, Plant and Equipment............................................................        165        161
Other Assets.................................................................................        107        119
                                                                                               ---------  ---------
                                                                                               $   1,036  $     977
                                                                                               ---------  ---------
                                                                                               ---------  ---------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable, including retainage of $33 and $42.......................................  $     164  $     180
  Short-term borrowings......................................................................     --             45
  Current portion of long-term debt..........................................................     --              2
  Accrued construction costs and billings in excess of revenue on uncompleted contracts......        112        111
  Accrued insurance costs....................................................................         81         79
  Other......................................................................................         33         32
                                                                                               ---------  ---------
Total Current Liabilities....................................................................        390        449
Long-term Debt, less current portion.........................................................         12          9
Other Liabilities............................................................................         72         52
Stockholders' Equity (Redeemable Common Stock, $456 million aggregate redemption value):
  11,006,641 shares outstanding in 1996 and 10,880,369 shares outstanding in 1995
  Common equity..............................................................................        568        471
  Foreign currency adjustment................................................................         (5)        (5)
  Unrealized holding (loss) gain.............................................................         (1)         1
                                                                                               ---------  ---------
Total Stockholders' Equity...................................................................        562        467
                                                                                               ---------  ---------
                                                                                               $   1,036  $     977
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                See accompanying notes to financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                            STATEMENTS OF CASH FLOWS

                  FOR THE THREE YEARS ENDED DECEMBER 28, 1996

                                                                                            1996       1995       1994
                                                                                          ---------  ---------  ---------
                                                                                               (DOLLARS IN MILLIONS)
Cash flows from operations:
  Net earnings..........................................................................  $     108  $     104  $      77
  Adjustments to reconcile net earnings to net cash provided by operations:
    Depreciation and amortization.......................................................         61         56         52
    Gain on sale of property, plant and equipment and other investments.................        (17)       (33)       (11)
    Equity earnings, net................................................................         (8)        (3)        (2)
    Change in other noncurrent liabilities..............................................         18          6          5
    Deferred income taxes...............................................................         (6)    --             (3)
    Change in working capital items:
      Receivables.......................................................................         37     --            (25)
      Costs and earnings in excess of billings on uncompleted construction contracts....         (1)        23        (26)
      Investment in construction joint ventures.........................................        (18)        (4)        12
      Other current assets..............................................................          2         (3)        (5)
      Accounts payable..................................................................        (18)         3         19
      Accrued construction costs and billings in excess of revenue on uncompleted
        contracts.......................................................................          1          5         19
      Other liabilities.................................................................         11          4         (3)
    Other...............................................................................         (7)        (6)       (17)
                                                                                          ---------  ---------  ---------
Net cash provided by operations.........................................................        163        152         92
Cash flows from investing activities:
  Proceeds from sales and maturities of marketable securities...........................        160         82        176
  Purchases of marketable securities....................................................       (157)       (42)      (151)
  Proceeds from sale of property, plant and equipment...................................         25         15         26
  Capital expenditures..................................................................        (72)       (79)       (76)
  APAC-Arizona, Inc. acquisition........................................................     --         --            (47)
  Sale of note receivable and other.....................................................         14         (2)        (1)
                                                                                          ---------  ---------  ---------
Net cash used in investing activities...................................................  $     (30) $     (26) $     (73)
Cash flows from financing activities:
  Long-term debt borrowings.............................................................  $       3  $       3  $       2
  Short-term debt borrowings, net.......................................................        (45)        45     --
  Payments on long-term debt, including current portion.................................         (2)        (4)        (4)
  Issuances of common stock.............................................................         27         24         20
  Repurchases of common stock...........................................................         (5)        (3)       (11)
  Dividends paid........................................................................        (12)       (13)       (13)
  Exchange of Class C Stock for Class D Stock, net......................................        (20)      (155)       (42)
  Other.................................................................................     --         --              1
                                                                                          ---------  ---------  ---------
Net cash used in financing activities...................................................        (54)      (103)       (47)
Effect of exchange rates on cash........................................................     --              1         (1)
                                                                                          ---------  ---------  ---------
Net change in cash and cash equivalents.................................................         79         24        (29)
Cash and cash equivalents at beginning of year..........................................         94         70         99
                                                                                          ---------  ---------  ---------
Cash and cash equivalents at end of year................................................  $     173  $      94  $      70
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------
Supplemental disclosures of cash flow information:
  Taxes.................................................................................  $      78  $      69  $      49
  Interest..............................................................................          2          2          2
Noncash investing activity:
  Disposition of gold operations in exchange for Kinross common stock, net..............  $  --      $      21  $  --

                See accompanying notes to financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  FOR THE THREE YEARS ENDED DECEMBER 28, 1996

                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
                                                                                            (DOLLARS IN MILLIONS,
                                                                                           EXCEPT PER SHARE DATA)
Common equity:
Balance at beginning of year.........................................................  $     471  $     513  $     483
  Issuances of stock.................................................................         27         24         20
  Repurchases of stock...............................................................         (5)        (3)       (11)
  Exchange of Class C Stock for Class D Stock, net...................................        (20)      (155)       (42)
  Net earnings.......................................................................        108        104         77
  Dividends (per share: $1.30 in 1996, $1.05 in 1995 and $.90 in 1994)(a)............        (13)       (12)       (14)
                                                                                       ---------  ---------  ---------
Balance at end of year...............................................................        568        471        513
Other equity adjustments:
Balance at beginning of year.........................................................         (4)        (8)        (3)
  Foreign currency adjustment........................................................     --              2         (4)
  Unrealized holding (loss) gain.....................................................         (2)         2         (1)
                                                                                       ---------  ---------  ---------
Balance at end of year...............................................................         (6)        (4)        (8)
                                                                                       ---------  ---------  ---------
Total stockholders' equity...........................................................  $     562  $     467  $     505
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

------------------------

(a) Dividends include $.70, $.60, and $.45 for dividends declared in 1996, 1995 and 1994 but paid in January of the subsequent year.

                See accompanying notes to financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                         NOTES TO FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

    The Class C Stock and the Class D Stock are designed to provide stockholders with separate securities reflecting the performance of Peter Kiewit Sons', Inc.'s ("PKS") construction and materials businesses ("Construction & Mining Group") and its other businesses ("Diversified Group"), respectively. Dividends on the Class C Stock are limited to the legally available funds of PKS less the Class D formula value which is to be reduced by any dividends on Class D Stock declared during the current year. Subject to this limitation, the Board of Directors intends to declare and pay dividends on the Class C Stock based primarily on the Construction & Mining Group's separately reported financial condition and results of operations.

    The financial statements of the Construction & Mining Group include the financial position, results of operations and cash flows for PKS' construction and materials businesses held by its wholly-owned subsidiary, Kiewit Construction Group Inc., and certain PKS corporate assets and liabilities and related transactions. These financial statements have been prepared using the historical amounts included in the PKS consolidated financial statements.

    Although the financial statements of PKS' Construction & Mining Group and Diversified Group separately report the assets, liabilities and stockholders' equity of PKS attributed to each such group, legal title to such assets and responsibility for such liabilities will not be affected by such attribution. Holders of Class C Stock and Class D Stock are stockholders of PKS. Accordingly, the PKS consolidated financial statements and related notes should be read in conjunction with these financial statements.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF GROUP PRESENTATION

    These financial statements include the accounts of the Construction & Mining Group ("the Group"). The Group's and Diversified Group's financial statements, taken together, comprise all the accounts included in the PKS consolidated financial statements. All significant intercompany accounts and transactions, except those directly between the Group and the Diversified Group, have been eliminated. Investments in construction joint ventures and other companies in which the Group exercises significant influence over operating and financial policies are accounted for by the equity method. The Group accounts for its share of the operations of the construction joint ventures on a pro rata basis in the statements of earnings.

    The Group invests in the portfolios of the Kiewit Mutual Fund, ("KMF"), a registered investment company. KMF is not consolidated in the Group's financial statements.

    CONSTRUCTION CONTRACTS

    The Group operates generally within the United States and Canada as a general contractor and engages in various types of construction projects for both public and private owners. Credit risk is minimal with public (government) owners since the Group ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. In the event of termination, the Group is entitled to receive the contract price on completed work and reimbursement of termination related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Group high priority in the event of lien foreclosures following financial difficulties of private owners.

                       KIEWIT CONSTRUCTION & MINING GROUP

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of the Group's business involves construction contracts obtained through competitive bidding. The volume and profitability of the Group's construction work depends to a significant extent upon the general state of the economies in which it operates and the volume of work available to contractors. The Group's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action.

    The Group recognizes revenue on long-term construction contracts and joint ventures on the percentage-of-completion method based upon engineering estimates of the work performed on individual contracts. Provisions for losses are recognized on uncompleted contracts when they become known. Claims for additional revenue are recognized in the period when allowed. It is at least reasonably possible that engineering estimates of the work performed on individual contracts will be revised in the near term.

    Assets and liabilities arising from construction activities, the operating cycle of which extends over several years, are classified as current in the financial statements. A one-year time period is used as the basis for classification of all other current assets and liabilities.

    DEPRECIATION AND AMORTIZATION

    Property, plant and equipment are recorded at cost. Depreciation and amortization are computed on accelerated and straight-line methods.

    FOREIGN CURRENCIES

    The local currencies of foreign subsidiaries are the functional currencies for financial reporting purposes. Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Revenue and expenses are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are recorded as adjustments to stockholders' equity.

    EARNINGS PER SHARE

    Primary earnings per share of Class C Stock have been computed using the weighted average number of shares outstanding during each year. The number of shares used in computing primary earnings per share was 10,655,886 in 1996, 13,384,434 in 1995 and 15,697,724 in 1994. Fully diluted earnings per share have not been presented because they are not significantly different from primary earnings per share.

    INCOME TAXES

    Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Group's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                       KIEWIT CONSTRUCTION & MINING GROUP

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS

    Where appropriate, items within the financial statements and notes thereto have been reclassified from previous years to conform to current year presentation.

    FISCAL YEAR

    The Group's fiscal year ends on the last Saturday in December. There were 52 weeks in fiscal years 1996 and 1995 and 53 weeks in fiscal 1994.

(3) CORPORATE ACTIVITIES

    FINANCIAL STRUCTURE

    PKS, in addition to specifically attributable items, has corporate assets, liabilities and related income and expense which are not separately identified with the ongoing operations of the Group or the Diversified Group. The items attributable to the Group and the Group's 50% portion of PKS are as follows:

                                                                                                      1996         1995
                                                                                                      -----        -----
                                                                                                    (DOLLARS IN MILLIONS)
Cash and cash equivalents........................................................................   $       8    $       4
Marketable securities............................................................................           5           10
Property, plant and equipment, net...............................................................           5            5
Other assets.....................................................................................           1            2
                                                                                                          ---          ---
  Total Assets...................................................................................   $      19    $      21
                                                                                                          ---          ---
                                                                                                          ---          ---
Accounts payable.................................................................................   $       8    $       8
Long-term debt, including current portion........................................................          12           11
                                                                                                          ---          ---
  Total Liabilities..............................................................................   $      20    $      19
                                                                                                          ---          ---
                                                                                                          ---          ---

                                                                                            1996       1995        1994
                                                                                          ---------  ---------     -----
Net investment income...................................................................  $  --      $  --       $       6
Other expense...........................................................................     --         --              (1)

    CORPORATE GENERAL AND ADMINISTRATIVE COSTS

    A portion of PKS' corporate general and administrative costs has been allocated to the Group based upon certain measures of business activity, such as employment, investments and sales, which management believes to be reasonable. The allocations were $1 million in 1996 and 1995 and $21 million in 1994. Due to a realignment of the corporate overhead departments at the beginning of 1995, substantially all of the administrative functions and personnel previously allocated to the Group are now located at the Group.

                       KIEWIT CONSTRUCTION & MINING GROUP

(3) CORPORATE ACTIVITIES (CONTINUED)
    INCOME TAXES

    All domestic members of the PKS affiliated group are included in the consolidated U.S. income tax return filed by PKS as allowed by the Internal Revenue Code. Accordingly, the provision for income taxes and the related payments or refunds of tax are determined on a consolidated basis.

    The financial statement provision and actual cash tax payments have been reflected in the Group's and the Diversified Group's financial statements in accordance with PKS' tax allocation policy for such groups. In general, such policy provides that the consolidated tax provision and related cash flows and balance sheet amounts are allocated between the Group and the Diversified Group, for group financial statement purposes, based principally upon the financial income, taxable income, credits, preferences and other amounts directly related to the respective groups. The provision for estimated United States income taxes for the Group does not differ materially from that which would have been determined on a separate return basis.

(4) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to determine classification and fair values of financial instruments:

    CASH AND CASH EQUIVALENTS

    Cash equivalents generally consist of funds invested in the Kiewit Mutual Fund-Money Market Portfolio and highly liquid instruments purchased with an original maturity of three months or less. The securities are stated at cost, which approximates fair value.

    MARKETABLE SECURITIES AND NON-CURRENT INVESTMENTS

    The Group has classified all marketable securities and marketable non-current investments not accounted for under the equity method as available-for-sale. The amortized cost of the securities used in computing unrealized and realized gains and losses is determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses are reported as a separate component of stockholders' equity, net of tax.

                       KIEWIT CONSTRUCTION & MINING GROUP

(4) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The following summarizes the amortized cost, unrealized holding gains and losses, and estimated fair values of marketable securities and marketable non-current investments at December 28, 1996 and December 30, 1995.

                                                                                      UNREALIZED     UNREALIZED
                                                                         AMORTIZED      HOLDING        HOLDING        FAIR
                                                                           COST          GAINS         LOSSES         VALUE
                                                                        -----------  -------------  -------------     -----
                                                                                        (DOLLARS IN MILLIONS)
1996
Kiewit Mutual Fund:
  Short-term government...............................................   $      22     $  --          $  --         $      22
  Intermediate term bond..............................................          10        --             --                10
  Tax exempt..........................................................           9        --             --                 9
U.S. debt securities..................................................          13        --             --                13
                                                                             -----           ---            ---           ---
                                                                         $      54     $  --          $  --         $      54
                                                                             -----           ---            ---           ---
                                                                             -----           ---            ---           ---
Non-current investments:
  Equity securities...................................................   $      30     $  --          $      (2)    $      28
                                                                             -----           ---            ---           ---
                                                                             -----           ---            ---           ---
1995
Kiewit Mutual Fund:
  Short-term government...............................................   $      22     $  --          $  --         $      22
  Intermediate term bond..............................................          13             1         --                14
  Tax exempt..........................................................           8             1         --                 9
U.S. debt securities..................................................          13        --             --                13
Municipal debt securities.............................................           1        --             --                 1
                                                                             -----           ---            ---           ---
                                                                         $      57     $       2      $  --         $      59
                                                                             -----           ---            ---           ---
                                                                             -----           ---            ---           ---
Non-current investments:
  Equity securities...................................................   $      30     $  --          $  --         $      30
                                                                             -----           ---            ---           ---
                                                                             -----           ---            ---           ---

    For debt securities, amortized costs do not vary significantly from principal amounts. Realized gains and losses on sales of marketable securities were each less than $1 million in 1995 and 1996, and $1 million and $2 million in 1994.

    The contractual maturities of the debt securities are as follows:

                                                                                         AMORTIZED COST     FAIR VALUE
                                                                                        -----------------  -------------
U.S. debt securities:
  less than 1 year....................................................................      $       2        $       2
  1-5 years...........................................................................             11               11
                                                                                                  ---              ---
                                                                                            $      13        $      13
                                                                                                  ---              ---
                                                                                                  ---              ---

    Maturities for the mutual fund and equity securities have not been presented as they do not have a single maturity date.

                       KIEWIT CONSTRUCTION & MINING GROUP

(4) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) LONG-TERM DEBT

    The fair value of debt was estimated using the incremental borrowing rates of the Group for debt of the same remaining maturities and approximates the carrying amount.

(5) RETAINAGE ON CONSTRUCTION CONTRACTS

    Receivables at December 28, 1996 and December 30, 1995 include approximately $86 million and $50 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amounts are $53 million and $61 million of securities which are being held by the owners of various construction projects in lieu of retainage. These securities are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of stockholders' equity, net of tax.

(6) INVESTMENT IN CONSTRUCTION JOINT VENTURES

    The Group has entered into a number of construction joint venture arrangements. Under these arrangements, if one venturer is financially unable to bear its share of the costs, the other venturers will be required to pay those costs.

    Summary joint venture financial information follows:

                                     FINANCIAL POSITION                                         1996       1995
                                     ------------------                                       ---------  ---------
                                                                                                  (DOLLARS IN
                                                                                                   MILLIONS)
Total Joint Ventures
  Current assets............................................................................  $     435  $     655
  Other assets (principally construction equipment).........................................         47         52
                                                                                              ---------  ---------
                                                                                                    482        707
  Current liabilities.......................................................................       (347)      (584)
                                                                                              ---------  ---------
    Net assets..............................................................................  $     135  $     123
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Group's Share
  Equity in net assets......................................................................  $      73  $      67
  Receivable from joint ventures............................................................         18          6
                                                                                              ---------  ---------
    Investment in construction joint ventures...............................................  $      91  $      73
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                       KIEWIT CONSTRUCTION & MINING GROUP

(6) INVESTMENT IN CONSTRUCTION JOINT VENTURES (CONTINUED)

                                   OPERATIONS                                       1996       1995       1994
                                  -----------                                     ---------  ---------  ---------
                                                                                       (DOLLARS IN MILLIONS)
Total Joint Ventures
  Revenue.......................................................................  $   1,370  $   1,211  $   1,034
  Costs.........................................................................      1,201      1,108        937
                                                                                  ---------  ---------  ---------
    Operating income............................................................  $     169  $     103  $      97
                                                                                  ---------  ---------  ---------
Group's Share
  Revenue.......................................................................  $     689  $     691  $     523
  Costs.........................................................................        621        625        473
                                                                                  ---------  ---------  ---------
    Operating income............................................................  $      68  $      66  $      50
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

(7) OTHER ASSETS

    Other assets consist of the following at December 28, 1996 and December 30, 1995:

                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                     (DOLLARS IN
                                                                                                      MILLIONS)
ME Holding Inc.................................................................................  $      33  $      29
Equity securities of Kinross Gold Corporation (Note 4).........................................         28         30
Investment in partnership......................................................................         15         12
APAC goodwill..................................................................................         15         16
Notes receivable...............................................................................          1         24
Other..........................................................................................         15          8
                                                                                                 ---------  ---------
                                                                                                 $     107  $     119
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    Other assets include marketable equity securities classified as non-current, an equity method investment in a partnership which fabricates offshore oil platforms and the net goodwill recognized in the APAC acquisition. The investment in ME Holding Inc., accounted for on the equity method, totals $33 million, $2 million in excess of the Group's share of equity. The excess investment is being amortized over 15 years. The contracting business is not publicly traded and does not have a readily determinable market value. The Group is committed to acquire 80% ownership in 1997. The Group's share of ME Holding's income, net of goodwill amortization, was $4 million, $2 million and $1 million in 1996, 1995 and 1994.

                       KIEWIT CONSTRUCTION & MINING GROUP

                         NOTES TO FINANCIAL STATEMENTS

(8) LONG-TERM DEBT

    At December 28, 1996 and December 30, 1995, long-term debt consisting of a portion of PKS' notes to former stockholders which have been allocated to the Group and the Diversified Group and convertible debentures is as follows:

(DOLLARS IN MILLIONS)                                                                          1996         1995
------------------------------------------------------------------------------------------     -----        -----
9.6%-11.1% Notes to former stockholders, 1999-2001........................................   $       2    $       3
6.25%-8.75% Convertible debentures, 2002-2006.............................................          10            8
                                                                                                   ---          ---
                                                                                                    12           11
Less current portion......................................................................      --               (2)
                                                                                                   ---          ---
                                                                                             $      12    $       9
                                                                                                   ---          ---
                                                                                                   ---          ---

    The convertible debentures are convertible during October of the fifth year preceding their maturity date. Each annual series may be redeemed in its entirety prior to the due date except during the conversion period. Debentures were converted into 59,935 and 12,594 shares of Class C Stock in 1995 and 1994, respectively. As part of the exchange offer completed prior to the MFS Spin-off, all holders of 1990 and 1991 debentures converted their debentures into Class C Stock and Class D Stock. At December 28, 1996, 436,833 shares of Class C Stock are reserved for future conversions.

    Scheduled maturities of long-term debt through 2001 are as follows (in millions): 1997--$-; 1998--$-; 1999--$1; 2000--$1 and $- in 2001.

(9) INCOME TAXES

    An analysis of the (provision) benefit for income taxes relating to earnings for the three years ended December 28, 1996 follows:

(DOLLARS IN MILLIONS)                                                                1996       1995       1994
---------------------------------------------------------------------------------  ---------  ---------  ---------
Current:
  U.S. federal...................................................................  $     (62) $     (58) $     (33)
  Foreign........................................................................         (5)         4         (8)
  State..........................................................................        (11)        (6)        (1)
                                                                                         ---        ---        ---
                                                                                         (78)       (60)       (42)
Deferred:
  U.S. federal...................................................................          7          6     --
  Foreign........................................................................         (3)        (7)         1
  State..........................................................................          2          1          2
                                                                                         ---        ---        ---
                                                                                           6     --              3
                                                                                         ---        ---        ---
                                                                                   $     (72) $     (60) $     (39)
                                                                                         ---        ---        ---
                                                                                         ---        ---        ---

                       KIEWIT CONSTRUCTION & MINING GROUP

(9) INCOME TAXES (CONTINUED)
    The United States and foreign components of earnings, for tax reporting purposes, before income taxes follows:

(DOLLARS IN MILLIONS)                                                               1996       1995       1994
--------------------------------------------------------------------------------  ---------  ---------  ---------
United States...................................................................  $     155  $     159  $     101
Foreign.........................................................................         25          5         15
                                                                                  ---------  ---------  ---------
                                                                                  $     180  $     164  $     116
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

    A reconciliation of the actual (provision) benefit for income taxes and the tax computed by applying the U.S. federal rate (35%) to the earnings before income taxes for the three years ended December 28, 1996 follows:

(DOLLARS IN MILLIONS)                                                                1996       1995       1994
---------------------------------------------------------------------------------  ---------  ---------  ---------
Computed tax at statutory rate...................................................  $     (63) $     (57) $     (41)
State income taxes...............................................................         (6)        (8)        (3)
Prior year tax adjustments.......................................................         (4)         5          3
Other............................................................................          1     --              2
                                                                                         ---        ---        ---
                                                                                   $     (72) $     (60) $     (39)
                                                                                         ---        ---        ---
                                                                                         ---        ---        ---

    Possible taxes, beyond those provided, on remittances of undistributed earnings of foreign subsidiaries, are not expected to be material.

    The components of the net deferred tax assets for the years ended December 28, 1996 and December 30, 1995 were as follows:

(DOLLARS IN MILLIONS)                                                                          1996         1995
------------------------------------------------------------------------------------------     -----        -----
Deferred tax assets:
  Construction accounting.................................................................   $      15    $       3
  Investments in construction joint ventures..............................................          30           28
  Insurance claims........................................................................          32           32
  Compensation--retirement benefits.......................................................           6            4
  Other...................................................................................          10            7
                                                                                                   ---          ---
Total deferred tax assets.................................................................          93           74

Deferred tax liabilities:
  Investments in securities...............................................................           7            8
  Other...................................................................................          20            7
                                                                                                   ---          ---
Total deferred tax liabilities............................................................          27           15
                                                                                                   ---          ---

Net deferred tax assets...................................................................   $      66    $      59
                                                                                                   ---          ---
                                                                                                   ---          ---

    No valuation allowance has been recorded relating to the deferred tax assets because they are realizable under the tax sharing policy of PKS.

                       KIEWIT CONSTRUCTION & MINING GROUP

(10) EMPLOYEE BENEFIT PLANS

    The Group makes contributions, based on collective bargaining agreements related to its construction operations, to several multi-employer union pension plans. These contributions are included in the cost of revenue. Under federal law, the Group may be liable for a portion of future plan deficiencies; however, there are no known deficiencies.

    The Group also had a long-term incentive plan, stock appreciation rights, for certain employees. The plan concluded in 1994. The expense related to this plan was $1 million in 1994. Substantially all employees of the Group are covered under the Group's profit sharing plans. The expense related to these plans was $3 million in 1996 and 1995 and $1 million in 1994.

(11) STOCKHOLDERS' EQUITY

    Ownership of the Class C Stock is restricted to certain employees conditioned upon the execution of repurchase agreements which restrict the employees from transferring the stock. PKS is generally committed to purchase all Class C Stock at the amount computed pursuant to the Certificate of Incorporation. Issuances and repurchases of common shares, including conversions, for the three years ended December 28, 1996 were as follows:

                                                                                              CLASS C
                                                                                               STOCK
                                                                                             ----------
Shares issued in 1994......................................................................   1,018,144
Shares repurchased in 1994.................................................................   2,427,186
Shares issued in 1995......................................................................   1,021,875
Shares repurchased in 1995.................................................................   6,228,934
Shares issued in 1996......................................................................     896,640
Shares repurchased in 1996.................................................................     770,368

                       KIEWIT CONSTRUCTION & MINING GROUP

(12) INDUSTRY AND GEOGRAPHIC DATA

    The Group's operations are primarily conducted in one business segment; construction contracting. The following is derived from geographic information in the PKS consolidated financial statements as it relates to the Group.

GEOGRAPHIC DATA (DOLLARS IN MILLIONS)                                                    1996       1995       1994
-------------------------------------------------------------------------------------  ---------  ---------  ---------
Revenue:
  United States......................................................................  $   2,000  $   2,007  $   1,915
  Canada.............................................................................        175        237        214
  Other..............................................................................        111         86         46
                                                                                       ---------  ---------  ---------
                                                                                       $   2,286  $   2,330  $   2,175
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

Operating earnings:
  United States......................................................................  $      84  $      70  $      45
  Canada.............................................................................          7          7         14
  Other..............................................................................         14         10     --
                                                                                       ---------  ---------  ---------
                                                                                       $     105  $      87  $      59
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

Identifiable assets:
  United States......................................................................  $     924  $     867  $     834
  Canada.............................................................................         90         90        102
  Other..............................................................................         22         20         27
                                                                                       ---------  ---------  ---------
                                                                                       $   1,036  $     977  $     963
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

(13) RELATED PARTY TRANSACTION

    The Group performs certain mine management services for the Diversified Group. The income from these services was $37 million in 1996, $30 million in 1995 and $29 million in 1994 and is recorded in other income in the statements of earnings.

(14) OTHER MATTERS

    In October 1996, the PKS Board of Directors directed management to pursue a listing of PKS Class D Stock on a major securities exchange or the Nasdaq National Market as soon as practical during 1998. The Board does not foresee circumstances under which PKS would list the Class D Stock prior to 1998. The Board believes that a listing will provide PKS with a capital structure more suitable for the further development of the Diversified Group's business plan. It would also provide liquidity for Class D shareholders without impairing PKS' capital base.

    The Board's action does not ensure that a listing of Class D Stock will occur in 1998, or any time. The Board could delay or abandon plans to list the stock if it determined that such action would be in the best interests of all PKS' shareholders. In addition, PKS' ability to list Class D Stock will be subject to factors beyond its control, including the laws, regulations, and listing eligibility criteria in effect at the time a listing is sought, as well as stock market conditions at the time. Furthermore, the Board might decide to couple the listing of Class D Stock with a public offering of newly issued Class D shares in order to raise additional capital for the Diversified Group. Such an offering could delay or alter the listing plan.

                       KIEWIT CONSTRUCTION & MINING GROUP

(14) OTHER MATTERS (CONTINUED)
    Class C shareholders are currently able to convert their shares into Class D Stock pursuant to PKS' Certificate of Incorporation. If such a listing occurs, Class C shareholders will continue to be able to convert their shares to Class D Stock.

    In June 1995, the Group exchanged its interest in a wholly owned subsidiary involved in gold mining activities for 4,000,000 common shares of Kinross Gold Corporation, a publicly traded corporation. The Group recognized a $21 million pre-tax gain on the exchange based on the difference between the book value of the subsidiary and the fair market value of the Kinross stock on the date of the transaction.

    In September 1995, the PKS Board of Directors approved a plan to make a tax-free distribution of its entire ownership interest in MFS Communications Company, Inc. to the Class D stockholders (the "Spin-off") effective September 30, 1995.

    PKS completed an exchange offer prior to the Spin-off whereby 4,000,000 shares of Class C Stock were exchanged for 1,666,384 shares of Class D Stock on terms similar to those upon which Class C Stock can be converted into Class D Stock during the annual conversion period provided for in PKS' Certificate of Incorporation. The conversion ratio used in the exchange was calculated using final 1994 stock prices adjusted for 1995 dividends.

    The Group is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Group's financial position, future results of operations or future cash flows.

    The Group leases various buildings and equipment under both operating and capital leases. Minimum rental payments on buildings and equipment subject to noncancellable operating leases during the next 24 years aggregate $10 million.

    It is customary in the Group's industry to use various financial instruments in the normal course of business. These instruments include items such as letters of credit. Letters of credit are conditional commitments issued on behalf of the Group in accordance with specified terms and conditions. The Group has informal arrangements with a number of banks to provide such commitments. As of December 28, 1996, the Group had outstanding letters of credit of approximately $101 million.

(15) SUBSEQUENT EVENTS

    In January 1997, approximately 1.7 million shares of Class C Stock, with a redemption value of $71 million, were converted into approximately 1.3 million shares of Class D Stock.

    On March 26, 1997, a Group-sponsored joint venture was awarded a $1.3 billion contract to reconstruct Interstate I-15 through the Salt Lake City region. The project is being undertaken in preparation for the 2002 Olympic Games. The Group's share of this project is approximately $700 million.

                       KIEWIT CONSTRUCTION & MINING GROUP
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                                                 ADDITIONS       AMOUNTS
                                                                  BALANCE       CHARGED TO       CHARGED                   BALANCE
                                                                 BEGINNING       COSTS AND         TO                      END OF
(DOLLARS IN MILLIONS)                                            OF PERIOD       EXPENSES       RESERVES       OTHER       PERIOD
-------------------------------------------------------------  -------------  ---------------  -----------  -----------  -----------

Year ended December 28, 1996
Allowance for doubtful trade accounts........................    $      10       $      12      $      (5)   $  --        $      17

Reserves:
  Insurance claims...........................................           79              22            (20)      --               81

Year ended December 30, 1995
Allowance for doubtful trade accounts........................    $       7       $       5      $      (2)   $  --        $      10

Reserves:
  Insurance claims...........................................           73              18            (14)           2           79

Year ended December 31, 1994
Allowance for doubtful trade accounts........................    $       5       $       4      $      (2)   $  --        $       7

Reserves:
  Insurance claims...........................................           65              19            (11)      --               73

                       KIEWIT CONSTRUCTION & MINING GROUP

                        CONDENSED STATEMENTS OF EARNINGS

                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------

                                                                                                  (UNAUDITED)
                                                                                                  (DOLLARS IN
                                                                                              MILLIONS, EXCEPT PER
                                                                                                  SHARE DATA)
Revenue.....................................................................................  $   1,047  $   1,072
Cost of Revenue.............................................................................       (942)      (989)
                                                                                              ---------  ---------
                                                                                                    105         83
General and Administrative Expenses.........................................................        (64)       (59)
                                                                                              ---------  ---------
Operating Earnings..........................................................................         41         24
Other Income (Expense):
  Investment Income, net....................................................................          8          8
  Interest Expense, net.....................................................................         (1)        (2)
  Other, net................................................................................         35         29
                                                                                              ---------  ---------
                                                                                                     42         35
                                                                                              ---------  ---------
Earnings Before Income Taxes................................................................         83         59
Provision for Income Taxes..................................................................        (33)       (23)
                                                                                              ---------  ---------
Net Earnings................................................................................  $      50  $      36
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Primary Earnings per Share..................................................................  $    5.34  $    3.46
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Fully Diluted Earnings per Share............................................................  $    5.13  $    3.36
                                                                                              ---------  ---------
                                                                                              ---------  ---------

           See accompanying notes to condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP
                            CONDENSED BALANCE SHEET

                                                                                                   JUNE 30,
                                                                                                     1997
                                                                                            -----------------------
                                                                                                  (UNAUDITED)
                                                                                             (DOLLARS IN MILLIONS)
                                                      ASSETS
Current Assets:
Cash and cash equivalents.................................................................         $     127
Marketable securities.....................................................................                33
Receivables, less allowance of $15........................................................               336
Costs and earnings in excess of billings on uncompleted contracts.........................                95
Investment in construction joint ventures.................................................               113
Recoverable income taxes..................................................................                18
Deferred income taxes.....................................................................                69
Other.....................................................................................                16
                                                                                                      ------
Total Current Assets......................................................................               807

Property, Plant and Equipment, less accumulated depreciation and amortization of $426.....               201
Investments...............................................................................                87
Other Assets..............................................................................                22
                                                                                                      ------
                                                                                                   $   1,117
                                                                                                      ------
                                                                                                      ------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, including retainage of $35..............................................         $     173
Current portion of long-term debt.........................................................                 2
Accrued construction costs and billings in excess of revenue on uncompleted contracts.....               180
Accrued insurance costs...................................................................                85
Other.....................................................................................                43
                                                                                                      ------
Total Current Liabilities.................................................................               483

Long-Term Debt, less current portion......................................................                16
Other Liabilities.........................................................................                59

Stockholders' Equity (Redeemable common stock, $404 million aggregate redemption value):
Common equity.............................................................................               572
Net unrealized holding loss...............................................................                (7)
Foreign currency adjustment...............................................................                (6)
                                                                                                      ------
Total Stockholders' Equity................................................................               559
                                                                                                      ------
                                                                                                   $   1,117
                                                                                                      ------
                                                                                                      ------

           See accompanying notes to condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                    SIX MONTHS ENDED
                                                                                                        JUNE 30,
                                                                                                 ----------------------
                                                                                                   1997        1996
                                                                                                 ---------     -----

                                                                                                      (UNAUDITED)
                                                                                                 (DOLLARS IN MILLIONS)
Cash flows from operations:
  Net cash provided by operations..............................................................  $      37   $      73

Cash flows from investing activities:
  Proceeds from sales and maturities of marketable securities..................................         44          67
  Purchases of marketable securities...........................................................        (22)        (57)
  Proceeds from sales of property, plant and equipment.........................................         25          16
  Acquisitions and investments, net............................................................        (18)         (3)
  Capital expenditures.........................................................................        (62)        (36)
                                                                                                 ---------         ---
    Net cash used in investing activities......................................................        (33)        (13)

Cash flows from financing activities:
  Proceeds from long-term debt borrowings......................................................          2      --
  Payments on long-term debt, including current portion........................................     --              (2)
  Net change in short-term borrowings..........................................................     --             (45)
  Issuance of common stock.....................................................................         34          27
  Repurchases of common stock..................................................................         (1)         (4)
  Dividends paid...............................................................................        (13)        (12)
  Exchange of Class B&C Stock for Class D Stock, net...........................................        (72)        (19)
                                                                                                 ---------         ---
    Net cash used in financing activities......................................................        (50)        (55)
                                                                                                 ---------         ---
    Net change in cash and cash equivalents....................................................        (46)          5
Cash and cash equivalents at beginning of period...............................................        173          94
                                                                                                 ---------         ---
Cash and cash equivalents at end of period.....................................................  $     127   $      99
                                                                                                 ---------         ---
                                                                                                 ---------         ---

           See accompanying notes to condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

    The financial statements contained herein are unaudited and have been prepared using the historical amounts included in the Peter Kiewit Sons', Inc. ("PKS") consolidated condensed financial statements. The Group's accounting policies and certain other disclosures are set forth in the notes to the financial statements contained in PKS' Annual Report on Form 10-K as an exhibit for the year ended December 28, 1996.

    Although the financial statements of PKS' Construction & Mining Group and Diversified Group separately report the assets, liabilities and stockholders' equity of PKS attributed to each such group, legal title to such assets and responsibility for such liabilities will not be affected by such attribution. Holders of Class C Stock and Class D Stock are stockholders of PKS. Accordingly, the PKS consolidated condensed financial statements and related notes as well as those of the Kiewit Diversified Group should be read in conjunction with these financial statements.

    Receivables at June 30, 1997 include approximately $72 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amount is $32 million of securities which are being held by owners of various construction projects in lieu of retainage.

    The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

    Where appropriate, items within the condensed financial statements have been reclassified from the previous periods to conform to current year presentation.

2. EARNINGS PER SHARE:

    Primary earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period. In addition, fully diluted earnings per share reflect the dilutive effect of convertible debentures. The numbers of shares used in computing earnings per share were as follows:

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                     ------------------------
                                                                        1997         1996
                                                                     ----------  ------------
Primary............................................................   9,301,036    10,353,305
Fully Diluted......................................................   9,737,869    10,712,305

    In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share". The statement establishes standards for computing and presenting earnings per share and requires the restatement of prior period earnings per share data presented. This statement is effective for financial statements issued for periods ending after December 15, 1997 and earlier application is not permitted. Basic and diluted earnings per share, as defined in SFAS No. 128, are not expected to vary significantly from the primary and fully diluted earnings per share shown on the statements of earnings.

                       KIEWIT CONSTRUCTION & MINING GROUP

3. SUMMARIZED FINANCIAL INFORMATION:

    The Group's 50% portion of PKS' corporate assets and liabilities and related transactions, which are not separately identified with the ongoing operations of the Construction & Mining Group or the Diversified Group, and items attributable to the Group are as follows:

                                                                                  JUNE 30,
(DOLLARS IN MILLIONS)                                                               1997
--------------------------------------------------------------------------  ---------------------
Cash and marketable securities............................................        $      11
Property, plant and equipment, net........................................                5
Other assets..............................................................                2
                                                                                        ---
  Total Assets............................................................        $      18
                                                                                        ---
                                                                                        ---
Accounts payable..........................................................        $       2
Long-term debt, including current portion.................................               11
                                                                                        ---
  Total Liabilities.......................................................        $      13
                                                                                        ---
                                                                                        ---

                                                                                   SIX MONTHS ENDED
                                                                                       JUNE 30,
                                                                               ------------------------
                                                                                  1997         1996
                                                                                  -----        -----
Other expense, net...........................................................   $      (1)   $      (1)

    Corporate general and administrative costs have been allocated to the Group. These allocations were less than $1 million for the six months ended June 30, 1997 and 1996.

    Mine management income from the Diversified Group was $16 million and $15 million for the six months ended June 30, 1997 and 1996.

4. ACQUISITIONS:

    On April 18, 1997, the Group and a partner each invested $15 million to acquire a 96% interest in Oak Mountain Energy L.L.C. ("Oak Mountain"). Oak Mountain then acquired the existing assets of an underground coal mine in Alabama for approximately $18 million and assumed approximately $14 million of related liabilities. Oak Mountain intends to use the remaining cash and $30 million of nonrecourse bank borrowings to retire the existing debt and further develop and modernize the mine. Oak Mountain's results are consolidated with those of the Group on a pro-rata basis since the date of acquisition. The coal mine's results of operations prior to the acquisition were not significant relative to the Group's results.

5. OTHER MATTERS:

    In October 1996, the PKS Board of Directors (the "Board") directed management to pursue a listing of Class D Stock as a way to address certain issues created by the PKS' two-class capital stock structure and the need to attract and retain the best management for the PKS' businesses. During the course of its examination of the consequences of a listing of Class D Stock, management concluded that a listing of Class D Stock would not adequately address these issues, and instead began to study a separation of the Construction and Mining Group and the Diversified Group. At the regular meeting of the Board on July 23, 1997, management submitted to the Board for consideration a proposal for separation of the

                       KIEWIT CONSTRUCTION & MINING GROUP

5. OTHER MATTERS: (CONTINUED)
Construction and Mining Group and the Diversified Group on substantially the terms eventually approved by the Board. At a special meeting on August 14, 1997, the Board approved management's proposal.

    The separation of the Construction and Mining Group and the Diversified Group would be contingent upon the ratification of the separation by a majority of both Class C and Class D shareholders present at a shareholders meeting and the recepit by PKS of an Internal Revenue Service ruling or other assurance acceptable to the Board that the separation would be tax-free to U.S. shareholders. The restructuring is currently anticipated to occur during the second quarter of 1998. Under management's proposal, the Diversified Group will not seek to list its stock for public trading on a national securities exchange until it raises capital through a public equity offering or desires to have a listed equity security available for acquisitions. The Board will retain the right, even if the stockholders ratify the proposal and favorable tax treatment is satisfied, to abandon, defer or modify the proposal if it believes that it would be in the best interests of all stockholders.

    The Group is involved in various lawsuits, claims and regulatory proceedings incidential to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Group's financial position, future results of operations or future cash flows.

                         INDEX TO PRO FORMA INFORMATION

Report of Independent Accountants for Peter Kiewit Sons', Inc. and Subsidiaries......       F-28

Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma Consolidated Condensed Statements
  of Earnings........................................................................       F-29

Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma Consolidated Condensed Balance
  Sheets.............................................................................       F-31

Report of Independent Accountants for Kiewit Construction Group                             F-35

Kiewit Construction Group Pro Forma Condensed Statements of Earnings                        F-36

Kiewit Construction Group Pro Forma Condensed Balance Sheets.........................       F-38

                        PRO FORMA FINANCIAL INFORMATION

    The pro forma financial information of Peter Kiewit Sons', Inc. ("PKS") to be renamed Diversified Holdings, Inc. after the Transaction, and the Construction Group, to be operated by PKS Holdings, Inc. after the Transaction, respectively, has been prepared to give effect, as further described below, to the Transaction. The pro forma financial information assumes, in two separate scenarios, that 1.5 million (Scenario 1) and 3 million (Scenario 2) shares of Class C Stock will be converted in the 1997 Conversion Period as described herein. Scenario 1 reflects an estimate of the number of shares of Class C Stock to be tendered in the Transaction. Scenario 2 is set forth to illustrate the impact of the tender of Class C shares equal to the maximum number of shares PKS will allow to be exchanged.

    The pro forma condensed statements of earnings for the six months ended June 30, 1997 and for the year ended December 28, 1996 of PKS and the Construction Group assume that the Transaction is consummated on December 29, 1996 and December 31, 1995, respectively. The condensed balance sheets of PKS and the Construction Group as of June 30, 1997 assume that the Transaction is consummated as of such date.

    The pro forma financial information is not intended to reflect results of operations or the financial position of PKS and the Construction Group which actually would have resulted had the Transaction been effected on the dates indicated. Moreover, the pro forma information is not intended to be indicative of future results of operations or financial position of PKS and the Construction Group.

    The pro forma financial information should be read in conjunction with PKS' and the Construction Group's historical financial statements, and the notes thereto, contained in PKS' Annual Report on Form 10-K for the year ended December 28, 1996 and selected exhibits thereto and Quarterly Report on Form 10-Q for the quarter ended June 30, and selected exhibits thereto, all of which are contained elsewhere herein or incorporated herein by reference.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

    We have examined the pro forma adjustments reflecting the transactions described in the accompanying notes and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed statements of earnings of Peter Kiewit Sons', Inc. and Subsidiaries for the year ended December 28, 1996. The historical consolidated condensed statements of earnings are derived from the historical financial statements of Peter Kiewit Sons', Inc. and Subsidiaries, which were audited by us and incorporated by reference herein. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

    In addition, we have reviewed the related pro forma adjustments and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed balance sheets of Peter Kiewit Sons', Inc. and Subsidiaries as of June 30, 1997 and the pro forma consolidated condensed statements of earnings for the six months then ended. The historical consolidated condensed financial statements are derived from the historical financial statements of Peter Kiewit Sons', Inc. and Subsidiaries, which were reviewed by us, incorporated herein by reference. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.

    The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transactions occurred at an earlier date. However, the pro forma consolidated condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

    In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated condensed statements of earnings for the year ended December 28, 1996.

    A review is substantially less in scope than an audit, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma consolidated condensed balance sheets as of June 30, 1997, and the pro forma consolidated condensed statements of earnings for the six months then ended. Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma columns do not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated condensed balance sheets as of June 30, 1997 and the pro forma consolidated condensed statements of earnings for the six months then ended.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
August 25, 1997

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

                      FISCAL YEAR ENDED DECEMBER 28, 1996

                       AND SIX MONTHS ENDED JUNE 30, 1997
    (SCENARIO 1 ASSUMING 1.5 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                                                                        (UNAUDITED)
                                                                                                                        SIX MONTHS
                                                                                                                        ENDED JUNE
                                                                 FISCAL YEAR ENDED DECEMBER 28, 1996                     30, 1997
                                               -----------------------------------------------------------------------  ----------
                                                             SEPARATE      DECONSOLIDATE        OTHER          PRO
                                               HISTORICAL  PKS HOLDINGS        C-TEC         ADJUSTMENTS      FORMA     HISTORICAL
                                               ----------  -------------  ---------------  ---------------  ----------  ----------
                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue......................................  $    2,904    $  (2,286)      $    (367)       $      34(a)  $      285  $    1,381
Cost of Revenue..............................      (2,412)       2,064             250              (36)(a)       (134)     (1,143)
                                               ----------  -------------         -----            -----     ----------  ----------
                                                      492         (222)           (117)              (2)           151         238
General and Administrative Expenses..........        (260)         117              86              (37)(a)        (94)       (153)
                                               ----------  -------------         -----            -----     ----------  ----------
Operating Earnings...........................         232         (105)            (31)             (39)            57          85
Other Income (Expense):
  Equity Earnings, net.......................          12           (8)             (4)          --             --              20
  Investment Income, net.....................          72          (13)            (14)               2(b)          47          27
  Interest Expense, net......................         (37)           4              28           --                 (5)        (20)
  Other, net.................................          26          (58)              5               39(a)          12          20
                                               ----------  -------------         -----            -----     ----------  ----------
                                                       73          (75)             15               41             54          47
                                               ----------  -------------         -----            -----     ----------  ----------
Earnings before Income Taxes and Minority
  Interest in Net Losses of Subsidiaries.....         305         (180)            (16)               2            111         132
Provision for Income Taxes...................         (84)          72              14               (1)(c)          1         (50)
Minority Interest in Net Losses of
  Subsidiaries...............................      --           --                   2           --                  2           9
                                               ----------  -------------         -----            -----     ----------  ----------
Net Earnings.................................  $      221    $    (108)      $  --            $       1     $      114  $       91
                                               ----------  -------------         -----            -----     ----------  ----------
                                               ----------  -------------         -----            -----     ----------  ----------
Earnings Attributable to:
  Class C Stock                                $      108                                                   $   --      $       50
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------
  Class D Stock..............................  $      113                                                   $      114  $       41
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------
Earnings Per Share:
  Class C Stock
    Primary..................................  $    10.13                                                   $   --      $     5.34
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------
    Fully diluted............................  $     9.82                                                   $   --      $     5.13
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------
  Class D Stock
    Primary..................................  $     4.85                                                   $     4.07  $     1.67
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------
    Fully diluted............................  $     4.85                                                   $     4.06  $     1.67
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------
Weighted Average Shares Outstanding:
  Class C Stock
    Primary..................................  10,655,886                                                       --       9,307,834
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------
    Fully diluted............................  11,026,045                                                       --       9,744,667
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------
  Class D Stock
    Primary..................................  23,263,688                                                   28,119,741  24,544,153
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------
    Fully diluted............................  23,273,775                                                   28,129,828  24,544,153
                                               ----------                                                   ----------  ----------
                                               ----------                                                   ----------  ----------


                                                 SEPARATE      DECONSOLIDATE        OTHER          PRO
                                               PKS HOLDINGS        C-TEC         ADJUSTMENTS      FORMA
                                               -------------  ---------------  ---------------  ----------

Revenue......................................   $    (1,047)     $    (194)       $      21(a)  $      161
Cost of Revenue..............................           942            139              (22)(a)        (84)
                                               -------------         -----              ---     ----------
                                                       (105)           (55)              (1)            77
General and Administrative Expenses..........            64             64              (16)(a)        (41)
                                               -------------         -----              ---     ----------
Operating Earnings...........................           (41)             9              (17)            36
Other Income (Expense):
  Equity Earnings, net.......................            (2)            (9)          --                  9
  Investment Income, net.....................            (6)            (5)               2(b)          18
  Interest Expense, net......................             1             12           --                 (7)
  Other, net.................................           (35)        --                   17(a)           2
                                               -------------         -----              ---     ----------
                                                        (42)            (2)              19             22
                                               -------------         -----              ---     ----------
Earnings before Income Taxes and Minority
  Interest in Net Losses of Subsidiaries.....           (83)             7                2             58
Provision for Income Taxes...................            33         --                   (1)(c)        (18)
Minority Interest in Net Losses of
  Subsidiaries...............................       --                  (7)          --                  2
                                               -------------         -----              ---     ----------
Net Earnings.................................   $       (50)     $  --            $       1     $       42
                                               -------------         -----              ---     ----------
                                               -------------         -----              ---     ----------
Earnings Attributable to:
  Class C Stock                                                                                 $   --
                                                                                                ----------
                                                                                                ----------
  Class D Stock..............................                                                   $       42
                                                                                                ----------
                                                                                                ----------
Earnings Per Share:
  Class C Stock
    Primary..................................                                                   $   --
                                                                                                ----------
                                                                                                ----------
    Fully diluted............................                                                   $   --
                                                                                                ----------
                                                                                                ----------
  Class D Stock
    Primary..................................                                                   $     1.43
                                                                                                ----------
                                                                                                ----------
    Fully diluted............................                                                   $     1.43
                                                                                                ----------
                                                                                                ----------
Weighted Average Shares Outstanding:
  Class C Stock
    Primary..................................                                                       --
                                                                                                ----------
                                                                                                ----------
    Fully diluted............................                                                       --
                                                                                                ----------
                                                                                                ----------
  Class D Stock
    Primary..................................                                                   29,440,561
                                                                                                ----------
                                                                                                ----------
    Fully diluted............................                                                   29,440,561
                                                                                                ----------
                                                                                                ----------

  The accompanying notes are an integral part of these pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

                      FISCAL YEAR ENDED DECEMBER 28, 1996

                       AND SIX MONTHS ENDED JUNE 30, 1997
     (SCENARIO 2 ASSUMING 3 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                                                                      (UNAUDITED)
                                                                                                                      SIX MONTHS
                                                                                                                      ENDED JUNE
                                                                 FISCAL YEAR ENDED DECEMBER 28, 1996                   30, 1997
                                                 -------------------------------------------------------------------  ----------
                                                             SEPARATE
                                                                PKS      DECONSOLIDATE        OTHER          PRO
                                                 HISTORICAL  HOLDINGS        C-TEC         ADJUSTMENTS      FORMA     HISTORICAL
                                                 ----------  ---------  ---------------  ---------------  ----------  ----------
                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue........................................  $    2,904  $  (2,286)    $    (367)       $      34(a)  $      285  $    1,381
Cost of Revenue................................      (2,412)     2,064           250              (36)(a)       (134)     (1,143)
                                                 ----------  ---------         -----            -----     ----------  ----------
                                                        492       (222)         (117)              (2)           151         238
General and Administrative Expenses............        (260)       117            86              (37)(a)        (94)       (153)
                                                 ----------  ---------         -----            -----     ----------  ----------
Operating Earnings.............................         232       (105)          (31)             (39)            57          85
Other Income (Expense):
  Equity Earnings, net.........................          12         (8)           (4)          --             --              20
  Investment Income, net.......................          72        (13)          (14)             5(b)            50          27
  Interest Expense, net........................         (37)         4            28           --                 (5)        (20)
  Other, net...................................          26        (58)            5             39(a)            12          20
                                                 ----------  ---------         -----            -----     ----------  ----------
                                                         73        (75)           15               44             57          47
                                                 ----------  ---------         -----            -----     ----------  ----------
Earnings before Income Taxes and Minority
  Interest in Net Losses of Subsidiaries.......         305       (180)          (16)               5            114         132
Provision for Income Taxes.....................         (84)        72            14               (2)(c)     --             (50)
Minority Interest in Net Losses of
  Subsidiaries.................................      --         --                 2                               2           9
                                                 ----------  ---------         -----            -----     ----------  ----------
Net Earnings...................................  $      221  $    (108)    $  --            $       3     $      116  $       91
                                                 ----------  ---------         -----            -----     ----------  ----------
                                                 ----------  ---------         -----            -----     ----------  ----------
Earnings Attributable to:
  Class C Stock................................  $      108                                               $   --      $       50
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------
  Class D Stock................................  $      113                                               $      116  $       41
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------
Earnings Per Share:
  Class C Stock
    Primary....................................  $    10.13                                               $   --      $     5.34
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------
    Fully diluted..............................  $     9.82                                               $   --      $     5.13
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------
  Class D Stock
    Primary....................................  $     4.85                                               $     4.04  $     1.67
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------
    Fully diluted..............................  $     4.85                                               $     4.03  $     1.67
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------
Weighted Average Shares Outstanding:
  Class C Stock
    Primary....................................  10,655,886                                                   --       9,307,834
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------
    Fully diluted..............................  11,026,045                                                   --       9,744,667
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------
  Class D Stock
    Primary....................................  23,263,688                                               28,709,741  24,544,153
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------
    Fully diluted..............................  23,273,775                                               28,719,828  24,544,153
                                                 ----------                                               ----------  ----------
                                                 ----------                                               ----------  ----------


                                                  SEPARATE
                                                     PKS       DECONSOLIDATE        OTHER          PRO
                                                  HOLDINGS         C-TEC         ADJUSTMENTS      FORMA
                                                 -----------  ---------------  ---------------  ----------

Revenue........................................   $  (1,047)     $    (194)       $      21(a)  $      161
Cost of Revenue................................         942            139              (22)(a)        (84)
                                                 -----------         -----              ---     ----------
                                                       (105)           (55)              (1)            77
General and Administrative Expenses............          64             64              (16)(a)        (41)
                                                 -----------         -----              ---     ----------
Operating Earnings.............................         (41)             9              (17)            36
Other Income (Expense):
  Equity Earnings, net.........................          (2)            (9)          --                  9
  Investment Income, net.......................          (6)            (5)               3(b)          19
  Interest Expense, net........................           1             12           --                 (7)
  Other, net...................................         (35)        --                   17(a)           2
                                                 -----------         -----              ---     ----------
                                                        (42)            (2)              20             23
                                                 -----------         -----              ---     ----------
Earnings before Income Taxes and Minority
  Interest in Net Losses of Subsidiaries.......         (83)             7                3             59
Provision for Income Taxes.....................          33         --                   (1)(c)        (18)
Minority Interest in Net Losses of
  Subsidiaries.................................      --                 (7)          --                  2
                                                 -----------         -----              ---     ----------
Net Earnings...................................   $     (50)     $  --            $       2     $       43
                                                 -----------         -----              ---     ----------
                                                 -----------         -----              ---     ----------
Earnings Attributable to:
  Class C Stock................................                                                 $   --
                                                                                                ----------
                                                                                                ----------
  Class D Stock................................                                                 $       43
                                                                                                ----------
                                                                                                ----------
Earnings Per Share:
  Class C Stock
    Primary....................................                                                 $   --
                                                                                                ----------
                                                                                                ----------
    Fully diluted..............................                                                 $   --
                                                                                                ----------
                                                                                                ----------
  Class D Stock
    Primary....................................                                                 $     1.43
                                                                                                ----------
                                                                                                ----------
    Fully diluted..............................                                                 $     1.43
                                                                                                ----------
                                                                                                ----------
Weighted Average Shares Outstanding:
  Class C Stock
    Primary....................................                                                     --
                                                                                                ----------
                                                                                                ----------
    Fully diluted..............................                                                     --
                                                                                                ----------
                                                                                                ----------
  Class D Stock
    Primary....................................                                                 30,198,632
                                                                                                ----------
                                                                                                ----------
    Fully diluted..............................                                                 30,198,632
                                                                                                ----------
                                                                                                ----------

  The accompanying notes are an integral part of these pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                  (UNAUDITED)
                                 JUNE 30, 1997

            (SCENARIO 1 ASSUMING 1.5 MILLION SHARES OF CLASS C STOCK CONVERTED INTO CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                            SEPARATE        DECONSOLIDATE         OTHER
                                                            HISTORICAL    PKS HOLDINGS          C-TEC          ADJUSTMENTS
                                                            -----------  ---------------  -----------------  ---------------
                                                           ASSETS
Current Assets:
  Cash and cash equivalents...............................   $     388      $    (127)        $     (58)        $      60(a)
                                                                                                                       69(b)
  Marketable securities...................................         368            (33)               (4)           --
  Restricted securities...................................          24         --                --                --
  Receivables, net........................................         421           (336)              (51)               12(c)
  Costs and earnings in excess of billings on uncompleted
    contracts.............................................          95            (95)           --                --
  Investment in construction joint ventures...............         113           (113)           --                --
  Deferred income taxes...................................          65            (69)              (10)               14(c)
  Other...................................................          50            (34)              (12)               11(c)
                                                            -----------       -------             -----             -----
    Total Current Assets..................................       1,524           (807)             (135)              166
Property, Plant and Equipment, net........................         872           (201)             (495)           --
Investments...............................................         946            (87)              (82)           --
Intangible Assets, net....................................         393            (22)             (348)               (2)(c)
Net Assets of C-TEC.......................................      --             --                   347            --
Other Assets..............................................          70         --                   (26)                2(c)
                                                            -----------       -------             -----             -----
                                                             $   3,805      $  (1,117)        $    (739)        $     166
                                                            -----------       -------             -----             -----
                                                            -----------       -------             -----             -----
                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable........................................   $     227      $    (173)        $     (36)        $      12(c)
                                                                                                                       10(d)
  Current portion of long-term debt:
    Telecommunications....................................          11         --                   (11)           --
    Other.................................................           3             (2)           --                --
  Accrued costs and billings in excess of revenue on
    uncompleted contracts.................................         193           (180)              (13)           --
  Accrued insurance costs.................................          85            (85)           --                --
  Income taxes payable....................................      --             --                --                    11(c)
                                                                                                                       (4)(e)
  Deferred income taxes...................................      --             --                --                    14(c)
                                                                                                                       10(f)
  Other...................................................         142            (43)              (66)           --
                                                            -----------       -------             -----             -----
    Total Current Liabilities.............................         661           (483)             (126)               53
Long-term Debt, less current portion:
  Telecommunications......................................         244         --                  (244)           --
  Other...................................................         149            (16)           --                --
Deferred Income Taxes.....................................         227              8               (99)           --
Retirement Benefits.......................................          47         --                    (2)           --
Accrued Reclamation Costs.................................         102             (1)           --                --
Other Liabilities.........................................         231            (66)              (52)           --
Minority Interest.........................................         218         --                  (216)           --
Stockholders' Equity:
  Preferred stock.........................................      --             --                --                --
  Common stock
    Class C shares outstanding; historical--10,093,635 pro
      forma--0............................................           1             (1)           --                --
    Class D shares outstanding; historical--24,575,825
      pro forma--26,950,316...............................           1         --                --                --
  Additional paid-in capital..............................         273           (117)           --                    60(a)
                                                                                                                       69(b)
                                                                                                                      101(g)
  Foreign currency adjustment.............................          (8)             6            --                --
  Net unrealized holding gains............................          10              7            --                --
  Retained earnings.......................................       1,649           (454)           --                   (10)(d)
                                                                                                                        4(e)
                                                                                                                      (10)(f)
                                                                                                                     (101)(g)
                                                            -----------       -------             -----             -----
Total Stockholders' Equity................................       1,926           (559)           --                   113
                                                            -----------       -------             -----             -----
                                                             $   3,805      $  (1,117)        $    (739)        $     166
                                                            -----------       -------             -----             -----
                                                            -----------       -------             -----             -----

                                                                PRO
                                                               FORMA
                                                            -----------

Current Assets:
  Cash and cash equivalents...............................   $     332

  Marketable securities...................................         331
  Restricted securities...................................          24
  Receivables, net........................................          46
  Costs and earnings in excess of billings on uncompleted
    contracts.............................................      --
  Investment in construction joint ventures...............      --
  Deferred income taxes...................................      --
  Other...................................................          15
                                                            -----------
    Total Current Assets..................................         748
Property, Plant and Equipment, net........................         176
Investments...............................................         777
Intangible Assets, net....................................          21
Net Assets of C-TEC.......................................         347
Other Assets..............................................          46
                                                            -----------
                                                             $   2,115
                                                            -----------
                                                            -----------
                                            LIABILITIES AN
Current Liabilities:
  Accounts payable........................................   $      40

  Current portion of long-term debt:
    Telecommunications....................................      --
    Other.................................................           1
  Accrued costs and billings in excess of revenue on
    uncompleted contracts.................................      --
  Accrued insurance costs.................................      --
  Income taxes payable....................................           7

  Deferred income taxes...................................          24

  Other...................................................          33
                                                            -----------
    Total Current Liabilities.............................         105
Long-term Debt, less current portion:
  Telecommunications......................................      --
  Other...................................................         133
Deferred Income Taxes.....................................         136
Retirement Benefits.......................................          45
Accrued Reclamation Costs.................................         101
Other Liabilities.........................................         113
Minority Interest.........................................           2
Stockholders' Equity:
  Preferred stock.........................................      --
  Common stock
    Class C shares outstanding; historical--10,093,635 pro
      forma--0............................................      --
    Class D shares outstanding; historical--24,575,825
      pro forma--26,950,316...............................           1
  Additional paid-in capital..............................         386

  Foreign currency adjustment.............................          (2)
  Net unrealized holding gains............................          17
  Retained earnings.......................................       1,078

                                                            -----------
Total Stockholders' Equity................................       1,480
                                                            -----------
                                                             $   2,115
                                                            -----------
                                                            -----------

   The accompanying notes are an integral part of this pro forma consolidated condensed financial statement.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                  (UNAUDITED)
                                 JUNE 30, 1997

     (SCENARIO 2 ASSUMING 3 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                           SEPARATE        DECONSOLIDATE         OTHER
                                                           HISTORICAL    PKS HOLDINGS          C-TEC          ADJUSTMENTS
                                                           -----------  ---------------  -----------------  ---------------
                                                          ASSETS
Current Assets:
  Cash and cash equivalents..............................   $     388      $    (127)        $     (58)        $     120(a)
                                                                                                                      69(b)
  Marketable securities..................................         368            (33)               (4)           --
  Restricted securities..................................          24         --                --                --
  Receivables, net.......................................         421           (336)              (51)               12(c)
  Costs and earnings in excess of billings on uncompleted
    contracts............................................          95            (95)           --                --
  Investment in construction joint ventures..............         113           (113)           --                --
  Deferred income taxes..................................          65            (69)              (10)               14(c)
  Other..................................................          50            (34)              (12)               11(c)
                                                           -----------       -------            ------            ------
    Total Current Assets.................................       1,524           (807)             (135)              226
Property, Plant and Equipment, net.......................         872           (201)             (495)           --
Investments..............................................         946            (87)              (82)           --
Intangible Assets, net...................................         393            (22)             (348)               (2)(c)
Net Assets of C-TEC......................................      --             --                   347            --
Other Assets.............................................          70         --                   (26)                2(c)
                                                           -----------       -------            ------            ------
                                                            $   3,805      $  (1,117)        $    (739)        $     226
                                                           -----------       -------            ------            ------
                                                           -----------       -------            ------            ------
                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.......................................   $     227      $    (173)        $     (36)        $      12(c)
                                                                                                                      10(d)
  Current portion of long-term debt:
    Telecommunications...................................          11         --                   (11)           --
    Other................................................           3             (2)           --                --
  Accrued costs and billings in excess of revenue on
    uncompleted contracts................................         193           (180)              (13)           --
  Accrued insurance costs................................          85            (85)           --                --
  Income taxes payable...................................      --             --                --                    11(c)
                                                                                                                      (4)(e)
  Deferred income taxes..................................      --             --                --                    14(c)
                                                                                                                      10(f)
  Other..................................................         142            (43)              (66)           --
                                                           -----------       -------            ------            ------
    Total Current Liabilities............................         661           (483)             (126)               53
Long-term Debt, less current portion:
  Telecommunications.....................................         244         --                  (244)           --
  Other..................................................         149            (16)           --                --
Deferred Income Taxes....................................         227              8               (99)           --
Retirement Benefits......................................          47         --                    (2)           --
Accrued Reclamation Costs................................         102             (1)           --                --
Other Liabilities........................................         231            (66)              (52)           --
Minority Interest........................................         218         --                  (216)           --
Stockholders' Equity:
  Preferred stock........................................      --             --                --                --
  Common stock
    Class C shares outstanding; historical--10,093,635
      pro forma--0.......................................          (1)            (1)           --                --
    Class D shares outstanding; historical--24,575,825
      pro forma--28,056,307..............................           1           (117)           --                --
  Additional paid-in capital.............................         273         --                --                   120(a)
                                                                                                                      69(b)
                                                                                                                      84(g)
  Foreign currency adjustment............................          (8)             6            --                --
  Net unrealized holding gains...........................          10              7            --                --
  Retained earnings......................................       1,649           (454)           --                   (10)(d)
                                                                                                                       4(e)
                                                                                                                     (10)(f)
                                                                                                                     (84)(g)
                                                           -----------       -------            ------            ------
  Total Stockholders' Equity.............................       1,926           (559)           --                   173
                                                           -----------       -------            ------            ------
                                                            $   3,805      $  (1,117)        $    (739)        $     226
                                                           -----------       -------            ------            ------
                                                           -----------       -------            ------            ------

                                                               PRO
                                                              FORMA
                                                           -----------

Current Assets:
  Cash and cash equivalents..............................   $     392

  Marketable securities..................................         331
  Restricted securities..................................          24
  Receivables, net.......................................          46
  Costs and earnings in excess of billings on uncompleted
    contracts............................................      --
  Investment in construction joint ventures..............      --
  Deferred income taxes..................................      --
  Other..................................................          15
                                                           -----------
    Total Current Assets.................................         808
Property, Plant and Equipment, net.......................         176
Investments..............................................         777
Intangible Assets, net...................................          21
Net Assets of C-TEC......................................         347
Other Assets.............................................          46
                                                           -----------
                                                            $   2,175
                                                           -----------
                                                           -----------
                                           LIABILITIES AN
Current Liabilities:
  Accounts payable.......................................   $      40

  Current portion of long-term debt:
    Telecommunications...................................      --
    Other................................................           1
  Accrued costs and billings in excess of revenue on
    uncompleted contracts................................      --
  Accrued insurance costs................................      --
  Income taxes payable...................................           7

  Deferred income taxes..................................          24

  Other..................................................          33
                                                           -----------
    Total Current Liabilities............................         105
Long-term Debt, less current portion:
  Telecommunications.....................................      --
  Other..................................................         133
Deferred Income Taxes....................................         136
Retirement Benefits......................................          45
Accrued Reclamation Costs................................         101
Other Liabilities........................................         113
Minority Interest........................................           2
Stockholders' Equity:
  Preferred stock........................................      --
  Common stock
    Class C shares outstanding; historical--10,093,635
      pro forma--0.......................................      --
    Class D shares outstanding; historical--24,575,825
      pro forma--28,056,307..............................           1
  Additional paid-in capital.............................         429

  Foreign currency adjustment............................          (2)
  Net unrealized holding gains...........................          17
  Retained earnings......................................       1,095

                                                           -----------
  Total Stockholders' Equity.............................       1,540
                                                           -----------
                                                            $   2,175
                                                           -----------
                                                           -----------

   The accompanying notes are an integral part of this pro forma consolidated condensed financial statement.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF REPORTING

    The accompanying pro forma consolidated condensed financial statements of PKS ("the Company") are presented based upon the historical consolidated financial statements and the notes thereto of PKS, as adjusted to remove the earnings statement and the balance sheet accounts of PKS Holdings, Inc., to reflect C-TEC Corporation ("C-TEC") as an equity method investment due to C-TEC's pending reorganization which will reduce the Company's voting interest below fifty percent and to give effect to certain other elements of the Transaction. The pro forma information assumes, in two separate scenarios, that
1.5 million (Scenario 1) and 3 million (Scenario 2) shares of Class C Stock are converted into Class D Stock in the 1997 Conversion Period. Such pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of PKS, incorporated herein by reference. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.

    The PKS Board of Directors preliminarily approved a plan to make a tax-free distribution of its entire ownership interest in PKS Holdings, Inc. to the Class C Stockholders at a special meeting on August 14, 1997.

    Completion of the Transaction has been assumed to be as of June 30, 1997 in the pro forma consolidated condensed balance sheets and as of December 31, 1995 and December 29, 1996 in the pro forma consolidated condensed statements of earnings for the year ended December 28, 1996 and the six months ended June 30, 1997, respectively.

    The significant accounting policies followed by PKS, described in the notes to its historical consolidated financial statements incorporated herein by reference, have been used in preparing the accompanying pro forma consolidated condensed financial statements.

2. STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS

    As described in Note 1, the historical consolidated condensed statements of earnings for PKS have been adjusted to remove the earnings statement accounts of PKS Holdings, Inc., to reflect C-TEC as an equity method investment and to give effect to certain other elements of the Transaction. The adjustments made in preparation of the PKS Pro Forma Consolidated Condensed Statements of Earnings are described below:

        (a) Adjustments made to reflect certain intercompany revenues and expenses recognized between PKS Holdings, Inc. and PKS that had been eliminated in the historical consolidated condensed statements of earnings. The intercompany revenues and expenses primarily pertain to certain construction work and coal mine management services performed by PKS Holdings, Inc. for PKS eliminated in the consolidated results. This pro forma presentation requires that these earnings statement items be reestablished to properly reflect the separate operating results of PKS Holdings, Inc. and PKS.

        (b) Adjustments made to reflect an increase in interest income from the cash and cash equivalents paid by PKS Holdings, Inc. upon conversion of 1.5 million shares of Class C Stock into Class D Stock in Scenario 1 and 3 million shares of Class C Stock into Class D Stock in Scenario 2. The interest rate used to calculate the increase in interest income approximates the average rate earned by the Company during the periods.

        (c) Adjustments made to reflect the tax effect of the above adjustments.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

3. BALANCE SHEET PRO FORMA ADJUSTMENTS

    As described in Note 1, the historical consolidated balance sheet of PKS has been adjusted to remove the balance sheet accounts of PKS Holdings, Inc., to reflect C-TEC as an equity method investment and to give effect to certain other elements of the Transaction. The adjustments made in preparation of the PKS Pro Forma Consolidated Condensed Balance Sheets are described below:

    (a) Adjustments made to reflect the increase in cash and cash equivalents as the result of the conversion of 1.5 million (Scenario 1) and 3 million shares (Scenario 2) of Class C Stock into Class D Stock at the prior year end stock prices and conversion ratios, adjusted for dividends declared during the six months ended June 30, 1997.

    (b) Adjustments made to reflect sale of Class D Stock to certain directors of Diversified Holdings.

    (c) Adjustments made to reflect certain reclassifications of account balances when PKS Holdings, Inc. and C-TEC Corporation are removed from the consolidated results of PKS and certain intercompany accounts between PKS Holdings, Inc. and PKS that had been eliminated in the consolidated results.

    (d) Adjustments made to record the accrual of certain estimated expenses, including costs for the Canadian Class C shareholders, the modification of the conversion terms of the Debentures, and legal and other professional fees, incurred as a result of the Transaction.

    (e) Adjustment to reflect the tax effect of the above adjustment.

    (f) Adjustments made to record the accrual of certain estimated United States Federal income taxes expected to be incurred as a result of the Transaction.

    (g) Adjustments made to record the estimated fair value of the Warrants issued to Class C Shareholders.

4. EARNINGS PER SHARE

    Primary and fully diluted earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period after giving effect to common stock equivalents and other dilutive securities.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

    We have examined the pro forma adjustments reflecting the transactions described in the accompanying notes and the application of those adjustments to the historical amounts in the accompanying pro forma condensed statements of earnings of Kiewit Construction & Mining Group for the year ended December 28, 1996. The historical condensed statements of earnings are derived from the historical financial statements of Kiewit Construction & Mining Group, which were audited by us and included elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

    In addition, we have reviewed the related pro forma adjustments and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheets of Kiewit Construction & Mining Group as of June 30, 1997 and the pro forma condensed statements of earnings for the six months then ended. The historical condensed financial statements are derived from the historical financial statements of Kiewit Construction & Mining Group, which were reviewed by us and included elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.

    The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transactions occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

    In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed statements of earnings for the year ended December 28, 1996.

    A review is substantially less in scope than an audit, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma condensed balance sheet as of June 30, 1997 and the pro forma condensed statements of earnings for the six months then ended. Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma columns do not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheets as of June 30, 1997, and the pro forma condensed statements of earnings for the six months then ended.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
August 25, 1997

                       KIEWIT CONSTRUCTION & MINING GROUP

                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS

                      FISCAL YEAR ENDED DECEMBER 28, 1996

                       AND SIX MONTHS ENDED JUNE 30, 1997
    (SCENARIO 1 ASSUMING 1.5 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                                             (UNAUDITED)
                                     FISCAL YEAR ENDED DECEMBER 28, 1996           SIX MONTHS ENDED JUNE 30, 1997
                                  ------------------------------------------  -----------------------------------------
                                                     OTHER                                      OTHER
                                                  ADJUSTMENTS       PRO                      ADJUSTMENTS       PRO
                                   HISTORICAL      (NOTE 2)        FORMA       HISTORICAL     (NOTE 2)        FORMA
                                  -------------  -------------  ------------  ------------  -------------  ------------

                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue.........................  $       2,286    $  --        $      2,286  $      1,047    $  --        $      1,047
Cost of Revenue.................         (2,064)      --              (2,064)         (942)      --                (942)
                                  -------------       ------    ------------  ------------       ------    ------------
                                            222       --                 222           105       --                 105
General and Administrative
  Expenses......................           (117)      --                (117)          (64)      --                 (64)
                                  -------------       ------    ------------  ------------       ------    ------------
Operating Earnings..............            105       --                 105            41       --                  41

Other Income (Expense):
Investment Income...............             21           (2)(a)           19            8           (2)(a)            6
Interest Expense................             (4)      --                  (4)           (1)      --                  (1)
Other, net......................             58       --                  58            35       --                  35
                                  -------------       ------    ------------  ------------       ------    ------------
                                             75           (2)             73            42           (2)             40
                                  -------------       ------    ------------  ------------       ------    ------------
Earnings before Income Taxes....            180           (2)            178            83           (2)             81
(Provision) Benefit for Income
  Taxes.........................            (72)           1(b)          (71)          (33)           1(b)          (32)
                                  -------------       ------    ------------  ------------       ------    ------------
Net Earnings....................  $         108    $      (1)   $        107  $         50    $      (1)   $         49
                                  -------------       ------    ------------  ------------       ------    ------------
                                  -------------       ------    ------------  ------------       ------    ------------
Primary Earnings Per Share......  $       10.13                 $      11.21  $       5.34                 $       5.92
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Fully Diluted Earnings Per
  Share.........................  $        9.82                 $      11.21  $       5.13                 $       5.92
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Weighted Average Shares
  Outstanding:
Primary.........................     10,655,886                    9,526,045     9,307,834                    8,244,667
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Fully Diluted...................     11,026,045                    9,526,045     9,744,667                    8,244,667
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------

    The accompanying notes are an integral part of these pro forma condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS

                      FISCAL YEAR ENDED DECEMBER 28, 1996

                       AND SIX MONTHS ENDED JUNE 30, 1997
     (SCENARIO 2 ASSUMING 3 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                                             (UNAUDITED)
                                     FISCAL YEAR ENDED DECEMBER 28, 1996           SIX MONTHS ENDED JUNE 30, 1997
                                  ------------------------------------------  -----------------------------------------
                                                     OTHER                                      OTHER
                                                  ADJUSTMENTS       PRO                      ADJUSTMENTS       PRO
                                   HISTORICAL      (NOTE 2)        FORMA       HISTORICAL     (NOTE 2)        FORMA
                                  -------------  -------------  ------------  ------------  -------------  ------------

                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue.........................  $       2,286    $  --        $      2,286  $      1,047    $  --        $      1,047
Cost of Revenue.................         (2,064)      --              (2,064)         (942)      --                (942)
                                  -------------       ------    ------------  ------------       ------    ------------
                                            222       --                 222           105       --                 105

General and Administrative
  Expenses......................           (117)      --                (117)          (64)      --                 (64)
                                  -------------       ------    ------------  ------------       ------    ------------
Operating Earnings..............            105       --                 105            41       --                  41
Other Income (Expense):
Investment Income...............             21           (5)(a)           16            8           (3)(a)            5
Interest Expense................             (4)      --                  (4)           (1)      --                  (1)
Other, net......................             58       --                  58            35       --                  35
                                  -------------       ------    ------------  ------------       ------    ------------
                                             75           (5)             70            42           (3)             39
                                  -------------       ------    ------------  ------------       ------    ------------
Earnings before Income Taxes....            180           (5)            175            83           (3)             80
(Provision) Benefit for Income
  Taxes.........................            (72)           2(b)          (70)          (33)           1(b)          (32)
                                  -------------       ------    ------------  ------------       ------    ------------
Net Earnings....................  $         108    $      (3)   $        105  $         50    $      (2)   $         48
                                  -------------       ------    ------------  ------------       ------    ------------
                                  -------------       ------    ------------  ------------       ------    ------------
Primary Earnings Per Share......  $       10.13                 $      13.12  $       5.34                 $       7.10
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Fully Diluted Earnings Per
  Share.........................  $        9.82                 $      13.12  $       5.13                 $       7.10
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Weighted Average Shares
  Outstanding:
Primary.........................     10,655,886                    8,026,045     9,307,834                    6,744,667
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Fully Diluted...................     11,026,045                    8,026,045     9,744,667                    6,744,667
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------

    The accompanying notes are an integral part of these pro forma condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1997
    (SCENARIO 1 ASSUMING 1.5 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)
                                     ASSETS

                                                                                       ADJUSTMENTS
                                                                        HISTORICAL      (NOTE 3)       PRO FORMA
                                                                        -----------  ---------------  -----------
                                                                                  (DOLLARS IN MILLIONS)
Current Assets:
  Cash and cash equivalents...........................................   $     127      $     (60)(a)  $      67
  Marketable securities...............................................          33         --                 33
  Receivables, net....................................................         336         --                336
  Costs and earnings in excess of billings on uncompleted contracts...          95         --                 95
  Investment in construction joint ventures...........................         113         --                113
  Deferred income taxes...............................................          69             (2)(b)         67
  Other...............................................................          34              1(c)          35
                                                                        -----------           ---     -----------
    Total Current Assets..............................................         807            (61)           746
Property, Plant and Equipment, net....................................         201         --                201
Investments...........................................................          87         --                 87
Other Assets..........................................................          22         --                 22
                                                                        -----------           ---     -----------
                                                                         $   1,117      $     (61)     $   1,056
                                                                        -----------           ---     -----------
                                                                        -----------           ---     -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable....................................................   $     173      $       3(d)   $     176
  Accrued costs and billings in excess of revenue on uncompleted
    contracts.........................................................         180         --                180
  Accrued insurance costs.............................................          85         --                 85
  Other...............................................................          45         --                 45
                                                                        -----------           ---     -----------
    Total Current Liabilities.........................................         483              3            486
Long-term Debt, less current portion..................................          16            (10)(e)          6
Other Liabilities.....................................................          59         --                 59
Stockholders' Equity:
  (Class C shares outstanding; historical 10,093,635, pro forma
    9,030,468)
  Common equity.......................................................         572            (60)(a)        518
                                                                                               (2)(b)
                                                                                                1(c)
                                                                                               (3)(d)
                                                                                               10(e)
  Foreign currency adjustment.........................................          (6)        --                 (6)
  Unrealized holding gain (loss)......................................          (7)        --                 (7)
                                                                        -----------           ---     -----------
    Total Stockholders' Equity........................................         559            (54)           505
                                                                        -----------           ---     -----------
                                                                         $   1,117      $     (61)     $   1,056
                                                                        -----------           ---     -----------
                                                                        -----------           ---     -----------

    The accompanying notes are an integral part of this pro forma condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1997
     (SCENARIO 2 ASSUMING 3 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)
                                     ASSETS

                                                                                      ADJUSTMENTS
                                                                        HISTORICAL     (NOTE 3)       PRO FORMA
                                                                        -----------  -------------  -------------
                                                                                  (DOLLARS IN MILLIONS)
Current Assets:
  Cash and cash equivalents...........................................   $     127     $    (120)(a)   $       7
  Marketable securities...............................................          33        --                 33
  Receivables, net....................................................         336        --                336
  Costs and earnings in excess of billings on uncompleted contracts...          95        --                 95
  Investment in construction joint ventures...........................         113        --                113
  Deferred income taxes...............................................          69            (2)(b)          67
  Other...............................................................          34             1(c)          35
                                                                        -----------        -----          -----
    Total Current Assets..............................................         807          (121)           686
Property, Plant and Equipment, net....................................         201        --                201
Investments...........................................................          87        --                 87
Other Assets..........................................................          22        --                 22
                                                                        -----------        -----          -----
                                                                         $   1,117     $    (121)     $     996
                                                                        -----------        -----          -----
                                                                        -----------        -----          -----

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable....................................................   $     173     $       3(d)   $     176
  Accrued costs and billings in excess of revenue on uncompleted
    contracts.........................................................         180        --                180
  Accrued insurance costs.............................................          85        --                 85
  Other...............................................................          45        --                 45
                                                                        -----------        -----          -----
    Total Current Liabilities.........................................         483             3            486
Long-term Debt, less current portion..................................          16           (10)(e)           6
Other Liabilities.....................................................          59        --                 59
Stockholders' Equity:
  Class C shares outstanding; historical 10,093,635; pro forma
    7,530,468
  Common equity.......................................................         572          (120)(a)         458
                                                                                              (2)(b)
                                                                                               1(c)
                                                                                              (3)(d)
                                                                                              10(e)
  Foreign currency adjustment.........................................          (6)       --                 (6)
  Unrealized holding gain (loss)......................................          (7)       --                 (7)
                                                                        -----------        -----          -----
    Total Stockholders' Equity........................................         559          (114)           445
                                                                        -----------        -----          -----
                                                                         $   1,117     $    (121)     $     996
                                                                        -----------        -----          -----
                                                                        -----------        -----          -----

    The accompanying notes are an integral part of this pro forma condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. BASIS OF REPORTING

    The accompanying pro forma condensed financial statements of Kiewit Construction & Mining Group (the "Company") are presented based upon the historical financial statements and the notes thereto of the Kiewit Construction & Mining Group as adjusted to give effect to certain elements of the Transaction. The pro forma information assumes, in two separate scenarios, that
1.5 million (Scenario 1) and 3 million (Scenario 2) shares of Class C Stock are exchanged in the 1997 Conversion Period. Such pro forma financial statements should be read in conjunction with the separate historical financial statements and the notes thereto of Kiewit Construction & Mining Group, included elsewhere herein. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.

    Completion of the Transaction has been assumed to be as of June 30, 1997 in the pro forma condensed balance sheet and as of December 31, 1995 and December 29, 1996, in the pro forma condensed statements of earnings for the year ended December 28, 1996 and the six months ended June 30, 1997, respectively.

    The significant accounting policies followed by Kiewit Construction & Mining Group, described in the notes to the historical financial statements included elsewhere herein, have been used in preparing the accompanying pro forma condensed financial statements.

2. STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS

    As described in Note 1, the historical statements of earnings for the Company have been adjusted to give effect to certain elements of the Transaction. The adjustments made in preparation of the Company's pro forma statements of earnings are described below:

        (a) Adjustments made to reflect the reduction in interest income from the use of cash and cash equivalents paid to Peter Kiewit Sons', Inc. upon exchange of 1.5 million shares of Class C Stock into Class D Stock in Scenario 1 and 3 million shares of Class C Stock into Class D Stock in Scenario 2. The interest rate used to calculate the reduction in interest income approximates the average rate earned by the Company during the periods.

        (b) Adjustments made to reflect tax effect of the above adjustments.

        (c) No adjustment has been made for the decrease in interest expense due to the assumed conversion of Class C Convertible Debentures into Class C Stock as the adjustment is not significant.

3. BALANCE SHEET PRO FORMA ADJUSTMENTS

    As described in Note 1, the historical balance sheet of the Company has been adjusted to give effect to certain elements of the Transaction. The adjustments made in preparation of the Company's pro forma condensed balance sheet are described below:

        (a) Adjustments made to reflect the decrease in cash and cash equivalents as the result of the exchange of 1.5 million shares (Scenario 1) and 3 million shares (Scenario 2) of Class C Stock at the prior year end stock prices and conversion ratios, adjusted for dividends declared during the six months ended June 30, 1997.

        (b) Adjustments to record the accrual of certain estimated United States Federal income taxes expected to be incurred as a result of the Transaction.

        (c) Adjustment to reflect the tax effect of adjustment (d) below.

                       KIEWIT CONSTRUCTION & MINING GROUP

3. BALANCE SHEET PRO FORMA ADJUSTMENTS (CONTINUED)
        (d) Adjustments made to record the accrual of certain estimated expenses, including costs for the Canadian Class C Shareholders, the modification of the conversion terms of the Debentures, and legal and other professional fees, incurred as a result of the Transaction.

        (e) Adjustments made to reflect conversion of Class C Convertible Debentures to Class C Stock.

4. EARNINGS PER SHARE

    Primary and fully diluted earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period after giving effect to common stock equivalents and other dilutive securities.

                                   APPENDIX A
                            BUSINESS OF PKS HOLDINGS

CONSTRUCTION OPERATIONS

    The Construction Group's business is conducted by operating subsidiaries of KCG, which is a direct, wholly owned subsidiary of PKS. Prior to the Share Exchange, PKS will contribute all of the capital stock of KCG to PKS Holdings, and KCG will become a wholly owned subsidiary of PKS Holdings. Immediately following the Transaction, PKS Holdings will be renamed "Peter Kiewit Sons', Inc."

    The Construction Group and its joint ventures perform construction services for a broad range of public and private customers primarily in the United States and Canada. PKS Holdings contract awards during 1996 were distributed among the following construction markets: transportation (including highways, bridges, airports, railroads, and mass transit)--45%, dams and reservoirs--17%, commercial buildings--16%, sewage and waste disposal--12%, power, heat, cooling--4%, water supply--2%, and mining-- 2%.

    The Construction Group primarily performs its services as a general contractor. As a general contractor, the Construction Group is responsible for the overall direction and management of construction projects and for completion of each contract in accordance with terms, plans, and specifications. The Construction Group plans and schedules the projects, procures materials, hires workers as needed, and awards subcontracts. The Construction Group generally requires performance and payment bonds or other assurances of operational capability and financial capacity from its subcontractors.

    CONTRACT TYPES. The Construction Group performs its construction work under various types of contracts, including fixed unit or lump-sum price, guaranteed maximum price, and cost-reimbursable contracts. Contracts are either competitively bid and awarded or negotiated. The Construction Group's public contracts generally provide for the payment of a fixed price for the work performed. Profit on a fixed-price contract is realized on the difference between the contract price and the actual cost of construction, and the contractor bears the risk that it may not be able to perform all the work for the specified amount. Construction contracts generally provide for progress payments as work is completed, with a retainage to be paid when performance is substantially complete. Construction contracts frequently contain penalties or liquidated damages for late completion and infrequently provide bonuses for early completion.

    GOVERNMENT CONTRACTS. Public contracts accounted for 79% of the combined prices of contracts awarded to the Construction Group during 1996. Most of these contracts were awarded by government and quasi-government units under fixed price contracts after competitive bidding. Most public contracts are subject to termination at the election of the government. In the event of termination, the contractor is entitled to receive the contract price on completed work and payment of termination related costs.

    BACKLOG. At the end of 1996, the Construction Group had backlog (anticipated revenue from uncompleted contracts) of $2.3 billion, an increase from $2.0 billion at the end of 1995. Of current backlog, $700 million is not expected to be completed during 1997. In 1996 the Construction Group was low bidder on 284 jobs with total contract prices of $1.8 billion, an average price of $6.4 million per job. There were 15 new projects with contract prices over $25 million, accounting for 45% of the successful bid volume.

    COMPETITION. A contractor's competitive position is based primarily on its prices for construction services and its reputation for quality, timeliness, experience, and financial strength. The markets served by the Construction Group are competitive and require substantial resources. The construction industry is highly competitive and lacks firms with dominant market power. In 1996 ENGINEERING NEWS RECORD, a construction trade publication, ranked the Construction Group as the 9th largest U.S. contractor in terms of 1995 revenue and 11th largest in terms of 1995 contract awards. It ranked the Construction Group first in the transportation market and first in the heavy construction category, in terms of 1995 revenue. The

U.S. Department of Commerce reports that the total value of construction put in place in 1996 was $569 billion. The Construction Group's U.S. revenues for the same period were $2.0 billion, or 0.4% of the total domestic market.

    JOINT VENTURES. The Construction Group frequently enters into joint ventures to allocate efficiently expertise and resources among the venturers and to spread risks associated with particular projects. In most joint ventures, if one venturer is financially unable to bear its share of expenses, the other venturers may be required to pay those costs. The Construction Group prefers to act as the sponsor of its joint ventures. The sponsor generally provides the project manager, the majority of venturer-provided personnel, and accounting and other administrative support services. The joint venture generally reimburses the sponsor for such personnel and services on a negotiated basis. The sponsor is generally allocated a majority of the venture's profits and losses and usually has a controlling vote in joint venture decision making. In 1996 the Construction Group derived 75% of its joint venture revenue from sponsored joint ventures and 25% from non-sponsored joint ventures. The Construction Group's share of joint venture revenue accounted for 30% of its 1996 total revenue.

    DEMAND. The volume and profitability of the Construction Group's construction work depends to a significant extent upon the general state of the economies of the United States and Canada, and the volume of work available to contractors. Fluctuating demand cycles are typical of the industry, and such cycles determine to a large extent the degree of competition for available projects. The Construction Group's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action. The volume of available government work is affected by budgetary and political considerations. A significant decrease in the amount of new government contracts, for whatever reasons, would have a material adverse effect on the Construction Group.

    LOCATIONS. The Construction Group structures its construction operations around 19 principal operating offices located throughout the U.S. and Canada, with headquarters in Omaha, Nebraska. Through its decentralized system of management, the Construction Group has been able to quickly respond to changes in the local markets. At the end of 1996, the Construction Group had current projects in 32 states and 6 provinces. The Construction Group also participates in the construction of geothermal power plants in the Philippines and Indonesia.

    PROPERTIES. The Construction Group has 19 district offices, of which 15 are in owned facilities and four are leased. The Construction Group owns or leases numerous shops, equipment yards, storage facilities, warehouses, and construction material quarries. Since construction projects are inherently temporary and location-specific, the Construction Group owns approximately 800 portable offices, shops, and transport trailers. The Construction Group has a large equipment fleet, including approximately 3,000 trucks, pickups, and automobiles, and 1,500 heavy construction vehicles, such as graders, scrapers, backhoes, and cranes.

    MASS. ELECTRIC CONSTRUCTION CO. On July 1, 1997, Kiewit Construction Company ("KCC") increased its ownership interest in ME Holding Inc. from 49% to 80%. ME Holding Inc. owns all of the outstanding shares of Mass. Electric Construction Co., a national electric contracting firm. KCC purchased certain shares from an individual shareholder for $4.6 million. In addition, ME Holding Inc. paid $22.7 million in redemption of shares held by individuals, effectively contracting the net worth of the company.

MINING AND MATERIALS OPERATIONS

    Several of the Construction Group subsidiaries, primarily in Arizona and Oregon, produce construction materials, including ready-mix concrete, asphalt, sand and gravel. The Construction Group also has quarrying operations in New Mexico and Wyoming, which produce landscaping materials and railroad ballast. Kiewit Mining Group, Inc., a subsidiary within the Construction Group, provides mine management services to Kiewit Coal Properties, Inc., a subsidiary within the Diversified Group.

    OAK MOUNTAIN ENERGY L.L.C. Effective February 18, 1997, Kiewit Alabama Mining Company (a wholly owned subsidiary of Kiewit Mining Group Inc.) ("Kiewit Alabama") and Simba Group, Inc. (a subsidiary of Anker Coal Group, Inc.) ("Simba") formed Shelby Energy Group, L.L.C. ("Shelby"). Kiewit Alabama contributed $10 million for its interest in Shelby. Kiewit Alabama and Simba hold equal interests in Shelby, which in turn holds a 94% interest in Oak Mountain Energy L.L.C. ("Oak Mountain"). Oak Mountain owns and operates an underground coal mine near Pelham, Alabama, which principally serves Alabama Power Company.

EMPLOYEES

    As of December 31, 1996, the Construction Group employed approximately 11,700 employees.

PROPERTIES

    The Construction Group considers its properties to be adequate for its present and foreseeable requirements.

LEGAL PROCEEDINGS OF THE CONSTRUCTION GROUP

    The Construction Group is party to many pending legal proceedings. It is not believed that any resulting liabilities for legal proceedings, beyond amounts reserved, will materially affect the financial condition, future results of operations, or future cash flows of the Construction Group.

                                   APPENDIX B
                        BUSINESS OF DIVERSIFIED HOLDINGS

    The Diversified Group engages in the information services, telecommunications, coal mining and energy businesses, through ownership of operating subsidiaries, joint venture investments and ownership of substantial positions in public companies. The Diversified Group's information business is conducted through PKSIS and its other businesses are conducted through subsidiaries of KDG.

COAL MINING

    KDG is engaged in coal mining through its subsidiary, KCP. KCP has a 50% interest in three mines, which are operated by KCP. Decker Coal Company ("Decker") is a joint venture with Western Minerals, Inc., a subsidiary of The RTZ Corporation PLC. Black Butte Coal Company ("Black Butte") is a joint venture with Bitter Creek Coal Company, a subsidiary of Union Pacific Resources Group Inc. Walnut Creek Mining Company ("Walnut Creek") is a general partnership with Phillips Coal Company, a subsidiary of Phillips Petroleum Company. The Decker Mine is located in southeastern Montana, the Black Butte Mine is in southwestern Wyoming, and the Walnut Creek Mine is in east-central Texas.

    PRODUCTION AND DISTRIBUTION. The coal mines use the surface mining method. During surface mining operations, topsoil is removed and stored for later use in land reclamation. After removal of topsoil, overburden in varying thicknesses is stripped from above coal seams. Stripping operations are usually conducted by means of large, earth-moving machines called draglines, or by fleets of trucks, scrapers and power shovels. The exposed coal is fractured by blasting and is loaded into haul trucks or onto overland conveyors for transportation to processing and loading facilities. Coal delivered by rail from Decker originates on the Burlington Northern Railroad. Coal delivered by rail from Black Butte originates on the Union Pacific Railroad. Coal is also hauled by trucks from Black Butte to the nearby Jim Bridger Power Plant. Coal is delivered by trucks from Walnut Creek to the adjacent facilities of the Texas-New Mexico Power Company.

    CUSTOMERS. The coal is sold primarily to electric utilities, which burn coal in order to produce steam to generate electricity. Approximately 92% of sales are made under long-term contracts, and the remainder are made on the spot market. Approximately 80%, 80%, and 71% of KCP's revenues in 1996, 1995, and 1994, respectively, were derived from long-term contracts with Commonwealth Edison Company (with Decker and Black Butte) and The Detroit Edison Company (with Decker). The primary customer of Walnut Creek is the Texas-New Mexico Power Company.

    CONTRACTS. Customers enter into long-term contracts for coal primarily to secure a reliable source of supply at a predictable price. KCP's major long-term contracts have remaining terms ranging from 1 to 31 years. A majority of KCP's long-term contracts provide for periodic price adjustments. The price is typically adjusted through the use of various indices for items such as materials, supplies, and labor. Other portions of the price are adjusted for changes in production taxes, royalties, and changes in cost due to new legislation or regulation, and in most cases, such cost items are directly passed through to the customer as incurred. In most cases the price is also adjusted based on the heating content of the coal.

    Decker has a sales contract with Detroit Edison Company which provides for the delivery of a minimum of 42 million tons of low sulphur coal during the period 1997 through 2005, with annual shipments ranging from 5.2 million tons in 1997 to 1.7 million tons in 2005.

    KCP and its mining ventures have entered into various agreements with Commonwealth Edison Company ("Commonwealth") which stipulate delivery and payment terms for the sale of coal. The agreements as amended provide for delivery of 100 million tons during the period 1997 through 2014, with annual shipments ranging from 1.8 million tons to 13.1 million tons. These deliveries include 20 million tons of coal reserves previously sold to Commonwealth. Since 1993, the amended contract between Commonwealth and Black Butte provides that Commonwealth's delivery commitments will be satisfied, not with coal produced from the Black Butte mine, but with coal purchased from three unaffiliated mines in the Powder River Basin of Wyoming. The contract amendment allows Black Butte to purchase alternate source coal at a price below its production costs, and to pass the cost savings through to Commonwealth while maintaining the profit margins available under the original contract.

    The contract between Walnut Creek and Texas-New Mexico Power Company provides for delivery of between 42 and 90 million tons of coal during the period 1989 through 2027. The actual tons provided will depend on the number of power units constructed and operated by TNP. The maximum amount KCP is expecting to ship in any one year is between 1.6 and 3.2 million tons.

    KCP also has other sales commitments, including those with Sierra Pacific, Idaho Power, Solvay Minerals, Pacific Power & Light, Minnesota Power, and Mississippi Power, that provide for the delivery of approximately 18 million tons through 2005.

    COAL PRODUCTION. Coal production began at the Decker, Black Butte, and Walnut Creek mines in 1972, 1979, and 1989, respectively. KCP's share of coal mined in 1996 at the Decker, Black Butte, and Walnut Creek mines was 5.5, 0.9, and 1.0 million tons, respectively.

    REVENUE. KCP's total revenue in 1996 was $234 million. Revenue attributable to the Decker, Black Butte, and Walnut Creek entities was $113 million, $101 million, and $18 million, respectively.

    Under a 1992 mine management agreement, KCP pays a Construction Group subsidiary an annual fee equal to 30% of KCP's adjusted operating income. The fee in 1996 was $37 million.

    BACKLOG. At the end of 1996, the backlog of coal to be sold under KCP's long-term contracts was approximately $1.6 billion, based on December 1996 market prices. Of this amount, $206 million is expected to be sold in 1997.

    RESERVES. At the end of 1996, KCP's share of assigned coal reserves at Decker, Black Butte, and Walnut Creek was 118, 40, and 32 million tons, respectively. Of these amounts, KCP's share of the committed reserves of Decker, Black Butte, and Walnut Creek was 51.9, 3.6, and 23.8 million tons, respectively. Assigned reserves represent coal which can be mined using KCP's current mining practices. Committed reserves (excluding alternate source coal) represent KCP's maximum contractual amounts. These coal reserve estimates represent total proved and probable reserves.

    LEASES. The coal reserves and deposits of the mines are held pursuant to leases with the federal government through the Bureau of Land Management, with two state governments (Montana and Wyoming), and with numerous private parties.

    COMPETITION. The coal industry is highly competitive. KCP competes not only with other domestic and foreign coal suppliers, some of whom are larger and have greater capital resources than KCP, but also with alternative methods of generating electricity and alternative energy sources. In 1995, KCP's production represented 1.4% of total U.S. coal production. Demand for KCP's coal is affected by economic, political and regulatory factors. For example, recent "clean air" laws may stimulate demand for low sulphur coal. KCP's western coal reserves generally have a low sulphur content (less than 1%) and are currently useful principally as fuel for coal-fired steam-electric generating units.

    KCP's sales of its western coal, like sales by other western coal producers, typically provide for delivery to customers at the mine. A significant portion of the customer's delivered cost of coal is attributable to transportation costs. Most of the coal sold from KCP's western mines is currently shipped by rail to utilities outside Montana and Wyoming. The Decker and Black Butte mines are each served by a single railroad. Many of their western coal competitors are served by two railroads and such competitors' customers often benefit from lower transportation costs because of competition between railroads for coal hauling business. Other western coal producers, particularly those in the Powder River Basin of Wyoming, have lower stripping ratios (I.E., the amount of overburden that must be removed in proportion to the amount of minable coal) than the Black Butte and Decker mines, often resulting in lower comparative costs of production. As a result, KCP's production costs per ton of coal at the Black Butte and Decker mines can be as much as four and five times greater than production costs of certain competitors. KCP's production cost disadvantage has contributed to its agreement to amend its long-term contract with Commonwealth Edison Company to provide for delivery of coal from alternate source mines rather than from Black Butte. Because of these cost disadvantages, KCP does not expect that it will be able to enter into long-term coal purchase contracts for Black Butte and Decker production as the current long-term contracts expire. In addition, these cost disadvantages may adversely affect KCP's ability to compete for spot sales in the future.

    ENVIRONMENTAL REGULATION. PKS is required to comply with various federal, state and local laws and regulations concerning protection of the environment. KCP's share of land reclamation expenses in 1996 was $5 million. KCP's share of accrued estimated reclamation costs was $99 million at the end of 1996. PKS does not expect to make significant capital expenditures for environmental compliance in 1997. PKS believes its compliance with environmental protection and land restoration laws will not affect its competitive position since its competitors in the mining industry are similarly affected by such laws.

CALENERGY COMPANY, INC.

    CalEnergy develops, owns, and operates electric power production facilities, particularly those using geothermal resources, in the United States, the Philippines, and Indonesia. In December 1996, CalEnergy and KDG acquired Northern Electric plc, an English electric utility company. CalEnergy is a Delaware corporation formed in 1971 and has its headquarters in Omaha, Nebraska. CalEnergy common stock is traded on the New York, Pacific, and London Stock Exchanges. In 1996, CalEnergy had revenue of $576 million and net income of $92 million. At the end of 1996, CalEnergy had total assets of $5.7 billion, debt of $3.0 billion, and stockholders' equity of $881 million.

    KIEWIT'S SHARE. At the end of 1996, KDG owned approximately 30% of the common stock of CalEnergy. Under generally accepted accounting principles, an investor owning between 20% and 50% of a company's equity, generally uses the equity method. Under the equity method, KDG reports its proportionate share of CalEnergy's earnings, even though it has received no dividends from CalEnergy. KDG keeps track of the carrying value of its CalEnergy investment. "Carrying value" is the purchase price of the investment, plus the investor's proportionate share of the investee's earnings, less the amortized portion of goodwill, less any dividends paid. KDG purchased most of its CalEnergy shares at a premium over the book value of CalEnergy's underlying net assets. This premium will be amortized over a period of 20 years. The current carrying value of KDG's CalEnergy shares is $292 million. KDG owns 19.2 million CalEnergy common shares, which had a market value of $644 million, based on the 1996 year-end price of $33.50 per share on the New York Stock Exchange.

    During 1996, KDG converted $66 million of CalEnergy debentures into 3.6 million CalEnergy shares and purchased 4.8 million shares for $53 million (by exercising 1.5 million options at $9 per share and 3.3 million options at $12 per share). KDG retains one million options to purchase CalEnergy stock at $11.625 per share. These options expire in 2001.

    ACQUISITIONS. In the last two years, CalEnergy has made three significant acquisitions, in addition to the recent $1.3 billion acquisition of Northern Electric plc (described below). In January 1995, CalEnergy acquired Magma Power Company ("Magma"), a publicly traded United States independent power producer, for approximately $958 million. The Magma acquisition, combined with CalEnergy's previously existing assets, made CalEnergy the largest independent geothermal power producer in the world today (based on CalEnergy's estimate of electric generating capacity in operation and under construction). In April 1996, CalEnergy completed the buy-out for approximately $70 million of its partner's interests in four electric generating plants in Southern California. In August 1996, CalEnergy acquired Falcon Seaboard Resources, Inc. for approximately $226 million, thereby acquiring significant ownership in three natural gas-fired electric cogeneration facilities located in New York, Texas and Pennsylvania and a related gas transmission pipeline.

    POWER GENERATION PROJECTS. Power generation facilities are measured in terms of megawatts (MW) of net electric generating capacity. Most of CalEnergy's facilities are co-owned and CalEnergy's fractional ownership interest can be expressed in terms of MWs. CalEnergy has projects in three stages: operational (and managed by CalEnergy), under construction (and financed), and developmental (with executed and awarded power sales contracts). CalEnergy owns (i) 1,309 MW in 20 operating facilities with 3,201 MW of capacity, (ii) 314 MW in 5 projects under construction, with 564 MW of capacity and (iii) 573 MW in 6 development stage projects, with 1,260 MW of capacity. KDG has a separate ownership interest in some of the international projects. KDG owns (i) 87 MW in the projects in operation, (ii) 159 MW in the projects under construction and (iii) 458 MW in the Indonesian development stage projects.

    OPERATIONS--U.S. GEOTHERMAL PLANTS. Most of CalEnergy's operating revenues come from geothermal power plants in Southern California, three in the Coso area and eight in the Imperial Valley. CalEnergy has ownership interests of 46%, 48%, and 50% in the three Coso plants. Following the 1996 acquisition of the remaining 50% interests in four Imperial Valley projects for $70 million, CalEnergy is now the full owner of the eight Imperial Valley projects. Operations of the Salton Sea Unit IV in the Imperial Valley began in 1996, following completion of construction.

    These twelve geothermal plants have certain common features. CalEnergy is the operator of each plant. Each plant has a long-term contract to supply electric power to Southern California Edison Company ("Edison"). The agreements provide for both capacity payments and energy payments for a term of between 20 and 30 years. During the first ten years, energy payments are based on a pre-set schedule. Thereafter, while the basis for the capacity payment remains the same, the required energy payment is Edison's then-current published "avoided cost of energy" as determined by the California Public Utility Commission. The initial ten-year periods expire beginning in 1996 for the first plant and in 2000 for the last plant. CalEnergy cannot predict the likely level of Edison's avoided cost of energy prices at the expiration of the fixed-price periods, but it is currently substantially below the current energy prices under CalEnergy's contracts. For 1996, the time period-weighted average of Edison's avoided cost of energy was 2.5 cents per kWh, compared to CalEnergy's comparable selling price for energy of 11.3 cents per kWh. Thus, the revenue generated by each of CalEnergy's facilities is likely to decline significantly after the expiration of the fixed-price period.

    CalEnergy also owns and operates two geothermal operating plants, one each in Utah and Nevada.

    OPERATIONS--U.S. GAS-FIRED PLANTS. In August 1996 CalEnergy completed the acquisition of Falcon Seaboard Resources, Inc., including its ownership interest in three operating gas-fired cogeneration plants located in New York, Texas and Pennsylvania and a related natural gas pipeline, also located in New York, for a cash purchase price of $226 million. The three cogeneration facilities total 520 MW in capacity and sell power under long-term power purchase agreements. CalEnergy also owns and operates a 50 MW gas-fired cogeneration facility in Yuma, Arizona.

    OPERATIONS--PHILIPPINES GEOTHERMAL.

    UPPER MAHIAO. Construction of the Upper Mahiao Project was completed in June 1996. The project operating company is receiving full capacity payments under the "take or pay" provisions of the contract pending completion by the national power company of a full transmission line. The plant is presently delivering up to 40 MW over interim transmission lines.

    In 1994, construction began on the Upper Mahiao Project, a 119 gross MW geothermal project on the Philippine island of Leyte. The project was built by and is owned and operated by CE Cebu Geothermal Power Company, Inc. ("CE Cebu"), a Philippine corporation owned by CalEnergy. The project will sell 100% of its capacity on a "take-or-pay" basis to PNOC-Energy Development Corporation ("PNOC"), which will in turn sell the power to the National Power Corporation of the Philippines ("NPC"), for distribution to the island of Cebu, located 40 miles west of Leyte. NPC is the government-owned and controlled corporation that is the primary supplier of electricity in the Philippines. The project was started by Magma, prior to its acquisition by CalEnergy. KDG has no separate ownership interest in this project and the Construction Group was not involved in construction.

    The total project cost was $218 million. A consortium of international banks provided approximately $162 million in project-financed construction loans, supported by political risk insurance from the Export-Import Bank of the United States ("Ex-Im Bank"). The construction loan is expected to be converted to a term loan promptly after NPC completes the full capacity transmission line, which is expected to occur in 1997. The largest portion of the term loan for the project will also be provided by Ex-Im Bank. CalEnergy's equity contribution to the project is $56 million. Subject to the pledge of the project company's stock to the lenders, CalEnergy has arranged for political risk insurance of its equity investment through Overseas Private Investment Corporation ("OPIC"). The financing is collateralized by all the assets of the project.

    Under the terms of an energy conversion agreement (the "ECA"), executed in September 1993, CE Cebu will own and operate the project for ten years, after which the facility will be transferred to PNOC at no cost. The project is located on land provided by PNOC at no cost. CE Cebu will take geothermal steam and fluid, also provided by PNOC at no cost, and convert its thermal energy into electrical energy to be sold to PNOC on a "take-or-pay" basis. Specifically, PNOC will be obligated to pay for the electric capacity, even if PNOC is unable to accept delivery of the electricity. PNOC will pay to CE Cebu a capacity fee (which, at the plant's design capacity, is approximately 95% of total contract revenues) and an energy fee based on the electricity actually delivered to PNOC (approximately 5% of total contract revenues). The capacity fee serves to recover the capital costs of the project, to recover fixed operating costs, and to cover return on investment. The energy fee is designed to cover all variable operating and maintenance costs of the power plant. Payments under the ECA will be denominated in U.S. dollars, or computed in U.S. dollars and paid in Philippine pesos at the then-current exchange rate, except for the energy fee, which will be used to pay Philippine peso-denominated expenses. Significant portions of the fees will be indexed to U.S. and Philippine inflation rates. PNOC's obligations are supported by the Philippine government through a performance undertaking.

    MALITBOG. In 1994, CalEnergy started construction of the Malitbog Project, a 216 net MW geothermal project consisting of three 72 net MW units, located on the island of Leyte. The project is being built, and will be owned and operated by Visayas Geothermal Power Company ("VGPC"), which is wholly owned by CalEnergy. Unit I of the Malitbog facility was "deemed complete" by PNOC in July 1996, meaning that construction of the first 72 net MW unit was completed on time but the required transmission line was not completed and provided to VGPC. During deemed completion, PNOC is required to pay, and in fact has been paying, capacity fees under the "take or pay" provisions of the contract. VGPC is selling 100% of its capacity on substantially the same basis as described above for the Upper Mahiao Project to PNOC, which will in turn sell the power to NPC. This project was started by Magma, prior to its acquisition by CalEnergy. KDG has no separate ownership interest in this project and the Construction Group has not participated in construction.

    The Malitbog Project has a total project cost of approximately $280 million, including interest during construction and project contingency costs. A consortium of international banks and OPIC have provided a total of $210 million of construction and term loan facilities, the $135 million international bank portion of which is supported by political risk insurance from OPIC. CalEnergy's equity contribution to VGPC was $70 million. CalEnergy's equity participation is covered by political risk insurance from OPIC.

    Units II and III of the Malitbog Project are being constructed by Sumitomo Corporation, of Japan, pursuant to a fixed-price, date-certain, turnkey supply and construction contract. Commercial operation of Units II and III are scheduled to commence in July 1997. The Malitbog ECA is similar to the Upper Mahiao ECA described above. All facilities (Units I, II, and III) will be transferred to PNOC ten years after commercial operations begin on Unit III.

    OPERATIONS--ENGLAND.

    See discussion under heading "International Energy--Northern Electric Acquisition" below.

    CONSTRUCTION--PHILIPPINES AND INDONESIA.

    See discussion of the Mahanagdong, Casecnan, and Dieng projects under the heading "International Energy" below.

    GEOTHERMAL POWER PRODUCTION PROCESS. Until 1996, almost all of CalEnergy's projects were geothermal projects. The following is a summary of the geothermal power production process. First, the developer locates suitable geothermal resources, drills test wells, secures permits, negotiates long-term power contracts with an electric utility, and arranges financing. Second, the project is constructed. Third, the facility is operated and maintained. Project revenues from the sale of electricity are applied to operating costs, rent or royalties, and principal and interest payments on debt incurred for acquisition and construction costs. Geothermal resources suitable for commercial extraction require an underground water reservoir heated to high temperatures. Production wells are drilled to release the heated fluid under high pressure. Wells are usually located within one or two miles of the power plant. From well heads, fluid flows through pipelines to a series of separators where it is separated into water, brine, and steam. The steam is passed through a turbine which drives a generator to generate electricity. Once the steam has passed through the turbine, it is then cooled and condensed back into water which is reinjected through wells back into the geothermal reservoir. Under proper conditions, the geothermal power is a renewable energy source, with minimal emissions compared to fossil fuel power plants. The utilization of geothermal power is preferred by certain governments in order to minimize the import (E.G., the Philippines), or maximize the export (E.G., Indonesia) of hydrocarbons. Geothermal power facilities presently enjoy federal tax benefits and favorable utility regulatory treatment in the United States.

INTERNATIONAL ENERGY

    KDG is an investor with CalEnergy in power projects in the Philippines and Indonesia and in an electric utility company in England. In each case, KDG has a direct equity interest and also benefits indirectly as a 30% stockholder in CalEnergy.

    KDG and CalEnergy have a joint venture agreement regarding international energy projects. If both KDG and CalEnergy agree to participate in a project, they will share equally development costs and equity required for financing the project. On a project by project basis, CalEnergy will be the development manager, managing partner and/or project operator. The agreement expires in 2001.

    MAHANAGDONG. In 1994 construction began on the Mahanagdong Project, a 165 gross MW geothermal project on the Philippine island of Leyte. The project will be built, owned and operated by CE Luzon Geothermal Power Company, Inc. ("CE Luzon"), a Philippine corporation that during construction is owned 50% by CalEnergy and 50% by KDG. After construction, another industrial company has an option to buy up to a 10% financial interest in CE Luzon. The project will sell 100% of its capacity on a "take-or-pay" basis to PNOC, which will in turn sell the power to NPC, for distribution to the island of Leyte.

    The total project cost is $320 million, including interest during construction, project contingency costs and a debt service reserve fund. The capital structure consists of a project financing construction and term loan of $240 million provided by OPIC, Ex-Im Bank, and a consortium of international banks, and approximately $80 million in equity contributions. KDG and CalEnergy must make equity contributions of $40 million each. KDG and CalEnergy have arranged for political risk insurance on their equity investments through OPIC. Political risk insurance from Ex-Im Bank has been obtained for the commercial lenders. The financing is collateralized by all of the assets of the project. The project is being constructed by the Construction Group under fixed-price, date-certain, turnkey supply and construction contracts. Construction was completed during the first half of 1997.

    The terms of an energy conversion agreement (the "ECA") are substantially similar to those of the Upper Mahiao ECA, described above. The ECA provides for an approximately three-year construction period and a ten-year operations period. At the end of the operations period, the facility will be transferred to PNOC at no cost. All of PNOC's obligations under the Mahanagdong ECA are supported by the Philippine government through a performance undertaking. The capacity fees are expected to be approximately 97% of total revenues at the design capacity levels and the energy fees are expected to be approximately 3% of total revenues.

    CASECNAN. In November 1995, CE Casecnan Water and Energy Company, Inc., a Philippine corporation ("CE Casecnan") started construction on a combined irrigation and 150 gross MW hydroelectric power generation project (the "Casecnan Project") located in the central part of the Philippine island of Luzon. The project will include diversion structures in the Casecnan and Denip Rivers that will divert water into a 14 mile long tunnel. The tunnel will transfer the water from the Casecnan and Denip Rivers into the Pantabangan Reservoir for irrigation and hydroelectric use in the Central Luzon area. An underground powerhouse at the end of the water tunnel will house a power plant with 150 MW capacity. A two mile long tailrace tunnel will deliver water from the water tunnel and the new powerhouse to the Pantabangan Reservoir.

    The project is being developed under a project agreement between CE Casecnan and the National Irrigation Administration ("NIA"). CalEnergy and KDG have minimum and maximum ownership interests in CE Casecnan of 35% to 50% each. Two other Stockholders, who have no financial commitments and will not participate in construction or operations, may receive interests of as much as 15% each, depending on projected returns from the project.

    The total project cost is $495 million, funded by bonds issued by CE Casecnan of $371 million and equity contributions of $62 million each from KDG and CalEnergy. KDG also holds $20 million of the project bonds. Under the project agreement, CE Casecnan developed, financed, and is constructing the project over an originally estimated four-year construction period, and will thereafter own and operate the project for a 20-year operations period. During the operating period, NIA is obligated to accept all deliveries of water and energy, and NIA will pay the CE Casecnan a guaranteed fee for the delivery of water and a guaranteed fee for the delivery of electricity, regardless of the amount of water or electricity actually delivered. In addition, NIA will pay a fee for all electricity delivered in excess of a threshold amount. NIA will sell the electric energy it purchases to NPC. All fees to be paid by NIA to CE Casecnan are payable in U.S. dollars. The guaranteed fees for the delivery of water and energy are expected to provide approximately 70% of CE Casecnan's revenues. At the end of the 20-year period, the project will be transferred to NIA and NPC for no additional consideration on an "as is" basis. The Philippine government has provided a performance undertaking under which NIA's obligations under the project agreement are guaranteed by the full faith and credit of the Philippine government.

    The Casecnan Project is being constructed on a joint and several basis by Hanbo Corporation and Hanbo Engineering & Construction Co. Ltd. ("HECC") (together "Contractor"), both of which are South Korean corporations and are under common ownership. The Contractor's obligations under the construction contract are guaranteed by Hanbo Iron & Steel Company, Ltd. ("Hanbo Steel"), a large South Korean steel company. In addition, the Contractor's obligations are secured by an unconditional, irrevocable, standby letter of credit issued by Korea First Bank ("KFB") in the approximate amount of $118 million. In January 1997, Hanbo Corporation, HECC and Hanbo Steel each filed to seek bankruptcy protection in Korea. KFB's credit rating has been downgraded because of the substantial loans it has made to Hanbo Steel.

    On May 7, 1997, Casecnan announced that it had terminated the Hanbo Contract and had entered into a new engineer, procure and construct contract to complete the construction of the project (the "Replacement Contract"). The work under the Replacement Contract will be conducted by a consortium of contractors and subcontractors including Siemens A.G., Sulzer Hydro Ltd., Black & Veatch and

Colenco Power Engineering Ltd., and will be headed by Cooperativa Muratori Cementista CMC di Ravenna and Impressa Pizzarotti & C. Spa. The Hanbo Contract was terminated because of events of default under that contract including the fact that the Contractors had filed for court receivership protection in South Korea. In connection with the contract termination, Casecnan made a $79 million draw request under the letter of credit issued by KFB to pay for certain transition costs and other damages under the Hanbo Contract. KFB failed to honor the draw request and Casecnan filed suit in New York State Court. KFB funded, pursuant to a court order, the $79 million into an interest bearing account at an independent financial institution in the United States. This matter is still unresolved. If KFB should fail to honor its obligations under the letter of credit, such action may have a material adverse effect on the Casecnan project. However, based on information available, KDG does not currently believe its investment is impaired.

    DIENG. In December 1994, Himpurnia California Energy Ltd. ("HCE") executed a joint operation contract (the "JOC") for the development of the geothermal steam field and geothermal power facilities at the Dieng geothermal field, located in Central Java (the "Dieng Project") with Pertamina, the Indonesian national oil company, and executed a "take-or-pay" energy sales contract (the "ESC") with both Pertamina and PLN, the Indonesian national electric utility. HCE and an Indonesian partner formed a joint venture to develop the Dieng Project. CalEnergy, KDG, and the Indonesian partner have 47%, 47%, and 6% interests, respectively, in the Dieng Project.

    Pursuant to the JOC and ESC, Pertamina has granted to HCE the geothermal field and wells and other facilities presently located thereon and the HCE will build, own, and operate the production units. HCE will accept the field operation responsibility for developing and supplying the geothermal steam and fluids required to operate the plants. The JOC is structured as a build-own-transfer agreement and will expire (subject to extension by mutual agreement) on the date which is the later of (i) 42 years following effectiveness of the JOC and (ii) 30 years following the start of commercial generation of the final unit completed. Upon the expiration of the JOC, all facilities will be transferred to Pertamina at no cost. HCE is required to pay Pertamina a production allowance equal to 3% of HCE's net operating income from the Dieng Project, plus a further amount based upon the negotiated value of existing Pertamina geothermal production facilities that are expected to be made available by Pertamina.

    Pursuant to the ESC, PLN agreed to purchase and pay for all of the project's capacity and energy output on a "take-or-pay" basis regardless of PLN's ability to accept such energy made available from the Dieng Project for a term equal to that of the JOC. The price paid for electricity includes a base energy price for electricity the plants deliver or are "capable of delivering," whichever is greater. Energy price payments are also subject to adjustment for inflation. PLN will also pay a capacity payment based on plant capacity. All such payments are payable in U.S. dollars.

    Construction by the Construction Group and CalEnergy of an initial 55 MW unit began in 1996 and completion is scheduled for late 1997. The total project cost of Dieng Unit I is $160 million, including equity contributed by KDG and CalEnergy of $20 million each. Construction loan financing of $120 million was closed in October 1996; $86 million from Credit Suisse and $34 million by an entity owned equally by KDG and CalEnergy. Of the latter amount, KDG and CalEnergy furnished $5 million each in 1996 and expect to furnish additional funds in 1997. The Dieng field has been explored domestically for over 20 years and CalEnergy has been active in the area for more than five years. Pertamina has drilled a total of 27 wells to date. CalEnergy has a significant amount of data, which it believes to be reliable as to the production capacity of the field. However, a number of significant steps, both financial and operational, must be completed before the Dieng Project can proceed further. These steps, none of which can be assured, include completing the drilling of wells and the constructing of the plant for Dieng Unit I and obtaining required regulatory permits and approvals, completing the well testing, entering into a construction agreement and other project contracts, and arranging financing for the other units at Dieng. Up to three additional units at Dieng are planned, for which KDG has incurred $16 million in development costs. It is anticipated that most of the capital needed to construct and operate the Dieng projects and the development stage projects described below will be raised by project-financed debt, I.E., the loans will be repaid from revenues generated by the output of the plants.

    DEVELOPMENT STAGE PROJECTS

    PATUHA. CalEnergy and KDG are co-developing a geothermal power plant at the Patuha geothermal field in Java, Indonesia. They intend to proceed on a modular basis similar to the Dieng Project, with an aggregate capacity of up to 400 MW. The total cost is estimated to be $1 billion. The Patuha Project remains subject to a number of significant uncertainties, as described above in connection with the Dieng Project, and there can be no assurance that the Patuha Project will proceed or reach commercial operation.

    BALI. CalEnergy and KDG are co-developing geothermal resources on the island of Bali, Indonesia. They intend to proceed on a modular basis similar to the Dieng Project, with an aggregate capacity of up to 400 MW. The total cost of the Bali project is estimated to be $1 billion. CalEnergy presently intends to begin well testing and exploration in early 1997 and expects to commence construction of the first unit in 1998. CalEnergy presently intends to develop the Bali Project and other possible projects in Indonesia using a structure similar to that contemplated for the Dieng Project. The Bali Project remains subject to a number of significant uncertainties, as described above for the Dieng Project, and there can be no assurance that the Bali Project will proceed or reach commercial operation. KDG has already incurred $17 million in development costs for the Patuha and Bali projects.

    NORTHERN ELECTRIC ACQUISITION. In the fall of 1996, CalEnergy and KDG took the first steps toward expanding their international power businesses beyond the power generation business through a tender offer for Northern Electric plc by CE Electric UK plc, which is 70% owned by CalEnergy and 30% owned by KDG. In December, CE Electric acquired majority ownership of Northern Electric. The total amount expected to be paid for all Northern Electric's shares is approximately $1.32 billion. CE Electric expects to acquire all the shares by the end of March 1997. As of March 1997, CalEnergy and KDG have made equity contributions to CE Electric of $410 million and $176 million, respectively. The remaining funds necessary to complete the acquisition will be provided under a term loan and revolving credit facility.

    Northern Electric is one of the twelve regional electricity companies created by the privatization of the electricity industry in the United Kingdom in 1990. Since the regional electric companies were privatized, all but one has been acquired by companies, primarily from the United States, attracted both by the regional electricity business and the strategic opportunity to participate in a deregulated electricity market in advance of the coming deregulation of the electricity distribution markets in the United States and worldwide. Northern Electric is primarily engaged in the distribution and supply of electricity in its authorized franchise area in northeast England. The area covers 5,560 square miles with a population of 3.2 million people. The head office is at Newcastle upon Tyne. For its fiscal year ended March 1996, Northern Electric had net assets of $432 million (L276 million) and operating revenue of $1.4 billion (L902 million).

    As noted above, CalEnergy and KDG expect to learn much through Northern Electric about deregulated power markets. Northern Electric provides expertise in supply, distribution, and marketing in such markets. These capabilities may provide CalEnergy and KDG with an early competitive advantage in preparing for electricity deregulation in the United States and foreign markets. The acquisition further diversifies CalEnergy and KDG's energy businesses in terms of location, type, risks, and earnings streams.

C-TEC CORPORATION

    C-TEC is a diversified international telecommunications and high technology company with interests in local telephone, long-distance telephone, cable television, and engineering and communications services. C-TEC is a Pennsylvania corporation and has its headquarters in Princeton, New Jersey. C-TEC common stock is traded on the Nasdaq National Market and the Class B Stock is quoted on Nasdaq and traded over the counter. In 1996 C-TEC had revenue of $367 million, EBITDA (earnings before, interest, taxes, depreciation and amortization) of $134 million, and net income of $8 million. At year-end 1996, C-TEC had total assets of $917 million, long-term debt of $205 million, and common stockholders' equity of $377 million. The five operating divisions of C-TEC and their 1996 revenues are: C-TEC Cable Systems ($160 million), Commonwealth Telephone Company ($139 million), Commonwealth Long Distance ($35 million), Commonwealth Communications ($29 million), and RCN Telecom Services ($4 million).

    KIEWIT'S SHARE. In 1993 KDG purchased a controlling interest in C-TEC. Through a subsidiary, KDG owns 42% of the outstanding shares of C-TEC common stock and 66% of the C-TEC Class B common stock. Holders of common stock are entitled to one vote per share; holders of Class B stock are entitled to 15 votes per share. KDG thus owns 48% of the outstanding shares, but is entitled to 62% of the available votes. Since KDG has voting control, KDG must consolidate C-TEC within its financial statements. On KDG's balance sheet, each asset and liability of C-TEC is added to the similar items for the rest of KDG. The 52% of C-TEC that it does not own is subtracted as a single item ("minority interest") on KDG's balance sheet. KDG keeps track of the carrying value of its C-TEC investment. "Carrying value" is the purchase price of shares plus the investor's proportionate share of the investee's earnings less the amortized portion of goodwill less any dividends paid. KDG's investment in C-TEC has a carrying value of $355 million. The 1996 year-end public market value of KDG's 13.3 million shares of C-TEC (at $23 5/8 per share of common and Class B stock) was $315 million.

    C-TEC CABLE SYSTEMS. C-TEC Cable Systems is a cable television operator with cable television systems located in New York, New Jersey, Michigan, and Pennsylvania. The company owns and operates cable television systems serving 338,000 customers and is the majority owner and manager of cable television systems with an additional 40,000 customers, ranking it among the top 25 multiple system operators in the United States. The company must periodically seek renewal of franchise agreements from local government authorities. To date, all of Cable Systems' franchises have been renewed or extended, generally at or prior to their stated expirations and on acceptable terms. Competition for the Cable Systems' services traditionally has come from providers of broadcast television, video rentals, and direct broadcast satellite received on home dishes. Future competition is expected from telephone companies.

    COMMONWEALTH TELEPHONE COMPANY. Commonwealth Telephone Company is a Pennsylvania public utility providing local telephone service to a 19 county, 5,067 square mile service territory in Pennsylvania. The telephone company services 240,000 main access lines, an increase of 5.7% over 1995. The company also provides network access, long distance, and billing and collection services to interexchange carriers. The telephone company's business customer base is diverse in size as well as industry, with very little concentration. The ten largest business customers combined account for only 2.3% of revenue, with the largest single customer accounting for only about 0.5%. The telephone company sought and was granted status as a rural telephone company with respect to the provisions of the Telecommunications Act of 1996. This status will afford limited protection to the company's primarily rural customer base from a rapid transition to local exchange competition. In January 1997, the Pennsylvania Public Telephone Commission approved the company's "Petition for Alternative Regulation and Network Modernization Plan," which will allow the company to move from traditional rate of return regulation to a price cap formula in return for a commitment to network modernization.

    COMMONWEALTH LONG DISTANCE. Commonwealth Long Distance operates principally in Pennsylvania. The company began operations in 1990 by servicing the local service area of the Commonwealth Telephone Company. In 1992 and 1993, sales offices were opened in other areas of Pennsylvania. During 1996, the company continued statewide certification and is certified now in 47 states. The company provides switched services, is a reseller of several types of services, and employs the networks of several long distance providers on a wholesale basis.

    COMMONWEALTH COMMUNICATIONS. Commonwealth Communications Inc. provides telecommunications engineering and facilities management services to large corporate clients, hospitals and universities throughout the Northeastern United States and sells, installs and maintains PBX systems in Pennsylvania and New Jersey. Commonwealth Communications also provides cable and data network engineering and project management of network construction. This group is being combined with Commonwealth Telephone Company and will focus on the Eastern Pennsylvania market.

    RCN TELECOM SERVICES. RCN Telecom Services provides local and long distance telephone service, video programming and internet access to households located in New York City and Boston. RCN currently has 417 signed building access agreements which represent 82,733 households located in high density housing such as co-ops, condominiums and apartment complexes in the Boston and New York markets. RCN has 36,545 video programming customers, 2,968 telephone customers and 58 Internet customers in these two markets. RCN also has 4,474 video programming customers at the University of Delaware.

    RCN's New York system operates two cable programming delivery systems: one that is fiber-based and one that uses a microwave network acquired from Liberty Cable in New York in March 1996. The fiber-based customers are served by facilities of MFS. Telephone service in New York is provisioned on the fiber-based network and through the resale of the NYNEX network.

    RCN's Boston system operates primarily on a fiber-based network obtained from MFS and provides both telephone and cable programming over this network. In December, RCN signed an agreement forming a joint venture with Boston Edison under which the joint venture will use and expand upon Boston Edison's 200 mile fiber optic network to reach a market of approximately 650,000 customers throughout the Greater Boston area. The joint venture will offer bundled telecommunications services.

    RCN New York and the RCN Joint Venture with Boston Edison were granted Open Video Systems certification from the Federal Communications Commission ("FCC") in February 1997. This certification allows RCN to deliver video services in New York City and Boston based on the Telecommunications Act of 1996. Prior to this certification, RCN offered video services using MFS' network. RCN's telephone service is regulated by the States of New York and Massachusetts and the FCC. In New York, RCN is certified to provide competitive local exchange services and to resell long distance services. In Massachusetts, RCN is registered to offer local exchange carrier services and to resell long distance. RCN also has authority from the FCC to offer international service.

    RCN is a competitor to the incumbent telephone and cable television companies, primarily NYNEX, Time Warner Cable and Cablevision Systems.

    C-TEC INTERNATIONAL. In January 1995, C-TEC purchased a 40% equity position in Megacable, S.A. de C.V., Mexico's second largest cable television operator, currently serving 174,000 subscribers in 12 cities.

    REGULATION. The Federal Telecommunications Act of 1996 (the "1996 Act") established a framework for deregulation of the communications industry. The 1996 Act should stimulate growth and competition in virtually every component of the communications industry. The FCC and state regulators must work out the specific implementation process. Companies are permitted to combine historically separate lines of business into one, and provide combined services in markets of their own choice. In addition, there will be relief from the earnings restrictions and price controls that have governed the local telephone business for many years and were imposed on the cable industry in 1992 by the Federal Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act"). The rate regulation provisions of the 1992 Act have not had a materially adverse effect on C-TEC's financial condition and results of operations. With the passage of the 1996 Act, all cable systems rates are deregulated as effective competition enters the franchise area, or by March 31, 1999, whichever comes sooner. C-TEC anticipates that certain provisions of the 1992 Act that do not relate to rate regulation, such as the provisions relating to retransmission consent and customer service standards, will reduce future operating margins.

    C-TEC RESTRUCTURING. C-TEC has received a favorable private letter ruling from the IRS on the tax-free nature of its plan to split C-TEC into three public companies. On July 9, 1997, C-TEC filed with the

Commission a Form 10 registration statement for each of RCN Corporation, Inc. and Cable Michigan, Inc. Applications have been filed to allow the trading of the common stock of each company on NASDAQ. If these external approvals are received and various internal restructuring steps are taken, C-TEC presently expects that the restructuring will be completed and public trading of the stock of the three companies will occur on or about October 1, 1997. A "when-issued" trading market may develop prior to that time.

    In connection with the distributions, C-TEC will change its name to "Commonwealth Telephone Enterprises, Inc." and will own the following businesses: Commonwealth Telephone Company (the rural local exchange carrier business); Commonwealth Communications (the communications engineering business); the Pennsylvania competitive local exchange carrier business; and long distance operations in certain areas of Pennsylvania. RCN Corporation, Inc. ("RCN") will own the following businesses: its competitive telecommunications services operations in New York City and Boston; its cable television operations in New York, New Jersey and Pennsylvania; its 40% interest in Megacable S.A. de C.V., Mexico's second largest cable operator; and its long distance operations (other than the operations in certain areas of Pennsylvania). Cable Michigan, Inc. will own and operate cable television systems in the State of Michigan and will own a 62% interest in Mercom, Inc., a publicly held Michigan cable television operator. A KDG subsidiary, Kiewit Telecom Holdings Inc., formerly named RCN Corporation, will own approximately 48.5% of the common stock of each of the three companies.

    The board of directors of C-TEC concluded that the distributions are in the best interests of the shareholders because the distributions will, among other things, (i) permit C-TEC to raise financing to fund the development of the RCN business on more advantageous economic terms than the other alternatives available, (ii) facilitate possible future acquisitions and joint venture investments by RCN and Cable Michigan and possible future offerings by RCN,
(iii) allow the management of each company to focus attention and financial resources on its respective business and permit each company to offer employees incentives that are more directly linked to the performance of its respective business, (iv) facilitate the ability of each company to grow in both size and profitability, and (v) permit investors and the financial markets to better understand and evaluate C-TEC's various businesses.

PKS INFORMATION SERVICES, INC.

    PKS Information Services, Inc. ("PKSIS"), is a full service information technology company which provides computer operations outsourcing and systems integration services in the U.S. and abroad. PKSIS offers custom-tailored computer outsourcing services. PKSIS' technology expertise encompasses all computing environments from mainframes to client/server platforms. PKSIS also provides network and systems integration and network management services for various computers platforms. In addition, PKSIS develops, implements and supports applications software. PKSIS' strategy is to focus on assisting its customers in migrating from closed computing and networking environments to TCP/IP network platforms accessed using Web browsers.

    PKSIS provides its outsourcing services to clients that desire to focus their resources on core businesses, rather than expending capital and incurring overhead costs to operate their own computing environment. PKSIS believes that it is able to utilize its expertise and experience, as well as operating efficiencies, to provide its outsourcing customers with levels of service equal to or better than those achievable by the customer itself, while at the same time reducing the customer's cost for such services. This service is particularly useful for those customers moving from older computing platforms to more modern TCP/IP-based client/server networks.

    PKSIS' systems integration services help customers define, develop and implement cost-effective information services. In addition, through its Systems Integration Group, PKSIS develops, implements and supports application software and assists customers in converting source code to modern computing platforms, particularly TCP/IP-enabled networking.

    PKSIS, through its Suite 2000-SM- line of services, provides customers with a multi-phased service for converting programs and application so that date-related information is accurately processed and stored before and after the year 2000. Through the process of converting a customer's legacy software for year 2000 compliance, PKSIS is able to provide further insight and advice to further stream-line and improve the customer's information systems.

    PKSIS has established a software engineering facility at the National Technology Park in Limerick, Ireland, to undertake large scale development projects, system conversions, and code restructuring and software re-engineering. PKSIS has also established relationships with domestic and international partners to provide such activities.

    PKSIS' subsidiary, LexiBridge Corporation of Shelton, Connecticut, provides customers with a combination of workbench tools and methodology which provide a complete strategy for converting mainframe-based application systems to client/server architecture, while ensuring year 2000 compliance. In 1996, 91% of PKSIS' revenue was from external customers and the remainder was from affiliates.

SR91 TOLLROAD

    KDG has invested $12 million for a 65% interest in California Private Transportation Company, L.P. which developed, financed, and currently operates the 91 Express Lanes, a ten mile, four lane tollroad in Orange County, California. The fully automated highway uses an electronic toll collection system and variable pricing to adjust tolls to demand. Capital costs at completion were $130 million, $110 million of which was funded with limited recourse debt. Revenue collected over the 35-year franchise period is used for operating expenses, debt repayment, and profit distributions. The tollroad opened in December 1995 and achieved operating break-even in 1996. Over 80,000 customers have registered to use the tollroad and weekday volumes exceed 26,000 vehicles per weekday.

UNITED INFRASTRUCTURE COMPANY

    UIC is an equal partnership between Kiewit Infrastructure Corp., a wholly owned subsidiary of KDG, and Bechtel Infrastructure Enterprises, Inc. UIC was formed in 1993 to develop North American infrastructure projects. During 1996, UIC began to focus primarily on water infrastructure projects, principally through U.S. Water, a partnership formed with United Utilities PLC, a U.K. company. U.S. Water has acquired the concession to operate facilities at North Brunswick, New Jersey, and is actively pursuing similar concessions nationwide. KDG has invested $8 million through UIC in U.S. Water. KDG has also invested $3 million through UIC in Airport Group International Inc. to develop airport privatization projects.

KIEWIT MUTUAL FUND

    Kiewit Mutual Fund, a registered investment company, was formed in 1994. Initially formed to manage PKS' internal investments, shares in Kiewit Mutual Fund are now available for purchase by the general public. The Fund's investors currently include individuals and unrelated companies, as well as Kiewit-affiliated joint ventures, pension plans, and subsidiaries. Kiewit Mutual Fund has six series: Money Market Portfolio, Government Money Market Portfolio, Short-Term Government Portfolio, Intermediate-Term Bond Portfolio, Tax-Exempt Portfolio, and the Equity Portfolio. In February 1997, the Fund adopted a master-feeder structure. Each of the Portfolios invests in a corresponding series of the Kiewit Investment Trust, which now manages the underlying securities holdings. The structure will allow smaller mutual funds and institutional investors to pool their assets with Kiewit Investment Trust, providing lower expense ratios for all participants. The registered investment adviser of Kiewit Investment Trust is Kiewit Investment Management Corp., a subsidiary of KDG (60%) and the Construction Group (40%). At the end of 1996, Kiewit Mutual Fund had net assets of $883 million.

OTHER

    In February 1997, KDG purchased an office building in Aurora, Colorado for $21 million. By investing in real estate, KDG defers taxes on a portion of the $40 million of taxable gain otherwise recognizable with respect to the Whitney Benefits litigation settlement in 1995. KDG may make additional real estate investments in 1997 with a view toward deferring the balance of that taxable gain. KDG has also made investments in several development-stage companies, but does not expect earnings from these companies in 1997.

GENERAL INFORMATION

    ENVIRONMENTAL PROTECTION. Compliance with federal, state, and local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not and is not expected to have a material effect upon the capital expenditures, earnings, or competitive position of PKS and its subsidiaries.

    EMPLOYEES. As of December 31, 1996, the Diversified Group employed approximately 370 employees.

PROPERTIES

    Properties relating to KDG coal mining segment are described as part of the general business description of the coal mining business. The properties of the energy generation and distribution segment are described as part of the general business description of the CalEnergy and International Energy projects. The properties of the telecommunications segment include those of C-TEC's Commonwealth Telephone Company (switching centers, cables and wires connecting the telephone company to its customers, and other telephone instruments and equipment), C-TEC Cable Systems (head-end, distribution and subscriber equipment), and various office and storage buildings. PKS considers its properties to be adequate for the present and foreseeable requirements of Diversified Holdings.

LEGAL PROCEEDINGS

    GENERAL. PKS and its subsidiaries are parties to many pending legal proceedings. Management believes that any resulting liabilities for legal proceedings, beyond amounts reserved, will not materially affect the financial condition, future results of operations, or future cash flows of Diversified Holdings.

    ENVIRONMENTAL PROCEEDINGS. In a large number of proceedings, PKS, its subsidiaries, or their predecessors are among numerous defendants who may be "potentially responsible parties" liable for the cleanup of hazardous substances deposited in landfills or other sites. Management believes that any resulting liabilities for environmental legal proceedings, beyond amounts reserved, will not materially affect the financial condition, future results of operations, or future cash flows of Diversified Holdings.

                                   APPENDIX C

[Date of Proxy Statement/Joint Prospectus]

The Board of Directors
Peter Kiewit Sons', Inc.
100 Kiewit Plaza
Omaha, NE 68131

Dear Gentlemen:

    We have acted as financial advisor to Peter Kiewit Sons', Inc. ("PKS") in connection with the proposed plan of reorganization (the "Reorganization") under which: (i) the Board of Directors of PKS will require, subject to the satisfaction of certain conditions, all holders of its Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share("Class C Stock"), to exchange (the "Share Exchange") such shares for shares of Common Stock, par value $.01 per share (the "Exchanged Shares"), of PKS Holdings, Inc., a newly formed, direct, wholly owned subsidiary of PKS which will indirectly hold all of the assets and liabilities of the construction business of PKS; and (ii) prior to the Share Exchange, PKS will declare a dividend of eight-tenths of one warrant (the "Warrants") to purchase one share of Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share ("Class D Stock"), of PKS with respect to each then-outstanding share of Class C Stock. The eight-tenths of one Warrant will attach to the Exchanges Share which will be exchanged for such share of Class C Stock in the Share Exchange. In that connection, you have requested us to provide you our opinion, from a financial point of view, as to the fairness of the Reorganization to the stockholders of PKS, including both the Class C Stockholders and the Class D Stockholders. The Reorganization is described in detail in the proxy statement/joint prospectus which will be sent to Class C Stockholders and Class D Stockholders in connection with the Reorganization (the "Proxy Statement").

    In arriving at our opinion, we have:

        (i) reviewed the financial terms of the Reorganization as described in the Proxy Statement and the various agreements relating to the Reorganization referred to in the Proxy Statement;

        (ii) analyzed certain historical business and financial information relating to Kiewit Construction Group ("KCG") and Kiewit Diversified Group ("KDG"), including that contained in the Proxy Statement;

        (iii) conducted discussions with members of management of PKS, KCG and KDG with respect to the historical and current businesses and the future prospects of KCG and KDG, the anticipated effects of the Reorganization on the capital structures, cash flows and operations of KCG and KDG

        (iv) reviewed public information as filed with the Securities and Exchange Commission relating to PKS, KCG and KDG, including audited financial statements;

        (v) analyzed the PKS Consent Statement and Prospectus dated November 5, 1991; and

        (vi) considered prevailing economic and market conditions and conducted such other financial studies, analyses and investigations as we deemed appropriate.

    In connection with our review, we have assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of all information reviewed by us. We have also assumed, based upon the information which had been provided to us and without assuming responsibility for independent verification thereof, that no material undisclosed or contingent liability existed with respect to PKS, KCG, or KDG.

    In addition, we have not made an independent evaluation or appraisal of the assets of KCG or KDG, nor have we been furnished with any such appraisals. Further, our opinion is based on economic, market and other conditions existing on the date of this opinion.

    Gleacher NatWest does not make a market in any of the securities of PKS. This opinion does not represent our opinion as to the value of the securities of KCG or KDG following the consummation of the Reorganization, or as to the prices of which such securities may trade, when issued in connection with the Reorganization or at any other time.

    We have assumed that the Reorganization will have the tax consequences as described in the Proxy Statement.

    Certain Gleacher NatWest professionals own an aggregate of 30,000 shares of Class D Stock.

    We are acting as financial advisor to PKS and will receive a fee for our services.

    Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Reorganization is fair to both Class C Stockholders and Class D Stockholders from a financial point of view. Our conclusions are based solely on information available to us on the date of this letter.

                                          Very truly yours,

                                          GLEACHER NATWEST INC.
                                          By:
              ------------------------------------------------------------------
                                          James Goodwin
                                          Managing Director

                                   APPENDIX D
                                    FORM OF
                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            PETER KIEWIT SONS', INC.

                            Pursuant to Section 245
                    of the Delaware General Corporation Law

    Peter Kiewit Sons', Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1. The name of the Corporation is Peter Kiewit Sons', Inc. which is the name under which the Corporation was originally incorporated.

        2. The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on July 1, 1941 and the Restated Certificate of Incorporation of the Corporation was filed in such office on January 5, 1992.

        3. This Second Restated Certificate of Incorporation, which was duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law, restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation.

        4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           DIVERSIFIED HOLDINGS, INC.

                                   ARTICLE I
                                      NAME

    The name of the Corporation (the "Corporation") is: Diversified Holdings,
Inc.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSES

    The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV
                                     STOCK

    (A) Authorized Capital Stock.

    The total number of shares of capital stock which the Corporation shall have the authority to issue is 510,000,000 shares, consisting of 500,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

    Upon the filing of this Second Restated Certificate of Incorporation with the office of the Secretary of the State of Delaware (the "Effective Time"), each share of the Corporation's Class D Diversified Group Convertible Exchangeable Common Stock, par value of $.0625 per share, that is issued and outstanding, reserved for issuance or held in the Corporation's treasury at the Effective Time, shall be automatically redesignated and reclassified, without any action on the part of the respective holders thereof, as Common Stock.

    (B) Common Stock.

    (i) Dividends. After dividends have been declared and set aside on any Preferred Stock having a preference over the Common Stock with respect to the payment of such dividends, the holders of Common Stock shall be entitled to receive, when and as declared, out of assets and funds legally available therefor, cash or non-cash dividends payable as and when the Board of Directors in its sole business judgment so declares. Any such dividend shall be payable ratably to all record holders of Common Stock as of the record date fixed by the Board of Directors in accordance with the By-laws of the Corporation for the payment thereof.

    (ii) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("Liquidation"), the holders of Common Stock then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon Liquidation, an amount equal to their share (including any declared but unpaid dividends on the Common Stock, subject to proportionate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of such assets and funds.

    (iii) Voting.

    (a) Except as required by law, or as otherwise provided herein or in any amendment hereof, the entire voting power of the Corporation shall be vested in the holders of Common Stock voting together as a single class.

    (b) Each holder of Common Stock entitled to vote shall at every meeting of the stockholders of the Corporation be entitled to one vote for each share of Common Stock registered in his or her name on the record of stockholders.

    (C) Preferred Stock.

    The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors is hereby expressly granted authority, subject to the provisions of this Article IV, to fix, from time to time before issuance thereof, the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

        (i) the designation of the series and the number of shares to constitute each series;

        (ii) the dividend rate on the shares of each series, conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including preferences over dividends on the Common Stock or any other class or classes);

        (iii) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

        (iv) the terms and amount of any sinking, retirement or purchase fund;

        (v) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

        (vi) the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

        (vii) any restrictions on the issue or reissue or sale of additional Preferred Stock; (viii) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or any other class or classes or series of stock); and

        (ix) such other special rights and privileges, if any, for the benefit of the holders of Preferred Stock, as shall not be inconsistent with provisions of this Second Restated Certificate of Incorporation.

    All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to
(ix) inclusive above.

                                   ARTICLE V
                                   DIRECTORS

    (A) The Board of Directors shall consist of no fewer than six persons and no more than fifteen persons, and such number shall be fixed by, or in the manner provided in, the By-laws of the Corporation.

    (B) Upon the Effective Time, the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I on the first annual meeting of stockholders following the Effective Time, Class II on the second annual meeting following the Effective Time and Class III on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

    (C) A director may be removed from office only for cause and only by vote of at least a majority of the outstanding stock entitled to vote in an election of directors.

    (D) Any vacancy on the Board of Directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                                   ARTICLE VI
               DUTY OF THE CORPORATION TO REPURCHASE COMMON STOCK

    (A) Subject to the limitations set forth below in this Article VI, and only until such time as the Common Stock has become Publicly Traded, holders of Common Stock may at any time on or prior to the fifteenth day of any calendar month offer to sell part or all of their shares of Common Stock to the Corporation by delivering the certificate or certificates for such stock with a written notice offering such stock to the Corporation. Any such offer shall be accepted by the Corporation, and payment shall be made for such stock within 60 days after receipt of such certificates and such written notice by the corporation, without interest.

    (B) Suspension of Repurchase Duties.

    If the Board of Directors determines that the Formula Value at the end of the fiscal year during which such determination is made is likely to be less than (i) the Formula Value at the end of the prior fiscal year less (ii) the aggregate amount of dividends declared on the Common Stock since the end of the prior fiscal year, the Board may suspend the Corporation's duty to repurchase shares of Common Stock in accordance with this Article VI. Any such suspension shall not extend for a period longer than 365 days from the date of the Board's declaration of suspension. During any such suspension period, the Corporation shall not repurchase any shares of Common Stock tendered for repurchase pursuant to subparagraph (A) of this Article VI.

    (C) Limitations on Cash Repurchase Duties.

    (i) For purposes of this paragraph (C), the "10% Threshold" means a number of shares of Common Stock equal to 10% of the aggregate number of such shares outstanding as of the end of the fiscal year ending immediately prior to the date of determination.

    (ii) If, after taking into account the number of shares of Common Stock tendered for repurchase by the Corporation during the first 15 days of any calendar month (the "Tendered Shares"), the aggregate number of shares of such stock that have been tendered for repurchase during the fiscal year during which such month falls equals or exceeds the 10% Threshold, the Board of Directors may declare that cash payments for the repurchase of Common Stock are not in the best interests of the Corporation. The Board of Directors shall make any such declaration prior to the last day of the relevant calendar month and shall promptly provide to the holders of Tendered Shares with respect to such calendar month a notice specifying:

        (a) the percentage (the "Specified Percentage") of the Tendered Shares that will be purchased for cash (which may, in the discretion of the Board of Directors, be a percentage calculated to limit the aggregate number of shares purchased for cash during the relevant fiscal year to the 10% Threshold or a greater percentage); and

        (b) the terms (including interest rate and prepayment rights, if any) of promissory notes maturing on a date to be determined by the board of Directors, but not later than ten years after the date upon which the holder of such note tendered the Tendered Shares, which will be issued by the Corporation in payment for any Tendered Shares that are not purchased for cash and the tender of which is not withdrawn pursuant to subparagraph (iii) below.

    (iii) Upon receipt of the notice required by subparagraph (ii), each holder of Tendered Shares may elect to withdraw such holder's tender of a number of shares of Common Stock not exceeding the number of shares in excess of the number determined by multiplying the Specified Percentage by the number of shares tendered by such holder. Notice of any such election shall be provided to the Corporation not later than ten days after the date upon which such holder receives the notice provided by the Corporation pursuant to subparagraph (ii) above.

    (iv) After the date of any declaration by the Board of Directors pursuant to subparagraph (ii), the Corporation shall continue to be obligated to purchase shares of Common Stock subsequently tendered for repurchase during the relevant fiscal year, but payment for any such shares shall be made in the form of a promissory note maturing on a date to be determined by the Board of Directors, but not later than ten years after the date upon which such shares are tendered. The terms of any such notes shall be determined by the Board of Directors at the time at which any of the Common Stock is tendered; provided, however, that the Corporation shall provide notice to any tendering stockholder of the terms of such note not later than ten days after the date of tender, and such stockholder shall be entitled to withdraw the tender of any or all of such shares by providing written notice of such withdrawal to the Corporation not later than ten days after the date upon which such holder receives the notice of such terms from the Corporation.

    (D) Common Stock Per Share Price.

    Subject to the limitations set forth in this Article VI, the Corporation shall purchase any share of Common Stock pursuant to this Article VI for a price equal to the Common Stock Per Share Price.

    (E) Definitions for purposes of Article VI.

    (i) "Common Stock Per Share Price" with respect to any share of Class D Stock, means the amount determined by dividing:

        (a) the sum of (i) the Formula Value PLUS (ii) the portion of the face amount of any outstanding Convertible Debentures convertible into Common Stock, determined as of the fiscal year end immediately preceding the date of determination (the "prior year end"); by

        (b) the sum of (i) the total number of issued and outstanding shares of Common Stock, PLUS (ii) the total number of shares reserved for the conversion of outstanding Convertible Debentures convertible into Common Stock, in each case determined as of the prior year end; and

deducting from the quotient (rounded to the nearest $0.05) the amount of any dividends per share declared on Common Stock subsequent to the prior year end.

    (ii) "Convertible Debenture" means any debenture or other instrument evidencing indebtedness of the Corporation convertible at any time into shares of Common Stock.

    (iii) "Formula Value" means:

        (a) if such Formula Value is being determined as of the end of the fiscal year ending December [ ], 1997, the total stockholders' equity of the Corporation and its consolidated Subsidiaries, determined by independent certified public accountants in conformity with generally accepted accounting principles applied on a consistent basis as of [the Exchange Date], 1997 after giving effect to the exchange on that date of the shares of the Corporation's then outstanding Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share, for shares of common stock of PKS Holdings, Inc.; or

        (b) if such Formula Value is being determined as of the end of any fiscal year ending after December 31, 1997, the total stockholders' equity as shown on the consolidated balance sheet contained in the Consolidated Financial Statements of the Corporation and consolidated Subsidiaries, prepared in conformity with generally accepted accounting principles applied on a consistent basis for the Corporation and its consolidated Subsidiaries as of the fiscal year end immediately preceding the date of determination (the "prior year end") and audited and certified by an independent firm of certified public accountants selected and engaged by the Board of Directors; MINUS

        (c) the sum of (x) such total stockholders' equity attributable to any issued and outstanding Preferred Stock, plus (y) the amount of any accrued, accumulated and undeclared dividends thereon, all as of the date of determination.

    (iv) "Publicly Traded" means as to the Common Stock, that (x) the stock has been listed on a United States national or regional stock exchange, (y) the stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or
(z) the Board of Directors determines that the stock has otherwise become publicly traded. In making such a determination, the Board may consider the frequency and means of trading in the stock.

    (v) "Subsidiary" means a corporation, partnership or other entity with respect to which the Corporation holds, directly or indirectly, at least a majority of the issued and outstanding capital stock or other equity interests, measured in terms of total dollar value if such entity has outstanding more than one class of capital stock or other equity interests.

                                  ARTICLE VII
                               STOCKHOLDERS' VOTE

    Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders.

                                  ARTICLE VIII
                                INDEMNIFICATION

    The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Subsections 145(a), (b), and (c) of the DGCL or any successor statute.

    The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IX
                            LIMITATION OF LIABILITY

    A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X
                                SPECIAL MEETINGS

    Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the President, the Chief Executive Officer or the Chairman of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                   ARTICLE XI
                          RATIFICATION BY STOCKHOLDERS

    Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders then entitled to vote at any annual meeting or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder entitled to vote at such meeting.

                                  ARTICLE XII
                           AMENDMENTS OF CERTIFICATE

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Restated Certificate of Incorporation or in any amendment hereto by the affirmative vote of a majority of the outstanding stock entitled to vote thereon; provided, however, that the provisions of this Second Restated Certificate of Incorporation requiring for action by the stockholders a vote of at least sixty-six and two-thirds percent (66 2/3%) shall not be amended except by such vote; and provided further, that (A) the formulae for determining Formula Value or Common Stock Per Share Price shall not be amended except by the affirmative vote of at least eighty percent (80%) of the outstanding stock entitled to vote thereon and (B) this Article XII shall not be amended except by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.

                                  ARTICLE XIII
                                   CREDITORS

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XIV
                                    BY-LAWS

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.

    IN WITNESS WHEREOF, the Corporation has caused this Second Restated
Certificate of Incorporation to be signed by                  , its President,
this   day of         , 1997.

                                By:  -----------------------------------------
                                                     PRESIDENT

                                   APPENDIX E

                   FORM OF RESTATED CERTIFICATE OF INCORPORATION

    PKS Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The name of the Corporation is PKS Holdings, Inc. The original Certificate of Incorporation of PKS Holdings, Inc. was filed with the Secretary
of State of Delaware on August       , 1997.

    2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation has been duly authorized and adopted and restates and amends the provisions of the Certificate of Incorporation of this Corporation.

    3. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                 ARTICLE FIRST

                                      NAME

    The name of the Corporation (which is hereinafter referred to as the "Corporation"), is:

                               PKS HOLDINGS, INC.

                                 ARTICLE SECOND

                      DELAWARE OFFICE AND REGISTERED AGENT

    The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent therein is The Corporation Trust Company, and the address of said registered agent is 1209 Orange Street in said City, County and State.

                                 ARTICLE THIRD

                                    PURPOSES

    The nature of the business or purposes to be conducted or promoted is:

    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOURTH

                                 CAPITAL STOCK

    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,250,000 shares; of which 250,000 shares shall be Preferred Stock, with no par value per share and of which 125,000,000 shares shall be Common Stock, with a par value of $0.01 per share (the "Common Stock").

    A description of the different classes of stock and a statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions of each of said classes of stock are as follows:

I. PREFERRED STOCK

    Subject to the limitations prescribed by Delaware law and this Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such powers, designations, preferences and relative, participating, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issuance of such Preferred Stock;

provided, however, that no series of the Preferred Stock shall have any voting rights or be convertible into shares of stock having any voting rights.

II. COMMON STOCK

    (A) Dividends. After any dividend has been declared and set aside for payment or paid on any series of Preferred Stock having a preference over the Common Stock with respect to the payment of dividends, the holders of the Common Stock shall be entitled to receive out of the funds legally available therefor, when, as and if declared by the Board of Directors. The payment of dividends on the Common Stock shall be at the sole discretion of the Board of Directors.

    (B) Liquidation. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of any series of Preferred Stock having a preference over the Common Stock with respect to distributions upon liquidation the full amount to which they are entitled, the remaining assets available for distribution to the Corporation's stockholders shall be distributed to the Common stockholders pro rata on the basis of the numbers of Common shares held by such stockholders.

III. VOTING RIGHTS ANDCHANGES IN CAPITAL STRUCTURE

    (A) Voting Rights. Except as may otherwise be provided by statute, the holders of the Common Stock shall exclusively possess voting power for the election of directors and for other purposes, the holders of record of each share being entitled to one vote for each share, and the holders of the Preferred Stock shall have no voting rights nor shall they be entitled to notice of meetings of stockholders.

    (B) Changes in Capital Structure. The Corporation reserves the right to create new classes of stock, to eliminate classes of stock, to increase or decrease the amount of authorized stock of any class or classes, and to otherwise change the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of any class or classes of stock by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding

                                 ARTICLE FIFTH

                             DIRECTORS AND OFFICERS

    (A)(1) Number, Quorum, Required Votes. The number of directors of the Corporation which shall constitute the whole Board of Directors shall at all times be not less than ten (10) nor more than fifteen (15). Subject to such minimum and maximum limitations, the number of directors shall be fixed by, or in the manner provided in, the by-laws. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless this Certificate of Incorporation shall specifically require a vote of a greater number, the affirmative vote of a majority of the whole Board of Directors shall be required to constitute the act of the Board of Directors.

    (2) Qualifications of Directors.

    (a) At least three-fourths of the directors must be inside directors, as defined in this subparagraph (A)(2).

    (b) An "inside director" is a director who is either a current inside director or a former inside director, as each of such terms is defined in this subparagraph (A)(2).

    (c) A "current inside director" is a director who (i) is a current Common stockholder of the Corporation; (ii) is currently an officer of either (A) the Corporation or (B) a Subsidiary which is engaged primarily in the construction, mining or materials businesses; and (iii) was continuously employed by the Corporation, its predecessor, former parent corporation or such a Subsidiary for at least eight (8) years before becoming a director.

    (d) If a current inside director ceases to be a current inside director, such director may continue to serve as a director so long as there is a sufficient number of other inside directors so that the three-fourths ratio required by subparagraph (A)(2)(a) is satisfied. However, if as a result of the change in such director's status such inside director ratio falls below three-fourths, then such director shall automatically be deemed to have resigned as and shall cease to be a director. The remaining directors shall thereupon act promptly to fill the vacancy created by such resignation. Such a vacancy may be filled with a former inside director, as defined in subparagraph (A)(2)(e) below. If the director whose resignation created such vacancy qualifies as a former inside director pursuant to subparagraph (A)(2)(e), such director may be appointed to fill such vacancy.

    (e) A "former inside director" is a person who: (i) was at one time a current inside director; (ii) served as an inside director for at least eight
(8) years; and (iii) is declared to be a former inside director by a majority vote of the directors holding office at the time of such declaration.

    (3) Nomination Procedures. The incumbent directors shall nominate a slate of directors for election at each annual meeting of the stockholders of the Corporation. In nominating such election slates, the directors shall give due consideration to selecting nominees from each of the principal business segments represented by the activities of the Corporation and its Subsidiaries.

    (B) Cumulative Voting. At any election for directors every holder of Common Stock entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

    (C) Officers. The Corporation shall have such officers as the by-laws may provide, except, however, that the Corporation shall have an officer or officers who shall be empowered to sign instruments and stock certificates of the Corporation and shall have an officer who shall have the duty to record the proceedings of stockholders' meetings and meetings of the Board of Directors. Officers shall be chosen in such manner and shall hold their offices for such terms as the by-laws may prescribe or as shall be determined by the Board of Directors.

                                 ARTICLE SIXTH

                      POWERS OF THE CORPORATION AND OF THE

                           DIRECTORS AND STOCKHOLDERS

    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation, its directors and stockholders:

    (A) Indemnification.

    (1) Fullest Extent Permitted by Law. The Corporation shall indemnify each person who is or was a director, officer or Employee of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted under subsections 145(a), (b), (c) and (e) of the Delaware General Corporation Law or any successor statute.

    (2) Non-Exclusivity of Rights. The indemnification provided by this paragraph (A) of ARTICLE SIXTH shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, Employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (3) Repeal or Modification. Any repeal or modification of paragraph (A) of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or Employee of the Corporation existing at the time of such repeal or modification.

    (B) Powers of Board. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    (1) By-Laws. To make, alter and repeal the by-laws of the Corporation by affirmative vote of two-thirds of the whole Board of Directors;

    (2) Mortgages, Liens, and Pledges. To authorize and cause to be executed mortgages and liens on the real and personal property and pledges of personal property of the Corporation without the assent or vote of the stockholders;

    (3) Payments. In its discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation;

    (4) Determination of Amount Constituting Capital. To fix and determine from time to time what part of the consideration received by the Corporation on any issue of stock without par value shall constitute capital;

    (5) Bonds, Debentures, and Other Obligations. Without the assent or vote of the stockholders, to issue bonds, debentures, or other obligations of the Corporation from time to time, without limit as to amount, for any of the objects or purposes of the Corporation and if desired, to secure the same or any part thereof by mortgage, pledge, deed of trust or otherwise on any part or all of its property and to cause the Corporation to guarantee bonds, debentures, notes, indebtedness or other obligations of persons, firms and/or other corporations;

    (6) Convertible Obligations. To create and issue obligations of the Corporation that shall confer upon the holders or owners thereof the right to convert the same into shares of stock of the Corporation, and to fix the rate at which such obligations may be so converted and the period or periods of time during which any such right of conversion shall exist, and any shares of stock issued upon the conversion of any such obligations shall be conclusively deemed to be fully paid stock and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payment in respect thereof;

    (7) Performance-Based Obligations. To create and issue obligations of the Corporation that shall confer upon the holders or owners thereof the right to receive interests based in whole or in part upon the financial performance of the Corporation or any part, division or subsidiary thereof, and to fix the term, conditions for sale and repurchase, applicable performance standards, interest rate and such other conditions, rights and restrictions for such obligations as it shall determine;

    (8) Inspections by Stockholders. To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as expressly conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or by resolution of the Common stockholders;

    (9) Committees. By resolution or resolutions, passed by an affirmative vote of two-thirds of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in the by-laws of the Corporation, shall, to the extent permitted by Delaware Corporation Law, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers to amend the by-laws, to declare dividends and to act contrary to any action previously undertaken by the Board of Directors, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, said committee or committees to have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

    (10) Additional Powers. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

    (C) Limitations on Powers of Board. In limitation of those powers conferred by statute regarding the matters described in this paragraph (C), the Board of Directors is authorized to act as follows:

    (1) Substantial Acquisitions. To acquire for the Corporation any property, rights or privileges at such price and for such consideration and generally upon such terms and conditions as it thinks fit; provided, however, an affirmative vote of two-thirds of the whole Board of Directors shall be required for the Corporation to make a substantial acquisition not in the primary, ordinary and regular course of its business activities; and provided further that for the purposes of this subparagraph (1) "substantial acquisition" shall mean an acquisition (or a series of acquisitions which, in light of the period of time over which they are effected and the intentions of the Board of Directors in making them, should be characterized for the purposes of this subparagraph (1) as a single acquisition) with a price (excluding the amount of any assumed obligation and any amount paid out of the proceeds of a loan under the terms of either of which the lender has recourse only against the asset or assets being acquired) in excess of ten (10%) percent of the total stockholders' equity of the Corporation, determined on a consolidated basis as of the fiscal year end immediately preceding such acquisition;

    (2) Substantial Dispositions. To dispose of for the Corporation any property, rights or privileges at such price and for such consideration and generally upon such terms and conditions as it thinks fit; provided, however, an affirmative vote of two-thirds of the whole Board of Directors shall be required for the Corporation to make a substantial disposition not in the primary, ordinary and regular course of its business activities; and provided that for the purpose of this subparagraph (2) "substantial disposition" shall mean a disposition (or a series of dispositions which, in light of the period of time over which they are effected and the intentions of the Board of Directors in making them, should be characterized for the purposes of this subparagraph (2) as a single disposition) with a price in excess of ten (10%) percent of the total stockholders' equity of the Corporation, determined on a consolidated basis as of the fiscal year end immediately preceding such disposition; provided further, however, such sale or disposition shall not constitute a sale or disposition of all or substantially all of the Corporation's property and assets, the approval for which is hereinafter provided;

    (3) Sale of All or Substantially All Assets. To sell, lease or exchange all or substantially all of the Corporation's property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such considerations, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as said Board of Directors shall deem expedient and in the best interests of the Corporation, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding;

    (4) Offers of Common Stock to Non-Employees. To offer to sell the Common Stock of the Corporation to persons other than Employees of the Corporation, in any manner, including but not limited to a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding;

    (5) Change In Stock Price Formula. To change the formula for determining the Formula Value or the Common Share Price, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding;

    (6) Mergers and Consolidations. To merge or consolidate the Corporation with a corporation other than a Subsidiary, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding; and

    (7) Dissolution. To dissolve the Corporation, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding.

    (D) Stock Ownership and Transfer Restrictions. The following restrictions on the ownership and transfer of the Common Stock of the Corporation are hereby imposed:

    (1) Ownership Restrictions. All shares of Common Stock sold by the Corporation shall be subject to a repurchase agreement, the terms of which shall be determined by the Board of Directors. With the prior approval of the Board of Directors and subject to paragraph (D)(3), Employees, fiduciaries for the benefit of the Employee's spouse and/or children, corporations one hundred (100%) percent owned by Employees or Employees and their spouse and/or children, and fiduciaries for the benefit of such corporations, charities and fiduciaries for charities designated by any such persons shall be eligible to own Common Stock of the Corporation.

    (2) Transfers to Charitable Organizations. The holders of the Common Stock may transfer such stock to tax-exempt charitable organizations approved as such by the Internal Revenue Service; provided, that any such transfer shall be subject to a repurchase agreement which provides, in part, that said charitable owners shall agree not to transfer, assign, pledge, hypothecate, or otherwise dispose of such stock except in a sale to the Corporation, and said charitable owners shall at any time upon five (5) days' written notice and demand by the Corporation sell such stock to the Corporation. The Corporation shall be obligated to accept any offer made by the charitable owners to sell such stock to the Corporation. The purchase price for the Common Stock shall be the Share Price. Payment of the purchase price shall be made by the Corporation within sixty (60) days of its acquiring of any such stock, without interest.

    (3) Transfer Restrictions On Common Stock.

    (a) Sales to Corporation. The holders of Common Stock shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of such stock except in a sale to the Corporation or in a transfer to an authorized transferee approved by the Board of Directors pursuant to subparagraph (D)(1) above or a transfer in accordance with subparagraph (D)(2) above. Holders of Common Stock may, at any time on or prior to the 15th day of any calendar month, offer to sell part or all of their Common Stock to the Corporation by delivering the certificate or certificates representing such stock to the Corporation along with a written notice offering such stock to the Corporation. Such offer must be accepted by the Corporation, and payment shall be made for such stock within sixty (60) days after the receipt of such stock and such written notice by the Corporation, without interest. The rights of redemption provided for in this subparagraph (D)(3)(a), and each other right of redemption of Common Stock provided for in this Certificate of Incorporation, shall be subject to the requirement that no shares of any class shall be redeemed, either at the option of the holder thereof or of the Corporation, unless after giving effect to such redemption there remain outstanding at least 1,000 shares of stock of the Corporation having full voting power.

    (b) Termination. Upon the termination of the employment of any Employee with the Corporation for any reason other than death, the Employee or his authorized transferee shall sell and deliver the Common Stock held by such Employee or his authorized transferee to the Corporation within ten (10) days after the date of a written notice from the Corporation to sell and deliver such stock (a "Repurchase Notice"). The Corporation shall give such Repurchase Notice within the period commencing on the day of termination and ending on the 90th day after such termination. Payment for such stock shall be made within sixty (60) days after the date of such Repurchase Notice, without interest.

    (c) Death. Upon the death of any Employee, the estate, successor or personal representative of such Employee or the authorized transferee of such Employee shall sell and deliver the Common Stock previously held by such Employee or held by his authorized transferee to the Corporation within ten (10) days after the date of a written notice from the Corporation to sell and deliver such stock. The Corporation shall give the notice to sell and deliver within the period commencing on the day of death of such Employee and ending on the 180th day after said death. Payment for such stock shall be made within sixty (60) days after the date of said notice, without interest. Upon the death of an Employee holding stock of the Corporation on the day of his death, the Employee's estate, successor or personal representative and any authorized transferee of such deceased Employee shall have the option to defer the purchase by the Corporation of its Common Stock to a date or dates later than that provided for in this subparagraph (D)(3) but prior to the January 10th next succeeding the fiscal year during which the Employee's death occurred.

    (d) Ownership of Excessive Amount. Upon a determination by the Board of Directors that the amount of Common Stock held by an Employee and/or his authorized transferee is excessive in view of the Corporation's policy that the level of an Employee's stock ownership should reflect certain factors, including but not limited to (i) the relative contribution of that Employee to the economic performance of the Corporation, (ii) the effort being put forth by such Employee, and/or (iii) the level of responsibility of such Employee, the Corporation shall have the option to purchase from such Employee and/or his authorized transferee an amount of Common Stock sufficient to decrease the amount of such stock owned by such Employee or his authorized transferee to an amount that the Board of Directors, in its sole discretion, believes is appropriate. In the event that the Corporation elects to exercise this option, it shall give the Employee and/or his authorized transferee written notice to that effect and the Employee and/or his authorized transferee shall sell and deliver the amount of stock specified in such notice to the Corporation within ten (10) days after the date of the notice, with payment to be made for such stock within sixty (60) days after the date of said notice, without interest.

    (e) Pledges. Notwithstanding anything contained in this subparagraph (D)(3) to the contrary, an Employee may pledge Common Stock for loans in connection with the ownership of the Corporation's stock.

    (f) Authorized Transferee. For purposes of this subparagraph (D)(3), the term "authorized transferee" shall mean any stockholder permitted to own stock of the Corporation pursuant to paragraph (D)(1) above.

    (g) Failures to Meet Time Limits. No failure by the Corporation, a stockholder, an authorized transferee, or the estate, successor, or personal representative of a stockholder to take any action within any time period prescribed by this subparagraph (D)(3) shall render the Common Stock of the Corporation transferable other than in conformance with the provisions of this subparagraph (D)(3) or preclude the Corporation from exercising its right to purchase any such stock.

    (4) Stock Price. The Corporation shall purchase or sell any share of Common Stock for a price equal to the Common Share Price. The consideration paid for such Common Stock shall be in cash or such other form as mutually agreed upon by the Corporation and the Common stockholder.

    (5) Limitations On Amount of Ownership. No more than ten (10%) percent of the shares of the Common Stock issued and outstanding shall at any time be owned of record, or voted, by or for the account of any one Employee as hereinbefore described. For purposes of calculation of said ten (10%) percent limitations Common Stock of the Corporation owned by an Employee's spouse, children, grandchildren, parents, grandparents and spouses of such persons (collectively, an Employee's "family members"), fiduciaries for the benefit of an Employee or his family members, fiduciaries for charities designated by an Employee or his family members, and any entity which an Employee or his family members have created or control, directly or indirectly, or in which an Employee or his family members have a beneficial or reversionary interest, shall be counted as being owned by the Employee. All calculations regarding the ten (10%) percent limitation (including both the numerator and denominator of the calculations) shall be on a fully diluted basis (i.e., all stock that in the future will be issued upon the conversion of any then-issued and outstanding Convertible Debentures of the Corporation shall be included in the calculations). The ten (10%) percent limitations shall be calculated as of the 1st day of January of each year, and any stockholder who owns more Common Stock than the ten (10%) percent limitation permits shall be so notified by the Corporation and shall, at the stockholder's option, be permitted to hold the excess stock until the next succeeding January 1, and on or before said January 1, the stockholder shall take the action described in subparagraph (D)(6) below
 .

    (6) Sales of Excess Stock. In the event that any stockholder through his own action or the action of others becomes an owner of more than ten (10%) percent, as defined in subparagraph (D)(5) above, of the Common Stock, he shall offer to the Corporation, and the Corporation shall purchase within sixty (60) days of such offer, at the price defined in subparagraph (D)(4) above, such amount of his stock that is in excess of said ten (10%) percent limitation. In the event that a stockholder shall fail to offer such stock to the Corporation within the period described in subparagraph (D)(5) above, the Corporation shall, within sixty (60) days following the end of such period, purchase such excess stock holdings.

    (7) Termination of Certain Owners. Any stockholder-Employee of the Corporation who owns two (2%) percent or more of the Common Stock issued and outstanding shall not be terminated from employment of the Corporation except by an affirmative vote of two-thirds of the whole Board of Directors. The Board of Directors shall have the right to reduce said two (2%) percent requirement in the by-laws of the Corporation to a lower percentage requirement by an affirmative vote of two-thirds of the whole Board of Directors. For purposes of calculation of this percentage requirement, the attribution rules specified in paragraph (D)(5) above regarding the ten (10%) percent limitation on ownership shall apply.

    (8) Suspension of Repurchase Duties. Notwithstanding anything in this ARTICLE SIXTH to the contrary, in the event that the Board of Directors determines that the Formula Value to be determined at the end of the fiscal year during which such determination is made is likely to be less than (i) the Formula Value determined at the end of the prior fiscal year less (ii) the aggregate amount of dividends declared on the Common Stock since the end of the prior fiscal year, the Board may suspend the Corporation's duty to repurchase shares of Common Stock in accordance with this paragraph (D)(8). Any such suspension shall not extend for a period longer than three hundred sixty-five
(365) days from the date of the Board's declaration of suspension. During any such suspension period, the Corporation shall not repurchase any shares of Common Stock tendered or required to be tendered for repurchase pursuant to the second sentence of subparagraph (D)(3)(a). During any such suspension period, the Corporation shall continue to repurchase Common Stock tendered to the Corporation pursuant to any other provision of this Certificate of Incorporation, but (a) payment for such repurchases shall not be required until sixty (60) days after the end of the suspension period, (b) such payment shall be made without interest, and (c) the repurchase price shall be the Common Share Price determined as of (i) the end of the prior fiscal year, in the case of a suspension period that ends before July 1 of the fiscal year, (provided that such computation of the Share Price shall be reduced by the amount of dividends per share declared on the Common Stock since the end of the prior fiscal year), or (ii) in the case of a suspension period that ends after June 30 of a fiscal year, the end of the fiscal year during which the suspension period ends.

    (E) Payments Where Stock Price Not Yet Computed. If the price at which the Corporation is to purchase stock pursuant to any provision in this Certificate of Incorporation has not been computed within the time period prescribed for payment for such stock because the preparation of the audited Consolidated Financial Statements of the Corporation and Consolidated Subsidiaries has not yet been completed, the Corporation shall, within the time period prescribed for payment for such stock, make an initial payment in an amount equal to the price that would have been paid for such stock if it had been purchased by the Corporation during the next preceding fiscal year. The balance shall be paid within ten (10) days after the date on which the price at which the Corporation is to purchase such stock has been computed. In the event that the price at which the Corporation is to purchase such stock is less than the amount paid by the Corporation, in the "initial payment" provided for in this paragraph (E), the Corporation shall be entitled to recover the difference between the two amounts. Such difference shall be paid by the person or entity to whom the Corporation made the "initial payment" within ten (10) days of the date of a written notice from the Corporation to pay such amount, without interest.

    (F) Ratification By Stockholders. Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders then entitled to vote at any annual meeting or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder entitled to vote at such meeting.

    (G) Meetings, Offices, and Books Outside State of Delaware. The stockholders and the Board of Directors may hold their meetings and the Corporation may have one or more offices outside of the State of Delaware, and subject to the provisions of the laws of said state, may keep the books of the Corporation outside of said state and at such places as may be from time to time designated by the Board of Directors.

    (H) Removal of Directors. At any meeting of the holders of the Common Stock called for the purpose, any one or more of the directors may, by a majority vote of the holders of the Common Stock at the time, be removed from office, with or without cause, and another director or other directors be elected by such majority vote of said holders of the Common Stock in the place or places of the person or persons so removed, to serve for the remainder of his or their term or terms, as the case may be; provided, however, that if less than all the directors are to be removed, no individual director shall be removed without cause when the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an annual election of all the directors.

    (I) By-Law Provisions for Conduct of Business. The Corporation may in its by-laws make any other provisions or requirements for the conduct of the business of the Corporation, provided the same be not inconsistent with the provisions of this Certificate of Incorporation, or contrary to the laws of the State of Delaware. The by-laws may be amended by affirmative vote of two-thirds of the whole Board of Directors or by affirmative vote of the holders of two-thirds of the Common Stock issued and outstanding

    (J) Requirements of Votes Greater Than Required By-Law. Whenever this Certificate of Incorporation contains provisions requiring for any corporate action the vote of a larger portion of the stock or a larger portion of the directors than is required by the General Corporation Law of the State of Delaware, the provisions of this Certificate of Incorporation shall govern and control.

    (K) Amendments of Certificate. Subject to any limitations herein contained, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or in any amendment thereto by an affirmative vote of the holders of two-thirds of the Common Stock issued and outstanding,, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto, are granted subject to this reservation; provided, however, that the provisions of this Certificate of Incorporation requiring for action by the stockholders a vote greater than such two-thirds vote shall not be amended except by such greater vote; and provided further that this Paragraph (K) shall not be amended except by an affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding.

                                ARTICLE SEVENTH

                            LIMITATION OF LIABILITY

    A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this ARTICLE SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE EIGHTH

                                  DEFINITIONS

    As used in this Certificate of Incorporation, the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

    "Formula Value" means the sum of:

    (a) the total stockholders' equity as shown on the consolidated balance sheet contained in the Consolidated Financial Statements of the Corporation and Consolidated Subsidiaries, prepared in conformity with generally accepted accounting principles applied on a consistent basis for the Corporation and its consolidated Subsidiaries as of the fiscal year end immediately preceding the date of determination (the "prior year end") and audited and certified by an independent firm of certified public accountants selected and engaged by the Board of Directors; minus

    (b) the sum of: (i) the book value of Property, Plant and Equipment as of the prior year end; plus (ii) the total stockholders' equity attributable to any issued and outstanding Preferred Stock, as reflected on the consolidated balance sheet, plus the amount of any accrued, accumulated and undeclared dividends thereon, all as of the date of determination.

    "Common Share Price" with respect to any share of Common Stock, means the amount determined by dividing:

    (a) the sum of (i) the Formula Value plus (ii) the face amount of any outstanding Convertible Debentures convertible into Common Stock , determined as of the fiscal year end immediately preceding the date of determination (the "prior year end"); by

    (b) the sum of (i) the total number of issued and outstanding shares of Common Stock, plus (ii) the total number of shares of Common Stock reserved for the conversion of outstanding Convertible Debentures convertible into Class C Stock, in each case determined as of the prior year end;

and deducting from the quotient (rounded to the nearest $0.05) the amount of any dividends per share declared on Common Stock subsequent to the prior year end.

    "Convertible Debenture" means any debenture or other instrument evidencing indebtedness of the Corporation convertible at any time into shares of the Common Stock.

    "Employee" means an individual employed by the Corporation, any Subsidiary or Twenty Percent Subsidiary or any joint venture in which the Corporation and/or any Subsidiary or Twenty Percent Subsidiary has a twenty percent or more interest. An Employee shall also include any person serving on the Board of Directors of the Corporation or of any Subsidiary; provided, however, that this provision shall be applicable only if such person shall have previously owned stock of the Corporation as an employee; and, provided further, that such person shall not be eligible to purchase additional stock of the Corporation.

    "Property, Plant and Equipment" means those assets included within such classification as reflected on the consolidated balance sheets contained as a part of the Consolidated Financial Statements of the Corporation and Consolidated Subsidiaries, that are utilized in or associated with the Corporation's ordinary and regular course of construction activities.

    "Subsidiary" means a corporation, partnership or other entity with respect to which the Corporation holds, directly or indirectly, at least a majority of the issued and outstanding capital stock or other equity interests, measured in terms of total dollar value if such entity has outstanding more than one class of capital stock or other equity interests.

    "Twenty Percent Subsidiary" means a corporation, partnership, or other entity with respect to which the Corporation owns, directly or indirectly, twenty percent or more of the issued and outstanding capital stock or other equity interests, measured in terms of total dollar value if such corporation, partnership or other entity has outstanding more than one class of capital stock or other equity interests.

    IN WITNESS WHEREOF, PKS Holdings, Inc. has caused this Restated Certificate of Incorporation, to be signed and attested by its duly authorized officers as
of the   day of           , 1997.

                                          PKS HOLDINGS, INC.

                                          By:
--------------------------------------------------------------------------------

                                             Kenneth E. Stinson, President

ATTEST:

By:
--------------------------------------

   Thomas C. Stortz, Secretary

                            PETER KIEWIT SONS', INC.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
    THE SPECIAL MEETING OF STOCKHOLDERS,                             , 1997

PROXY

    The undersigned hereby appoints                     ,
and                     , or any of them or their substitutes, as proxies, each
with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Peter Kiewit Sons', Inc. held of record by the undersigned at the close of
business on                         , 1997, at the Special Meeting of
Stockholders to be held                    ,                             , 1997,
or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting
and the Proxy Statement/Joint Prospectus, dated       , 1997.

/X/  PLEASE MARK YOUR

   VOTES AS IN THIS EXAMPLE.

                                                          FOR      AGAINST     ABSTAIN
1. Ratification of the decision of the Board of           / /        / /         / /
Directors of PKS (the "PKS Board") to separate the
construction business of PKS and the diversified
business of PKS into two independent companies. The
PKS Board would effect this separation by (i)
declaring a dividend of eight-tenths of one warrant
(a "Warrant") to purchase Class D Diversified Group
Convertible Exchangeable Common Stock, par value
$.0625 per share ("Class D Stock"), of PKS with
respect to each outstanding share of Class C
Construction & Mining Group Restricted Redeemable
Convertible Exchangeable Common Stock, par value
$.0625 per share ("Class C Stock") of PKS, and (ii)
causing each outstanding share of Class C Stock to be
mandatorily exchanged by resolution of the PKS Board
pursuant to existing provisions of the PKS Restated
Certificate of Incorporation (the "PKS Certificate")
for one share of Common Stock, par value $.01 per
share, of PKS Holdings, Inc., a newly formed, direct,
wholly owned subsidiary of PKS, to which the
eight-tenths of a Warrant would attach (collectively,
the "Transaction").

                                                          FOR      AGAINST     ABSTAIN

2. Approval of amendments of the PKS Certificate, to      / /        / /         / /
be implemented only if the Transaction is
consummated, to change the name of PKS to
"Diversified Holdings, Inc.", redesignate Class D
Stock as "Common Stock, par value $.01 per share",
modify the repurchase rights to which the holders of
Class D Stock are entitled, delete the provisions
regarding Class C Stock, add certain corporate
governance provisions and make certain other changes
described in the accompanying Proxy Statement/Joint
Prospectus.

SIGNATURE(S)                                              DATE
SIGNATURE(S)                                              DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such. Please mark, sign, date and return the proxy promptly in the enclosed postage paid envelope.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he or she in not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudicated to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

    Section 145 of the DGCL empowers a Delaware corporation to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against them incurred while acting in such capacities or arising out of their status as such.

    In accordance with Section 145 of the DGCL, Article Sixth of the PKS Certificate and Section 51 of the PKS By-laws provide that PKS shall indemnify each person who is or was a director, officer or employee of PKS (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of PKS as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b) and (c) of the DGCL or any successor statute. The indemnification provided by the PKS Certificate and the PKS By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Article [seventh] of the PKS Certificate provides that a director of PKS shall not be personally liable to PKS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to PKS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended further eliminating or limiting the personal liability of directors, then the liability of a director of PKS shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    The PKS Holdings Certificate and PKS By-laws will contain provisions with respect to the indemnification and limitation on liability of directors indentical to those included in the PKS Certificate and PKS By-laws.

    In accordance with Section 145 of the DGCL, pursuant to the Certificate Amendments, Article VIII of the Diversified Holdings Certificate and Article VIII the Diversified Holdings By-Laws will provide that Diversified Holdings shall indemnify each person who is or was a director, officer or employee of Diversified Holdings (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of Diversified Holdings as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification to be provided by the Diversified Holdings Certificate and the Diversified Holdings By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Diversified Holdings. The Diversified Holdings Certificate will further provide that a director of Diversified Holdings shall not be personally liable to Diversified Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Diversified Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Diversified Holdings shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    The Diversified Holdings By-Laws will provide that Diversified Holdings may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

ITEM 21.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    Exhibits

                                                                                                           SEQUENTIAL
 EXHIBIT NO.                                           DESCRIPTION                                          PAGE NO.
-----------------  -----------------------------------------------------------------------------------  -----------------

           2.1*    Form of Separation Agreement between PKS Holdings and PKS

           2.2     Form of Warrant Agreement

           3.1     Restated Certificate of Incorporation of PKS (incorporated by reference to Exhibit
                   3.1 to the PKS Annual Report on Form 10-K for the fiscal year ended December 28,
                   1996 which incorporates by reference Exhibit 3.1 to the PKS Annual Report on Form
                   10-K for the fiscal year ended December 28, 1991)

           3.2     Amended and Restated By-laws of PKS (incorporated by reference to Exhibit 3.4 to the PKS Annual Report on Form 10-K for the fiscal year ended December 28, 1996 which incorporates by reference Exhibit 3.4 to the PKS Annual Report on Form 10-K for the fiscal year ended December 26, 1992)

           3.3     Form of Proposed Second Restated Certificate of Incorporation of PKS (renamed
                   Diversified Holdings, Inc.) (included as Appendix E to the Proxy Statement/Joint
                   Prospectus contained herein)

           3.4*    Form of Proposed Amended and Restated By-laws of PKS

           3.5     Certificate of Incorporation of PKS Holdings

           3.6     By-laws of PKS Holdings

           3.7     Form of Proposed Restated Certificate of Incorporation of PKS Holdings (included as
                   Appendix D to the Proxy Statement/Joint Prospectus contained herein)

           3.8*    Form of Proposed Restated By-laws of PKS Holdings

           5 *     Opinion of Willkie Farr & Gallagher relating to legality of the PKS Holdings stock, the Warrants and the Diversified Holdings Stock issuable upon exercise of the
                   Warrants

          15       Letter of Coopers & Lybrand L.L.P. relating to unaudited pro forma financial information of PKS and Kiewit Construction and Mining Group

          23.1     Consent of Coopers & Lybrand L.L.P. relating to PKS and PKS Holdings financial statements

          23.2*    Consent of Willkie Farr & Gallagher (included in its opinion filed as Exhibit 5)

          23.3*    Consent of Gleacher NatWest, Inc.

          24 *     Powers of Attorney (included on signature pages)

          99.1*    Tax Allocation Agreement between PKS and PKS Holdings

          99.2*    Executive Retention Agreement among James Q. Crowe, PKS and KDG

          99.3     Consent of R. Douglas Bradbury

                                                                                                           SEQUENTIAL
 EXHIBIT NO.                                           DESCRIPTION                                          PAGE NO.
-----------------  -----------------------------------------------------------------------------------  -----------------
          99.4     Consent of Robert E. Julian

          99.5     Consent of David C. McCourt

          99.6     Consent of Michael B. Yanney

          99.7*    Opinion of Gleacher NatWest, Inc.

------------------------

*   To be Filed by Amendment

ITEM 22.       UNDERTAKINGS

    1. The undersigned registrants hereby undertake:

        a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    4. Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the joint prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    5. Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    6. Each of the undersigned registrants hereby undertakes that:

        a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by MFS pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska on August 29, 1997.

  PETER KIEWIT SONS', INC.                         PKS HOLDINGS, INC.

                /s/  MATTHEW J. JOHNSON                           /s/  THOMAS C. STORTZ
  By:                                              By:
        ----------------------------------------         ----------------------------------------
                   Matthew J. Johnson                                Thomas C. Stortz
                 Vice President--Legal                                Vice President

                PETER KIEWIT SONS', INC. DIRECTORS AND OFFICERS
                               POWER OF ATTORNEY

    Each of the undersigned officers and directors of Peter Kiewit Sons', Inc. hereby severally constitutes and appoints James Q. Crowe and Matthew J. Johnson and each of them as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ WALTER SCOTT, JR.       Chairman of the Board and     August 29, 1997
------------------------------    President
      Walter Scott, Jr.           (Principal Executive
                                  Officer and
                                  Principal Financial
                                  Officer)

   /s/ WILLIAM L. GREWCOCK      Vice Chairman and Director    August 29, 1997
------------------------------
     William L. Grewcock

    /s/ KENNETH E. STINSON      Executive Vice President      August 29, 1997
------------------------------    and Director
      Kenneth E. Stinson

    /s/ ERIC J. MORTENSEN       Controller                    August 29, 1997
------------------------------    (Principal Accounting
      Eric J. Mortensen           Officer)

      /s/ RICHARD GEARY         Director                      August 29, 1997
------------------------------
        Richard Geary

     /s/ RICHARD R. JAROS       Director                      August 29, 1997
------------------------------
       Richard R. Jaros

   /s/ GEORGE B. TOLL, JR.      Director                      August 29, 1997
------------------------------
     George B. Toll, Jr.

     /s/ RICHARD W. COLF        Director                      August 29, 1997
------------------------------
       Richard W. Colf

    /s/ BRUCE E. GREWCOCK       Director                      August 29, 1997
------------------------------
      Bruce E. Grewcock

     /s/ TAIT P. JOHNSON        Director                      August 29, 1997
------------------------------
       Tait P. Johnson

    /s/ ALLEN K. KIRKWOOD       Director                      August 29, 1997
------------------------------
      Allen K. Kirkwood

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
      /s/ JAMES Q. CROWE        Director                      August 29, 1997
------------------------------
        James Q. Crowe

   /s/ ROBERT B. DAUGHERTY      Director                      August 29, 1997
------------------------------
     Robert B. Daugherty

    /s/ CHARLES M. HARPER       Director                      August 29, 1997
------------------------------
      Charles M. Harper

    /s/ PETER KIEWIT, JR.       Director                      August 29, 1997
------------------------------
      Peter Kiewit, Jr.

                   PKS HOLDINGS, INC. DIRECTORS AND OFFICERS

                               POWER OF ATTORNEY

    Each of the undersigned officers and directors of PKS Holdings, Inc. hereby severally constitutes and appoints Kenneth E. Stinson and Thomas C. Stortz and each of them as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ WALTER SCOTT, JR.
------------------------------  Director                      August 29, 1997
      Walter Scott, Jr.

    /s/ KENNETH E. STINSON      President (Principal
------------------------------    Executive Officer) and      August 29, 1997
      Kenneth E. Stinson          Director

      /s/ RICHARD GEARY
------------------------------  Executive Vice President      August 29, 1997
        Richard Geary             and Director

   /s/ GEORGE B. TOLL, JR.
------------------------------  Executive Vice President      August 29, 1997
     George B. Toll, Jr.          and Director

    /s/ BRUCE E. GREWCOCK
------------------------------  Executive Vice President      August 29, 1997
      Bruce E. Grewcock           and Director

     /s/ THOMAS C. STORTZ
------------------------------  Vice President and            August 29, 1997
       Thomas C. Stortz           Director

SIGNATURE                                 TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ RICHARD W. COLF
------------------------------  Director                      August 29, 1997
       Richard W. Colf

     /s/ TAIT P. JOHNSON
------------------------------  Director                      August 29, 1997
       Tait P. Johnson

   /s/ ALLAN KEITH KIRKWOOD
------------------------------  Director                      August 29, 1997
     Allan Keith Kirkwood

   /s/ WILLIAM L. GREWCOCK
------------------------------  Director                      August 29, 1997
     William L. Grewcock

      /s/ JAMES Q. CROWE
------------------------------  Director                      August 29, 1997
        James Q. Crowe

    /s/ PETER KIEWIT, JR.
------------------------------  Director                      August 29, 1997
      Peter Kiewit, Jr.

      /s/ KENNETH JANTZ         Vice President and
------------------------------    Treasurer (Principal        August 29, 1997
        Kenneth Jantz             Accounting Officer)

      /s/ STEPHEN SHARPE
------------------------------  Vice President (Principal     August 29, 1997
        Stephen Sharpe            Financial Officer)

                                 EXHIBIT INDEX

                                                                                                           SEQUENTIAL
 EXHIBIT NO.                                           DESCRIPTION                                          PAGE NO.
-----------------  -----------------------------------------------------------------------------------  -----------------

           2.1*    Form of Separation Agreement between PKS Holdings and PKS

           2.2     Form of Warrant Agreement

           3.1     Restated Certificate of Incorporation of PKS (incorporated by reference to Exhibit
                     3.1 to the PKS Annual Report on Form 10-K for the fiscal year ended December 28,
                     1996 which incorporates by reference to Exhibit 3.1 to the PKS Annual Report on
                     Form 10-K for the fiscal year ended December 28, 1991)

           3.2     Amended and Restated By-laws of PKS (incorporated by reference to Exhibit 3.4 to the PKS Annual Report on Form 10-K for the fiscal year ended December 28, 1996 which incorporates by reference to Exhibit 3.4 to the PKS Annual Report on Form
                     10-K for the fiscal year ended December 26, 1992)

           3.3     Form of Proposed Second Restated Certificate of Incorporation of PKS (renamed
                     Diversified Holdings, Inc.) (included as Appendix E to the Proxy Statement/Joint
                     Prospectus contained herein)

           3.4*    Form of Proposed Amended and Restated By-laws of PKS

           3.5     Certificate of Incorporation of PKS Holdings

           3.6     By-laws of PKS Holdings

           3.7     Form of Proposed Restated Certificate of Incorporation of PKS Holdings (included as
                     Appendix D to the Proxy Statement/Joint Prospectus contained herein)

           3.8*    Form of Proposed Restated By-laws of PKS Holdings

           5 *     Opinion of Willkie Farr & Gallagher relating to legality of the PKS Holdings stock, the Warrants and the Diversified Holdings Stock issuable upon exercise of the
                     Warrants

          15       Letter of Coopers & Lybrand L.L.P. relating to unaudited pro forma financial information of PKS and Kiewit Construction and Mining Group

          23.1     Consent of Coopers & Lybrand L.L.P. relating to PKS and PKS Holdings financial statements

          23.2*    Consent of Willkie Farr & Gallagher (included in its opinion filed as Exhibit 5)

          23.3*    Consent of Gleacher NatWest, Inc.

          24 *     Powers of Attorney (included on signature pages)

          99.1*    Tax Allocation Agreement between PKS and PKS Holdings

          99.2*    Executive Retention Agreement among James Q. Crowe, PKS and KDG

          99.3     Consent of R. Douglas Bradbury

          99.4     Consent of Robert E. Julian

          99.5     Consent of David C. McCourt

          99.6     Consent of Michael B. Yanney

          99.7*    Opinion of Gleacher NatWest, Inc.

------------------------

*   To be Filed by Amendment